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As filed with the Securities and Exchange Commission on January 27, 2004

Registration No. 333-110362

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2
TO
FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Celestica Inc.
(Exact name of Registrant as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	3342 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number)
1150 Eglinton Avenue East Toronto, Ontario M3C 1H7 Canada (416) 448-5800 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Kaye Scholer LLP
Attention: Managing Attorney
425 Park Avenue
New York, New York 10022
(212) 836-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Lynn Toby Fisher, Esq. Joel I. Greenberg, Esq. Kaye Scholer LLP 425 Park Avenue New York, New York 10022 (212) 836-8000	Jay E. Bothwick, Esq. Thomas S. Ward, Esq. Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000

Approximate date of commencement of proposed sale to the public:
Upon completion of the merger described herein. ☐

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If the form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If the form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities Exchange Commission, acting pursuant to said Section 8(a), may determine.

        The information in this proxy statement/prospectus is not complete and may be changed. Celestica may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        Subject to completion, dated January 27, 2004

[MSL LOGO]	[CLS LOGO]
PROXY STATEMENT	PROSPECTUS

February        , 2004

        Manufacturers' Services Limited ("MSL") cordially invites you to attend a special meeting of stockholders of MSL to be held on    ,            , 2004, at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. At the special meeting, MSL will ask you to consider and vote upon a proposal to adopt the merger agreement that we entered into on October 14, 2003 with Celestica Inc. ("Celestica") and its wholly-owned subsidiary, MSL Acquisition Sub Inc. The merger agreement provides for the merger of MSL with and into a wholly-owned subsidiary of Celestica, with Celestica's wholly-owned subsidiary surviving.

        At the completion of the merger, each share of MSL common stock will be converted into the right to receive 0.375 of a Celestica subordinate voting share, subject to adjustment as described below. Celestica subordinate voting shares are listed and traded on The New York Stock Exchange and the Toronto Stock Exchange under the symbol "CLS". The holders of shares of MSL Series A and Series B preferred stock will be entitled to receive, at the stockholder's election, either cash or Celestica subordinate voting shares, in accordance with the terms of the preferred stock and the merger agreement.

        The share exchange ratio will be adjusted, if necessary, to ensure that the value of the consideration received for each share of MSL common stock will be not less than $6.00 and not more than $7.25. At the time you vote at the special meeting you may not know how many Celestica subordinate voting shares you will receive in the merger. The closing price of Celestica subordinate voting shares on The New York Stock Exchange on February    , 2004 was $            . If the merger had been consummated on that date, the share exchange ratio would have been 0.        of a Celestica subordinate voting share, or an equivalent of $            (based on such closing price), for each share of MSL common stock.

        MSL's board of directors recommends that you vote "FOR" adoption of the merger agreement at the special meeting. Whether or not you plan to attend the special meeting, please take the time to vote by completing, signing, dating and mailing the enclosed proxy card to MSL.

        The proxy statement/prospectus provides you with detailed information about the proposed merger and related matters. We encourage you to read carefully the entire proxy statement/prospectus, including the annexes. Please pay particular attention to the risk factors beginning on page 14 of this proxy statement/prospectus for a discussion of the description of risks related to the merger.

This proxy statement/prospectus constitutes an offering of Celestica subordinate voting shares. Celestica has two classes of common equity shares, the subordinate voting shares being offered hereby and multiple voting shares. The multiple voting shares are identical to the subordinate voting shares, except that (1) each subordinate voting share is entitled to one vote and each multiple voting share is entitled to 25 votes and (2) each multiple voting share is convertible into one subordinate voting share at any time at the option of the holder, and automatically in certain other circumstances. Based on a 0.375 share exchange ratio, up to 20,551,647 subordinate voting shares would be issued in connection with the merger, including shares issuable upon the exercise of MSL options and warrants outstanding and assuming all holders of Series A and Series B preferred stock elect to receive subordinate voting shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Celestica subordinate voting shares to be issued in the merger or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

        This document is dated February    , 2004 and is first being mailed to MSL stockholders on or about February    , 2004.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

MANUFACTURERS' SERVICES LIMITED
300 BAKER AVENUE
CONCORD, MA 01742

        NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
To be Held on                        , 2004 at 10:00 a.m., local time

To the Stockholders of Manufacturers' Services Limited:

        Notice is hereby given that a special meeting of the stockholders of Manufacturers' Services Limited, a Delaware corporation ("MSL"), will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 on            ,                         , 2004, 10:00 a.m., local time, for the following purpose:

        To consider and vote upon a proposal to adopt the merger agreement by and among Celestica Inc. ("Celestica"), MSL Acquisition Sub Inc., a wholly-owned subsidiary of Celestica, and MSL, pursuant to which MSL will be merged with and into the wholly-owned subsidiary of Celestica. Under the merger agreement, each outstanding share of MSL common stock will be converted into the right to receive 0.375 of a Celestica subordinate voting share, subject to adjustment as described below. In addition, each share of outstanding MSL Series A and Series B preferred stock will be entitled to receive, at the stockholder's election, either (a) $52.50 per share, plus accrued but unpaid dividends payable in cash or (b) a number of Celestica subordinate voting shares equal to 0.375 times the number of shares of MSL common stock into which the MSL Series A and Series B stock may be converted, subject to adjustment as described below, plus, in the case of holders of Series B preferred shares electing to receive Celestica subordinate voting shares, a "make-whole" payment of $2.25 per share payable, at the option of MSL as directed by Celestica, in either cash or Celestica subordinate voting shares. The share exchange ratio will be adjusted, if necessary, to ensure that the value of the consideration received for each share of MSL common stock (based on the 20 consecutive trading day volume weighted average NYSE closing price of the Celestica subordinate voting shares determined on the third business day prior to the completion of the transaction) will be not less than $6.00 and not more than $7.25.

        No other business will be transacted at the special meeting, other than possible adjournments or postponements of the special meeting.

        Holders of record of shares of MSL common stock, Series A preferred stock and Series B preferred stock at the close of business on Monday, February 2, 2004, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

        Your vote is very important. MSL cannot complete the proposed merger unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the voting power of the shares of MSL capital stock outstanding at the close of business on the record date.

        This notice is accompanied by a form of proxy and a proxy statement containing more detailed information with respect to the matters to be considered at the special meeting, including a copy of the merger agreement. You should not send any certificates representing your MSL common stock, Series A preferred stock or Series B preferred stock with your proxy.

        Whether or not you plan to attend the special meeting, please sign, date and return the enclosed proxy card. Executed proxies with no instructions indicated thereon will be voted "FOR" the adoption of the merger agreement. Even if you have returned your proxy, you may still vote in person if you attend the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain from the record holder a proxy issued in your name. If you fail to return your proxy or to vote in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting, and will effectively be counted as a vote against the adoption of the merger agreement.

By order of the Board of Directors,
Alan R. Cormier Secretary

Concord, Massachusetts
February            , 2004

        No person is authorized in connection with any offering made by this proxy statement/prospectus to give any information or make any representation not contained in, or incorporated by reference into, this proxy statement/prospectus. If given or made, any such information or representation must not be relied on as having been authorized by Celestica or MSL. This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement/prospectus nor any distribution of securities pursuant to this proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement/prospectus by reference or in our affairs since the date of this proxy statement/prospectus.

i

Delisting and Deregistration of MSL Common Stock After the Merger	77
Restrictions on Sales of Celestica Subordinate Voting Shares Received in the Merger	77
Appraisal Rights for MSL Series A and Series B Preferred Stock; No Appraisal Rights for MSL Common Stock	77
THE MERGER AGREEMENT	78
Structure of the Merger	78
Completion and Effectiveness of the Merger	78
Conversion of MSL Common Stock and Series A and Series B Preferred Stock in the Merger	78
Fractional Shares	80
Stock Elections Relating to MSL Preferred Stock	80
Exchange of Stock Certificates	80
Dissenting Shares	81
Distributions with Respect to Unexchanged Shares	81
Transfers of Ownership and Lost Stock Certificates	81
Representations and Warranties	82
MSL's Conduct of Business Before Completion of the Merger	84
MSL Prohibited from Soliciting Other Offers	85
Obligations of the MSL Board of Directors with Respect to Its Recommendation and Holding a Meeting of MSL's Stockholders	87
Treatment of MSL Stock Options and Warrants	87
Treatment of Rights under the MSL Employee Stock Purchase Plan	88
Treatment of MSL Employees	88
Director and Officer Indemnification and Insurance	88
Regulatory Filings; Antitrust Matters; Reasonable Efforts to Obtain Regulatory Approvals	89
Limitation on Efforts to Obtain Regulatory Approvals	89
Conditions to Completion of the Merger	90
Definition of Material Adverse Effect	92
Termination of the Merger Agreement	93
Payment of Expenses and Termination Fee	95
Extension, Waiver and Amendment of the Merger Agreement	96
THE STOCKHOLDER AGREEMENTS	96
COMPARISON OF CELESTICA AND MSL STOCKHOLDERS' RIGHTS	99
APPRAISAL RIGHTS FOR MSL PREFERRED STOCK	117
FUTURE MSL STOCKHOLDER PROPOSALS	120
LEGAL MATTERS	120
EXPERTS	121
WHERE YOU CAN FIND MORE INFORMATION	121
ANNEX A: Agreement and Plan of Merger	A-1
ANNEX B-1: Stockholder Agreement among Celestica, Merger Sub and Institutional Stockholders	B-1-1
ANNEX B-2: Form of Stockholder Agreement among Celestica, Merger Sub and Executives of MSL	B-2-1
ANNEX C: Opinion of Credit Suisse First Boston LLC	C-1
ANNEX D: Opinion of Sonenshine Pastor Advisors LLC	D-1
ANNEX E: Section 262 of the Delaware General Corporation Law	E-1

        All dollar amounts in this proxy statement/prospectus are expressed in United States dollars, except where indicated otherwise. In this proxy statement/prospectus, all references to "$" are to U.S. dollars.

        Canada has no system of exchange controls. There are no Canadian restrictions on the repatriation of capital or earnings of a Canadian public company to non-resident investors. There are no laws of Canada or exchange restrictions affecting the remittance of dividends, interest, royalties or similar payments to non-resident holders of Celestica's securities, except as described under "The Merger—Principal Canadian Federal Income Tax Considerations" beginning on page 74 of this proxy statement/prospectus.

ii

        This proxy statement/prospectus incorporates important business and financial information about Celestica and MSL from documents that each company has filed with the Securities and Exchange Commission but that have not been included in or delivered with this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see the section entitled "Where You Can Find More Information" beginning on page 121 of this proxy statement/prospectus.

        Celestica will provide you with copies of this information relating to Celestica (excluding all exhibits unless Celestica has specifically incorporated by reference an exhibit in this proxy statement/prospectus), without charge, upon written or oral request to:

Celestica Inc.
1150 Eglinton Avenue East
Toronto, Ontario M3C 1H7
Canada
Attention: Investor Relations
(416) 448-2211

        MSL will provide you with copies of this information relating to MSL (excluding all exhibits unless MSL has specifically incorporated by reference an exhibit in this proxy statement/prospectus), without charge, upon written or oral request to:

Manufacturers' Services Limited
300 Baker Avenue
Suite 106
Concord, Massachusetts 01742
Attention: Investor Relations
(978) 371-5495

        In order to receive timely delivery of the documents, you must make your requests no later than             , 2004.

iii

QUESTIONS AND ANSWERS REGARDING THE MERGER

        The following is important information in a question-and-answer format regarding the special meeting and this proxy statement/prospectus.

General Questions and Answers

Q:
Why am I receiving this proxy statement/prospectus?

A:
Celestica has agreed to acquire MSL under the terms of a merger agreement that is described in this proxy statement/prospectus. Please see the section entitled "The Merger Agreement" beginning on page 78 of this proxy statement/prospectus. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.

  In order to complete the merger, MSL stockholders must adopt the merger agreement, and all other conditions to the merger must be satisfied or waived. MSL will hold a special meeting of its stockholders to obtain this stockholder approval. This proxy statement/prospectus contains important information about the merger agreement, the merger and the special meeting, and you should read it carefully. The enclosed voting materials for the special meeting allow you to vote your shares of MSL common stock, Series A preferred stock and Series B preferred stock without attending the special meeting. Stockholders of Celestica are not required to approve the merger, the issuance of Celestica subordinate voting shares in the merger or any matter relating to the merger. Accordingly, Celestica will not hold a special meeting of its stockholders in connection with the merger.

Q:
What is a subordinate voting share?

A:
A subordinate voting share is a share of common stock of Celestica that has the right to one vote per share. The subordinate voting shares are listed on The New York Stock Exchange and the Toronto Stock Exchange under the symbol "CLS." Celestica also has multiple voting shares, which are common stock with the right to 25 votes per share. The multiple voting shares are all held by Onex Corporation and its affiliates and represent approximately 85% of the voting interest in Celestica prior to the completion of the merger.

Q:
What should I do now?

A:
Please carefully review this proxy statement/prospectus and, whether or not you plan to attend the special meeting, vote each proxy card and voting instruction card you receive as soon as possible.

Q:
If I hold MSL Series A or Series B preferred stock, how do I make an election to receive Celestica subordinate voting shares in the merger?

A:
If you are a holder of Series A or Series B preferred stock, you may make an election to receive the merger consideration relating to your MSL preferred stock in Celestica subordinate voting shares rather than in cash, as described above, by completing, signing, dating and returning the stock election form in the pre-addressed envelope provided with these voting materials. For your election to be considered a "valid stock election", your properly completed and signed stock election form must be actually received by MSL prior to the completion of the merger. We anticipate that the merger will be completed immediately following the MSL special meeting. For further information on making a valid stock election, please see the section entitled "The Merger Agreement—Stock Elections Relating to MSL Preferred Stock" beginning on page 80 of this proxy statement/prospectus.

Q:
Do I need to send in my MSL stock certificate now?

A:
No. You should not send in your MSL stock certificates now. Following the merger, a letter of transmittal will be sent to MSL stockholders informing them where to deliver their MSL stock certificates in order to receive Celestica subordinate voting shares, the cash consideration and any cash in lieu of a fractional Celestica subordinate voting share. You should not send in your MSL stock certificates before receiving this letter of transmittal.

Q:
As an MSL stockholder, will I be able to trade the Celestica subordinate voting shares I receive in connection with the merger?

A:
The Celestica subordinate voting shares issued in connection with the merger will be freely tradable, unless you are an "affiliate" of MSL, as defined in the Securities Act of 1933, as amended. If you are an affiliate of MSL, you will be required to comply with the applicable restrictions of Rule 145 of the Securities Act in order to resell the Celestica subordinate voting shares you receive in the merger. You will be notified if you are an affiliate of MSL.

Q:
What periodic reports can I expect to receive as a Celestica shareholder?

A:
As a foreign private issuer, Celestica is not required to file with the Securities and Exchange Commission an annual report on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K. Instead, Celestica files an annual report on Form 20-F and furnishes reports on Form 6-K; Celestica generally is required to furnish a Form 6-K when it discloses material information, as required under Canadian law, or distributes information to its shareholders.

  After the merger, you will receive the same periodic reports that Celestica currently provides to its shareholders under Canadian law and the U.S. securities laws. These reports include annual reports (which include audited annual consolidated financial statements prepared in accordance with Canadian GAAP with a reconciliation to U.S. GAAP), unaudited quarterly consolidated financial statements (unless you notify Celestica of your desire not to receive these reports) and proxy statements and related materials for annual and special meetings of Celestica shareholders.

Questions and Answers About the MSL Special Meeting

Q:
When and where will the MSL special meeting of stockholders be held?

A:
The special meeting will take place on            , 2004, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, commencing at 10:00 a.m., local time.

Q:
How can I vote?

A:
If you are a stockholder of record, you may submit a proxy for the special meeting by completing, signing, dating and returning the proxy card in the pre-addressed envelope provided.

  If you hold your shares of MSL common stock in a stock brokerage account or if your shares are held by a bank or nominee (i.e., in "street name"), you must provide the record holder of your shares with instructions on how to vote your shares. Please check the voting instruction card included by your broker or nominee for directions on providing instructions to vote your shares.

  If you are a stockholder of record, you may also vote at the special meeting. If you hold shares in street name, you may not vote in person at the special meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:
How will my proxy be exercised with respect to the proposal regarding the merger?

A:
All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to the possible adjournment of the special meeting or the merger proposal, the shares will be voted in accordance with the specification so made.

Q:
Will any other business be conducted at the special meeting?

A:
No business will be considered at the special meeting other than the merger proposal described in this proxy statement/prospectus.

Q:
What happens if I do not indicate how to vote on my proxy card?

A:
If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote "FOR" adoption of the merger agreement.

Q:
What happens if I do not return a proxy card or vote?

A:
If you do not sign and send in your proxy card or vote at the special meeting, or if you mark the "ABSTAIN" box on the proxy card, it will have the same effect as a vote against the adoption of the merger agreement.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will vote your shares only if you provide instructions on how to vote. Therefore, you should be sure to provide your broker with instructions on how to vote your shares. Without instructions, your shares will not be voted, which will have the effect of a vote against the adoption of the merger agreement.

Q:
What should I do if I receive more than one set of voting materials?

A:
Please complete, sign, date and return each proxy card and voting instruction card you receive. You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If your shares are held in more than one name, you will receive more than one proxy or voting instruction card.

Q:
May I change my vote after I have mailed my signed proxy or voting instruction card?

A:
Yes. If you have completed a proxy, you may change your vote at any time before your proxy is voted at the MSL special meeting of stockholders. You can do this one of three ways:

  •
  First, you can send a written, dated notice to the Secretary of MSL stating that you would like to revoke your proxy;

  •
  Second, you can complete, date and submit a new, later-dated proxy card; or

  •
  Third, you can attend the special meeting and vote in person. Your attendance alone will not revoke your proxy.

  If you have instructed a broker or bank to vote your shares of MSL capital stock by executing a voting instruction card, you must follow the directions received from your broker or bank to change your instructions.

Q:
Who can answer my questions about the merger or MSL's special meeting of stockholders?

A:
If you would like additional copies of this proxy statement/prospectus without charge or if you have questions about the merger or MSL's special meeting of stockholders, including the procedures for voting your shares, you should contact:

Manufacturers' Services Limited
300 Baker Avenue
Suite 106
Concord, Massachusetts 01742
Attention: Investor Relations
(978) 371-5495

SUMMARY

        This summary highlights information found in greater detail elsewhere in this proxy statement/ prospectus. For a more complete description of the legal terms of the merger, we urge you to carefully read the entire proxy statement/prospectus (including the annexes) and the documents to which we have referred you before you decide how to vote and, if you hold MSL preferred stock, whether to elect to receive Celestica subordinate voting shares rather than cash in the merger. For instructions on how to obtain additional information regarding Celestica and MSL, please see the section entitled "Where You Can Find More Information" beginning on page 121 of this proxy statement/prospectus.

The Companies

Manufacturers' Services Limited
300 Baker Avenue
Suite 106
Concord, Massachusetts 01742
(978) 287-5630

        Manufacturers' Services Limited, or MSL, is a leading global provider of advanced electronics manufacturing services, or EMS, to original equipment manufacturers, or OEMs. MSL has developed relationships with leading OEMs in a diverse range of industries, including industrial equipment, commercial avionics, retail infrastructure, medical products, voice and data communications, network storage, office equipment, computers, computer peripherals and consumer electronics. MSL provides OEMs with a range of integrated supply chain solutions designed to address all states of its customers' product life cycle, including engineering and design, new product introduction, global supply chain management, printed circuit board assembly, high speed automated manufacturing, final product assembly including configure-to-order and build-to-order, integration and testing of complex systems, fulfillment and distribution, and after market services.

        MSL was incorporated on December 1, 1994 under the Delaware General Corporation Law.

Celestica Inc.
1150 Eglinton Avenue East
Toronto, Ontario M3C IH7
Canada
(416) 448-5800

        Celestica Inc., or Celestica, is a world leader in the delivery of innovative electronics manufacturing services. Celestica operates a highly sophisticated global manufacturing network with operations in Asia, Europe and the Americas, providing a broad range of services to leading original equipment manufacturers. A recognized leader in quality, technology and supply chain management, Celestica provides a competitive advantage to its customers by improving their time-to-market, scalability and manufacturing efficiency.

        Celestica was incorporated on September 27, 1996 under the Business Corporations Act (Ontario).

MSL Acquisition Sub Inc.
1150 Eglinton Avenue East
Toronto, Ontario M3C 1H7
Canada
(416) 448-5800

        MSL Acquisition Sub Inc., or Merger Sub, was incorporated on October 14, 2003, under the Delaware General Corporation Law, for the purpose of effecting the merger. Merger Sub is a wholly-owned subsidiary of Celestica.

The Merger

        For more information on the terms of the merger, please see "The Merger Agreement" beginning on page 78 of this proxy statement/prospectus.

        The Agreement and Plan of Merger, dated as of October 14, 2003, among Celestica, Merger Sub and MSL is attached as Annex A to this proxy statement/prospectus. We encourage you to read the merger agreement. It is the legal document governing the merger.

        As a result of the merger, MSL will be merged into Merger Sub, with Merger Sub surviving as a wholly-owned subsidiary of Celestica. Holders of MSL common stock will receive Celestica subordinate voting shares. Holders of Series A and Series B preferred stock will receive cash or, at their election, Celestica subordinate voting shares and, in certain circumstances, cash.

Reasons for the Merger

        The board of directors of MSL, or the MSL board, believes the merger may result in a number of benefits to MSL's stockholders, including, among other benefits:

  •
  The combined company will have broader geographic reach and will be more diversified and better positioned to capitalize on market opportunities resulting from its greater scale, and MSL stockholders will have the opportunity to participate in the potential for growth of the combined company after the merger through their ownership of Celestica subordinate voting shares.

  •
  MSL stockholders will have the opportunity to attain greater stockholder liquidity through ownership of Celestica subordinate voting shares than they have in their MSL capital stock.

  •
  The merger will be treated as a reorganization for tax purposes.

        To review the background and reasons for the merger in greater detail, as well as the risks of the merger, please see "The Merger—Background of the Merger" beginning on page 44 of this proxy statement/prospectus, "—MSL's Reasons for the Merger" beginning on page 49 of this proxy statement/prospectus,
"—Recommendation of the Merger by the MSL Board of Directors" beginning on page 52 of this proxy statement/prospectus, "—Celestica's Reasons for the Merger" on page 63 of this proxy statement/prospectus and "Risk Factors—Risks Related to the Merger" beginning on page 14 of this proxy statement/prospectus.

MSL Special Meeting

Date, Time and Place of MSL Special Meeting

        The MSL special meeting of stockholders will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on                         , 2004 at 10:00 a.m. local time.

Purpose

        The purpose of the MSL special meeting is to adopt the merger agreement. MSL stockholders may also consider and vote upon such other matters as may be properly brought before the MSL special meeting or any adjournments thereof.

Record Date and Outstanding Shares

        Only stockholders of record of MSL common stock, MSL Series A preferred stock and MSL Series B preferred stock as of the close of business on February 2, 2004, the record date, are entitled to notice of, and to vote at, the MSL special meeting. As of the record date, there were approximately    holders of record holding an aggregate of                        shares of MSL common stock,                         holders of record holding an aggregate of 830,000 shares of Series A preferred stock and            holders of record holding an aggregate of 500,000 shares of Series B preferred stock.

        On or about February     , 2004, this proxy statement/prospectus, which includes a notice meeting the requirements of Delaware law, is being mailed to all MSL stockholders of record as of the record date.

Vote Required

        In order to adopt the merger agreement, the holders of shares of MSL common stock, Series A preferred stock and MSL Series B preferred stock, voting together as a single class, representing a majority of the votes entitled to be cast at the MSL special meeting, must be present in person or represented by proxy and vote "FOR" the adoption of the merger agreement.

Share Ownership of Management and Certain Holders

        As of the record date, the directors and executive officers of MSL, as a group, held together with their affiliates approximately 41.5% of the outstanding MSL common stock, on an as-converted basis and approximately 41.5% of the votes entitled to be cast on the merger proposal. See "—Stockholder Agreements", below.

        See "—Ownership of Celestica Following the Merger", on page 13, for information on Celestica shares owned by its directors, executive officers and their affiliates.

Recommendation of MSL Board of Directors

        The MSL board has unanimously approved the merger agreement and the transactions contemplated thereby and has determined that the merger is advisable and in the best interests of MSL and its stockholders. After careful consideration, the MSL board unanimously recommends a vote "FOR" the adoption of the merger agreement.

Voting and Solicitation

        At the MSL special meeting, each stockholder is entitled to one vote for each share of common stock, and a number of votes for the holder's shares of Series A preferred stock and Series B preferred stock equal to the number of shares of common stock into which the preferred stock is convertible. The holders of a majority of the shares of MSL common stock and preferred stock, on an as-converted basis, issued and outstanding and entitled to vote, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the MSL special meeting.

        Shares that are voted "FOR," "AGAINST" or "ABSTAIN" with respect to a matter are treated as being present at the MSL special meeting for purposes of establishing a quorum. For purposes of obtaining the required vote of a majority of the votes entitled to be cast to adopt the merger agreement, the effect of an abstention or a broker non-vote is the same as a vote against the proposal.

        All valid proxies received prior to the MSL special meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice ("FOR," "AGAINST" or "ABSTAIN") with respect to the possible adjournment of the special meeting or the proposal to adopt the merger agreement, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted "FOR" the adoption of the merger agreement (other than instances of broker non-votes, which will not be voted).

        The cost of this solicitation will be borne by MSL. In addition, MSL may reimburse brokerage firms, banks and other fiduciaries representing owners of MSL capital stock for expenses incurred in forwarding solicitation material to the beneficial owners. Proxies also may be solicited by certain of MSL's directors, officers and regular employees, personally or by telephone or telecopier. These persons will not receive additional compensation, but may be reimbursed for reasonable out-of-pocket expenses.

Stockholder Agreements

        As of the date of the merger agreement, certain affiliated stockholders of MSL owned 16,353,979 outstanding shares of MSL common and 300,000 shares of Series A preferred stock (which are convertible into approximately 2,331,000 shares of MSL common stock), representing approximately 41.4% of the votes entitled to be cast on the merger proposal. These MSL stockholders, referred to together as the institutional stockholders, have agreed with Celestica and Merger Sub that they will vote their shares of MSL common stock and Series A preferred stock, together with any shares of MSL common stock or preferred stock they may subsequently acquire, in favor of adoption of the merger agreement. In addition, the institutional stockholders have agreed to vote against any proposal that would result in a breach by MSL of the merger agreement or any other action or agreement that would be reasonably likely to impede, interfere with or delay the merger.

        In addition, some executives of MSL who own, in the aggregate, 18,478 shares of MSL common stock, have each agreed that they will vote their shares of MSL common stock, together with any shares of MSL common stock they may subsequently acquire, in favor of adoption of the merger agreement. These management stockholders have also agreed to vote against any proposal that would result in a breach by MSL of the merger agreement and any other action or agreement that would be reasonably likely to impede, interfere with or delay the merger.

        The institutional stockholders have granted proxies to Celestica to vote all of their shares of MSL capital stock with respect to these matters. The proxies cannot be revoked. At October 14, 2003, these proxies represented approximately 41.4% of the votes entitled to be cast on the merger proposal.

        The institutional stockholders have each also granted to Celestica an option to purchase a portion of their shares of MSL common stock, totaling 13,525,328 shares of MSL common stock, at an exercise price of $6.5992, payable in cash, for each share of MSL common stock. The options are exercisable by Celestica only if the merger agreement is terminated because the MSL board has authorized another acquisition proposal.

        These agreements, referred to collectively as the stockholder agreements, which include the related irrevocable proxies and options, are included as Annexes B-l and B-2 to this proxy statement/ prospectus. For more information on the stockholder agreements, please see "The Stockholder Agreements" beginning on page 96 of this proxy statement/prospectus.

Opinions of MSL's Financial Advisors

        In connection with the merger, Credit Suisse First Boston LLC and Sonenshine Pastor Advisors LLC delivered written opinions to the MSL board as to the fairness, from a financial point of view, to the holders of MSL common stock (other than, in the case of Credit Suisse First Boston's opinion, private equity funds affiliated with Credit Suisse First Boston and those holders of MSL common stock who have entered into stockholder agreements in connection with the merger and their respective affiliates) of the share exchange ratio provided for in the merger. The full text of the written opinions of Credit Suisse First Boston and Sonenshine Pastor, each dated October 14, 2003, are attached to this proxy statement/prospectus as Annex C and Annex D, respectively. We encourage you to read these opinions carefully in their entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. Each of the written opinions of Credit Suisse First Boston and Sonenshine Pastor was provided to the MSL board in connection with its evaluation of the share exchange ratio, does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to any matters relating to the merger. For more information, please see "The Merger—Opinions of MSL's Financial Advisors" beginning on page 52 of this proxy statement/prospectus.

Interests of Certain Persons in the Merger

        MSL stockholders should note that certain members of MSL management and the MSL board have interests in the merger as employees and/or directors that may be different from, or in addition to, your interests as a stockholder. Options held by directors and executive officers to purchase, in the aggregate, approximately 1,400,000 shares of MSL common stock, at prices ranging from $3.90 to $20.00 per share, will vest as a result of the merger. In addition, the executive officers will be entitled to receive payments totaling approximately $10.7 million if their employment is terminated under certain circumstances after the merger. MSL has made payments to executive officers totalling $1.8 million for amounts due under these change-in-control provisions. Celestica is obligated to reimburse MSL for these payments if the merger agreement is terminated under certain circumstances. If Celestica and MSL complete the merger, Celestica will continue certain indemnification arrangements for persons serving as directors and officers of MSL at the time of the merger. Celestica will also maintain a policy of directors' and officers' liability insurance for the benefit of those persons for six years after the merger. Celestica has had discussions with several of MSL's executive officers concerning their employment opportunities with Celestica after the merger. Celestica has entered into an employment agreement with John Boucher and continues its discussions with Robert C. Bradshaw regarding employment with Celestica following completion of the merger. For more information, please see "The Merger—Interests of MSL's Directors and Executive Officers in the Merger" beginning on page 64 of this proxy statement/prospectus.

When the Merger Will Occur

        Unless Celestica and MSL otherwise agree, the merger will take place no later than the fifth business day after all of the conditions to closing contained in the merger agreement have been satisfied or waived. Assuming that both companies satisfy or waive all of the conditions in the merger agreement, we anticipate that the merger will occur immediately following the special meeting. For more information on conditions to the merger, please see "The Merger Agreement—Conditions to Completion of the Merger" beginning on page 90 of this proxy statement/prospectus. We sometimes refer to the time when the merger is completed as the "effective time" of the merger.

What MSL Stockholders Will Receive in the Merger

MSL Common Stock

        If MSL stockholders adopt the merger agreement, holders of MSL common stock will be entitled to receive 0.375 of a Celestica subordinate voting share for each share of MSL common stock, subject to adjustment. We refer to the fraction of a Celestica subordinate voting share to be issued for each share of MSL common stock as the "share exchange ratio". If the market price for Celestica subordinate voting shares, determined as we describe below, is $19.33 or more, the share exchange ratio will be adjusted so that each share of MSL common stock is exchanged for that fraction of a Celestica subordinate voting shares with a market price equal to $7.25. If the market price of a Celestica subordinate voting share is $16.00 or less, the share exchange ratio will be adjusted so that each share of MSL common stock is exchanged for that fraction of a Celestica subordinate voting shares with a market price equal to $6.00.

Determination of Share Exchange Ratio

        The "market price" we refer to in describing the determination of the share exchange ratio is not the trading price at a single point in time. Instead, it is the weighted average closing price of Celestica subordinate voting shares on The New York Stock Exchange for the 20 consecutive trading days ending on the third business day prior to the day on which the effective time of the merger occurs. This market price is not likely to be the trading price of Celestica subordinate voting shares on the day the merger is completed. For more information, please see "Risk Factors—Risks Related to the Merger" beginning on page 14 of this proxy statement/prospectus.

        The price of Celestica subordinate voting shares has been volatile, with closing prices on The New York Stock Exchange ranging from $13.20 to $21.15 over the past six months. Please see "Comparative Per Share Market Price Data—Prices of Celestica Shares" on page 40 for more detailed information concerning the historical trading prices of subordinate voting shares. Based on this range of prices, the following table illustrates the range of share exchange ratios, equivalent per share prices of MSL common stock and total number of Celestica subordinate voting shares that would be issued in the merger if no holders of Series A or Series B preferred stock make a stock election (and excluding subordinate voting shares to be issued pursuant to MSL options and warrants).

Assumed "market price" of Celestica subordinate voting shares	Share exchange ratio	Equivalent MSL per share price	Total number of subordinate voting shares issued in merger
$13.20	0.4545	$6.00	15,633,904
$13.80	0.4348	$6.00	14,956,263
$14.85	0.4040	$6.00	13,896,804
$16.00	0.375	$6.00	12,899,261
$18.10	0.375	$6.79	12,899,261
$19.33	0.375	$7.25	12,899,261
$20.00	0.3625	$7.25	12,469,285
$21.15	0.3428	$7.25	11,791,644

        Celestica and MSL expect that the 20-day period for the determination of the share exchange ratio will expire prior to the date of the special meeting. On the business day immediately preceding the special meeting, Celestica and MSL will each issue a press release announcing the share exchange ratio that will be effective, assuming the merger is completed on the day of the special meeting, and will include that press release in a filing with the Securities and Exchange Commission.

Preferred Stock

        If the MSL stockholders adopt the merger agreement, each holder of Series A preferred stock and Series B preferred stock will have the choice of receiving for each share of preferred stock:

  •
  $52.50 in cash, plus dividends accrued and unpaid to the effective time, or for Series A preferred

  •
  a number of Celestica subordinate voting shares (which may be less than one) equal to (i) 7.77 times (ii) the share exchange ratio, and for Series B preferred

  •
  a number of Celestica subordinate voting shares (which may be less than one) equal to (i) 8.4745 times (ii) the share exchange ratio,

plus, in the case of Series B preferred stock for which the holder elects to receive Celestica subordinate voting shares, a payment of $2.25 per share in cash or, at the election of MSL (as directed by Celestica), a number of Celestica subordinate voting shares issuable in satisfaction of the "optional make whole payment" under the provisions of MSL's certificate of incorporation governing the Series B preferred stock. The election concerning the optional make whole payment will be made, and announced by MSL and Celestica in a press release, prior to the date of the special meeting. For further information, please see "The Merger Agreement—Conversion of MSL Common Stock and Series A and Series B Preferred Stock in the Merger" beginning on page 78 of this proxy statement/prospectus.

MSL Stock Options and Warrants

        Each stock option or warrant to purchase MSL common stock will convert into a stock option or warrant to purchase 0.375 (or, if adjusted, the share exchange ratio) of a Celestica subordinate voting share for each share subject to the stock option or warrant, at an adjusted exercise price.

        The terms and conditions that will apply to the new options and warrants will be substantially the same as the terms and conditions that apply to the existing options and warrants. For more information on conversion of the MSL options and warrants, please see "The Merger Agreement—Treatment of MSL Stock Options and Warrants" beginning on page 87 of this proxy statement/prospectus.

* * *

        The consideration payable with respect to MSL capital stock in the merger, whether in Celestica subordinate voting shares or cash, is collectively referred to in this document as the merger consideration.

Stock Elections Relating to MSL Preferred Stock

        To make a valid election to receive the merger consideration in connection with your shares of Series A or Series B preferred stock in

Celestica subordinate voting shares rather than in cash, you must complete and return the stock election form provided with this proxy statement/prospectus prior to the completion of the merger. We anticipate that the merger will be completed immediately following the MSL special meeting. For further information on making a valid stock election, please see the section entitled "The Merger Agreement—Stock Elections Relating to MSL Preferred Stock" beginning on page 80 of this proxy statement/prospectus.

Exchange of Stock Certificates

        You should not surrender your MSL stock certificates until after the merger and until you receive a letter of transmittal. For information on exchanging your stock certificates, please see the section entitled "The Merger Agreement—Exchange of Stock Certificates" beginning on page 80 of this proxy statement/prospectus.

Material United States Federal Income Tax Consequences

        We intend that the merger qualify as a reorganization within the meaning of section 368(a) of the U.S. Internal Revenue Code. If the merger qualifies as a reorganization and you receive solely Celestica subordinate voting shares as merger consideration, you generally will not recognize taxable gain or loss in the merger (other than gain with respect to cash received in lieu of a fractional share, which will be subject to tax). If you receive solely cash as merger consideration, you will recognize taxable gain or loss equal to the difference between the amount of cash you receive and your tax basis in the shares of MSL preferred stock you surrender. If you receive both Celestica subordinate voting shares and cash (other than cash received in lieu of a fractional share) as merger consideration, the tax consequences of the merger may differ depending on your individual circumstances, as described in more detail in "The Merger— Material United States Federal Income Tax Consequences" beginning on page 69 of this proxy statement/prospectus. The merger agreement does not require MSL or Celestica to obtain a ruling from the IRS as to the tax consequences of the merger. In connection with the merger agreement, each of MSL and Celestica will receive an opinion from its legal counsel that, based on certain assumptions and certifications, the merger will constitute a reorganization for U.S. federal income tax purposes. For more information, please see "The Merger—Material United States Federal Income Tax Consequences" beginning on page 69 of this proxy statement/prospectus.

        The summary of tax consequences provided in this proxy statement/prospectus describes only material United States federal income tax consequences of the merger and the ownership of Celestica subordinate voting shares. Tax matters are very complicated. The tax consequences of the merger to you will depend on the facts of your own situation. We urge you to consult your own tax advisor as to the specific tax consequences of the merger, including the applicable federal, state, local and foreign taxes.

Appraisal Rights

Common Stock

        In connection with the merger, a holder of MSL common stock is not entitled to appraisal rights under Delaware law. Please see "The Merger—Appraisal Rights for MSL Series A and Series B Preferred Stock; No Appraisal Rights for MSL Common Stock" beginning on page 76 and "Comparison of Celestica and MSL Stockholders' Rights—Appraisal and Dissent Rights—MSL" beginning on page 107 of this proxy statement/prospectus.

Preferred Stock

        In connection with the merger, a holder of Series A or Series B preferred stock is entitled to appraisal rights under Delaware law. Please see "The Merger—Appraisal Rights for MSL Series A and Series B Preferred Stock; No Appraisal Rights for MSL Common Stock", beginning on page 77, "Comparison of Celestica and MSL Stockholders' Rights—Appraisal and Dissent Rights—MSL" beginning on page 108 and "Appraisal Rights for MSL Preferred Stock"

beginning on page 117 of this proxy statement/prospectus.

MSL Prohibited from Soliciting Other Offers

        Under the merger agreement, MSL, its subsidiaries and their officers, directors, advisors and representatives are prohibited from soliciting, facilitating or negotiating an acquisition proposal from a third party. Furthermore, MSL is obligated to promptly notify Celestica if it receives an acquisition proposal from a third party.

        However, if, prior to the adoption of the merger agreement by the MSL stockholders, MSL receives an unsolicited superior proposal from a third party, then MSL may provide non-public information to and negotiate with that third party, provided that MSL meets specified conditions. The superior proposal must consist of an offer to acquire all of the outstanding MSL common stock on terms that the MSL board determines in good faith, after consultation with an independent financial advisor of nationally recognized reputation, to be more favorable to the MSL stockholders than the merger and that is reasonably capable of being completed.

        For more information on the prohibition on MSL from soliciting other offers, please see "The Merger Agreement—MSL Prohibited from Soliciting Other Offers" beginning on page 85 of this proxy statement/prospectus.

Conditions to the Merger

        Celestica will complete the merger only if a number of conditions are either satisfied or waived by Celestica, some of which include:

  •
  MSL performs certain covenants and obligations contained in the merger agreement in all material respects;

  •
  the MSL stockholders adopt the merger agreement;

  •
  there is no material adverse change with respect to MSL;

  •
  there are no laws, restraining orders, injunctions or other orders preventing the completion of the merger;

  •
  there are no proceedings by a governmental body challenging the merger or that would materially and adversely affect Celestica's ownership and control of MSL's operations; and

  •
  MSL does not receive any notice from which it can reasonably conclude that it is reasonably likely that MSL will not achieve certain sales or profit margin targets in fiscal year 2004.

        MSL will complete the merger only if a number of conditions are satisfied or waived by MSL, some of which include:

  •
  Celestica performs certain covenants and obligations contained in the merger agreement in all material respects;

  •
  the Celestica subordinate voting shares to be issued in the merger are approved for listing on The New York Stock Exchange;

  •
  there are no laws, restraining orders, injunctions or other orders preventing the completion of the merger; and

  •
  there are no proceedings by a governmental body seeking a remedy against an MSL officer or director and relating to the merger.

        For more information on the conditions to the Merger, please see "The Merger Agreement—Conditions to Completion of the Merger" on page 90 of this proxy statement/prospectus.

Affiliate Agreements

        MSL has agreed to use its reasonable efforts to cause certain persons who might be considered affiliates of MSL under applicable securities laws to enter into affiliate agreements. These agreements restrict such persons' ability to dispose of Celestica subordinate voting shares they may receive in the merger. The purpose of these agreements is to comply with the requirements of certain U.S. federal securities laws. A form of these affiliate agreements is included as Exhibit D to the merger agreement. For more information on these agreements, please see "The Merger—Restrictions on Sale of Celestica Subordinate Voting Shares Received in

the Merger;" beginning on page 77 of this proxy statement/prospectus.

Accounting Treatment

        The merger will be accounted for as a purchase. For more information, please see "The Merger—Accounting Treatment of the Merger" on page 76 of this proxy statement/prospectus.

Regulatory Approvals

        The merger must comply with the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, or the HSR Act. We have made the notifications required under the HSR Act and the waiting period under the HSR Act has expired. The merger must also comply with federal and state securities laws and applicable foreign antitrust laws. Celestica and MSL have received all foreign antitrust approvals required to complete the merger.

Termination of the Merger Agreement

        Either Celestica or MSL may terminate the merger agreement at any time prior to the effective time, whether before or after MSL obtains the requisite stockholder approval, if:

  •
  Celestica and MSL mutually consent;

  •
  we do not complete the merger by May 31, 2004;

  •
  a governmental entity issues an order, decree or ruling or takes any other action which permanently prevents us from completing the merger;

  •
  MSL stockholders do not adopt the merger agreement;

  •
  the MSL board approves another acquisition proposal; or

  •
  the other party's representations and warranties are inaccurate or it has breached a covenant, and the closing conditions cannot be met.

        Celestica may terminate the merger agreement at any time prior to the effective time, whether before or after MSL stockholders approve the merger, if the MSL board withdraws or adversely modifies its recommendation to the MSL stockholders regarding the merger agreement.

Expenses and Termination Fee

        MSL and Celestica will each pay their own fees and expenses in connection with the merger, whether or not the merger is completed, except that MSL and Celestica will share equally fees and expenses in connection with the filing and printing of this proxy statement/prospectus and the filing of pre-merger notifications under the HSR Act and applicable foreign antitrust laws. MSL has agreed to reimburse Celestica for its expenses in connection with the merger, up to a maximum of $2.0 million, if the merger agreement is terminated because:

  •
  we do not complete the merger by May 31, 2004;

  •
  MSL stockholders do not approve the merger; and

  •
  at or prior to the termination, another acquisition proposal has been publicly announced and not withdrawn.

        In addition, MSL has agreed to pay to Celestica a termination fee of $10.0 million (less expenses previously reimbursed) if:

  •
  Celestica terminates the merger agreement because the MSL board withdraws or adversely modifies its recommendation to the MSL stockholders regarding the merger agreement; or

  •
  MSL terminates the merger agreement because the MSL board has approved another acquisition proposal; or

  •
  either MSL or Celestica terminates the merger agreement because we do not complete the merger by May 31, 2004 (unless Celestica declines to extend this date under certain circumstances),

and

    •
    another acquisition proposal for MSL is announced and not withdrawn before the merger agreement is terminated, and

    •
    MSL enters into another acquisition agreement and consummates another acquisition within specified time periods.

        For more information, please see "The Merger Agreement—Payment of Expenses and Termination Fee" beginning on page 95 of this proxy statement/prospectus.

Ownership of Celestica Following the Merger

        Based upon the number of shares of MSL common stock issued and outstanding on the record date and a 0.375 share exchange ratio, and if no MSL preferred stockholder elects to receive subordinate voting shares, Celestica would issue an aggregate of approximately 12,900,000 Celestica subordinate voting shares in connection with the merger (excluding shares that may be issued in the future upon exercise of MSL stock options and warrants). Based on the number of issued and outstanding subordinate voting shares and multiple voting shares of Celestica as of the record date (not including outstanding stock options or warrants), and if no MSL preferred stockholder elects to receive Celestica subordinate voting shares, the former holders of MSL common stock would hold approximately 7.0% of the total number of subordinate voting shares of Celestica issued and outstanding after completion of the merger, representing approximately a 1.1% voting interest. If all of the holders of Series A and Series B preferred stock elect to receive Celestica subordinate voting shares rather than cash, and if Celestica subordinate voting shares are issued to pay the "optional make whole payment" for the Series B preferred stock, approximately 4,100,000 additional subordinate voting shares will be issued in the merger.

        Based on the number of outstanding stock options and warrants to purchase MSL common stock as of the record date and a 0.375 share exchange ratio, the total number of outstanding MSL stock options and warrants will become stock options and warrants to purchase an aggregate of approximately 3,600,000 Celestica subordinate voting shares in connection with the merger.

        Onex Corporation owns or has the right to vote shares that represent approximately 85% of the voting interest in Celestica (approximately 84% of the voting interest if 12,900,000 subordinate voting shares are issued in the merger). Celestica's directors, executive officers and their affiliates, including Onex, own or have the right to vote shares that represent approximately 86% of the voting interest in Celestica.

Markets and Market Prices

        Celestica subordinate voting shares are listed on The New York Stock Exchange and the Toronto Stock Exchange under the symbol "CLS." MSL common stock is listed on The New York Stock Exchange under the symbol "MSV." Following the completion of the merger, MSL common stock will cease to be listed on The New York Stock Exchange.

        The following table sets forth the closing sale price per subordinate voting share as reported on The New York Stock Exchange, the closing sale price per share of MSL common stock as reported on The New York Stock Exchange and the equivalent per share price of MSL common stock (representing 0.375 of the price of one subordinate voting share) on October 14, 2003, the last trading day before Celestica and MSL announced that they signed the merger agreement, and February     , 2004.

	Subordinate Voting Share Price		MSL Share Price		Equivalent MSL Per Share Price
October 14, 2003		$17.69		$5.60		$6.63
February , 2004	$		$		$

        We cannot guarantee or predict the actual share prices of Celestica subordinate voting shares and MSL common stock prior to or at the time Celestica and MSL complete the merger. For more information on this risk, please see "Risk Factors—Risks Related to the Merger" beginning on page 14 and "—Risks Related to Receiving Celestica Subordinate Voting Shares" beginning on page 17 of this proxy statement/prospectus.

RISK FACTORS

        You should carefully consider the following risk factors relating to the merger and ownership of Celestica subordinate voting shares before deciding how to vote your shares and, if you hold MSL Series A or Series B preferred stock, whether you should elect to receive Celestica subordinate voting shares in the merger.

        This proxy statement/prospectus contains forward-looking statements that involve known and unknown risks and uncertainties. Please see "Cautionary Statement Concerning Forward-Looking Statements" on page 27 of this proxy statement/prospectus.

Risks Related to the Merger

Celestica may not realize the anticipated benefits of the merger because of integration and other challenges.

        The merger will not achieve its anticipated benefits unless Celestica can successfully integrate MSL's operations into its business in a timely manner. Realizing the benefits of the merger will depend in part on the integration of technology, operations and personnel. The integration of the companies is a complex, time-consuming and expensive process that, without proper planning and implementation, could significantly disrupt Celestica's and MSL's businesses. The challenges involved in this integration include the following:

  •
  combining and integrating MSL's geographically dispersed operations and facilities with Celestica's existing operations;

  •
  integrating the operations of the two companies in a timely and efficient manner to maintain uninterrupted service to key customers of both MSL and Celestica;

  •
  optimizing the systems network and total supply chain of the two companies;

  •
  addressing differences in the business cultures of Celestica and MSL, maintaining employee morale and retaining key employees;

  •
  minimizing the strain on Celestica's technical, financial and other resources;

  •
  minimizing the diversion of management's attention from on-going business concerns; and

  •
  maintaining MSL's current customer relationships.

        Celestica may not successfully integrate the operations of Celestica and MSL in a timely manner, or at all, and the costs of such integration may be greater than anticipated. Additionally, Celestica may not realize the anticipated benefits or synergies of the merger to the extent, or in the timeframe, anticipated. The anticipated benefits and synergies are based on projections and assumptions, not actual experience, and assume a successful integration.

MSL stockholders may not know the number and value of the Celestica subordinate voting shares they will receive as merger consideration before they vote at the special meeting.

        At the closing of the merger, each share of MSL common stock will be exchanged for 0.375 of a subordinate voting share unless the market price of Celestica subordinate voting shares (for the 20 consecutive trading days ending on the third business day prior to the day on which the merger is completed) is:

  •
  $19.33 or more (in which event MSL stockholders will receive a fraction of a Celestica subordinate voting share with a market price of $7.25, and will therefore receive fewer Celestica subordinate voting shares in exchange for MSL common stock), or

  •
  $16.00 or less (in which event MSL stockholders will receive a fraction of a Celestica subordinate voting share with a market price of $6.00, and will therefore receive more subordinate voting shares in exchange for MSL common stock).

        The "market price" for purposes of determining the share exchange ratio will be based on the weighted average closing price of Celestica subordinate voting shares for the 20 consecutive trading days ending on the third business day prior to the day on which the merger is completed.

        Accordingly, the number and specific dollar value of Celestica subordinate voting shares that MSL stockholders will receive upon completion of the merger will depend to a large extent upon the market value of Celestica subordinate voting shares leading up to the time the merger is completed. This value may be as low as $6.00. While Celestica and MSL anticipate completing the merger immediately following the special meeting, completion of the merger may not occur until some time after MSL stockholder approval has been obtained. The number and dollar value of Celestica subordinate voting shares that MSL stockholders will receive upon completion of the merger may substantially fluctuate from the date of the special meeting of MSL stockholders. In addition, MSL may not terminate the merger agreement or refuse to complete the merger solely because of changes in the market price of Celestica subordinate voting shares or MSL common stock.

        We urge you to obtain recent market quotations for Celestica subordinate voting shares and MSL common stock. Neither Celestica nor MSL can predict or give any assurances as to the respective market prices of its common equity at any time before or after the completion of the merger.

Some of the directors and executive officers of MSL have interests and arrangements that could affect their decision to support or approve the merger.

        The directors and executive officers of MSL will receive continuing indemnification against liabilities and some of the directors and executive officers have MSL stock options that provide them with interests in the merger, such as accelerated vesting upon completion of the merger in certain cases, that may be different from, or are in addition to, your interests in the merger. MSL's executive officers are entitled to receive severance benefits pursuant to change of control agreements with MSL if their employment is terminated following the merger under certain circumstances. In addition, Celestica is in discussions with several of MSL's executive officers concerning their employment opportunities with Celestica after the merger. As a result, these directors and officers could be viewed as more likely to vote to approve the merger agreement and the merger and recommend that you adopt the merger agreement than if they did not have these interests. Some of the executives of MSL and the institutional stockholders, which are affiliates of one of MSL's directors, have already agreed to vote their shares of MSL capital stock, representing approximately 41.4% of all votes entitled to be cast on the merger, in favor of the proposal to adopt the merger agreement. For a description of some of these interests, please see the section entitled "The Merger—Interests of MSL Directors and Executive Officers in the Merger" beginning on page 64 of this proxy statement/prospectus. In addition, the institutional stockholders have each also granted to Celestica an option to purchase a portion of their shares of MSL common stock, totaling 13,525,328 shares of MSL common stock. The options are exercisable by Celestica only if the merger agreement is terminated because the MSL board has authorized another acquisition proposal. For a description of these options, please see the section entitled "The Stockholder Agreements" beginning on page 96 of this proxy statement/prospectus.

MSL may lose an opportunity to enter into a merger or business combination with another party on more favorable terms because of the "no solicitation" provisions in the merger agreement.

        While the merger agreement is in effect, MSL is, with limited exceptions, prohibited from entering into or soliciting, initiating or encouraging any inquiries or proposals that may lead to a proposal or offer for a merger or business combination with a party other than Celestica. As a result of this prohibition, MSL may lose an opportunity to enter into a transaction with another potential partner on more favorable terms for MSL stockholders.

The termination fee may discourage other parties from trying to acquire MSL.

        In the merger agreement, MSL has agreed to reimburse Celestica for up to $2.0 million of expenses incurred in connection with the merger, and to pay Celestica a termination fee of up to $10.0 million (less any expense reimbursement) if the merger agreement is terminated in specified circumstances. The termination fee and reimbursement of expenses could discourage other companies from trying to acquire MSL even though other companies might be willing to offer greater value to MSL stockholders than Celestica has offered in the merger agreement. In addition, payment of the termination fee may harm MSL's financial condition and results of operations.

MSL has not obtained an opinion of any financial advisor addressing the consideration payable to MSL preferred stockholders and, therefore, the holders of MSL preferred stock will have to make a decision on whether to vote in favor of adoption of the merger agreement and whether to make a stock election without reference to the opinions of MSL's financial advisors.

        Since the terms of the MSL preferred stock provide that a holder is entitled to a specified cash payment in the event of a merger or other change-in-control event or, at the option of the holder, may elect to receive the same consideration the holder would have received if the holder had converted the preferred stock into MSL common stock immediately prior to the merger, MSL's board of directors did not consult with or obtain an opinion of any financial advisor that the cash or Celestica subordinate voting shares to be received in exchange for the MSL preferred stock are fair, from a financial point of view, to holders of the MSL preferred stock. The opinions of Credit Suisse First Boston and Sonenshine Pastor described in this proxy statement/prospectus relate only to the fairness, from a financial point of view, of the consideration to be received by the holders of MSL common stock and do not address the fairness, from a financial point of view, of the consideration to be received by the holders of MSL preferred stock. Therefore, the holders of MSL preferred stock will have to make a decision on whether to vote in favor of adoption of the merger agreement and whether to make a stock election without reference to the opinions of MSL's financial advisors.

The stock price and business of MSL may be adversely affected if the merger is not completed.

        Completion of the merger is subject to several closing conditions, including obtaining MSL stockholder approval, requisite regulatory approvals and certain consents. Celestica and MSL may be unable to obtain such approvals on a timely basis or at all. If the merger is not completed, the price of MSL common stock may decline to the extent that the current market prices of MSL common stock reflects a market assumption that the merger will be completed. In addition, MSL's operations may be harmed to the extent that customers believe that MSL cannot effectively compete in the marketplace without the merger, or there is uncertainty surrounding the future direction of the product and service offerings and strategy of MSL on a stand-alone basis. MSL will also be required to pay significant costs incurred in connection with the merger, including legal, accounting and a portion of the financial advisory fees, whether or not the merger is completed. Moreover, under certain circumstances described in the section entitled "The Merger Agreement—Payment of Expenses and Termination Fee" beginning on page 95 of this proxy statement/prospectus, MSL may be required to reimburse Celestica's expenses in connection with the merger agreement, up to a maximum of $2.0 million, and pay Celestica a termination fee of $10.0 million (less any expense reimbursement) in connection with the termination of the merger agreement. Payment of these costs, fees and expenses in the event the merger is not completed may adversely affect MSL's financial condition and results of operations.

Risks Related to Receiving Celestica Subordinate Voting Shares

The interest of Celestica's controlling shareholder may conflict with the interest of the remaining holders of Celestica subordinate voting shares.

        Onex Corporation owns, directly or indirectly, all of the multiple voting shares and less than 1.0% of the outstanding subordinate voting shares of Celestica. The number of shares owned by Onex, together with those shares Onex has the right to vote, represents approximately 85.0% of the voting interest in Celestica and includes approximately 2.0% of the outstanding subordinate voting shares. Following completion of the merger, based on the number of shares of MSL common stock issued and outstanding on the record date and assuming that no MSL preferred stockholder elects to receive Celestica subordinate voting shares in the merger, the shares Onex owns and the shares Onex has the right to vote will represent, in the aggregate, approximately 84.0% of the voting interest in Celestica and approximately 1.9% of the outstanding subordinate voting shares. Accordingly, Onex exercises a controlling influence over the business and affairs of Celestica and has power to determine all matters submitted to a vote of Celestica's shareholders where the capital stock of Celestica votes together as a single class. Onex has the power to elect the directors and approve significant corporate transactions such as amendments to Celestica's articles, mergers, amalgamations and the sale of all or substantially all of Celestica's assets. Onex's voting power could have the effect of deterring or preventing a change in control of Celestica that might otherwise be beneficial to Celestica shareholders. Under Celestica's revolving credit facilities, if Onex ceases to control Celestica and if no one person owns more than 20.0% of the subordinate voting shares, Celestica's lenders could demand repayment. Gerald W. Schwartz, the Chairman, President and Chief Executive Officer of Onex and a director of Celestica, owns shares with a majority of the voting rights of the shares of Onex. Mr. Schwartz, therefore, effectively controls the affairs of Celestica. The interests of Onex and Mr. Schwartz may differ from the interests of the remaining holders of subordinate voting shares.

Shareholders' ability to bring legal action against Celestica under United States securities laws may be limited.

        Celestica is incorporated under the laws of the Province of Ontario, Canada. Substantially all of Celestica's directors, controlling persons and officers are residents of Canada and all or a substantial portion of the assets of Celestica and such persons are located outside of the United States. As a result, it may be difficult for Celestica shareholders to effect service within the United States upon those directors, controlling persons and officers who are not residents of the United States or to realize in the United States upon judgments of courts of the United States predicated upon the civil liability provisions of the U.S. federal securities laws.

The Celestica subordinate voting shares you receive as merger consideration may not maintain their value.

        The share price of Celestica subordinate voting shares, like that of MSL common stock, is subject to the general price fluctuations in the market for publicly-traded equity securities and may decline in value after the merger. The price of Celestica subordinate voting shares has been and may continue to be highly volatile. During 2003, the market price of Celestica subordinate voting shares on The New York Stock Exchange has ranged from $9.78 to $19.90 per share. The trading prices of Celestica subordinate voting shares could fluctuate widely in response to:

  •
  quarterly variations in operations and financial results of Celestica;

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  announcements of technological innovations or new products by Celestica or its competitors;

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  changes in prices of Celestica's or its competitors' products and services;

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  changes in growth rates for Celestica as a whole or for particular segments of Celestica's business;

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  general conditions in the EMS industry; and

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  systemic fluctuations in the stock market.

        For a summary of the historical trading prices of Celestica subordinate voting shares, please see the section entitled "Comparative Per Share Market Price Data—Prices of Celestica Shares" on page 40 of this proxy statement/prospectus.

Shares eligible for public sale after the merger could adversely affect Celestica's share price.

        As of November 30, 2003, Celestica had 169,865,891 subordinate voting shares outstanding. As of November 30, 2003, there were approximately 33,301,195 Celestica subordinate voting shares reserved for issuance under Celestica's employee share purchase and option plans and for director compensation, including outstanding options to purchase approximately 22,903,319 Celestica subordinate voting shares. Additionally, as of November 30, 2003, MSL had options to purchase 6,437,871 shares of MSL common stock outstanding under its stock option plans and 3,047,533 shares of MSL common stock issuable upon the exercise of outstanding warrants. Upon completion of the merger, Celestica will assume these stock options and warrants and they will be exercisable for Celestica subordinate voting shares. Moreover, Celestica, pursuant to its articles, may issue an unlimited number of additional subordinate voting shares without further shareholder approval. As a result, a substantial number of subordinate voting shares of Celestica will be eligible for sale in the public market at various times in the future. Sales of substantial amounts of such shares would dilute the holdings of Celestica shareholders and could adversely affect the market price of Celestica subordinate voting shares.

Risks Related to the Business of Celestica

        The following risk factors relate to the business of Celestica. Celestica believes that these risk factors will also be the risk factors applicable to the business of the combined companies immediately following completion of the merger.

Celestica's operating results fluctuate, which could have an adverse effect on the market price of its subordinate voting shares.

        Celestica's annual and quarterly results have fluctuated in the past. The causes of these fluctuations may similarly affect Celestica in the future. These fluctuations may have an adverse effect on the market price of Celestica subordinate voting shares. Celestica's operating results may fluctuate in the future as a result of many factors, including:

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  the volume of orders received relative to Celestica's manufacturing capacity;

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  fluctuations in material costs and the mix in material costs versus labor and manufacturing overhead costs; and

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  variations in the level and timing of orders placed by a customer due to the customer's attempts to balance its inventory, changes in the customer's manufacturing strategy, and variation in demand for the customer's products. These changes can result from life cycles of customer products, competitive conditions, and general economic conditions.

        Any one of the following factors or combinations of these factors could also affect Celestica's results of operations for a financial period:

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  the level of price competition as a result of the highly competitive nature of Celestica's business;

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  Celestica's past experience in manufacturing a particular product;

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  the degree of automation Celestica uses in the assembly process;

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  whether Celestica is managing its inventories and fixed assets effectively;

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  Celestica's customer and end-market concentrations;

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  the timing of Celestica's expenditures in anticipation of increased sales;

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  increased or unexpected expenses associated with the shifting of products between manufacturing locations, including transfer delays from higher cost locations;

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  customer product delivery requirements and shortages of components or labor;

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  the shifting of production by Celestica's customers from its operations, to one of its competitor's operations, and;

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  the timing of, and the price Celestica pays for, its acquisitions and related integration costs.

        In addition, most of Celestica's customers typically do not commit to firm production schedules for more than 30 to 90 days in advance. Accordingly, Celestica cannot forecast the level of customer orders with certainty. This makes it difficult to order appropriate levels of materials and to schedule production and maximize utilization of Celestica's manufacturing capacity. In the past, Celestica has been required to increase staffing, purchase materials, and incur other expenses to meet the anticipated demand of its customers. Sometimes these anticipated orders from certain customers have failed to materialize, and sometimes delivery schedules have been deferred as a result of changes in the customer's business needs. On other occasions, customers have required rapid and sudden increases in production which have placed an excessive burden on Celestica's manufacturing capacity. Deferred delivery schedules result in a delay, and may result in a reduction in Celestica's revenue from these customers, and also may lead to excess capacity at affected facilities. Also, certain customers may be unable to pay Celestica or otherwise meet their commitments under their agreements or purchase orders with Celestica.

        Any of these factors or a combination of these factors could have a material adverse effect on Celestica's results of operations.

        Prospective investors should not rely on results of operations in any past period to indicate what Celestica's results will be for any future period.

Celestica has had recent operating losses and may experience losses in future periods.

        Celestica generated net earnings in each of the years from 1993 through 1996, and in 1999 and 2000. Celestica recorded net losses of $6.9 million in 1997, $48.5 million in 1998, $39.8 million in 2001, $445.2 million in 2002 and $101.0 million in the nine months ended September 30, 2003. In 1997, Celestica incurred $13.3 million of integration costs related to acquisitions and a $13.9 million credit loss, with these charges totaling $27.2 million ($17.0 million after income taxes). In 1998, Celestica incurred $8.1 million of integration costs related to acquisitions, a $41.8 million write-down of intellectual property and goodwill, a write-off of deferred financing fees and debt redemption fees of $17.8 million, and $5.1 million of charges related to the acquisition of IMS with these charges totaling $72.8 million ($56.5 million after income taxes). In 2001, Celestica incurred $22.8 million of integration costs related to acquisitions, $237.0 million of restructuring charges, and a $36.1 million write-down of certain assets, primarily goodwill and intangible assets, with these charges totaling $295.9 million ($245.2 million after income taxes). In 2002, Celestica incurred $21.1 million of integration costs related to acquisitions, $385.4 million of restructuring charges, a $285.4 million write-down of certain assets, primarily goodwill and intangible assets, and $9.6 million in deferred financing costs and debt redemption fees, with these charges totaling $701.5 million ($582.2 million after income taxes). In the nine months ended September 30, 2003, Celestica incurred $69.1 million of restructuring charges ($63.9 million after income taxes). Celestica estimates total pre-tax restructuring charge of between $90.0 million and $95.0 million, to be recorded during 2003. If end-market conditions were to weaken significantly from current levels, Celestica may undertake additional restructuring activities, thereby reducing profitability in future periods. Celestica may not be profitable in future periods.

Celestica is exposed to changes in general economic conditions that can adversely impact its business, operating results, and financial condition.

        As a result of unfavorable general economic conditions and reduced demand for technology capital goods, Celestica's sales have been particularly volatile in recent quarters. Specifically, since the first fiscal quarter of 2001, Celestica has seen declines in the demand for products in the end markets that it serves. If global economic conditions in the markets it serves do not improve, Celestica may experience a continued material adverse impact on its business, operating results and financial condition.

Acts of terrorism and other political and economic developments could adversely affect Celestica's business.

        Increased international political instability, evidenced by the threat or occurrence of terrorist attacks, enhanced national security measures, sustained military presence in Iraq, other conflicts in the Middle East and Asia, strained international relations arising from these conflicts, and the related decline in consumer confidence and continued economic weakness, may hinder Celestica's ability to do business and may adversely affect its stock price. Any escalation in these events or similar future events may disrupt Celestica's operations or those of its customers and suppliers and may affect the availability of materials needed to manufacture its products or the means to transport those materials to manufacturing facilities and finished products to customers. These events have had and may continue to have an adverse impact on the U.S. and world economy in general and customer confidence and spending in particular, which in turn adversely affects Celestica's revenues and results of operations. The impact of these events on the volatility of the U.S. and world financial markets could increase the volatility in Celestica's stock price and may limit the capital resources available to Celestica and its customers or suppliers.

Celestica's results can be adversely affected by limited availability of components.

        A significant portion of Celestica's costs reflects component purchases. All of the products Celestica manufactures requires one or more components that it orders from sole-source suppliers of these particular components. Supply shortages for a particular component can delay production and thus delay revenue of all products using that component or cause price increases in the services Celestica provides. In the past, Celestica has secured sufficient allocations of constrained components so that revenue was not materially impacted. In addition, at various times there have been industry-wide shortages of electronic components. Such shortages, or future fluctuations in material costs, may have a material adverse effect on Celestica's business or cause its results of operations to fluctuate from period to period. Also, Celestica relies on a variety of common carriers for materials transportation and to route materials through various world ports. A work stoppage, strike or shutdown of a major port or airport could result in manufacturing and shipping delays or expediting charges, which could have a material adverse effect on Celestica's results of operations.

Celestica's dependence on the information technology and communication industries makes it vulnerable to downturns affecting these industries.

        Celestica's financial performance depends on its customers' viability, financial stability, and the demand for its customers' end-market products. Celestica's customers, in turn, depend substantially on the growth of the information technology and communications industries. These industries are characterized by rapidly changing technologies and shortening product life cycles. These industries have been experiencing severe revenue erosion, pricing and margin pressures, excess inventories and increased difficulty in attracting capital. These factors affecting the information technology and communications industries in general, and the impact these factors might have from time to time on Celestica's customers in particular, could continue to have a material adverse effect on Celestica's business.

Failure of Celestica's customers to timely pay amounts owed to Celestica may adversely affect Celestica's results of operations.

         Celestica generally provides payment terms ranging from 30 to 45 days. As a result, Celestica generates significant accounts receivable from sales to its customers, historically representing 22% to 26% of current assets. Accounts receivable from sales to customers at September 30, 2003 was $658.7 million (December 31, 2002 — $785.9 million; December 31, 2001 — $1,054.1 million). At December 31, 2002, one customer represented 28% of total accounts receivable (December 31, 2001 — two customers represented 14% and 26% of total accounts receivable, respectively). If any of Celestica's customers have insufficient liquidity, Celestica may encounter significant delays or defaults in payments owed to it by customers, which may have an adverse effect on its financial condition and results of operations. Celestica regularly reviews its accounts receivable valuations and makes adjustments when necessary. Celestica's allowance for doubtful accounts at September 30, 2003 was $52.5 million (December 31, 2002 — $62.4 million; December 31, 2001 — $74.6 million), which represented 7.4% of the gross accounts receivable balance (December 31, 2002 — 7.4%; December 31, 2001 — 6.6%). Historically, the credit-related accounts receivable adjustments have not been significant to Celestica's results of operations. For the nine months ended September 30, 2003, Celestica wrote off accounts receivable of $13.3 million (December 31, 2002 — $30.0 million; December 31, 2001 — $11.8 million) against the allowance for doubtful accounts in the normal course of business.

Celestica depends on a limited number of customers.

        Celestica's three largest customers for the nine months ended September 30, 2003 were IBM Corporation, Sun Microsystems Inc. and Lucent Technologies Inc., each of which represented more than 10% of Celestica's revenue for that period. Celestica's top ten customers collectively represented 76% of its revenue for the nine months ended September 30, 2003.

        Celestica's three largest customers in 2002 were IBM Corporation, Sun Microsystems Inc. and Lucent Technologies Inc., each of which represented more than 10% of Celestica's total 2002 revenue and collectively represented 48% of Celestica's total 2002 revenue. Celestica's next seven largest customers collectively represented 37% of its total revenue in 2002. IBM Corporation, Sun Microsystems Inc. and Lucent Technologies Inc., Celestica's three largest customers in 2001, each represented more than 10% of Celestica's total 2001 revenue and collectively represented 55% of Celestica's total 2001 revenue. Celestica's next seven largest customers represented 29% of total 2001 revenue. Celestica expects to continue to depend upon a relatively small number of customers for a significant percentage of its revenue.

        Celestica's mix of business with customers in higher complexity communications and information technology products had a major impact on its results in 2002 as spending in these areas was adversely affected. Celestica saw the biggest declines in revenues from its top 10 customers, which represent over 80% of its business.

        Other than in the case of asset acquisitions, which we refer to as "OEM divestitures," Celestica generally does not enter into long-term supply commitments with its customers. Instead, it bids on a project basis and has supply contracts or purchase orders in place for each project. Celestica is dependent on customers to fulfill the terms associated with these order and/or contracts. Significant reductions in, or the loss of, sales to any of its largest customers would have a material adverse effect on Celestica. OEM divestitures often entail long-term supply agreements between Celestica and the OEM customer, and Celestica is similarly dependent on customers to fulfill their obligations under these contracts.

Celestica's customers may cancel their orders, change production quantities or delay production which could have an adverse effect on its results of operations.

        Celestica's customers are increasingly dependent on EMS providers for new product introductions and rapid response times to volume requirements. Celestica generally does not obtain firm, long-term purchase commitments from its customers and it often experiences reduced lead-times in customers' orders. Customers may cancel their orders, change production quantities, or delay production for a number of reasons. The uncertain economic condition of Celestica's customers' end markets and general order volume volatility has resulted, and may continue to result, in some of its customers delaying or canceling the delivery of some of the products Celestica manufactures for them, and placing purchase orders for lower volumes of products than previously anticipated. Cancellation, reduction or delays by a significant customer, or by a group of customers, would seriously harm Celestica's results of operations by reducing the volumes of products manufactured and delivered by it for the customers in that period. Such order changes could also cause a delay in the repayment to Celestica for inventory expenditures it incurs in preparation for the customer orders. Order cancellations and delays could also lower asset utilization, resulting in higher productive assets and lower margins.

If Celestica fails to succesefully restructure its operations its financial condition and results of operations would be adversely affected.

        Celestica has undertaken numerous initiatives to restructure and reduce its capacity in response to the difficult economic climate, with the intention of improving utilization and realizing cost savings in the future. These initiatives have included changing the number and location of Celestica's production facilities, largely to align its capacity and infrastructure with anticipated customer demand, and to rationalize its footprint worldwide. This alignment includes transferring programs from higher cost geographies to lower cost geographies. The process of restructuring entails, among other activities, moving product production between facilities, reducing staff levels, realigning Celestica's business processes and reorganizing its management. Any failure to successfully execute these initiatives can have a material adverse impact on Celestica's results. If, in the future, Celestica's customer demand falls, or Celestica is required to reduce prices, at a rate exceeding the rate at which it is able to reduce its costs by restructuring its operations, this could have a material adverse impact on its operating results.

Celestica may not be able to restructure quickly enough in some of its key manufacturing regions, such as Europe.

        Celestica has operations in multiple regions around the world. As a result, it is subject to different regulatory requirements governing how quickly it is able to reduce manufacturing capacity and terminate related employees, and these requirements are particularly stringent in Europe. Restrictions on Celestica's ability to close under-performing facilities will result in higher expenses associated with carrying excess capacity and infrastructure during its restructuring activities.

Celestica may need to move an increased portion of its manufacturing base to lower cost regions and failure to successfully do so could have a material adverse effect on its financial condition and results of operations.

        With the significant and severe weakness in technology end markets over the past few years, Celestica's customers require significant cost reductions in order to maintain sales and improve their financial performance. This environment has resulted in an accelerated movement of Celestica's production from higher cost regions such as North America and western Europe to lower cost regions such as Asia, Latin America and Central Europe. This accelerated move could impact current and future results by such factors as increasing the risks associated with transferring production to new regions where skills or experience may be more limited than in higher cost regions, higher operating expenses during the transition, and additional restructuring costs associated with the decrease in production levels in higher cost geographies.

Any failure of Celestica to successfully manage its international operations would have a material adverse effect on its financial condition and results of operations.

        During 2002 and the first nine months of 2003, approximately 40% and 50%, respectively, of Celestica's revenue was produced from locations outside of North America. In addition, Celestica purchased material from international suppliers for much of its business, including its North American business. Celestica believes that its future growth depends in large part on its ability to increase its business in international markets and, as described above, the shift of much of its production to lower cost geographies. Celestica will continue to expand its operations outside of North America.

        This expansion will require significant management attention and financial resources. International operations are subject to inherent risks, which may adversely affect Celestica, including:

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  labor unrest;

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  unexpected changes in regulatory requirements;

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  tariffs, import and export duties, value-added taxes and other barriers;

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  less favorable intellectual property laws;

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  difficulties in staffing and managing foreign sales and support operations;

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  longer accounts receivable payment cycles and difficulties in collecting payments;

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  changes in local tax rates and other potentially adverse tax consequences, including the cost of repatriation of earnings;

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  lack of acceptance of locally manufactured products in foreign countries;

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  burdens of complying with a wide variety of foreign laws, including changing import and export regulations which could erode Celestica's profit margins or restrict exports;

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  adverse changes in Canadian and U.S. trade policies with the other countries in which Celestica maintains operations;

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  political instability;

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  potential restrictions on the transfer of funds;

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  inflexible employee contracts that restrict Celestica's flexibility in responding to business downturns; and

  •
  foreign exchange risks.

        Celestica has either purchased or built manufacturing facilities in numerous Asian countries, including Thailand, Malaysia, China, Indonesia and Singapore, and is subject to the significant political, economic and legal risks associated with doing business in these countries. For instance, under its current leadership, the Chinese government has instituted a policy of economic reform which has included encouraging foreign trade and investment, and greater economic decentralization. However, the Chinese government may discontinue or change these policies, and these policies may not be successful. Moreover, despite progress in developing its legal system, China does not have a comprehensive and highly developed system of laws, particularly as it relates to foreign investment activities and foreign trade. Enforcement of existing and future laws and contracts is uncertain, and implementation and interpretation of such laws may be inconsistent. As the Chinese legal system develops, new laws and changes to existing laws may adversely affect foreign operations in China. While Hong Kong has had a long history of promoting foreign investment, its incorporation into China means that the uncertainty related to China and its policies may now also affect Hong Kong. Thailand and Indonesia have also had a long history of promoting foreign investment but have experienced economic and political turmoil and a significant devaluation of their currencies in the recent past. There is a risk that economic and political turmoil may result in the reversal of the current policies encouraging foreign investment and trade, restrictions on the transfer of funds overseas, employee turnover, labor unrest, or other domestic problems that could adversely affect Celestica.

Celestica's recent capacity reduction activities and manufacturing restructuring programs may impact its ability to meet the growth needs of its customers.

        With the significant and severe weakness in technology end markets over the past two years, Celestica has experienced poor asset utilization and responded by significantly reducing its manufacturing infrastructure. If Celestica's customers were to experience sharp and unforecasted improvements in demand, the removal of this infrastructure could potentially impact customer satisfaction and limit Celestica's ability to grow if it is not able to respond to higher volumes required by its customers.

Celestica faces financial risks due to foreign currency fluctuations.

        The principal currency in which Celestica conducts its operations is U.S. dollars. However, some of Celestica's subsidiaries transact business in foreign currencies, such as Canadian dollars, Mexican pesos, British pounds sterling, Euros, Singapore dollars, Japanese yen, Brazilian reais and the Thai baht. Celestica may sometimes enter into hedging transactions to minimize its exposure to foreign currency and interest rate risks. Celestica's current hedging activity is designed to reduce the variability of its foreign currency costs and consists of contracts to purchase or sell these foreign currencies at future dates. In general, these contracts extend for periods of less than 19 months. Celestica's hedging transactions may not successfully minimize foreign currency risk.

If Celestica is unable to recruit or retain highly skilled personnel its business could be adversely affected.

        The recruitment of personnel for the EMS industry is highly competitive. Celestica believes that its future success will depend, in part, on its ability to continue to attract and retain highly skilled executive, technical and management personnel. Celestica generally does not have employment or non-competition agreements with its employees. To date Celestica has been successful in recruiting and retaining executive, managerial and technical personnel. However, the loss of services of certain of these employees could have a material adverse effect on Celestica.

Celestica is in a highly competitive industry which has resulted in lower prices, reduced gross margin and loss of revenue.

        Celestica is in a highly competitive industry. It competes against numerous domestic and foreign companies. Two of its competitors, Flextronics International and Solectron Corporation, each had revenue in excess of $12.0 billion for fiscal 2002 and one of its competitors, Sanmina-SCI Corporation, had revenue in excess of $8.0 billion for fiscal 2002. Celestica also faces indirect competition from the manufacturing operations of its current and prospective customers, which continually evaluate the merits of manufacturing products internally rather than using electronic manufacturing services providers. Some of Celestica's competitors have more geographically diversified international operations, a greater production presence in lower cost geographies as well as substantially greater manufacturing, financial, procurement, research and development, and marketing resources than Celestica has. These competitors may create alliances and rapidly acquire significant market share. Accordingly, Celestica's current or potential competitors may develop or acquire services comparable or superior to those Celestica develops, combine or merge to form significant competitors, or adapt more quickly than Celestica will to new technologies, evolving industry trends and changing customer requirements. Competition has caused and may continue to cause price reductions, reduced profits, or loss of market share, any of which could materially and adversely affect Celestica. Celestica may not be able to compete successfully against current and future competitors, and the competitive pressures that it faces may materially adversely affect it. The EMS industry has been experiencing an increase in excess manufacturing capacity. This has and will continue to exert additional pressures on pricing for components and services, thereby increasing the competitive pressures in the EMS industry. Excess capacity will limit the industry's ability to attain economics of scale and other synergies.

Celestica may not be able to increase revenue if the trend of outsourcing by OEMs slows.

        Future growth in Celestica's revenue depends on new outsourcing opportunities in which it assumes additional manufacturing and supply chain management responsibilities from OEMs. To the extent that these opportunities are not available, either because OEMs decide to perform these functions internally or because they use other EMS providers, Celestica's future growth will be limited.

Celestica may be unable to keep pace with technology changes.

        Celestica continues to evaluate the advantages and feasibility of new manufacturing processes. Celestica's future success will depend in part upon its ability to develop and to market manufacturing services which meet changing customer needs, to maintain technological leadership, and to successfully anticipate or respond to technological changes in production and manufacturing processes in cost-effective and timely ways. Celestica's manufacturing processes, test development efforts and design capabilities may not be successful.

Celestica's customers may be adversely affected by rapid technological change which can adversely impact Celestica's business.

        Celestica's customers compete in markets that are characterized by rapidly changing technology, evolving industry standards, and continuous improvements in products and services. These conditions frequently result in short product life cycles. Celestica's success will depend largely on the success achieved by its customers in developing and marketing their products. If technologies or standards supported by Celestica's customers' products become obsolete or fail to gain widespread commercial acceptance, its business could be materially adversely affected.

Celestica may be unable to protect its intellectual property.

        Celestica believes that certain of its proprietary intellectual property rights and information gives it a competitive advantage. Accordingly, Celestica has taken, and intend to continue to take, appropriate steps to protect this proprietary information. These steps include signing non-disclosure agreements with customers, suppliers, employees and other parties, and implementing strict security measures. Celestica's protection measures may not be sufficient to prevent the misappropriation or unauthorized disclosure of its property or information.

        There is also a risk that infringement claims may be brought against Celestica or its customers in the future. If someone does successfully assert an infringement claim, Celestica may be required to spend significant time and money to develop a manufacturing process that does not infringe upon the rights of such other person or to obtain licenses for the technology, process or information from the owner. Celestica may not be successful in such development or any such licenses may not be available on commercially acceptable terms, if at all. In addition, any litigation could be lengthy and costly and could adversely affect Celestica even if it is successful in such litigation.

Celestica is subject to the risk of increased income taxes which would adversely affect its results of operations.

        Celestica's business operations are carried on in a number of countries, including countries where:

  •
  tax incentives have been extended to encourage foreign investment; or

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  income tax rates are low.

        Celestica develops its tax position based upon the anticipated nature and conduct of its business and the tax laws, administrative practices and judicial decisions now in effect in the countries in which it has assets or conduct business. All of these are subject to change or differing interpretations, possibly with retroactive effect. Any such change could increase Celestica's income taxes.

Celestica's compliance with environmental laws could be costly.

        Like others in similar businesses, Celestica is subject to extensive environmental laws and regulations in numerous jurisdictions. Celestica's environmental policies and practices have been designed to ensure compliance with these laws and regulations consistent with local practice. Future developments and increasingly stringent regulation could require Celestica to incur additional expenditures relating to environmental matters at any of the facilities. Achieving and maintaining compliance with present, changing and future environmental laws could restrict Celestica's ability to modify or expand its facilities or continue production. This compliance could also require Celestica to acquire costly equipment or to incur other significant expenses.

        Certain environmental laws impose liability for the costs of removal or remediation of hazardous or toxic substances on an owner, occupier or operator of real estate, even if such person or company was not aware of or responsible for the presence of such substances. In addition, in some countries in which Celestica has operations, any person or company who arranges for the disposal or treatment of hazardous or toxic substances at a disposal or treatment facility may be liable for the costs of removal or remediation of such substances at such facility, whether or not the person or company owns or operates the facility.

        Some of Celestica's operating sites have a history of industrial use. Soil and groundwater contamination have occurred at some of Celestica's facilities. From time to time Celestica investigates, remediates and monitors soil and groundwater contamination at certain of its operating sites. In certain instances where soil or groundwater contamination existed prior to Celestica's ownership or occupation of a site, landlords or former owners have contractually retained responsibility and liability for the contamination and its remediation. However, failure of such former owners or landlords to perform, as the result of financial inability or otherwise, could result in Celestica being required to remediate such contamination.

        Celestica generally obtains environmental assessments, or reviewed recent assessments initiated by others, for most of the manufacturing facilities that it owns or leases at the time it acquires or leases such facilities. Celestica's assessments may not reveal all environmental liabilities and current assessments are not available for all facilities. Consequently, there may be material environmental liabilities of which Celestica is not aware. In addition, ongoing clean up and containment operations may not be adequate for purposes of future laws. The conditions of Celestica's properties could be affected in the future by the condition of the land or operations in the vicinity of the properties, such as the presence of underground storage tanks. These developments and others, such as increasingly stringent environmental laws, increasingly strict enforcement of environmental laws by governmental authorities, or claims for damage to property or injury to persons resulting from the environmental, health, or safety impact of its operations, may cause Celestica to incur significant costs and liabilities that could have a material adverse effect on it.

Celestica's loan agreements contain restrictive covenants that may impair its ability to conduct its business.

        Certain of Celestica's outstanding loan agreements contain financial and operating covenants that limit its management's discretion with respect to certain business matters. Among other things, these covenants restrict Celestica's ability and its subsidiaries' ability to incur additional debt, create liens or other encumbrances, change the nature of its business, sell or otherwise dispose of assets, and merge or consolidate with other entities. At September 30, 2003, Celestica was in compliance with these covenants.

ENFORCEABILITY OF CIVIL LIABILITIES

        Celestica is incorporated under the laws of the Province of Ontario, Canada. Substantially all of Celestica's directors, controlling persons and officers and certain of the experts named in this proxy statement/prospectus are residents of Canada, and all or a substantial portion of the assets of Celestica and such persons are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon Celestica or such other persons, or to enforce against Celestica or them in the United States, judgments of courts of the United States predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. Celestica has been advised that there is doubt as to the enforceability in Canada against Celestica, its directors, controlling persons and officers and the experts named in this proxy statement/prospectus who are not residents of the United States, in original actions or in actions for enforcements of judgment of U.S. courts, of liabilities predicated solely upon U.S. federal securities laws.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they never materialize or prove incorrect, could cause the results of Celestica or MSL to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including:

  •
  any projections of earnings, revenues, synergies, cost savings or other financial items;

  •
  any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans and the anticipated timing of filings and approvals relating to the merger;

  •
  any statements regarding future economic conditions or performance;

  •
  any statements of belief; and

  •
  any statements of assumptions underlying any of the foregoing.

        The risks, uncertainties and assumptions referred to above include:

  •
  the possibility that the merger may not close or that Celestica or MSL may be required to modify some aspects of the merger in order to obtain regulatory approvals;

  •
  the challenges of integration associated with the merger and the challenges of achieving anticipated synergies; and

  •
  other risks that are described in the section entitled "Risk Factors," beginning on page 18 of this proxy statement/prospectus, and in the documents that are incorporated by reference into this proxy statement/prospectus.

        If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, results of Celestica and MSL could differ materially from the expectations in these statements. Celestica and MSL are not under any obligation and do not intend to update their respective forward-looking statements.

SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF CELESTICA

        The table below presents a summary of selected historical consolidated financial data with respect to Celestica as of the dates and for the periods indicated. The historical consolidated statement of earnings (loss) data presented below for the fiscal years ended December 31, 2002, 2001 and 2000 and the historical balance sheet data as of December 31, 2002 and 2001 have been derived from Celestica's audited historical consolidated financial statements which are incorporated by reference into this proxy statement/prospectus and which have been audited by KPMG LLP, independent accountants. The historical consolidated statement of earnings (loss) data for the nine months ended September 30, 2003 and 2002 and the historical balance sheet data as of September 30, 2003 and 2002 have been derived from Celestica's unaudited historical interim consolidated financial statements which are incorporated by reference into this proxy statement/prospectus. Operating results of the nine months ended September 30, 2003 and 2002 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2003 or any other period. In the opinion of Celestica's management, the accompanying unaudited financial data include all adjustments necessary for their fair presentation. The historical consolidated statement of earnings (loss) data presented below for the fiscal years ended December 31, 1999 and 1998 and the historical balance sheet data as of December 31, 2000, 1999 and 1998 are derived from Celestica's audited historical consolidated financial statements which are not incorporated by reference into this proxy statement/prospectus, and which were also audited by KPMG LLP. The historical results are not necessarily indicative of results to be expected for any future period.

        You should read the summary consolidated financial data set forth below in conjunction with Celestica's annual report on Form 20-F for the fiscal year ended December 31, 2002 and its report on Form 6-K furnished to the Securities and Exchange Commission on November 3, 2003 and the financial statements and management's discussion and analysis of such financial statements included therein, all of which are incorporated by reference into this proxy statement/prospectus.

        Celestica's consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles, or GAAP. These principles conform in all material respects with U.S. GAAP except as described in note 22 to the consolidated financial statements included in Celestica's annual report on Form 20-F. Celestica's report on Form 6-K furnished to the Securities and Exchange Commission on December 24, 2003 describes the reconciliation of Celestica's financial information for the nine months ended September 30, 2003 and 2002 to U.S. GAAP. For all the years presented, the selected financial data is prepared in accordance with Canadian GAAP unless otherwise indicated.

	Year ended December 31,					Nine months ended September 30,
	1998(1)	1999(1)	2000(1)	2001(1)	2002(1)	2002(1)	2003(1)
						(unaudited)
	(in millions, except per share amounts)
Consolidated Statements of Earnings (Loss) Data (Canadian GAAP):
Revenue	$3,249.2	$5,297.2	$9,752.1	$10,004.4	$8,271.6	$6,359.6	$4,820.5
Cost of sales	3,018.7	4,914.7	9,064.1	9,291.9	7,715.8	5,914.1	4,631.7

Gross profit	230.5	382.5	688.0	712.5	555.8	445.5	188.8
Selling, general and administrative expenses(2)	130.5	202.2	326.1	341.4	298.5	230.0	197.5
Amortization of goodwill and intangible assets(3)	45.4	55.6	88.9	125.0	95.9	72.7	36.5
Integration costs related to acquisitions(4)	8.1	9.6	16.1	22.8	21.1	17.1	—
Other charges(5)	64.7	—	—	273.1	677.8	136.4	69.1

Operating income (loss)	(18.2)	115.1	256.9	(49.8)	(537.5)	(10.7)	(114.3)
Interest expense (income), net(6)	32.3	10.7	(19.0)	(7.9)	(1.1)	2.0	(5.1)

Earnings (loss) before income taxes	(50.5)	104.4	275.9	(41.9)	(536.4)	(12.7)	(109.2)
Income tax expense (recovery)	(2.0)	36.0	69.2	(2.1)	(91.2)	(2.2)	(8.2)

Net earnings (loss)	$(48.5)	$68.4	$206.7	$(39.8)	$(445.2)	$(10.5)	$(101.0)

Basic earnings (loss) per share(7)	$(0.47)	$0.41	$1.01	$(0.26)	$(1.98)	$(0.09)	$(0.45)
Diluted earnings (loss) per share(7)	$(0.47)	$0.40	$0.98	$(0.26)	$(1.98)	$(0.09)	$(0.45)
Consolidated Statements of Earnings (Loss) Data (US GAAP)(8):
Operating income (loss)	$(24.4)	$113.2	$254.4	$(40.0)	$(569.8)	$(13.5)	$(106.4)
Net earnings (loss)	$(54.7)	$66.5	$197.4	$(51.3)	$(494.9)	$(30.5)	$(107.4)

Other Data:
Capital expenditures	$65.8	$211.8	$282.8	$199.3	$151.4	$119.3	$87.1
	As at December 31,					As at September 30,
	1998	1999	2000	2001	2002	2002	2003
						(unaudited)
	(in millions)
Consolidated Balance Sheet Data (Canadian GAAP):
Cash and short-term investments	$31.7	$371.5	$883.8	$1,342.8	$1,851.0	$1,848.3	$1,209.5
Working capital(9)	$356.2	$1,000.2	$2,262.6	$2,339.8	$2,093.2	$2,265.4	$1,581.0
Capital assets	$214.9	$365.4	$633.4	$915.1	$727.8	$831.4	$688.1
Total assets	$1,636.4	$2,655.6	$5,938.0	$6,632.9	$5,806.8	$6,491.7	$5,168.9
Total long-term debt, including current portion(10)	$135.8	$134.2	$132.0	$147.4	$6.9	$7.9	$4.4
Shareholders' equity	$859.3	$1,658.1	$3,469.3	$4,745.6	$4,203.6	$4,701.2	$3,646.2
Consolidated Balance Sheet Data (US GAAP)(8):
Total assets	$1,634.4	$2,653.6	$5,936.0	$6,640.3	$5,805.4		$5,198.5
Total long-term debt, including current portion	$135.8	$134.2	$1,005.1	$1,046.8	$831.7		$637.3
Shareholders' equity	$853.0	$1,650.0	$2,605.4	$3,841.1	$3,344.4		$3,004.0

1.
The consolidated statements of earnings (loss) data for:

1998, 1999, 2000, 2001 and 2002 and the nine months ended September 30, 2002 and 2003 include the results of operations of the manufacturing operation acquired from Madge Networks N.V. in February 1998, the manufacturing operation acquired from Lucent Technologies Inc. in April 1998, Analytic Design, Inc. acquired in May 1998, the manufacturing operation acquired from Silicon Graphics Inc. in June 1998, and AccuTronics, Inc. acquired in September 1998;

1999, 2000, 2001 and 2002 and the nine months ended September 30, 2002 and 2003 include the results of operations of International Manufacturing Services, Inc., or IMS, acquired December 1998, Signar SRO acquired in April 1999, greenfield operations established in Brazil and Malaysia in June 1999, VXI Electronics, Inc. acquired in September 1999, the assets acquired from Hewlett-Packard's Healthcare Group in October 1999, EPS Wireless, Inc. acquired in December 1999, and certain assets acquired from Fujitsu-ICL Systems Inc. in December 1999;

2000, 2001 and 2002 and the nine months ended September 30, 2002 and 2003 include the results of operations of the assets of the Enterprise System Group and the Microelectronics Division of IBM in Minnesota and in Italy acquired in February and May 2000, respectively, NDB Industrial Ltda. acquired in June 2000, Bull Electronics Inc. acquired in August 2000, and NEC Technologies (UK) Ltd. acquired in November 2000;

2001 and 2002 and the nine months ended September 30, 2002 and 2003 include the results of operations of Excel Electronics, Inc. acquired in January 2001, certain assets of Motorola Inc. in Ireland and Iowa acquired in February 2001, certain assets of a repair facility of N.K. Techno Co., Ltd. in Japan acquired in March 2001, certain assets of Avaya Inc. in Arkansas and Colorado acquired in May 2001, Sagem CR s.r.o. acquired in June 2001, certain assets of Avaya Inc. in France acquired in August 2001, certain assets of Lucent Technologies Inc. in Ohio and Oklahoma acquired in August 2001, Primetech Electronics Inc. acquired in August 2001, and Omni Industries Limited acquired in October 2001; and

2002 and the nine months ended September 30, 2002 and 2003 include the results of operations of certain assets of NEC Corporation in Miyagi and Yamanashi, Japan acquired in March 2002, and certain assets of Corvis Corporation in the United States acquired in August 2002.

2.
Selling, general and administrative expenses include research and development costs.

3.
Effective January 1, 1998, Celestica revised the estimated useful life of its goodwill and intellectual property for accounting purposes from 20 years each to 10 years and 5 years, respectively.

In 2001, the Canadian Institute of Chartered Accountants (CICA) approved Handbook Sections 1581, "Business combinations" and 3062, "Goodwill and other intangible assets." The new standards mandate the purchase method of accounting for business combinations and require that the value of the shares issued in a business combination be measured using the average share price for a reasonable period before and after the date the terms of the acquisition are agreed to and announced. The new standards are substantially consistent with U.S. GAAP.

Effective July 1, 2001, goodwill acquired in business combinations completed after June 30, 2001 has not been amortized. Celestica has fully adopted these new standards as of January 1, 2002, and discontinued amortization of all existing goodwill. Celestica also evaluated existing intangible assets, including estimates of remaining useful lives, and has reclassed $9.1 million from intellectual property to goodwill, as of January 1, 2002, to conform with the new criteria.

Section 3062 required the completion of a transitional goodwill impairment evaluation within six months of adoption. Any transitional impairment would have been recognized as an effect of a change in accounting principle and would have been charged to opening retained earnings as of January 1, 2002. Celestica completed the transitional goodwill impairment assessment during the second quarter of 2002, and determined that no impairment existed as of the date of adoption. Under U.S. GAAP, any transitional impairment charge would have been recognized in earnings as a cumulative effect of a change in accounting principle.

Effective January 1, 2002, Celestica had unamortized goodwill of $1,137.9 million which is no longer being amortized. This change in accounting policy is not applied retroactively and the amounts presented for prior periods have not been restated for this change. The following table shows the impact of this change as if the policy had been applied retroactively to 2001:

	Year ended December 31,
	2001	2002
	(in millions, except per share amounts)
Net loss as reported	$(39.8)	$(445.2)
Add back: goodwill amortization	39.2	—

Net loss before goodwill amortization	$(0.6)	$(445.2)

Basic loss per share:
As reported	$(0.26)	$(1.98)
Before goodwill amortization	$(0.07)	$(1.98)
Diluted loss per share:
As reported	$(0.26)	$(1.98)
Before goodwill amortization	$(0.07)	$(1.98)
4.
These costs include costs to implement new information systems and processes, including salary and other costs directly related to the integration activities in newly acquired facilities.

5.
In 1998, other charges totaled $64.7 million comprised of non-cash charges of $35.0 million relating to the write-down of intellectual property, $6.8 million of goodwill which became impaired as a result of the merger with IMS, a write-off of deferred financing fees and debt redemption fees of $17.8 million relating to the prepayment of debt with the net proceeds of Celestica's initial public offering, and other charges of $5.1 million.

In 2001, other charges totaled $273.1 million comprised of (a) a $237.0 million restructuring charge, and (b) a non-cash charge of $36.1 million relating to the annual impairment assessment of long-lived assets, comprised primarily of a write-down of goodwill and intangible assets.

In 2002, other charges totaled $677.8 million comprised primarily of (a) a $385.4 million restructuring charge, (b) a non-cash write-down of $203.7 million relating to the annual goodwill impairment assessment, (c) a non-cash write-down of $81.7 million relating to the annual impairment assessment of long-lived assets, primarily a write-down of intangible assets, and (d) a $9.6 million charge for the premium paid and related deferred financing costs on the redemption of Celestica's Senior Subordinated Notes.

In the nine months ended September 30, 2002, other charges totaled $136.4 million comprised primarily of (a) a $126.8 million restructuring charge and (b) a $9.6 million charge for the premium paid and related deferred financing costs on the redemption of Celestica's Senior Subordinated Notes.

In the nine months ended September 30, 2003, other charges totaled $69.1 million comprised of (a) a $70.7 million restructuring charge and (b) a $1.6 million gain realized on the sale of surplus land.

Effective January 1, 2003, Celestica adopted the new CICA Handbook Section 3063, "Impairment or Disposal of Long-Lived Assets" and the revised Section 3475, "Disposal of Long-Lived Assets and Discontinued Operations," which are consistent with U.S. GAAP. These sections establish standards for recognizing, measuring and disclosing impairment for long-lived assets held-for-use, and for measuring and separately classifying assets available-for-sale. Previously, long-lived assets were written down to net recoverable value if the undiscounted future cash flows were less than net book value. Under the new standard, assets must be classified as either held-for-use or available-for-sale. Impairment losses for assets held-for-use are measured based on fair value which is measured by discounted cash flows. Available-for-sale assets are measured based on expected proceeds less direct costs to sell.

Effective January 1, 2003, Celestica adopted the new CICA Emerging Issues Committee Abstracts EIC-134, "Accounting for Severance and Termination Benefits," and EIC-135, "Accounting for Costs Associated with Exit and Disposal Activities," which establishes standards for recognizing, measuring and disclosing costs relating to an exit or disposal activity. These standards are similar to U.S. GAAP. The Company has applied the new standards to restructuring plans initiated after January 1, 2003. These EICs allow recognition of a liability for an exit or disposal activity only when the costs are incurred and can be measured at fair value. Previously, a commitment to an exit or disposal plan was sufficient to record the majority of costs.

6.
Interest expense (income) is comprised primarily of interest expense incurred on indebtedness less interest income earned on cash and short-term investments.

7.
In 2001, Celestica retroactively adopted the new CICA Handbook Section 3500, "Earnings per share," which requires the retroactive use of the treasury stock method for calculating diluted earnings per share. This change results in an earnings (loss) per share calculation which is consistent with U.S. GAAP.

For purposes of the basic and diluted earnings (loss) per share calculations, the weighted average number of shares outstanding were:

	Year ended December 31,					Nine months ended September 30,
	1998	1999	2000	2001	2002	2002	2003
						(unaudited)
	(in millions)
Basic	103.0	167.2	199.8	213.9	229.8	230.0	218.9
Diluted	103.0	171.2	211.8	213.9	229.8	230.0	218.9
8.
The significant differences between the line items under Canadian GAAP and those as determined under U.S. GAAP arise from:

  •
  for 1998: non-cash charges for compensation expense;

  •
  for 1999: non-cash charges for compensation expense;

  •
  for 2000: non-cash charges for compensation expense, interest on the convertible debt Celestica issued in August 2000 and classification of the convertible debt as a long-term liability rather than as an equity instrument;

  •
  for 2001: non-cash charges for compensation expense, interest on convertible debt classified as a long-term liability rather than as an equity instrument, impairment charges to write-down certain assets and gains on a foreign exchange contract;

  •
  for 2002: non-cash charges for compensation expense, interest on convertible debt classified as a long-term liability rather than as an equity instrument, impairment charges to write-down certain assets and gains on repurchase of convertible debt;

  •
  for the nine months ended September 30, 2002: non-cash charges for compensation expense, interest on convertible debt classified as a long-term liability rather than an equity instrument and gains on repurchase of convertible debt;

  •
  for the nine months ended September 30, 2003: interest on convertible debt classified as a long-term liability rather than an equity instrument, impairment on certain long-lived assets, recognition of asset retirement obligations and gains on repurchase of convertible debt; and

  •
  for the nine months ended September 30, 2003: the net loss of $107.4 is before cumulative effect of a change in accounting policy.

9.
Calculated as current assets less current liabilities.

10.
Long-term debt includes capital lease obligations.

SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF MSL

        The table below presents a summary of selected historical consolidated financial data with respect to MSL as of the dates and for the periods indicated. The historical consolidated statement of operations data presented below for the fiscal years ended December 31, 2002, 2001 and 2000 and the historical balance sheet data as of December 31, 2002 and 2001 have been derived from MSL's audited historical consolidated financial statements which are incorporated by reference into this proxy statement/prospectus and which have been audited by PricewaterhouseCoopers LLP, independent accountants. The historical consolidated statement of operations data for the nine months ended September 28, 2003 and September 29, 2002 and the historical balance sheet data as of September 28, 2003 and September 29, 2002 have been derived from MSL's unaudited historical interim consolidated financial statements which are incorporated by reference into this proxy statement/prospectus. Operating results of the nine months ended September 28, 2003 and September 29, 2002 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2003 or any other period. In the opinion of MSL's management, the accompanying unaudited financial data included all adjustments (consisting only of normal recurring adjustments) necessary for their fair presentation. The historical consolidated statement of operations data presented below for the fiscal years ended December 31, 1999 and 1998 and the historical balance sheet data as of December 31, 2000, 1999 and 1998 are derived from MSL's audited historical consolidated financial statements which are not incorporated by reference into this proxy statement/prospectus, and which were also audited by PricewaterhouseCoopers LLP. The historical results are not necessarily indicative of results to be expected for any future period.

        MSL adopted Statement of Financial Accounting Standards, or FAS, No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment to FASB Statement No. 13, and Technical Corrections" as of January 1, 2003. The adoption of FAS No. 145 retroactively changes guidance related to the reporting of gains and losses from extinguishment of debt as extraordinary items. The effect of FAS No. 145 on MSL's statement of operations data for the five years ended December 31, 2002, and for the nine months ended September 29, 2002 is for amounts previously recorded as "Extraordinary loss on extinguishment of debt" to instead be recorded as "Loss from extinguishment of debt" in deriving "Income (loss) from operations before provision for income taxes". MSL has reclassified extraordinary losses of $2.2 million, $3.1 million and $4.0 million for the years ended December 31, 1998, 2000 and 2002, respectively. There were no extraordinary items in the years ended December 31, 1999 and 2001.

        You should read the summary consolidated financial data set forth below in conjunction with MSL's annual report on Form 10-K for the fiscal year ended December 31, 2002 and its report on Form 10-Q filed with the Securities and Exchange Commission on November 3, 2003 and the financial statements and management's discussion and analysis of such financial statements included therein, all of which are incorporated by reference into this proxy statement/prospectus.

	Year ended December 31,					Nine months ended
	1998	1999	2000	2001	2002	September 29, 2002	September 28, 2003
						(unaudited)
	(in thousands, except per share amounts)
Statement of Operations Data:
Net sales (a)	$837,993	$920,722	$1,758,101	$1,522,000	$853,745	$644,790	$532,531
Gross profit	45,259	55,233	97,790	110,023	75,612	58,232	43,085
Operating income (loss) (b)	8,695	16,411	21,449	(86,094)	(8,219)	(5,860)	(2,005)
Net income (loss)	$(6,241)	$2,010	$(4,035)	$(95,140)	$(20,728)	$(15,380)	$(5,085)
Net income (loss) applicable to common stockholders	$(6,241)	$1,201	$(25,959)	$(95,140)	$(23,390)	$(17,107)	$(8,103)
Basic income (loss) per share:
Net income (loss)	$(0.33)	$0.06	$(0.98)	$(2.86)	$(0.72)	$(0.53)	$(0.24)
Weighted average shares outstanding	18,746	19,384	26,411	33,304	32,622	32,474	33,607
Diluted income (loss) per share:
Net income (loss)	$(0.33)	$0.06	$(0.98)	$(2.86)	$(0.72)	$(0.53)	$(0.24)
Weighted average shares outstanding	18,746	$19,608	26,411	33,304	32,622	32,474	33,607
Balance Sheet Data:
Working capital	$54,340	$98,273	$234,425	$151,999	$106,914	$105,922	$127,212
Total assets	$277,608	$411,783	$933,517	$436,820	$331,407	$333,121	$358,280
Total long-term debt and capital lease obligations, including current portion	$62,127	$127,343	$189,081	$120,560	$23,657	$23,243	$24,206
Preferred stock	$—	$39,204	$—	$—	$35,551	$36,258	$58,484
Total stockholders' equity	$39,174	$48,621	$215,448	$113,706	$100,697	$102,065	$102,265

(a)
Increase in revenues from 1999 to 2000 mainly resulted from the purchase of certain assets from 3Com in November 1999 and September 2000, which included its Salt Lake City manufacturing facility in November 1999. Revenues related to these acquisitions contributed to $546 million of revenue in 2000.

(b)
During 2001, MSL recorded restructuring charges totaling $91.9 million, mainly related to the closure of its Salt Lake City facility.

COMPARATIVE HISTORICAL AND PRO FORMA DATA

        The following table presents certain unaudited historical per share data of MSL and Celestica and unaudited combined pro forma per share and other selected financial data of MSL and Celestica after giving effect to the acquisition of MSL by Celestica using the purchase method of accounting. The unaudited combined pro forma data includes the effects of the proposed acquisition of MSL by Celestica. The unaudited combined pro forma data does not purport to be indicative of the results of future operations or the results that would have occurred had the acquisition been consummated at the beginning of the periods presented. The information set forth below should be read in conjunction with the historical consolidated financial statements and notes thereto of Celestica and MSL, both of which are incorporated by reference in this proxy statement/prospectus. The unaudited combined pro forma and unaudited pro forma per equivalent MSL share data and unaudited combined pro forma selected financial data combine the results of operations of Celestica and MSL for the year ended December 31, 2002, the results of operations of Celestica and MSL for the nine months ended September 30, 2003 and September 28, 2003, respectively, and Celestica's financial position at September 30, 2003 with MSL's financial position at September 28, 2003. The historical and unaudited combined pro forma data for Celestica and MSL is prepared in accordance with U.S. GAAP. To date, no cash dividends have been declared or paid on Celestica subordinate voting shares or MSL common stock.

Celestica
(U.S. GAAP)

	Year ended December 31, 2002	Nine months ended September 30, 2003
		(unaudited)
Historical per share data:
Net loss per basic share	$(2.15)	$(0.50)
Net loss per diluted share	$(2.15)	$(0.50)
Net book value per share (1)	$14.63	$14.34

MSL
(U.S. GAAP)

	Year ended December 31, 2002	Nine months ended September 28, 2003
		(unaudited)
Historical per common share data:
Net income (loss) per basic share	$(0.72)	$(0.24)
Net income (loss) per diluted share	$(0.72)	$(0.24)
Net book value per share (1)	$3.04	$3.01

Celestica and MSL
(U.S. GAAP)

	Year ended December 31, 2002	Nine months ended September 30, 2003
	(unaudited)
	(in millions, except per share amounts)
Pro forma combined selected financial data
Revenue	$9,125.3	$5,353.0
Operating loss (4)	$(579.9)	$(109.9)
Net loss (4)	$(517.2)	$(115.0)
Total assets (5)		$5,655.3
Shareholders' equity (6)		$3,259.8
Capital stock (6)		$3,579.5
Pro forma combined per share data
Net loss per combined company's basic share (2)	$(2.13)	$(0.50)
Net loss per combined company's diluted share (2)	$(2.13)	$(0.50)
Net loss per equivalent MSL basic share (3)	$(0.80)	$(0.19)
Net loss per equivalent MSL diluted share (3)	$(0.80)	$(0.19)
Net book value per combined company's share (1)	$14.91	$14.65
Net book value per equivalent MSL share (3)	$5.59	$5.49

1.
The historical net book value per Celestica share is computed by dividing shareholders' equity by the number of subordinate voting shares and multiple voting shares outstanding at the specified dates. The historical net book value per MSL share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the specified dates. The pro forma net book value per combined company's share is computed by dividing the pro forma shareholders' equity by the pro forma number of Celestica subordinate voting shares and multiple voting shares outstanding as of the specified dates, assuming the merger had occurred as of that date.

2.
Shares used to calculate unaudited combined pro forma net loss per basic share were computed by adding 12,900,000 subordinate voting shares assumed to be issued in the merger in exchange for the outstanding MSL common stock (assuming no subordinate voting shares are issued in respect of Series A or Series B preferred stock) to Celestica's weighted average shares outstanding. Shares used to calculate unaudited combined pro forma net loss per diluted share were computed by adding 12,900,000 subordinate voting shares to Celestica's weighted average shares outstanding. The weighted average shares outstanding excludes the effects of all options and convertible securities, as they are anti-dilutive. The number of Celestica subordinate voting shares issued in the merger is subject to change based on the finalization of the share exchange ratio and any stock elections made by holders of Series A or Series B preferred stock.

3.
The unaudited combined pro forma per equivalent MSL share is calculated by multiplying the pro forma combined amounts by the exchange ratio of 0.375 of a Celestica subordinate voting share for each share of MSL common stock.

4.
The unaudited combined pro forma operating loss and net loss include estimated amortization expense of $1.9 million for intangible assets acquired in the merger, amortized over a five year useful life. Celestica will be obtaining third party valuations of intangible assets and, therefore, the purchase price allocation and estimated amortization expense are subject to change.

5.
Assuming 12,900,000 subordinate voting shares are issued in exchange for all the outstanding common stock of MSL and no subordinate voting shares are issued in respect of Series A or

  Series B preferred stock, the preliminary purchase price is estimated at $329.1 million. The preliminary purchase price of $329.1 million is primarily comprised of (a) the issuance of $224.8 million Celestica subordinate voting shares in exchange for outstanding MSL common stock, (b) $31.0 million ascribed to MSL options and warrants and (c) $69.8 million paid to holders of Series A and Series B preferred stock. The value of the Celestica subordinate voting shares was determined using the average of the closing prices on The New York Stock Exchange in a range of two trading days before and after the measurement date of October 15, 2003, which is subject to change if the application of the share exchange ratio formula in the merger agreement results in a change in the number of shares to be issued. The fair value of the options and warrants was estimated using the Black-Scholes option pricing model assuming a risk-free rate of 3.5%, a dividend yield of 0.0%, a volatility factor of 70.0% and a range of expected option lives depending on the holder's vesting provisions. The pro forma total assets reflects a preliminary allocation of the purchase price to total assets, including goodwill of $165.8 million and amortizable intangible assets of $9.7 million. The majority of the intangible assets are expected to consist of intellectual property and process technology. The valuation of the purchase consideration is subject to change if the share exchange ratio is adjusted and if any Celestica subordinate voting shares are issued to holders of Series A or Series B preferred stock. The allocation of the purchase price to net assets and liabilities is subject to change when fair value information and any restructuring plans are finalized.

  Celestica is in the preliminary stages of determining the nature and extent of any restructuring actions. Assuming the plans for restructuring are at an appropriately advanced and detailed stage on the effective date of the merger, liabilities for the related costs will be accrued and included in the allocation of the purchase price. Celestica intends to accrue any restructuring costs associated with planned MSL employee terminations and site closures as long as those restructuring plans and costs meet the relevant criteria in EITF 95-3. Celestica expects that the majority of liabilities to be recognized will relate to employee termination benefits and lease exit costs. Any costs incurred with respect to Celestica employees or facilities would be expensed.

  Assuming that the market price of Celestica subordinate voting shares remains in the range of $16.00 to $19.33 and the holders of the Series A and Series B preferred stock elect to receive Celestica subordinate voting shares rather than cash in the merger, the cash consideration of $69.8 million would be replaced by the issuance of approximately 4.1 million subordinate voting shares in respect of Series A and Series B preferred stock, valued at approximately $71.0 million (based on the average closing price on The New York Stock Exchange, two days before and after the announcement date of October 15, 2003), resulting in an approximately $1.2 million increase to the purchase price allocated to goodwill.

  If the market price of Celestica subordinate voting shares falls below $16.00, the share exchange ratio will be adjusted so that the market price (calculated as set forth in the merger agreement) of the consideration for one share of MSL common stock will be $6.00. For example, assuming the market price of Celestica subordinate voting shares is $14.00, the share exchange ratio will be 0.4286, resulting in approximately 14,740,000 subordinate voting shares being issued for the outstanding MSL common stock. If the market price of Celestica subordinate voting shares falls below $16.00, the value of the Celestica subordinate voting shares that would be issued with respect to the MSL Series A and Series B preferred stock, if all of the holders make a stock election, would be approximately $65.3 million. It is therefore reasonable to assume that the holders of the Series A and Series B preferred stock will not make a stock election, and will receive total cash consideration of $69.8 million. Based on these assumptions, the estimated preliminary purchase price if the market price of Celestica subordinate voting shares falls below $16.00 would be approximately $306.7 million. The difference in the purchase price would reduce goodwill in the allocation of purchase price to net assets and liabilities.

  Alternatively, if the market price of Celestica subordinate voting shares rises above $19.33, the share exchange ratio will be adjusted so that the market price (calculated as set forth in the merger agreement) of the consideration for one share of MSL common stock will be $7.25. For example, assuming the market price of Celestica subordinate voting shares is $20.00, the share exchange ratio will be 0.3625, resulting in approximately 12,470,000 subordinate voting shares being issued for the outstanding MSL common stock. If the market price of Celestica voting shares rises above $19.33, the value of the Celestica subordinate voting shares that would be issued with respect to the MSL Series A and Series B preferred stock, if all of the holders make a stock election, would be approximately $78.7 million. It is therefore reasonable to assume that the holders of the Series A and Series B preferred stock will make a stock election and not elect to receive cash consideration of $69.8 million. Based on these assumptions, the estimated preliminary purchase price if the market price of Celestica subordinate voting shares rises above $19.33 would be approximately $367.5 million. The difference in the purchase price would increase goodwill in the allocation of purchase price to net assets and liabilities.

6.
The unaudited pro forma combined shareholders' equity and capital stock reflect the issuance of $255.8 million of Celestica subordinate voting shares, options and warrants as purchase consideration.

COMPARATIVE PER SHARE MARKET PRICE DATA

        Celestica subordinate voting shares trade on The New York Stock Exchange and the Toronto Stock Exchange under the symbol "CLS." MSL common stock trades on The New York Stock Exchange under the symbol "MSV."

        The following table shows the closing sales prices per Celestica subordinate voting share and per share of MSL common stock, each as reported on The New York Stock Exchange on (1) October 14, 2003, the last full trading day preceding the public announcement that Celestica and MSL had entered into the merger agreement, and (2) February       , 2004, the last full trading day for which closing sales prices were available before the printing of this proxy statement/prospectus.

        The table also includes the equivalent closing sales prices per share of MSL common stock on those dates. These equivalent closing sales prices per share reflect the value of the 0.375 of a Celestica subordinate voting share that MSL stockholders would receive in exchange for each share of MSL common stock if the merger was completed on either of these dates.

	Celestica Subordinate Voting Shares		MSL Common Stock		Equivalent MSL Price Per Share
October 14, 2003		$17.69		$5.60		$6.63
February , 2004	$		$		$

        The above table shows only historical comparisons. These comparisons may not provide meaningful information to MSL stockholders in determining whether to adopt the merger agreement, or whether a holder of Series A or Series B preferred stock should elect to receive Celestica subordinate voting shares in the merger. MSL stockholders are urged to obtain current market quotations for Celestica subordinate voting shares and MSL common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus in considering whether to adopt the merger agreement and, in the case of holders of MSL preferred stock, whether to elect to receive Celestica subordinate voting shares. For a description of the adjustment in the share exchange ratio under certain circumstances, please see "The Merger Agreement—Conversion of MSL Common Stock and Series A and Series B Preferred Stock in the Merger" beginning on page 78 of this proxy statement/prospectus. Please also see the section entitled "Where You Can Find More Information" beginning on page 121 of this proxy statement/prospectus.

Prices of Celestica Shares

        The subordinate voting shares are listed on The New York Stock Exchange and the Toronto Stock Exchange. The range of closing prices and trading volume of the subordinate voting shares on The New York Stock Exchange for the periods indicated are set forth below:

	NYSE
	High	Low	Volume
	Price per Share
Year ended December 31, 2002
First quarter	$47.08	$31.50	141,144,200
Second quarter	36.98	21.14	127,727,400
Third quarter	26.70	12.95	153,867,600
Fourth quarter	19.28	9.89	122,175,600
Year ended December 31, 2003
First quarter	17.43	10.45	95,056,800
Second quarter	16.78	9.78	110,235,200
Third quarter	19.90	13.80	98,883,700
Fourth quarter	18.48	12.91	88,762,000

Six months ended January 2004

	NYSE
	High	Low	Volume
	Price per Share
August 2003	17.55	13.80	28,452,000
September 2003	19.90	15.86	35,091,600
October 2003	18.10	13.20	38,796,900
November 2003	15.96	13.81	24,142,400
December 2003	16.00	13.62	25,822,700
January 2004	•	•	•

THE SPECIAL MEETING OF MSL STOCKHOLDERS

        This proxy statement/prospectus is being sent to you as an MSL stockholder in order to provide you with important information regarding the proposed merger in connection with the solicitation of proxies by MSL's board for use at the special meeting of MSL stockholders and at any adjournment or postponement of the special meeting.

Date, Time and Place of the Special Meeting

        MSL will hold a special meeting of its stockholders on            , 2004, at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

Matter for Consideration

        At the MSL special meeting, MSL stockholders will be asked to consider and vote upon a proposal to adopt the merger agreement. MSL does not currently contemplate that any other matters will be presented at the special meeting. MSL's by-laws provide that no matter may be brought before a special meeting which is not related to the purpose or purposes stated in the notice of the special meeting.

Board of Directors' Recommendation

        After careful consideration, the MSL board has unanimously approved the merger agreement and the merger. The MSL board has unanimously declared the merger agreement and the transactions contemplated by the merger agreement advisable, and has declared that it is in the best interests of MSL's stockholders that MSL consummate the merger on the terms and conditions set forth in the merger agreement. The MSL board unanimously recommends that the MSL stockholders vote "FOR" the adoption of the merger agreement.

Record Date; Shares Held by Directors and Executive Officers

        The record date for determining the MSL stockholders entitled to vote at the special meeting is Monday, February 2, 2004. Only holders of record of MSL common stock and Series A and Series B preferred stock as of the close of business on that date are entitled to vote at the special meeting. As of the record date, there were                   shares of MSL common stock issued and outstanding, held of record by approximately            holders, 830,000 shares of Series A preferred stock issued and outstanding, held of record by approximately            holders, and 500,000 shares of Series B preferred stock issued and outstanding, held of record by approximately            holders. Each share of MSL common stock is entitled to one vote, the 830,000 shares of Series A preferred stock are entitled to a total of 6,449,100 votes in the aggregate (7.77 votes per share) and the 500,000 shares of Series B preferred stock are entitled to a total of 4,237,250 votes (8.4745 votes per share), on all matters that may properly come before the special meeting.

        As of the record date, the directors and executive officers of MSL and their affiliates held 16,379,363 outstanding shares of MSL common stock and 300,000 shares of Series A preferred stock, or approximately 48.6% of the outstanding MSL common stock on an as-converted basis. Some executives of MSL and the institutional stockholders, which are affiliates of one of MSL's directors, have entered into stockholder agreements with respect to MSL capital stock representing approximately 41.4% of the votes entitled to be cast on the merger proposal. Under the stockholder agreements, these stockholders have granted to Merger Sub a proxy to vote their shares in favor of adoption of the merger agreement. For more information regarding the stockholder agreements, please see the section entitled "The Stockholder Agreements" beginning on page 96 of this proxy statement/prospectus.

Quorum and Vote Required

        In order to conduct business at the special meeting, a quorum must be present. The holders of a majority of the common stock and the Series A and Series B preferred stock, on an as-converted basis, issued and outstanding on the record date for the special meeting, present in person or represented by proxy at the special meeting, constitute a quorum under MSL's by-laws. MSL will treat shares of capital stock represented by a properly signed and returned proxy, including abstentions and broker non-votes, as present at the meeting for purposes of determining the existence of a quorum.

        The affirmative vote of the holders of shares of MSL's common stock and Series A and Series B preferred stock, voting together as a single class, representing a majority of the votes entitled to be cast at the special meeting, is required to adopt the merger agreement. The inspector of elections appointed for the special meeting will tabulate the votes.

Adjournment and Postponement

        If a quorum is not present or represented at a meeting, MSL's by-laws permit a majority of the stockholders entitled to vote at the special meeting, present in person or represented by proxy, to adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present or represented. The MSL proxy accompanying this proxy statement/prospectus seeks authority for the proxy holders to vote the proxies "FOR" any adjournments of the special meeting to obtain sufficient votes for a quorum or to adopt the merger agreement. If a proxy does not contain voting instructions with respect to adjournment of the meeting, the persons named as proxies will have the authority to vote in their discretion on any adjournment, and MSL anticipates that they will be voted "FOR" any adjournment necessary to obtain a quorum or the votes required to adopt the merger agreement. If sufficient votes to constitute a quorum or to adopt the merger agreement are not received by the date of the special meeting, MSL anticipates that the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies and would generally exercise their authority to vote in favor of adjournment.

Voting of Proxies

        The MSL proxy accompanying this proxy statement/prospectus is solicited on behalf of the MSL board for use at the MSL special meeting. Albert A. Notini and Alan R. Cormier, officers of MSL, are named as the proxy holders in the accompanying proxy.

  General

        Shares represented by a properly signed and dated proxy will be voted at the special meeting in accordance with the instructions indicated on the proxy. Proxies that are properly signed and dated but which do not contain voting instructions will be voted "FOR" the adoption of the merger agreement, and MSL anticipates that they also will be voted "FOR" any adjournment necessary to obtain a quorum or the votes to adopt the merger agreement. The proxy holder may vote the proxy in its discretion as to any other matter that may properly come before the MSL special meeting.

  Abstentions

        MSL will count a properly executed proxy marked "ABSTAIN" as present for purposes of determining whether a quorum is present, but the shares represented by that proxy will not be voted at the special meeting. Because the affirmative vote of the holders of shares of MSL common stock and Series A and Series B preferred stock, voting together as a single class, representing a majority of the votes entitled to be cast is required to adopt the merger agreement, if you mark your proxy "ABSTAIN," it will have the effect of a vote against the adoption of the merger agreement.

  Broker Non-Votes

        If your shares are held in street name, your broker will vote your shares for you only if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your broker cannot vote your shares of MSL capital stock without specific instructions from you. Because the affirmative vote of the holders of shares of MSL common stock and Series A and Series B preferred stock, voting together as a single class, representing a majority of the votes entitled to be cast is required to adopt the merger agreement, if you do not instruct your broker how to vote, it will have the effect of a vote against the adoption of the merger agreement. Please review the voting instruction card provided with this proxy statement/prospectus or contact your bank or brokerage firm for information.

  Voting Shares in Person that Are Held in Street Name

        If your shares are held in street name and you wish to vote those shares in person at the special meeting, you must obtain from your broker holding your MSL capital stock a properly executed legal proxy identifying you as an MSL stockholder, authorizing you to act on behalf of the nominee at the special meeting and identifying the number of shares with respect to which the authorization is granted.

How to Revoke a Proxy

        If you submit a proxy, you may revoke it at any time before it is voted by:

  •
  delivering to the Corporate Secretary of MSL a written notice, dated later than the proxy you wish to revoke, stating that the proxy is revoked;

  •
  submitting to the Corporate Secretary of MSL a new, signed proxy with a date later than the proxy you wish to revoke; or

  •
  attending the special meeting and voting in person.

        Notices to the Corporate Secretary of MSL should be addressed to Corporate Secretary, Manufacturers' Services Limited, 300 Baker Avenue, Concord, Massachusetts 01742.

        If you hold your shares in street name, you must give new instructions to your broker prior to the special meeting or obtain a signed "legal proxy" from the broker to revoke your prior instructions and vote in person at the meeting.

Solicitation of Proxies and Expenses

        MSL has retained a proxy solicitation firm, Georgeson Shareholder Communications, to assist in the solicitations of proxies from MSL stockholders. MSL will pay that firm an estimated fee of $12,000, plus reimbursement of expenses. Certain directors, officers and employees of MSL may solicit proxies, without additional remuneration, by telephone, facsimile, electronic mail, telegraph and in person. Following the mailing of this proxy statement/prospectus, MSL will request brokers, custodians, nominees and other record holders to forward copies of this proxy statement/prospectus to persons for whom they hold shares of MSL capital stock and to request authority for the exercise of proxies. In such cases, MSL, upon the request of the record holder, will reimburse such holder for their reasonable expenses.

THE MERGER

Background of the Merger

        Since its incorporation in 1994, MSL has pursued a strategy of growth through acquisitions and combinations. MSL management believes that the electronic manufacturing services industry has undergone, and will continue to experience consolidation. In connection with this strategy, MSL has had discussions concerning potential transactions, both as a buyer and seller, with other industry participants in connection with possible industry consolidation scenarios and the role that MSL might play in this consolidation.

        In September 2001, members of MSL's senior management, including Kevin Melia, the then chief executive officer, Robert Donahue, the then chief operating officer, and Albert Notini, chief financial officer, met with senior management of Celestica, including Eugene Polistuk, chief executive officer, and Anthony Puppi, chief financial officer. They discussed, in general terms, the electronics manufacturing services industry and trends, as well as the potential benefits of a possible strategic combination between MSL and Celestica. No specific proposals were made by either MSL or Celestica and it was mutually determined that, in light of the general economic conditions, there was not enough interest by either party to pursue further discussions at that time.

        On May 27, 2003, Robert Bradshaw, chief executive officer of MSL, and Mr. Polistuk spoke by telephone and determined that it would be appropriate to meet and discuss trends in the industry and prospects for a possible combination. On May 29, 2003, MSL and Celestica executed a mutual non-disclosure agreement.

        On June 16, 2003, Messrs. Bradshaw, Notini and Santosh Rao, the executive vice president and chief operating officer of MSL, met in Toronto with Messrs. Polistuk, Puppi and Rahul Suri, senior vice president of corporate development, marketing and integration for Celestica. The MSL representatives provided publicly available information regarding MSL and discussed with the Celestica representatives the industry generally, and their respective product and service offerings. The participants at the meeting also discussed the potential benefits of a possible strategic combination of the two entities. Later that month, Mr. Suri reported to Mr. Notini that Celestica had an interest in receiving additional information regarding MSL to further consider a possible transaction.

        A special telephonic meeting of the board of directors of MSL was held on July 2, 2003 at which management reported on the preliminary discussions with, and the feedback from, Celestica. The MSL board authorized management to provide non-public information to Celestica under the terms of the previously executed non-disclosure agreement. The MSL board also authorized management to retain one or more financial advisors to advise MSL specifically in connection with a possible transaction should discussions progress to a point where the need for external financial advisory services might arise. At the meeting representatives of Credit Suisse First Boston presented a general overview of the electronic manufacturing services industry. Following the meeting, the MSL board determined that Credit Suisse First Boston would be an appropriate financial advisor given its knowledge of MSL and its significant experience in, and knowledge of, the electronic manufacturing services industry. In light of the ownership stake in MSL held by DLJ Merchant Banking Partners, L.P., an affiliate of Credit Suisse First Boston, and certain other affiliates of Credit Suisse First Boston, and the fact that Robin Esterson, a director of MSL, is a director of DLJ Merchant Banking Partners, the MSL board also determined that it would be appropriate to retain a second financial advisor that did not have such an affiliation with DLJ Merchant Banking and MSL. MSL determined that Sonenshine Pastor would be an appropriate second advisor.

        For several days beginning on July 7, 2003, management representatives of MSL and Celestica met in Boston to review certain MSL financial information.

        On July 10, 2003, Messrs. Bradshaw and Notini spoke by telephone with Messrs. Polistuk and Suri to discuss the potential strategic merits of a business combination based upon the information previously disclosed. Messrs. Polistuk and Suri communicated Celestica's preliminary determination not to proceed with a transaction unless there were significant benefits to be derived from an acquisition. The Celestica representatives outlined additional information they would need in order to determine the potential benefits of an acquisition. During the week of July 13, 2003 representatives of MSL and Celestica met at Celestica's offices in Toronto and continued to discuss financial information, the potential benefits of a combination and other industry information relating to MSL.

        On July 23, 2003, Messrs. Notini, Rao and Michael Rossi, director of corporate development for MSL, met with Mr. Suri and Darren Myers, director of corporate development for Celestica, in Toronto to discuss MSL's capabilities and position in the industry, as well as the potential benefits to the respective customers of each entity that might flow from a business combination. On July 28, Mr. Suri telephoned Mr. Notini and indicated that Celestica would like to commence a review of certain operations of MSL. From the date of that call and continuing through September 8, 2003, representatives of MSL and Celestica had numerous telephone conversations regarding preliminary financial and operational due diligence to be performed by Celestica and its legal and accounting advisors, and MSL provided financial, industry and operating data to Celestica. In these discussions, MSL provided Celestica with estimates as to the future financial performance of MSL, which indicated that MSL management anticipated revenue of approximately $241 million and a net loss of approximately $1 million, including restructuring charges of approximately $3.5 million, for the fourth quarter of 2003, and revenue of approximately $926 million and net income of approximately $13 million for the 2004 fiscal year. The estimates were not prepared to comply with guidelines for projected financial statements published by the American Institute of Certified Public Accountants and were not examined or compiled by MSL's independent accountants or financial advisors, who do not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this proxy statement/prospectus relates to MSL's historical financial information. It does not extend to these estimates and should not be read to do so. Due to the significant lapse of time and change in market dynamics since the time they were prepared, there can be no assurance that these estimates will be realized and MSL assumes no responsibility to update or to revise these estimates.

        During the weeks of August 11 and 18, representatives of Celestica toured operating facilities of MSL in Charlotte, North Carolina, Reynosa, Mexico, Arden Hills, Minnesota and Valencia, Spain. On August 18, representatives of MSL and Celestica met to discuss MSL's financial performance and to review customer and program management information.

        On August 20, 2003, at a regularly scheduled meeting of the MSL board, management provided an update on the status of discussions with representatives of Celestica and were authorized to continue such discussions. Management also reported on preliminary discussions with another industry participant that, based upon management's prior contacts and knowledge of the industry, it believed might present an attractive alternative to a potential combination with Celestica.

        On a September 3, 2003 conference call between Messrs. Notini and Rossi for MSL and Messrs. Suri and Myers for Celestica, Mr. Suri indicated that Celestica would like to perform additional financial due diligence, including the inspection of various financial records, and to commence legal due diligence. It was agreed that MSL would establish a data room for such a purpose. Mr. Suri also indicated that Celestica would provide MSL with a preliminary transaction proposal on or before September 11, 2003, subject to completing the required due diligence.

        During the week of September 8, 2003, representatives of Celestica, as well as representatives of its legal counsel and its independent auditors, commenced due diligence at the MSL data room. This financial and legal due diligence continued at various points at the data room, through in person meetings, and by exchange of documents through October 14, 2003.

        On September 11, 2003, Celestica delivered a preliminary expression of interest for a proposed acquisition of MSL. This expression of interest included a fixed exchange ratio of 0.325 of a Celestica subordinate voting share for each share of MSL common stock, a voting agreement and Celestica call option as to the outstanding MSL voting securities held by certain institutional stockholders and an $8.0 million termination fee. On that day Messrs. Notini and Rossi of MSL spoke by telephone with Messrs. Suri, Myers and Robert Kowalik, manager of corporate development for Celestica, regarding Celestica's expression of interest.

        On September 12, 2003, a special telephonic meeting of the MSL board was held to review the expression of interest received from Celestica. At that meeting, representatives of Credit Suisse First Boston reviewed with the MSL board the terms of Celestica's proposal, as well as electronic manufacturing services industry trends.

        During the week of September 15, 2003, representatives of Credit Suisse First Boston, on behalf of MSL, had telephone conversations with representatives of Celestica, seeking clarifications of the requested call option and potential improvements to the exchange ratio proposed in Celestica's September 11 expression of interest.

        On September 18, 2003, a special meeting of the MSL board was held in Boston at which representatives of Credit Suisse First Boston, Sonenshine Pastor and Hale and Dorr LLP, legal counsel to MSL, were present. Hale and Dorr made a presentation to the MSL board regarding its legal duties and responsibilities in connection with considering a potential acquisition. MSL management reviewed the status of discussions with representatives of Celestica, as well as the history of prior negotiations with other industry participants, the historical and expected future consolidation of the industry and other potential alternatives for MSL, including the possibility of combining with other industry participants or remaining an independent, stand-alone entity. Representatives of Credit Suisse First Boston and Sonenshine Pastor again reviewed with the MSL board the Celestica proposal and certain clarifications that had been made by Celestica, financial information of MSL provided to the financial advisors by MSL management, and trends and prospects for the electronic manufacturing services industry. The MSL board authorized management and its advisors to continue negotiations with representatives of Celestica.

        On September 22, 2003, Messrs. Notini and Rossi of MSL and representatives of Credit Suisse First Boston and Sonenshine Pastor attended a meeting in Boston with Messrs. Suri, Myers and Kowalik to discuss Celestica's September 11 proposal and the basis for any possible modifications to the proposal, including the prospects for an increase in the exchange ratio contained in the proposal. At this meeting, potential valuation metrics for MSL were discussed. Through the remainder of that week, representatives of MSL and Celestica further discussed financial information, including potential benefits of a business combination. On September 25, Kaye Scholer LLP, legal counsel to Celestica, provided an initial draft of the merger agreement. From September 25 through October 14, 2003, Kaye Scholer, Celestica, MSL and Hale and Dorr negotiated the terms of the definitive merger agreement and related documents.

        On September 24, 2003, Messrs. Bradshaw and Polistuk had a telephone conference call during which they discussed their respective rationales for the proposed transaction and trends in the electronic manufacturing services industry.

        On September 29, 2003, Messrs. Notini and Rossi of MSL met with Messrs. Suri, Myers and Kowalik of Celestica at Celestica's offices in Toronto. At this meeting there was a further review of the financial information for MSL, as well as continued discussion of potential benefits that might result from the combination.

        On September 30, 2003, Celestica provided a revised expression of interest which included a fixed exchange ratio of 0.375 of a Celestica subordinate voting share for each share of MSL common stock, a voting agreement and related option as to the outstanding MSL voting securities held by certain institutional stockholders and a $10.0 million termination fee. This expression of interest indicated that it would expire on October 4, 2003 at 5:00 p.m. unless agreed to in principle and, if agreed to in principle, Celestica would expect MSL to deal with Celestica exclusively to finalize due diligence and the negotiation of definitive documentation.

        On October 2, 2003, a special telephonic meeting of the MSL board was held to discuss the revised expression of interest from Celestica. At the meeting, management updated the directors on the status of negotiations and representatives of Credit Suisse First Boston and Sonenshine Pastor reviewed with the board the terms of Celestica's revised proposal. These representatives also reviewed potential alternatives to a transaction with Celestica, including the possibility of combining with another industry participant or remaining an independent stand-alone entity, and responded to questions regarding Celestica and the electronic manufacturing services industry as a whole.

        After this meeting and through October 4, 2003, representatives of Credit Suisse First Boston, at the direction of MSL, had several telephone conversations with representatives of Celestica relating to Celestica's revised proposal. During these conversations, representatives of Credit Suisse First Boston and Celestica discussed a possible increase in the proposed exchange ratio and possible price protection for MSL stockholders.

        On October 3, 2003, a special meeting of the MSL board was held by telephone conference call to further discuss Celestica's revised proposal. Representatives of Credit Suisse First Boston reported on their discussions with Celestica. The MSL board also discussed potential alternatives to the proposed transaction, including the prospect of combining with other industry participants or remaining an independent entity. The MSL board authorized management and its financial advisors to continue negotiations and to seek an improvement in the financial terms of Celestica's revised proposal.

        On October 3, 2003, in a conversation between a representative of Credit Suisse First Boston and Mr. Suri, Mr. Suri indicated that Celestica would not be willing to further increase the fixed exchange ratio, but would be willing to adjust the exchange ratio if the market price of the Celestica subordinate voting shares decreased below $16.00 per share to maintain an equivalent value of $6.00 for each share of MSL common stock and, in exchange, would require an adjustment decreasing the exchange ratio if the market price of the Celestica subordinate voting shares increased beyond $19.33 per share to maintain a maximum equivalent value of $7.25 per share for each share of MSL common stock exchanged in the proposed merger.

        On October 4, 2003, a special telephonic meeting of the MSL board was held. Representatives of Credit Suisse First Boston reported that Celestica had modified its revised proposal and that MSL had received a non-binding indication of interest from another industry participant with respect to a proposed acquisition of MSL. Representatives of Credit Suisse First Boston and Sonenshine Pastor reviewed the modified proposal from Celestica and the indication of interest from the other industry participant, which was subject to completion of a due diligence investigation. The indication of interest, which was conveyed to Credit Suisse First Boston, proposed a merger in which each share of MSL common stock would be exchanged for a specified fraction of a share of the other participant's common stock valued at $5.50 at the date of the execution of a definitive merger agreement plus $0.75 in cash. The indication of interest also provided for an increase in the amount of cash paid per share of MSL common stock, up to a maximum of $1.75, in order to maintain an overall value of cash and common stock at closing of at least $5.35 per share of MSL common stock so long as the value of the specified fraction of the other participant's common stock did not fall below $3.60. The MSL directors discussed the modified Celestica proposal, and the indication of interest from the other industry participant, as well as the possibility of remaining an independent entity. The MSL board authorized management to indicate to Celestica its conceptual approval of the modified Celestica proposal, subject to the negotiation of appropriate documentation, including resolution of issues relating to the requested merger and stockholder agreements and requested management and its financial advisors to seek improvements in the indication of interest from the other industry participant and to inform it of the need to act quickly given the status of negotiations with Celestica.

        On October 6, 2003, Messrs. Bradshaw and Polistuk discussed the MSL management changes that would likely result from the proposed transaction, including employment arrangements that Celestica might seek to put into place in connection with the transaction.

        On October 6, 2003, a special meeting of the MSL board was held by telephone conference call. MSL management reported on discussions with representatives of Celestica regarding the proposed transaction. Representatives of Credit Suisse First Boston and Sonenshine Pastor reported on Celestica's modified proposal, a revised indication of interest discussed between the other industry participant and Credit Suisse First Boston, and other potential alternatives that might be available to MSL. The revised indication of interest was still subject to the completion of a due diligence investigation and proposed to exchange a specified fraction of a share of the other participant's common stock and $2.10 in cash that, based on market values at October 5, 2003, had an aggregate value of $6.50 per share of MSL common stock. In the event of increases in the market value of the other participant's common stock, the fraction of a share exchanged would decrease to maintain a maximum aggregate value of $7.15 per share of MSL common stock at closing. In the event of decreases in the market value of the other participant's common stock, the amount of cash would be increased, to a maximum of $2.85 per share of MSL common stock, to maintain an aggregate value of at least $5.70 per share of MSL common stock at closing. It was noted by the MSL board that this revised indication of interest could provide for less than $5.70 per share of MSL common stock in the event of a very significant decline in the other industry participant's common stock, since the amount of cash that would be paid to offset such decline was limited to $2.85 per share of MSL common stock, and that in such event the transaction may fail to qualify as a reorganization for tax purposes. The MSL board authorized management and its financial and legal advisors to continue negotiations with Celestica and to seek further improvements in the revised indication of interest from the other industry participant and a proposed form of agreement. Later that day, representatives of Celestica required that MSL execute an exclusivity agreement to avoid having Celestica withdraw its proposal and terminate discussions.

        On October 7, a special meeting of the MSL board was held by telephone conference call. Credit Suisse First Boston reported that the other industry participant had been informed that MSL must enter into an exclusivity agreement or face termination of a definitive merger proposal and in response had confirmed that it would not further improve its indication of interest. In light of Celestica's position, that absent an exclusivity agreement, it would withdraw its proposal and terminate discussions, the higher range of value in the Celestica proposal and the greater perceived risk of being able to successfully negotiate an agreement with the other industry participant because of the continued due diligence investigation and the fact that no merger documentation had yet been provided by the other industry participant, the MSL board authorized MSL to execute an exclusivity agreement with Celestica through October 15, 2003. The exclusivity agreement was executed on October 8, 2003.

        On October 9, 10 and 11, 2003, legal counsel to and representatives of Celestica and MSL met in Boston to negotiate the definitive acquisition agreements, including the merger agreement. During this period, legal counsel to and representatives of Celestica also negotiated the terms of the stockholder agreements with the relevant parties and their counsel. Such negotiations continued by telephone through October 14, 2003 and were directed to the scope of the representations, warranties, covenants and conditions in the merger agreement, the terms and conditions of the stockholder agreements and the terms and conditions of the call option upon certain MSL voting securities held by proposed parties to the stockholder agreements. On October 10, 2003, a special meeting of the MSL board was held by telephone conference call to review the current status of those negotiations. At this meeting, representatives of Credit Suisse First Boston and Sonenshine Pastor reported on certain financial due diligence they had performed with respect to Celestica, including two telephone conferences with senior Celestica management, including Messrs. Polistuk and Puppi.

        At a meeting held on October 10, 2003, Mr. Polistuk and other members of senior management of Celestica reviewed with the board of directors of Celestica MSL's business and results of operations, the strategic rationale for the acquisition and the principal proposed terms of the merger and stockholder agreements. The merger was unanimously approved by the directors present at the meeting and Celestica senior management was authorized to proceed to finalize the terms of the merger agreement and the merger and related matters.

        On October 12, 2003, a special telephonic meeting of the MSL board was held at which representatives of Hale and Dorr reviewed the terms of the proposed merger agreement and the related agreements with certain stockholders and executive officers. The MSL board authorized management and legal counsel to continue negotiations of the definitive documentation.

        On October 14, 2003, a special meeting of the MSL board was held in Boston. Representatives of Hale and Dorr reported on the definitive merger agreement and the related stockholder agreements, identifying the differences from the documents presented at the October 12 board meeting. Management of MSL again reviewed the strategic rationale for the proposed transaction and representatives of Credit Suisse First Boston and Sonenshine Pastor delivered oral opinions, confirmed by delivery of written opinions, each to the effect that, based upon and subject to the matters stated in their opinions, the share exchange ratio in the merger was fair, from a financial point of view, to the holders of MSL common stock (other than, in the case of Credit Suisse First Boston's opinion, certain private equity funds affiliated or associated with Credit Suisse First Boston and those holders who had entered into stockholder agreements in connection with the merger). Following these presentations, the MSL board further discussed the potential merger. Thereafter, by unanimous vote of all directors, the MSL board determined that the merger was advisable and in the best interests of MSL and its stockholders, approved the merger agreement and related matters, and recommended that the MSL stockholders adopt the merger agreement.

        At a meeting held on October 14, 2003, the board of directors of Merger Sub determined that the merger was advisable and in the best interests of Celestica, its sole stockholder, and unanimously approved the merger agreement and the merger and related matters.

        During the early morning of October 15, 2003, Celestica, MSL and the other parties thereto executed the merger agreement and the related stockholder agreements. Prior to the opening of trading on October 15, 2003, Celestica and MSL issued a joint press release announcing the merger.

MSL's Reasons for the Merger

        The MSL board of directors has unanimously approved the merger agreement and recommends that the holders of shares of MSL common and preferred stock vote "FOR" the adoption of the merger agreement.

        In the course of reaching its decision to approve the merger agreement and the merger, the MSL board of directors consulted with senior management, as well as MSL's financial advisors and outside legal counsel, and considered the following material factors.

        The MSL board reviewed the current electronic manufacturing services industry and believed it to be highly competitive from both a price and service perspective, with relatively low operating and profit margins. They observed a distinction between many significantly larger companies and several other smaller industry participants, including MSL, that had annual revenues of $3 billion or less. The MSL board identified a number of strategic advantages they believed are available to the larger companies in the electronic manufacturing services industry resulting from their greater scale, including:

  •
  the operation of manufacturing facilities in many more low cost geographic locations throughout the world, in particular in China and elsewhere in Asia, resulting in better overall manufacturing cost efficiencies;

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  the ability to negotiate greater savings as a result of higher volume purchases of components and other materials;

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  lower general and administrative expense levels, as a percentage of revenues, resulting from an ability to spread fixed costs over larger sales volumes;

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  a trend among certain customers for electronic manufacturing services to view size and financial stability of the service provider as factors to consider when making their purchasing decisions;

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  increased customer diversification resulting from higher revenue levels and an increased number of customers; and

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  the ability to offer a broader array of services to customers who are increasingly looking to outsource design and post-sale services such as warranty repair, returns and replacements.

The MSL board believed these strategic advantages were reflected in the trading multiples of companies in the industry, with higher multiples generally being afforded to the larger participants.

        The MSL board believed that these benefits could be made available to MSL stockholders, employees and customers through a continuing equity participation in Celestica as a significantly larger participant in the industry following the merger. The MSL board believes that MSL, as an independent entity, would face significant challenges in achieving and sustaining profitable growth in light of these competitive advantages enjoyed by the many other significantly larger players in the industry.

        The MSL board considered the following additional factors weighing in favor of the merger:

  •
  the historical market prices and recent trading activity and trading range of MSL's and Celestica's common stock, including the fact that the 0.375 exchange ratio offered to MSL's common stockholders in the merger represented a premium of approximately 18.5% and 17.8% over MSL's common stock price one day and 30 days, respectively, prior to the public announcement of the merger by MSL and Celestica;

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  the financial condition, results of operations and cash flows of MSL, as well as the current and likely future economic and market conditions affecting MSL as a stand-alone entity, including its limited ability to access the capital markets and the need for significant working capital levels in the electronic manufacturing services industry;

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  increased competition from original design manufacturing companies that are beginning to successfully target services previously offered by electronic manufacturing services companies;

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  the opinions of Credit Suisse First Boston and Sonenshine Pastor delivered on October 14, 2003, to the effect that, as of such date and based upon and subject to the matters stated in the opinions, the exchange ratio is fair, from a financial point of view, to holders of MSL common stock (other than, in the case of Credit Suisse First Boston's opinion, certain private equity funds affiliated or associated with Credit Suisse First Boston and those holders party to stockholder agreements);

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  presentations by, and discussions with, senior management of MSL and representatives of MSL's financial and legal advisors regarding the merger and the merger agreement;

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  the fact that the other industry participant that made a non-binding indication of interest was free to make further proposals to MSL and that the MSL board could, under certain circumstances, terminate the merger agreement to enter into an agreement with respect to a superior proposal (as defined in the merger agreement);

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  the opportunity for MSL stockholders to receive stock in an entity with a significantly larger capitalization and greater liquidity than the MSL common stock;

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  the fact that other industry participants did not present desirable alternatives or had expressed no interest in pursuing a potential strategic combination with MSL, or in the case of the only other industry participant that made a non-binding indication of interest, involved proposed valuation levels and a form of consideration which, on the whole, were considered less attractive than in the proposed merger with Celestica;

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  the treatment of the merger as a reorganization for tax purposes; and

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  the economic effects on the employees, customers, suppliers and other constituents of MSL and its subsidiaries and other communities in which MSL and its subsidiaries operate or are located.

        The MSL board also considered the following material factors potentially adverse to the merger:

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  the possibility that the merger would not be consummated and the effect of the public announcement of the merger on MSL sales and operating results and MSL's ability to attract and retain customers, as well as key management, sales and marketing personnel;

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  the risk that the potential benefits sought in the merger might not be realized fully or within the timeframe contemplated, if at all, and the potential restructuring costs that may be associated with integrating the combined operations;

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  the fact that, pursuant to the merger agreement, MSL and its representatives may not participate in discussions or negotiations with any third party who might submit an unsolicited acquisition proposal (as defined in the merger agreement) unless the board of directors (1) determines that the offer specifies a valuation that, if entered into, would be on terms the board determines in good faith would be more favorable to the MSL stockholders than the merger and is reasonably likely to result in a superior proposal (as defined by the merger agreement) and (2) concludes in good faith, after consultation with its outside legal counsel, that such action is required to comply with the board's fiduciary obligations to the MSL stockholders; and

  •
  the fact that the termination fee and expense reimbursement required by the terms of the merger agreement to be paid by MSL under certain circumstances would make it more costly for another potential purchaser to acquire MSL.

        The MSL board believes that the potential benefits of the merger outweigh the potential negative factors.

        The above discussion addresses the material information and factors considered by MSL's board of directors and their consideration of the merger, including factors that support the merger, as well as those that may weigh against it.

        In evaluating the merger, the members of the MSL board considered their knowledge of the business, financial condition and prospects of MSL, and the views of its senior management, financial and legal advisors. In view of the variety of factors considered in connection with this evaluation of the merger, the MSL board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. In addition, individual members of the MSL board may have given different weights to different factors.

        Other than in their capacity as members of the MSL board, no director or executive officer of MSL has made a recommendation either in support of or in opposition to the transaction.

Recommendation of the Merger by the MSL Board of Directors

        For the reasons discussed above, the MSL board of directors has approved the merger agreement and recommends that holders of shares of MSL common stock and preferred stock vote "FOR" the adoption of the merger agreement.

        In considering the recommendation of the MSL board of directors with respect to the merger agreement, you should be aware that some of the directors and officers of MSL have interests in the merger that may be different from, or are in addition to, the interests of holders of MSL common stock and preferred stock generally. Please see the section entitled "—Interests of MSL's Directors and Executive Officers in the Merger" beginning on page 64 of this proxy statement/prospectus.

Opinions of MSL's Financial Advisors

  Credit Suisse First Boston

        Credit Suisse First Boston has acted as MSL's financial advisor in connection with the merger. MSL selected Credit Suisse First Boston based on Credit Suisse First Boston's experience and reputation, and its familiarity with MSL and its business. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        Credit Suisse First Boston and its affiliates in the past have provided, currently are providing and may in the future provide, financial and investment banking services to MSL and Celestica unrelated to the merger, for which services they have received, and expect to receive, compensation. In connection with past services unrelated to the merger provided to MSL, Credit Suisse First Boston and its affiliates have received compensation totaling approximately $1.3 million in the past two years. Certain private equity funds affiliated or associated with Credit Suisse First Boston own approximately 47.5% of the outstanding shares of MSL common stock, as well as shares of MSL Series A Preferred Stock and have entered into a stockholder agreement with Celestica. Please see the section entitled "The Stockholder Agreements" beginning on page 96 of this proxy statement/prospectus. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the securities of MSL and Celestica for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in those securities.

        In connection with Credit Suisse First Boston's engagement, MSL requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to the holders of MSL common stock of the share exchange ratio provided for in the merger agreement. On October 14, 2003, at a meeting of the MSL board held to evaluate the merger, Credit Suisse First Boston rendered to the MSL board an oral opinion, which opinion was confirmed by delivery of a written opinion dated October 14, 2003, to the effect that, as of that date and based on and subject to the matters described in its opinion, the share exchange ratio was fair, from a financial point of view, to the holders of MSL common stock (other than certain private equity funds affiliated with Credit Suisse First Boston and those holders of MSL common stock who have entered into stockholder agreements in connection with the merger and their respective affiliates).

        The full text of Credit Suisse First Boston's written opinion, dated October 14, 2003, to the MSL board which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C and is incorporated by reference into this proxy statement/prospectus. Holders of MSL common stock are encouraged to read this opinion carefully in its entirety. Credit Suisse First Boston's opinion is addressed to the MSL board and relates only to the fairness, from a financial point of view, of the share exchange ratio, does not address any other aspect of the merger or any related transaction and does not constitute a recommendation to any MSL stockholder as to any matters relating to the merger. The summary of Credit Suisse First Boston's opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

        In arriving at its opinion, Credit Suisse First Boston reviewed the merger agreement and related documents, as well as publicly available business and financial information relating to MSL and Celestica. Credit Suisse First Boston also reviewed other information relating to MSL and Celestica, including internal financial forecasts in the case of MSL and publicly available financial forecasts in the case of Celestica, provided to or discussed with Credit Suisse First Boston by MSL and Celestica. Credit Suisse First Boston also met with the managements of MSL and Celestica to discuss the businesses and prospects of MSL and Celestica. Credit Suisse First Boston also considered financial and stock market data of MSL and Celestica, and compared such data with similar data for publicly held companies in businesses that Credit Suisse First Boston deemed similar to MSL and Celestica and considered, to the extent publicly available, the financial terms of other business combinations and transactions which have been announced or effected. Credit Suisse First Boston also considered other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

        In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that was provided to or otherwise reviewed by it and relied on that information being complete and accurate in all material respects. With respect to the financial forecasts relating to MSL, Credit Suisse First Boston was advised, and assumed, that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of MSL as to the future financial performance of MSL. With respect to the publicly available financial forecasts relating to Celestica referred to above, Credit Suisse First Boston reviewed and discussed such forecasts with Celestica management and has been advised with respect to the forecasts for 2003 generally, and based on such discussions has assumed, with MSL's consent, with respect to all such forecasts that such forecasts represented reasonable estimates as to the future financial performance of Celestica. Credit Suisse First Boston also assumed, with MSL's consent, that the merger would be treated as a tax-free reorganization for federal income tax purposes. Credit Suisse First Boston further assumed, with MSL's consent, that the merger would be consummated in accordance with the terms of the merger agreement, without amendment, modification or waiver of any material term, condition or agreement contained in the merger agreement, and that, in the course of obtaining any necessary regulatory and third party approvals and consents relating to the merger, no modification, condition, restriction, limitation or delay would be imposed that would have an adverse effect on MSL, Celestica or the contemplated benefits of the merger.

        Credit Suisse First Boston was not requested to make, and has not made, an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of MSL or Celestica, and Credit Suisse First Boston was not furnished with any such evaluations or appraisals. Credit Suisse First Boston's opinion was necessarily based on information available to it as of the date of the opinion, and financial, economic, market and other conditions as they existed and could be evaluated as of the date of the opinion. Credit Suisse First Boston did not express any opinion as to the actual value of Celestica subordinate voting shares when issued in the merger or the prices at which Celestica subordinate voting shares would trade at any time. In connection with its engagement, Credit Suisse First Boston was not requested to, and it did not, solicit third party indications of interest in acquiring all or a part of MSL. Credit Suisse First Boston's opinion did not address the relative merits of the merger as compared to other business strategies that may be available to MSL, and it did not address the underlying business decision of MSL to engage in the merger. Although Credit Suisse First Boston evaluated the fairness of the share exchange ratio from a financial point of view, Credit Suisse First Boston was not requested to, and it did not, recommend the specific consideration payable in the merger, which consideration was determined between MSL and Celestica. Except as described above, MSL imposed no other limitations on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering its opinion.

        In preparing its opinion to the MSL board, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying Credit Suisse First Boston's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its analyses, Credit Suisse First Boston considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of MSL and Celestica. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to MSL or Celestica or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

        Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by the MSL board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the MSL board or management with respect to the merger or the share exchange ratio.

        The following is a summary of the material financial analyses underlying Credit Suisse First Boston's opinion dated October 14, 2003 delivered to the MSL board in connection with the merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse First Boston's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse First Boston's financial analyses.

        Selected Companies Analysis.    Credit Suisse First Boston compared financial, operating and stock market data of MSL to the following eight publicly traded companies in the electronics manufacturing services industry, referred to as the EMS companies, five of which had revenues of $3 billion or more in fiscal year 2002 and three of which had revenues of less than $3 billion in fiscal year 2002:

EMS Companies with $3 billion or more in Revenue	EMS Companies with less than $3 billion in Revenue
• Celestica Inc.	• Benchmark Electronics, Inc.
• Flextronics International Ltd.	• Pemstar Inc.
• Jabil Circuit, Inc.	• Plexus Corp.
• Sanmina-SCI Corporation
• Solectron Corporation

        Credit Suisse First Boston reviewed, among other things, enterprise values, calculated as equity value, plus net debt, as multiples of estimated calendar years 2003 and 2004 revenue and earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. Credit Suisse First Boston also reviewed equity values per share of the selected companies as a multiple of estimated calendar years 2003 and 2004 earnings per share, commonly referred to as EPS. Estimated financial data for the selected companies were based on publicly available research analysts' estimates. All multiples were based on closing stock prices on October 13, 2003. Credit Suisse First Boston then applied ranges of selected multiples derived from publicly available financial data described above for the selected EMS companies to corresponding financial data of MSL based on two scenarios for MSL—the Management Base Case and the Adjusted Case. The Management Base Case was based on MSL management's internal estimates for fiscal years 2003 through 2008, which assume fiscal year 2003 estimated revenue of $779.3 million, estimated revenue growth rates of 18.9% in fiscal year 2004, 7.5% in fiscal years 2005 and 2006 and 5.0% in fiscal years 2007 and 2008, and an increase in EBITDA margin from 3.3% in fiscal year 2003 to 5.5% in fiscal year 2008. The Management Base Case also assumes that MSL will retain significant customers. The Adjusted Case was based on adjustments by MSL's management to the estimates for fiscal years 2004 through 2008 in the Management Base Case to reflect, among other things, generally flat revenues in fiscal year 2004, an estimated revenue growth rate of 5.0% in fiscal years 2005 through 2008 and an EBITDA margin increase to 4.2% in fiscal year 2008. Credit Suisse First Boston then derived the following implied exchange ratio reference ranges based on Celestica's closing stock price on October 13, 2003 of $18.10, as compared to the share exchange ratio provided for in the merger:

Implied Exchange Ratio Reference Range
Management Base Case	Adjusted Case	Share Exchange Ratio in the Merger
0.271x to 0.411x	0.041x to 0.234x	0.375x

        Selected Transactions Analysis.    Credit Suisse First Boston reviewed the enterprise values of the following 12 selected transactions involving EMS companies:

Acquiror	Target
• Flextronics International Ltd.	• Microcell Group
• Plexus Corp.	• MCMS, Inc.
• Solectron Corporation	• C-MAC Industries Inc.
• Sanmina Corporation	• SCI Systems, Inc.
• Celestica Inc.	• Omni Industries Limited
• Sanmina Corporation	• AB Segerstrom & Svensson
• Solectron Corporation	• Centennial Technologies, Inc.
• Solectron Corporation	• NatSteel Electronics Ltd.
• Flextronics International Ltd.	• JIT Holdings Ltd.
• Sanmina Corporation	• Hadco Corporation
• Flextronics International Ltd.	• The Dii Group, Inc.
• Solectron Corporation	• SMART Modular Technologies, Inc.

        Credit Suisse First Boston compared enterprise values in the selected transactions as multiples of latest 12 months revenue and EBITDA. Credit Suisse First Boston also reviewed equity values per share in the selected transactions as a multiple of latest 12 months EPS. All multiples for the selected transactions were based on information available at the time of the announcement of the relevant transaction. The following are the ranges of selected multiples derived by Credit Suisse First Boston from the selected transactions:

Latest 12 Months
Revenue	0.5x to 1.0x
EBITDA	7.0x to 12.0x
EPS	22.0x to 28.0x

        Taking into account these selected multiples, Credit Suisse First Boston then derived the following implied exchange ratio reference range based upon estimated fiscal year 2003 financial data for MSL and Celestica's closing stock price on October 13, 2003 of $18.10, as compared to the share exchange ratio provided for in the merger:

Implied Exchange Ratio Reference Range	Share Exchange Ratio in the Merger
0.242x to 0.411x	0.375x

        Premiums Paid Analysis.    Credit Suisse First Boston analyzed the premiums paid for U.S. public companies in all stock-for-stock acquisitions with a value of $50 million or greater, all stock-for-stock acquisitions in the technology industry with a value of $50 million or greater and all stock-for-stock acquisitions in the technology industry with a value of between $50 million and $300 million, in each case since January 1, 2001. The median premiums based on the target's stock price one day and four weeks prior to the merger announcement were applied to MSL's closing stock prices one day prior and four weeks prior to October 14, 2003. Credit Suisse First Boston then derived the following implied exchange ratio reference range based on Celestica's closing stock price on October 13, 2003 of $18.10, as compared to the share exchange ratio provided for in the merger:

Implied Exchange Ratio Reference Range	Share Exchange Ratio in the Merger
0.372x to 0.457x	0.375x

        The implied exchange ratio reference ranges derived from the three categories of stock-for-stock acquisitions reviewed by Credit Suisse First Boston are as follows:

All Stock-For-Stock Acquisitions:	Implied Exchange Ratio Reference Range
With a value of $50 million or greater	0.372x to 0.424x
In the technology industry with a value of $50 million or greater	0.378x to 0.436x
In the technology industry with a value of between $50 million and $300 million	0.405x to 0.457x

        Discounted Cash Flow Analysis.    Credit Suisse First Boston calculated the estimated present value of the stand-alone, unlevered, after-tax free cash flows that MSL could generate for fiscal years 2004 through 2008 under the Management Base Case and the Adjusted Case. Credit Suisse First Boston calculated ranges of estimated terminal values for MSL by multiplying the estimated fiscal year 2008 EBITDA of MSL by selected multiples ranging from 6.0x to 8.0x. The estimated after-tax free cash flows and terminal values were then discounted to present value using discount rates of 15% to 19%. Credit Suisse First Boston then derived the following implied exchange ratio reference ranges based on Celestica's closing stock price on October 13, 2003 of $18.10, as compared to the share exchange ratio provided for in the merger:

Implied Exchange Ratio Reference Range
Management Base Case	Adjusted Case	Share Exchange Ratio in the Merger
0.270x to 0.400x	0.136x to 0.235x	0.375x

        Stock Trading Analysis.    Credit Suisse First Boston reviewed the high and low closing stock price for MSL over the 52-week period ending on October 13, 2003. Credit Suisse First Boston then derived the following implied exchange ratio range based on Celestica's closing stock price on October 13, 2003 of $18.10, as compared to the share exchange ratio provided for in the merger:

Implied Exchange Ratio Reference Range	Share Exchange Ratio in the Merger
0.174x to 0.334x	0.375x

        Other Factors.    In the course of preparing its opinion, Credit Suisse First Boston also reviewed and considered other information and data, including:

  •
  historical price performance and trading volumes of MSL common stock and Celestica subordinate voting shares during the 12-month period from October 10, 2002 to October 13, 2003;

  •
  the relationship between movements in MSL common stock, movements in Celestica subordinate voting shares, movements in the common stock of selected EMS companies and movements in the Standard & Poor's index from December 31, 2002 to October 13, 2003;

  •
  selected publicly available research analysts' reports for MSL and Celestica, including EPS, revenue and share price targets of those analysts for MSL and Celestica;

  •
  potential cost savings and other synergies anticipated by the management of MSL to result from the merger; and

  •
  the potential pro forma effect of the merger on Celestica's estimated EPS for calendar years 2003 and 2004 under both the Management Base Case and the Adjusted Case.

        Miscellaneous.    MSL has agreed to pay Credit Suisse First Boston an aggregate fee equal to a specified percentage of the total consideration, including specified liabilities assumed, to be paid by Celestica in the merger. It is currently estimated that the aggregate fee payable to Credit Suisse First Boston will be approximately $3.4 million, of which approximately $2.4 million is contingent upon completion of the merger. MSL also has agreed to reimburse Credit Suisse First Boston for its expenses arising out of its engagement, including reasonable fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Sonenshine Pastor

        Sonenshine Pastor has acted as MSL's financial advisor in connection with the merger. MSL selected Sonenshine Pastor based on Sonenshine Pastor's experience and reputation, and its familiarity with MSL and its business. Sonenshine Pastor is an investment banking firm that advises companies on mergers, acquisitions, restructurings and other corporate finance transactions. The firm is regularly engaged in the valuation of businesses and securities in connection with these activities.

        In connection with Sonenshine Pastor's engagement, MSL requested that Sonenshine Pastor evaluate the fairness, from a financial point of view, to the holders of MSL common stock of the share exchange ratio provided for in the merger. On October 14, 2003, at a meeting of the MSL board held to evaluate the merger, Sonenshine Pastor rendered to the MSL board an oral opinion, which opinion was subsequently confirmed by delivery of a written opinion dated October 14, 2003, to the effect that, as of that date and based on and subject to the matters described in its opinion, the share exchange ratio was fair, from a financial point of view, to the holders of MSL common stock.

        The full text of Sonenshine Pastor's written opinion, dated October 14, 2003, to the MSL board, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex D and is incorporated into this document by reference. Holders of MSL common stock are encouraged to read this opinion carefully in its entirety. Sonenshine Pastor's opinion is addressed to the MSL board and relates only to the fairness, from a financial point of view, of the share exchange ratio, does not address any other aspect of the proposed merger or any related transaction and does not constitute a recommendation to any stockholder as to any matters relating to the merger. The summary of Sonenshine Pastor's opinion in this document is qualified in its entirety by reference to the full text of the opinion.

        In arriving at its opinion, Sonenshine Pastor:

  •
  reviewed the merger agreement and related documents, as well as publicly available business and financial information relating to MSL and Celestica;

  •
  reviewed other information relating to MSL and Celestica, including internal financial forecasts in the case of MSL and publicly available financial information, including certain publicly available forward-looking information in the case of Celestica, provided to or discussed with Sonenshine Pastor by MSL and Celestica;

  •
  conducted discussions with members of the management of each of MSL and Celestica concerning the businesses and prospects of MSL and Celestica on a stand-alone basis and in the context of the merger;

  •
  considered financial and stock market data of MSL and Celestica, and compared those data with similar data for publicly held companies in businesses similar to MSL and Celestica;

  •
  considered, to the extent publicly available, the financial terms of other business combinations and transactions which have been announced or effected; and

  •
  considered such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sonenshine Pastor deemed relevant.

        In connection with its review, Sonenshine Pastor did not assume any responsibility for independent verification of any of the information that was provided to or otherwise reviewed by it and relied on that information being complete and accurate in all material respects. With respect to the financial forecasts relating to MSL, Sonenshine Pastor was advised, and assumed, that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of MSL as to the future financial performance of MSL. In addition, in the case of information concerning Celestica, Sonenshine Pastor has been asked to rely and has relied solely on certain publicly available information and certain additional information provided orally by MSL or certain representatives of senior management of Celestica, all without independent verification by Sonenshine Pastor or any other party. Sonenshine Pastor also assumed, with MSL's consent, that the merger would be treated as a tax-free reorganization for federal income tax purposes, that the merger would be consummated in accordance with the terms of the merger agreement, without amendment, modification or waiver of any material term, condition or agreement contained in the merger agreement, and that, in the course of obtaining any necessary regulatory and third party approvals and consents relating to the merger, no modification, condition, restriction, limitation or delay would be imposed that would have an adverse effect on MSL, Celestica or the contemplated benefits of the merger.

        Sonenshine Pastor was not requested to make, and has not made, an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of MSL or Celestica, and Sonenshine Pastor was not furnished with any such evaluations or appraisals. Sonenshine Pastor's opinion was necessarily based on information available to it as of the date of the opinion, and financial, economic, market and other conditions as they existed and could be evaluated as of the date of the opinion. Sonenshine Pastor did not express any opinion as to the actual value of Celestica subordinate voting shares when issued in the merger or the prices at which Celestica subordinate voting shares would trade at any time. In connection with its engagement, Sonenshine Pastor was not requested to, and it did not, solicit third party indications of interest in acquiring all or a part of MSL. Sonenshine Pastor's opinion did not address the relative merits of the merger as compared to other business strategies that may be available to MSL, and it did not address the underlying business decision of MSL to engage in the merger. Although Sonenshine Pastor evaluated the share exchange ratio from a financial point of view, Sonenshine Pastor was not requested to, and it did not, recommend the specific consideration payable in the merger, which consideration was determined between MSL and Celestica. Except as described above, MSL imposed no other limitations on Sonenshine Pastor with respect to the investigations made or procedures followed in rendering its opinion.

        In preparing its opinion to the MSL board, Sonenshine Pastor performed a variety of financial and comparative analyses, including those described below. The summary of Sonenshine Pastor's analyses described below is not a complete description of the analyses underlying Sonenshine Pastor's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Sonenshine Pastor made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Sonenshine Pastor believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its analyses, Sonenshine Pastor considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of MSL and Celestica. No company, transaction or business used in Sonenshine Pastor's analyses as a comparison is identical to MSL or Celestica or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Sonenshine Pastor's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Sonenshine Pastor's analyses and estimates are inherently subject to substantial uncertainty.

        Sonenshine Pastor's opinion and financial analyses were only one of many factors considered by the MSL board in its evaluation of the merger and should not be viewed as determinative of the views of the MSL board or management with respect to the merger or the share exchange ratio.

        The following is a summary of the material financial analyses underlying Sonenshine Pastor's opinion dated October 14, 2003 delivered to the MSL board connection with the merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand Sonenshine Pastor's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Sonenshine Pastor's financial analyses.

        Selected Companies Analysis.    Sonenshine Pastor compared financial, operating and stock market data of MSL to the following twelve publicly traded companies in the electronics manufacturing services industry, referred to as the EMS companies, five of which had revenues of $3 billion or more in fiscal year 2002, two of which had revenues $700 million — $3 billion in fiscal year 2002, and five of which had revenues below $700 million in fiscal year 2002:

EMS Companies with $3 billion or more in Revenue	EMS Companies with $700 million-$3 billion in Revenue	EMS Companies with Below $700 million in Revenue
• Celestica Inc.	• Benchmark Electronics	• IEC Electronics
• Flextronics International Ltd.	• Plexus Corp.	• Merix
• Jabil Circuit, Inc.		• Pemstar
• Sanmina-SCI Corporation		• SMTC
• Solectron Corporation		• TTM Technologies

        Sonenshine Pastor reviewed, among other things, enterprise values, calculated as equity value, plus net debt, as a multiple of revenues, earnings before interest and taxes, also referred to as EBIT, and earnings before interest, taxes, depreciation and amortization, also referred to as EBITDA, all on an actual latest twelve month basis, as well as enterprise values as a multiple of estimated calendar year 2003 revenues. Sonenshine Pastor also reviewed equity values per share of the selected EMS companies as a multiple of estimated calendar years 2003 and 2004 earnings per share, commonly referred to as EPS, as well as book equity per share. Estimated financial data for the selected EMS companies were based on publicly available research analysts' estimates. All multiples were based on closing stock prices on October 13, 2003. Sonenshine Pastor then applied ranges of selected multiples derived from publicly available financial data described above for the selected companies to corresponding financial data of MSL based on MSL's Management Base Case. Management Base Case reflects MSL management's internal estimates for fiscal years 2003 through 2008, which assume fiscal year 2003 estimated revenue of $779.3 million, estimated revenue growth rates of 18.9% in fiscal year 2004, 7.5% in fiscal years 2005 and 2006 and 5.0% in fiscal year 2007 and 2008, and an increase in EBIT margin from 0.9% in fiscal year 2003 to 3.9% in fiscal year 2008. Sonenshine Pastor then derived the following implied consideration reference ranges, as compared to the implicit consideration provided for in the merger. "Floor" represents the implicit value assuming that Celestica's closing stock price upon closing of the merger is $16.00 or below, "Current" represents the implicit value based on Celestica's closing stock price as of October 13, 2003, and "Ceiling" represents the implicit value assuming that Celestica's closing stock price upon closing of the merger is $19.33 or above.

Implied Consideration	Merger Consideration
Reference Range	Floor	Current	Ceiling
$4.87 – $7.77	$6.00	$6.79	$7.25

        Selected Transactions Analysis.    Sonenshine Pastor reviewed the enterprise values of the following six selected transactions involving EMS companies:

Acquiror	Target
• Solectron Corporation	• C-MAC Industries Inc.
• Sanmina Corporation	• SCI Systems, Inc.
• Celestica Inc.	• Omni Industries Limited
• Celestica Inc.	• Primetech Electronics Inc.
• Solectron Corporation	• Centennial Technologies, Inc.
• Avnet, Inc.	• Savoir Technology Group Inc

        Sonenshine Pastor compared enterprise values in the selected transactions as multiples of latest 12 months earnings before interest and taxes, where available.

        All multiples for the selected transactions were based on information available at the time of the relevant transaction. Sonenshine Pastor derived the following range of EBIT multiples after omitting both the highest and lowest multiple values from the selected transactions:

Latest 12 Months EBIT	7.7x to 18.6x

        Sonenshine Pastor then applied this range of selected multiples derived from the selected transactions to the corresponding estimated fiscal year 2003 financial data for MSL. Sonenshine Pastor then derived the following implied consideration reference range, as compared to the consideration provided for in the merger:

Implied Consideration	Merger Consideration
Reference Range	Floor	Current	Ceiling
NM – $3.16	$6.00	$6.79	$7.25

        Premiums Paid Analysis.    Sonenshine Pastor analyzed the premiums paid in the same transactions shown above as well as in the following additional selected transactions involving EMS companies:

Acquiror	Target
• Andrew Corp	• Allen Telecom Inc
• Teradyne Inc.	• GenRad, Inc.
• Sanmina Corporation	• Segerstrom & Svensson AB
• Flextronics International Ltd.	• Li Xin Industries Ltd.

        The selected premium ranges derived from the transactions reviewed were applied to MSL's closing stock price one day prior to October 14, 2003 and to MSL's average closing stock price for the thirty days prior to October 14, 2003. Sonenshine Pastor then derived the following implied consideration reference range after removing both the highest and lowest premiums from the selected transactions, as compared to the price provided for in the merger:

Implied Consideration	Merger Consideration
Reference Range	Floor	Current	Ceiling
$5.38 – $7.29	$6.00	$6.79	$7.25

        Sonenshine Pastor also supplementally reviewed selected transactions from the immediately preceding 12-month period in the range of $250 million – $500 million of total enterprise value across a broad range of industries to analyze transactions of comparable total enterprise value and selected low-premium transactions across a broad range of industries from the immediately preceding 12-month period to analyze the market dynamics of proposed transactions similar to Celestica's initial acquisition proposal for MSL. Sonenshine Pastor reviewed 28 transactions in the range of $250 million – $500 million in enterprise value across a broad range of industries in the immediately preceding 12-month period and 22 low-premium transactions across a broad range of industries in the immediately preceding 12-month period. These transactions would imply the following consideration reference ranges as compared to the price provided for in the merger:

	Implied Consideration	Merger Consideration
	Reference Range	Floor	Current	Ceiling
Transactions $250 million - $500 million	$6.71 – $7.48	$6.00	$6.79	$7.25
Low Premium Transactions	5.40 – 6.16	6.00	6.79	7.25

        Discounted Cash Flow Analysis.    Sonenshine Pastor calculated the estimated present value of the stand- alone, unlevered, after-tax free cash flows that MSL could generate for fiscal years 2004 through 2008 based on three scenarios for MSL: Management Base Case, Adjusted Case and Adjusted Case 2. Adjusted Case was based on adjustments by MSL's management to the estimates for fiscal years 2004 through 2008 in Management Base Case to reflect, among other things, generally flat revenue in 2004 and lower growth in revenues and lower profitability in future periods from those estimated in Management Base Case. The Adjusted Case assumes estimated revenue growth rates of 2.7% in fiscal year 2004 and 5.0% in fiscal years 2005 through 2008 and an EBIT margin increase to 2.4% in fiscal year 2008. Adjusted Case 2 was also based on further adjustments by MSL's management to the estimates for fiscal years 2004 through 2008 in Management Base Case to reflect, among other things, the potential for future decreases in revenue and profitability associated with the loss of certain large, global customers due to a preference for the services of larger electronic manufacturing services companies, generally with greater than $3 billion of annual revenues, combined with a significant and prolonged downturn in industry spending. Adjusted Case 2 takes into consideration attributes of larger electronic manufacturing services companies such as more complete global networks of manufacturing facilities (including an established presence in low-cost manufacturing locales, particularly China) and a more robust suite of manufacturing service offerings, including advanced design services, as compared to smaller companies in the industry. Adjusted Case 2 assumes estimated revenue growth of 2.7% in fiscal year 2004, and estimated revenue declines of 16.9% is fiscal year 2005, 29.8% in fiscal year 2006, 15.0% in fiscal year 2007 and 11.3% in fiscal year 2008, and a decrease in EBIT margin to 0.0% in fiscal year 2008. Sonenshine Pastor calculated ranges of estimated terminal values for MSL by multiplying the estimated fiscal year 2008 EBITDA of MSL by selected multiples ranging from 6.0x to 8.0x. The estimated after-tax free cash flows and terminal values were then discounted to present value using discount rates of 12% to 16%. Sonenshine Pastor then derived the following implied consideration reference ranges, as compared to the consideration provided for in the merger:

Implied Consideration Reference Range
			Merger Consideration
Management Base Case
	Adjusted Case	Adjusted Case 2	Floor	Current	Ceiling
$5.67 – $8.07	$2.96 – $5.02	$0.92 – $1.78	$6.00	$6.79	$7.25

        Stock Trading Analysis.    Sonenshine Pastor reviewed the high and low closing stock price for MSL over the 52-week period ending on October 13, 2003. Sonenshine Pastor then derived the following implied consideration reference range, as compared to the implied consideration provided for in the merger:

Implied Consideration	Merger Consideration
Reference Range	Floor	Current	Ceiling
$3.00 – $6.20	$6.00	$6.79	$7.25

        Other Factors.    In the course of preparing its opinion, Sonenshine Pastor also reviewed and considered other information and data, consisting of:

  •
  the relative historical stock prices, expressed as a percentage, and trading volumes, of MSL common stock and Celestica subordinate voting shares since MSL's initial public offering on June 23, 2000, and for various periods of time since then. Sonenshine Pastor then compared these exchange ratios to the share exchange ratio in the merger of 0.375, subject to adjustments pursuant to the merger agreement;

  •
  the relationship between movements in MSL common stock, movements in Celestica subordinate voting shares, movements in the common stock of selected EMS companies and movements in the Standard & Poor index from June 23, 2000 to October 13, 2003;

  •
  selected publicly available research analysts' reports for MSL and Celestica, including EPS, revenue and share price targets of those analysts for MSL and Celestica;

  •
  recent general mergers and acquisitions transactions between $250 million and $500 million of enterprise value and recent trends concerning premiums paid in certain merger and acquisition transactions; and

  •
  potential cost savings and other synergies anticipated by the management of MSL to result from the merger, and the potential effects of such synergies, to the extent realized, on the future value of the pro forma combined business.

        Miscellaneous.    MSL has agreed to pay Sonenshine Pastor an aggregate fee equal to a specified percentage of the total consideration, including specified liabilities assumed, to be paid by Celestica in the merger. It is currently estimated that the aggregate fee payable to Sonenshine Pastor, including an annual retainer fee, will be approximately $1.4 million, of which approximately $800,000 is contingent upon completion of the merger. MSL also has agreed to reimburse Sonenshine Pastor for its expenses, including reasonable fees and expenses of legal counsel and any other advisor retained by Sonenshine Pastor, and to indemnify Sonenshine Pastor and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Celestica's Reasons for the Merger

        Customer and end-market diversification are important components of Celestica's growth strategy. The acquisition of MSL will provide Celestica with additional access to a broad customer base in diversified end markets, including industrial and avionics. The acquisition also supports Celestica's strategy to continue to expand and deepen its suite of integrated services and solutions. Celestica believes that MSL's strengths in order fulfillment, build-to-order assembly and high-speed automated manufacturing will complement Celestica's existing offerings. In addition, Celestica anticipates achieving cost synergies as it integrates and optimizes the footprints, network and total supply chain of the two companies. Finally, Celestica has been impressed with MSL's proven operational track record and customer-focused approach.

Interests of MSL's Directors and Executive Officers in the Merger

        In considering the recommendation of MSL's board of directors that you, as an MSL stockholder, adopt the merger agreement, you should be aware that some of MSL's executive officers and directors have interests in the transaction that may be different from, or in addition to, your interests as an MSL stockholder. The MSL board of directors was aware of these interests and took these interests into account in approving the merger agreement and the merger. These interests are summarized below.

  Change of Control Agreements

        MSL has an employment contract with Robert C. Bradshaw, MSL's chief executive officer and president. The contract provides that in the event of termination, other than for Cause, after a change of control, Mr. Bradshaw will be entitled to:

  •
  his base salary and his target annual bonus in monthly increments until January 7, 2005;

  •
  acceleration of any stock options to purchase shares in MSL which will become exercisable for up to four years after the event of termination;

  •
  continue to participate, during the period commencing on the Termination Date and ending on the earlier of January 7, 2005 and the date Mr. Bradshaw becomes eligible for comparable benefits from a subsequent employer, in MSL's or the successor to its business' plans, programs or arrangements for its senior executives and their family members in the same manner as provided before the Termination Date; and

  •
  be paid any accrued but unpaid benefits in accordance with MSL's or the successor to its business' plans programs or arrangements in effect for its senior executives on the Termination Date.

        Additionally, under the employment contract, Mr. Bradshaw has agreed that, until January 7, 2005 or such longer period as Mr. Bradshaw is employed by MSL, he will not (1) own, manage, control or otherwise participate in any business competing with the business of MSL or (2) induce any employee of MSL to leave the employ of MSL or any of its subsidiaries.

        The employment contract generally defines the terms used as follows:

  •
  Cause means that the executive:

  (i)
  is convicted of or pleads guilty or nolo contendere to a felony or to a crime which has a materially detrimental effect to the property of MSL or the successor to its business,

  (ii)
  commits any act involving dishonesty, fraud or disloyalty, or breach of his fiduciary duty to MSL or the successor to its business which is materially detrimental to MSL or the successor to its business,

  (iii)
  continually fails in any material respect or refuses to perform his duties as directed by the board or continually does not direct his attention and give his best effort to the affairs of MSL or the successor to its business,

  (iv)
  engages in gross negligence or willful misconduct with respect to his duties, or

    (v)
    engages in any breach of the employment contract.

  •
  Termination Date means the date the executive's employment is terminated.

        MSL also has entered into change of control severance agreements with John Boucher, Gerald Campenella, Alan R. Cormier, Richard Gaynor, Sean Lannan, Bruce Leasure, Albert A. Notini, Santosh Rao and Dewayne Rideout, who are executives of MSL. The merger constitutes a change of control for purposes of these agreements.

        These change in control agreements provide for the following in the event of a change of control:

        If the executive fails to perform his duties to the company as a result of incapacity due to physical or mental illness, MSL or the successor to its business shall pay the executive's base salary plus all compensation and benefits payable under the terms of any compensation or benefit plan, program or arrangement until the executive is terminated for disability.

        In addition, if the executive is terminated for any reason, he will be entitled to:

  •
  his base salary and all compensation and benefits payable to him through the Date of Termination under the terms of MSL's or the successor to its business' compensation and benefits plans as in effect immediately prior to the Date of Termination, and

  •
  his normal post-termination compensation and benefits as they become due.

        In addition, if an executive's employment is terminated within 36 months of a change in control of MSL (1) other than for Cause, (2) by reason of death or Disability or (3) by the executive for Good Reason, MSL or the successor to its business will provide the following to the executive:

  •
  a lump sum in cash equal to 2.5 times the sum of (a) the executive's base salary, and (b) the target annual bonus available to the executive pursuant to any annual bonus or incentive plan of the company during the fiscal year in which the Date of Termination occurs;

  •
  a pro-rated portion of the executive's bonus compensation for the fiscal year in which the Date of Termination occurs calculated by multiplying (a) the maximum amount of such bonus by (b) a fraction with the numerator being the number of days in the fiscal year through termination and the denominator being 365;

  •
  a lump sum amount in cash equal to the sum of (a) any unpaid incentive compensation awarded or allocated to the executive for a completed fiscal year preceding the Date of Termination which is contingent on the continued employment of the executive until a particular date, and (b) a pro rata portion to the Date of Termination of the aggregate value of all contingent incentive compensation awards to the executive for all uncompleted periods under the plan calculated as to each award by multiplying the (i) award amount to be received on the last day of such period (assuming achievement of the performance goals established for such award) by (ii) a fraction in which the numerator is the number of full months and any fractional month during the performance award period until the Date of Termination and the denominator is the number of months contained in such period;

  •
  for 18 months following the Date of Termination, MSL or the successor to its business shall arrange for the executive and his dependents to receive life, disability and accident health insurance benefits substantially similar to the benefits received prior to the Date of Termination; and

  •
  if any payment received by the executive is subject to excise tax, the executive shall receive any amount such that the net amount retained by the executive, after deduction of such excise tax amount and any tax on this additional receipt, shall be equal to the payments received or to be received in connection with the change in control.

        In addition, MSL or the successor to its business will be liable for all legal fees and expenses incurred by the executive in disputing in good faith any issues relating to the termination of his employment, in seeking in good faith to obtain or enforce any benefit or right provided for in the change in control agreement or in connection with any tax audit to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided under the change in control agreement.

        The change in control agreements generally define the terms used as follows:

  •
  Cause means:

  •
  willful and continued failure of the executive to substantially perform his duties with the company not cured within 30 days of written demand for substantial performance, or

  •
  willful engagement in conduct resulting in demonstrable and material monetary harm to the MSL or the successor to its business.

  •
  Date of Termination means:

  •
  if the employment is terminated for Disability, 30 days after Notice of Termination is given if the executive has not returned to his full-time duties during those thirty days, and

  •
  if the employment is terminated for any other reason, the date specified in the Notice of Termination.

  •
  Good Reason means:

  •
  assignment of duties inconsistent with the executive's position or diminution or alteration of such position;

  •
  reduction of or failure to pay the executive's base salary or reduction in the executive's total cash and stock compensation opportunity to less than 100% of the opportunity made available the previous year;

  •
  relocation of the executive's principal place of employment by more than 40 miles;

  •
  failure by MSL or the successor to its business to pay the executive any compensation within seven days of the date such compensation is due;

  •
  failure of MSL or the successor to its business to continue any material compensation plans, unless an equitable arrangement has been made on terms no less favorable than the existing plan in which the executive participates;

  •
  failure by MSL or the successor to its business, directly or indirectly, to continue benefits substantially similar to those enjoyed by the executive prior to any change in control; or

  •
  any purported termination of the executive's employment which is not effected pursuant to the terms of the applicable agreement.

  •
  Disability means an executive's absence from full-time performance of his duties with MSL or the successor to its business for a period of six consecutive months, plus 30 days after a Notice of Termination has been sent as a result of the executive's incapacity due to physical or mental illness.

  •
  Notice of Termination means a notice indicating the specific termination provision of the change of control agreement relied on and setting forth the facts and circumstances claimed to provide a basis for termination under such provision.

        Messrs. Boucher, Campenella, Cormier, Gaynor, Lannan, Leasure, Rao and Rideout is each also party to a non-competition, invention and non-disclosure agreement with MSL. Under these agreements, each executive agrees generally that:

  •
  all inventions, developments and other discoveries devised or made by him during his employment with MSL are the exclusive property of MSL;

  •
  during his employment with MSL and thereafter he will not disclose or otherwise publish, other than in the ordinary course of MSL business, any proprietary or confidential information of MSL; and

  •
  for one year following the termination of his employment with MSL, he will not

  (1)
  engage or have any financial interest in any business that competes with MSL,
  (2)
  induce employees of MSL to join in any business that competes with MSL or
  (3)
  solicit any customers or suppliers of MSL in competition with MSL.

        MSL has made payments to executive officers totaling $1.8 million for amounts due under these change-in-control provisions. These payments were made to the following executives: Mr. Boucher, $119,045; Mr. Campenella, $286,636; Mr. Cormier, $292,541; Mr. Gaynor, $147,745; Mr. Lannan, $93,780; Mr. Notini, $771,608; Mr. Rideout, $121,604. Celestica is obligated to reimburse to MSL for these payments if the merger agreement is terminated under certain circumstances.

  Non-Employee Directors' Stock Options

        In the event that a non-employee director's membership on the MSL board terminates, any stock options previously granted by MSL and held by such director will vest in full and be immediately exercisable. None of the current directors of MSL is expected to remain a director of MSL following the merger and, accordingly, all stock options held by the non-employee directors will vest and become immediately exercisable, and will remain exercisable for one year. As of the record date, the non-employee directors of MSL held, in the aggregate, stock options to purchase a total of 224,200 shares of MSL common stock at a weighted average price of $5.74 per share.

  Effect of the Merger on MSL Stock Options

        When the merger is completed, Celestica will assume outstanding stock options to purchase shares of MSL common stock, except for stock options outstanding under MSL's employee stock purchase plan, and will convert these stock options into stock options to purchase Celestica subordinate voting shares. Each assumed stock option will have the same terms and conditions they have just prior to their assumption, adjusted as necessary to reflect the substitution of Celestica shares for MSL common stock, except that substantially all options granted prior to the date of the merger agreement will vest as a result of the merger. Prior to the effective time of the merger, the MSL employee stock purchase plan will be terminated. Any offering period then underway under the MSL employee stock purchase plan will be shortened by setting a new exercise date that is prior to the effective time of the merger, and each participant's option to purchase MSL common stock under the employee stock purchase plan will be exercised automatically on the new exercise date. For more information, please see the sections entitled "The Merger Agreement—Treatment of MSL Stock Options and Warrants" beginning on page 87 of this proxy statement/prospectus and "The Merger Agreement—Treatment of Rights under the MSL Employee Stock Purchase Plan" beginning on page 88 of this proxy statement/prospectus.

        With respect to grants to each non-employee director under MSL's director compensation programs, stock options will become exercisable and vested when the non-employee director ceases to be a member of MSL's board of directors. None of the current directors of MSL is expected to remain a director of MSL following the merger. Accordingly, all stock options owned by the non-employee directors are expected to vest and be immediately exercisable upon completion of the merger, and remain exercisable for one year. For more information, please see the section entitled "—Interests of MSL Directors and Executive Officers in the Merger—Non-Employee Directors' Stock Options", above.

        Celestica intends to file a registration statement on Form S-8 with the Securities and Exchange Commission as soon as practicable following the completion of the merger, but not later than five business days following the completion of the merger, in connection with the subordinate voting shares issuable on the exercise of the assumed MSL stock options.

  Celestica Discussions Concerning Employment

        In connection with the merger, Celestica has had discussions with several of MSL's executive officers concerning their employment opportunities with Celestica after the merger. Celestica has entered into an employment agreement with Mr. Boucher to serve as Celestica's senior vice president, U.S. operations. The agreement, which is conditioned upon completion of the merger, includes a compensation package commensurate with other senior vice presidents of Celestica, including a grant of options to purchase subordinate voting shares and participation in Celestica's employee benefit and incentive plans. In addition, Celestica is continuing discussions with Mr. Bradshaw regarding employment with Celestica following completion of the merger.

  Indemnification; Directors' and Officers' Insurance

        For the period from the effective time of the merger through the sixth anniversary of the effective time, Celestica and the company surviving the merger will indemnify and hold harmless each person who is now, has been at any time, or becomes prior to the effective time of the merger, a director or officer of MSL or any of its subsidiaries against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such person is or was an officer or director of MSL or any of its subsidiaries, whether asserted or claimed prior to, at or after the effective time of the merger. Each of these persons is also entitled to advancement of any expenses incurred in defense of any such claim, action, suit, proceeding or investigation. In addition, Celestica has agreed to cause the certificate of incorporation and by-laws of the company surviving the merger to contain provisions no less favorable than those contained in the current charter documents of MSL with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of MSL and its subsidiaries. The certificate of incorporation and by-laws of MSL generally provide its current and former directors and officers indemnification to the fullest extent permitted by applicable law.

        For a period of six years after the effective time of the merger, Celestica also will cause the company surviving the merger to use all reasonable efforts to maintain directors' and officers' liability insurance covering those directors and officers of MSL who are currently covered by MSL's directors' and officers' liability insurance on terms comparable to those applicable to the current directors and officers with respect to matters existing or occurring at or prior to the effective time of the merger. However, the company surviving the merger will not be required to pay, in total, an annual premium for the insurance described in this paragraph in excess of 200% of the current annual premium paid by MSL for its existing insurance coverage. If the annual premiums of such insurance coverage exceed that amount, or if such insurance coverage expires, is terminated or cancelled within such six-year period, the company surviving the merger will use all reasonable efforts to cause to be maintained the maximum amount of coverage as is available for 200% of MSL's current annual premium.

        As a result of the interests described above, certain executive officers and directors of MSL could be viewed as being more likely to vote "FOR", and recommend a vote "FOR", the adoption of the merger agreement, than MSL's stockholders generally or than they would if they did not hold these interests.

  Stockholder Agreements

        In connection with the merger agreement, Celestica has entered into stockholder agreements with each of John Boucher, Robert C. Bradshaw, Gerald Campenella, Alan R. Cormier, Richard Gaynor,

Sean Lannan, Bruce Leasure, Albert A. Notini, Santosh Rao and Dewayne Rideout, and certain institutional stockholders. Each of the named individuals is an executive officer of MSL and Mr. Bradshaw and Mr. Notini are also directors. For a discussion of these stockholder agreements, please see the section entitled "The Stockholder Agreements" beginning on page 96 of this proxy statement/prospectus.

Material United States Federal Income Tax Consequences

        The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. Holders (as defined below) and the material U.S. federal income tax considerations applicable to the ownership of Celestica subordinate voting shares by U.S. Holders following the merger. For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of MSL common stock, MSL preferred stock or Celestica subordinate voting shares that is:

  •
  an individual who is a citizen or resident of the United States;

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  a corporation, other entity taxable as a corporation, partnership or limited liability company, created or organized under the laws of the United States or any state or political subdivision thereof;

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust that (i) is subject to the primary supervision of a U.S. court and which has one or more U.S. fiduciaries who have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

        This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, and final, proposed and temporary U.S. Treasury Regulations, and administrative and judicial interpretations thereof (all as of the date of this proxy statement/prospectus). Legislative, administrative or judicial changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth in this proxy statement/prospectus. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences discussed below. We cannot assure you that the U.S. Internal Revenue Service, or the IRS, will not take a contrary view to such statements and conclusions, and no ruling from the IRS has been, or will be, sought on the issues discussed in this proxy statement/prospectus.

        This summary is not a complete analysis or description of all potential U.S. federal tax considerations that may be relevant to, or of the actual tax effect that any of the matters described in this proxy statement/prospectus will have on special classes of taxpayers, some of which may be subject to special tax rules, such as S corporations, mutual funds, insurance companies, banks and other financial institutions, small business investment companies, foreign companies, nonresident alien individuals and other taxpayers that are not U.S. Holders, regulated investment companies, real estate investment trusts, dealers in securities or currencies, broker-dealers and tax-exempt organizations, persons who are owners of an interest in a partnership or other pass-through entity that is a holder of shares, persons who are subject to the alternative minimum tax, persons who acquired their MSL stock pursuant to the exercise of employee stock options or otherwise as compensation, persons who hold, directly, constructively or by attribution, 5% or more of either the total voting power or total value of the capital stock of Celestica immediately after the merger, or 10% or more of the total voting power of the capital stock of Celestica at any time, persons that hold MSL common stock, MSL preferred stock or Celestica subordinate voting shares as part of a position in a "straddle," or as part of a "hedging," "conversion" or other integrated investment transaction for U.S. federal income tax purposes, or persons whose functional currency is not the U.S. dollar.

        The summary below assumes that stockholders hold their shares of MSL common stock, MSL preferred stock or Celestica subordinate voting shares as capital assets within the meaning of section 1221 of the Code, and that MSL does not have current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Currently, MSL does not have current or accumulated earnings and profits and it does not anticipate that it will have any prior to the closing of the merger. Furthermore, the summary below does not discuss non-U.S. tax consequences or state, local, estate, gift or other tax consequences. Finally, Celestica believes that it is not a "passive foreign investment company" within the meaning of section 1297(a) of the Code and the summary below so assumes.

        Each MSL stockholder is advised to consult his or her own tax advisor as to the U.S. federal income tax consequences to him, her or it of the merger and the ownership and disposition of Celestica subordinate voting shares, in each case in light of the facts and circumstances that may be unique to him, her or it, and as to any U.S. estate, gift, state, local and non-U.S. tax consequences of the merger.

  Tax Opinions

        MSL has received an opinion of Hale and Dorr LLP and Celestica has received an opinion of Kaye Scholer LLP to the effect that:

  (a)
  for United States federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, which we refer to in this proxy statement/prospectus as a "reorganization"; and

  (b)
  for United States federal income tax purposes, a U.S. Holder of Parent subordinate voting shares:

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  will be required to include in gross income as dividend income the amount of any distributions (including constructive distributions) paid on the Parent subordinate voting shares (including any foreign taxes withheld from the amount received) on the date such distribution is includable in the income of a holder to the extent such distributions are paid out of Parent's current or accumulated earnings and profits as determined for United States federal income tax purposes; and

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  will, unless a nonrecognition provision applies, recognize taxable gain or loss on any sale, exchange or other disposition of Parent subordinate voting shares in an amount equal to the difference between the United States dollar value of the amount realized on such sale, exchange or other disposition and such holder's adjusted tax basis, determined in United States dollars, in such shares.

        It is a condition to the obligations of MSL and Celestica to consummate the merger that each of MSL and Celestica shall have received opinions, dated the closing date, from Hale and Dorr LLP and Kaye Scholer LLP, respectively, to the effect that for U.S. federal income tax purposes the merger will constitute a reorganization.

        The opinions of Hale and Dorr LLP and Kaye Scholer LLP will be based on facts existing on the date of this proxy statement/prospectus and at the closing date, will assume the absence of changes in existing facts and will rely on representations and covenants made by MSL, Celestica and Merger Sub. These opinions of counsel are not binding on the IRS.

  Material Federal Income Tax Consequences of the Merger to MSL, Celestica, Holders of MSL Common Stock and Holders of MSL Preferred Stock

        The merger will qualify as a reorganization. Subject to the limitations and qualifications referred to in this section, and as a result of the merger qualifying as a reorganization, the following U.S. federal income tax consequences will result:

        MSL and Celestica.    MSL and Celestica will not have taxable gain or loss as a result of the merger.

        Holders who receive solely Celestica subordinate voting shares.    Holders of MSL common stock and/or MSL preferred stock who exchange their MSL common stock and MSL preferred stock solely for Celestica subordinate voting shares will not have taxable gain or loss as a result of the merger (except with respect to any cash received in lieu of fractional shares, as described below). The aggregate tax basis of the Celestica subordinate voting shares received by any such holder will be equal to the aggregate tax basis of the MSL common stock and MSL preferred stock surrendered (excluding any portion of the holder's tax basis allocated to fractional shares) and the holding period of the Celestica subordinate voting shares will include the holding period of the MSL common stock and MSL preferred stock surrendered.

        Holders of MSL preferred stock who do not own any shares of MSL common stock and who elect to receive solely cash.    Holders of MSL preferred stock who do not own any shares of MSL common stock and who elect to receive solely cash in exchange for their shares of MSL preferred stock will have taxable gain or loss equal to the difference between the amount of cash received and their tax basis in the shares of MSL preferred stock surrendered. Any such gain or loss generally will constitute capital gain or loss, and will be long-term capital gain or loss with respect to MSL shares held for more than one year at the effective time of the merger. The deductibility of capital losses is subject to limitations.

        Holders of MSL preferred stock who receive a combination of cash and Celestica subordinate voting shares.     Holders of MSL preferred stock may receive a combination of cash (excluding, for purposes of this discussion, cash received in lieu of fractional shares, as described below) and Celestica subordinate voting shares by reason of electing to receive Celestica subordinate voting shares for only a portion of their MSL preferred stock, or by reason of owning both MSL common stock and MSL preferred stock. Generally, such holders will have a gain or loss for each block of MSL preferred stock surrendered for which some cash is received measured by the difference between (a) the sum of the amount of cash and the fair market value of Celestica subordinate voting shares received that is allocable to such block of MSL preferred stock and (b) the tax basis of such block. Any such gain will be taxable to the extent of the amount of cash received that is allocable to such block, and no loss will be recognized.

        In some circumstances, a portion of such taxable gain may be treated as a dividend. It is unclear under present law whether only the accumulated earnings and profits of MSL are considered for purposes of treating taxable gain as a dividend, or whether the accumulated earnings and profits of Celestica are taken into account. MSL does not have accumulated earnings and profits, but Celestica may. Even if the accumulated earnings and profits of Celestica are considered for purposes of treating taxable gain as a dividend, such dividend treatment would only be applicable if, with respect to a holder, the receipt of cash in connection with the merger has the effect of the distribution of a dividend. For purposes of this determination, a holder would be treated as if the holder had exchanged all of such holder's MSL preferred stock solely for Celestica subordinate voting shares and then Celestica immediately redeemed a portion of such shares in exchange for the cash actually received by the holder in connection with the merger. Whether the cash received in this deemed redemption is treated as a dividend will depend upon the portion of Celestica capital stock owned by the holder (and deemed purchased) and, possibly, the extent to which such redemption has resulted in a decrease in the holder's interest in Celestica, determined after taking into account certain attribution of ownership rules.

        It is unlikely in the case of virtually all MSL stockholders that dividend treatment will result because the amount of Celestica stock deemed acquired and redeemed with respect to each holder will constitute a small percentage of the total outstanding stock of Celestica. Therefore, any such taxable gain generally will constitute capital gain, and will be long-term capital gain with respect to MSL shares held for more than one year at the effective time of the merger. Even if such taxable gain is treated as a dividend, it will generally be taxed at a rate no greater than that applicable to long-term capital gain as a result of recent tax legislation.

        The tax basis of the Celestica subordinate voting shares received in exchange for a block of MSL stock will be equal to the tax basis of such surrendered block of MSL stock, decreased by the amount of cash received in respect of such block and increased by the amount of gain recognized in respect of such block. The holding period of the Celestica subordinate voting shares will include the holding period of such block of MSL stock surrendered.

        Cash received in lieu of a fractional share.    A holder of MSL stock who receives cash in lieu of a fractional Celestica subordinate voting share will be treated as having received such fractional share pursuant to the merger and then as having exchanged such fractional share for cash in a redemption by Celestica. Any gain or loss attributable to a fractional share generally will be capital gain or loss. The amount of such gain or loss will be equal to the difference between the ratable portion of the tax basis of the MSL stock surrendered in the merger that is allocated to such fractional share and the cash received in lieu thereof.

  Record Retention and Backup Withholding

        Each holder of MSL stock that receives Celestica subordinate voting shares in the merger will be required to retain records and file with such holder's U.S. federal income tax return a statement setting forth certain facts relating to the merger.

        Unless a holder of MSL stock complies with certain reporting and/or certification procedures, or is an exempt recipient under applicable provisions of the Code and U.S. Treasury Regulations promulgated thereunder, such holder may be subject to a 28% backup withholding tax with respect to any cash payments received pursuant to the merger. Holders of MSL stock should consult their brokers to ensure compliance with such procedures.

        TO PREVENT BACKUP WITHHOLDING WITH RESPECT TO CASH PAYMENTS TO CERTAIN HOLDERS IN CONNECTION WITH THE MERGER, EACH HOLDER OF MSL STOCK MUST PROVIDE SUCH HOLDER'S CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY THAT SUCH HOLDER IS NOT SUBJECT TO BACKUP WITHHOLDING BY COMPLETING THE SUBSTITUTE W-9 IN THE ELECTION FORM. IF BACKUP WITHHOLDING APPLIES WITH RESPECT TO A HOLDER, WITHHOLDING WILL BE REQUIRED IN AN AMOUNT EQUAL TO 28% OF ANY PAYMENTS THAT OTHERWISE WOULD BE MADE TO SUCH HOLDER.

  Material Federal Income Tax Consequences of Holding Celestica Subordinate Voting Shares

        Distributions.    A holder of Celestica subordinate voting shares will be required to include in gross income as dividend income the amount of any distributions (including constructive distributions) paid on the Celestica subordinate voting shares (including any foreign taxes withheld from the amount received) on the date such distribution is includable in the income of a holder to the extent such distributions are paid out of Celestica's current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Subject to the discussion below under "— Recent United States Tax Law Changes," dividend income is generally taxed as ordinary income. Distributions in excess of Celestica's current and accumulated earnings and profits will be applied against, and will reduce, the holder's tax basis in the Celestica subordinate voting shares and, to the extent in excess of such tax basis, will be treated as gain from the sale or exchange of the Celestica subordinate voting shares. Dividends paid on the Celestica subordinate voting shares generally will not qualify for the dividends-received deduction available to corporations. Dividends paid in foreign currency will be included in the income of a holder in a U.S. dollar amount calculated by reference to the exchange rate on the date the dividends are includable in the income of the holder. If the Canadian dollars received as a dividend are not converted in U.S. dollars on the date the dividends are includable in the income of such holder, any foreign currency gain or loss realized on a subsequent conversion or other disposition will be treated as ordinary income or loss.

        Generally, a holder will have the option of claiming the amount of Canadian tax withheld at source on the distribution of dividends on the Celestica subordinate voting shares as either a deduction from adjusted gross income or as a dollar-for-dollar credit against the holder's U.S. federal income tax liability. If the holder elects to claim a credit for such Canadian taxes, the election will be binding for all foreign taxes paid or accrued by the holder for such taxable year. Individuals who claim the standard deduction rather than itemized deductions may not claim a deduction for foreign taxes withheld, but may claim such amount as a credit against the individual's U.S. federal income tax liability. The U.S. foreign tax credit in any taxable year may not offset more than 90% of a holder's liability for U.S. individual or corporate alternative minimum tax.

        Dividends paid by Celestica generally will be treated as foreign source income and likely will constitute "passive" or "financial services" income for foreign tax credit purposes. The amount of foreign income taxes for which a holder may claim a credit in any year is subject to complex limitations and restrictions that must be determined on an individual basis by each holder. Holders should consult with their own tax advisors with regard to the availability of a U.S. foreign tax credit and the application of the U.S. foreign tax credit limitations to their particular situations.

        Recent United States Tax Law Changes.    Recent U.S. tax legislation has reduced the rates of tax payable by individuals (as well as certain trusts and estates) on various items of income. Under the 2003 Act, the marginal tax rates applicable to ordinary income generally have been lowered with effect from January 1, 2003. Furthermore, "qualified dividend income" received by individuals in taxable years beginning after December 31, 2002 and before January 1, 2009 generally will be taxed at a maximum U.S. federal rate of 15% (rather than the higher tax rates generally applicable to items of ordinary income) provided certain holding period requirements are met. Based upon current IRS pronouncements, Celestica believes that dividends paid by it with respect to its subordinate voting shares should constitute "qualified dividend income" for United States federal income tax purposes and that holders who are individuals (as well as certain trusts and estates) should be entitled to the reduced rates of tax, as applicable. However, the precise extent to which dividends paid by non-U.S. corporations will constitute "qualified dividend income" and the effect of such status on the ability of taxpayers to utilize associated foreign tax credits is not entirely clear at present. It is anticipated that there will be administrative pronouncements concerning these provisions in the future. In the meantime, holders are urged to consult their own tax advisors regarding the impact of the provisions of the 2003 Act on their particular situations, including related restrictions and special rules.

        Sale, Exchange or Other Disposition.    A holder of Celestica subordinate voting shares will, unless a nonrecognition provision applies, recognize taxable gain or loss on any sale, exchange or other disposition of Celestica subordinate voting shares in an amount equal to the difference between the U.S. dollar value of the amount realized on such sale, exchange or other disposition and such holder's adjusted tax basis, determined in U.S. dollars, in such shares. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain if the shares have been held for more than one year for U.S. federal income tax purposes. The deductibility of capital losses is subject to limitations. Any gain generally will be treated as U.S. source income for U.S. foreign tax credit purposes. A holder who receives foreign currency upon the disposition of Celestica subordinate voting shares and converts the currency into U.S. dollars subsequent to receipt generally will have foreign currency gain or loss based on any appreciation or depreciation of the value of the foreign currency against the U.S. dollar.

  Information Reporting and Backup Withholding

        A holder of Celestica subordinate voting shares may be subject to backup withholding (currently at the rate of 28%) with respect to "reportable payments," which include dividends paid on, or the proceeds of a sale, exchange or redemption of, Celestica subordinate voting shares. Backup withholding will be required if (i) the payee fails to furnish a Taxpayer Identification Number (TIN) to the payor in the manner required, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a "notified payee underreporting" described in Section 3406(c) of the Code, or (iv) there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to withholding under section 3406(a)(l)(C) of the Code. As a result, if any one of the events listed above occurs, withholding will be required in an amount equal to the then applicable rate of backup withholding from any dividend payment made with respect to Celestica subordinate voting shares or any payment or proceeds of a redemption of Celestica subordinate voting shares to a holder. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the holder's federal income tax liability, so long as the required information is provided to the IRS.

        The amount of any "reportable payments" for each calendar year and amount of tax withheld, if any, with respect to payments on Celestica subordinate voting shares generally will be reported to the holders of Celestica subordinate voting shares and to the IRS.

        THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER. HOLDERS OF MSL STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER AND OF THE OWNERSHIP AND DISPOSITION OF CELESTICA SUBORDINATE VOTING SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF NON-U.S., STATE, LOCAL, ESTATE, GIFT AND OTHER TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

Principal Canadian Federal Income Tax Considerations

        The following general summary of the principal Canadian federal income tax considerations relating to holding and disposing of Celestica subordinate voting shares acquired pursuant to the merger is generally applicable to a U.S. Holder who (a) acquires Celestica subordinate voting shares in the merger, (b) for the purposes of the Income Tax Act (Canada), or the ITA, at all relevant times is not resident in Canada, deals at arm's length and is not affiliated with Celestica, holds the Celestica subordinate voting shares as capital property and does not use or hold, and is not deemed to use or hold, the Celestica subordinate voting shares in the course of carrying on, or otherwise in connection with, a business in Canada, and (c) for purposes of the Canada-United States Income Tax Convention (1980), or the Treaty, is a resident of the United States, has never been a resident of Canada, and otherwise qualifies for the full benefits of the Treaty. Special rules, which are not discussed below, may apply to "financial institutions" (as defined in the ITA) and to non-resident insurers carrying on an insurance business in Canada and elsewhere. This summary does not apply to a U.S. Holder that is a limited liability company or a partnership.

        This summary is based on the current provisions of the ITA and the regulations thereunder, all specific proposals to amend the ITA or the regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this proxy statement/prospectus, the current provisions of the Treaty and the current published administrative practices of the Canada Customs and Revenue Agency. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except as mentioned above, does not take into account or anticipate any changes in law or administrative practice, whether by legislative, judicial or administrative action or decision, nor does it take into account any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.

        This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Holder, and no representation with respect to the Canadian federal income tax considerations to any particular U.S. Holder is made. The tax consequences to any particular U.S. Holder will vary depending on that person's particular circumstances. Accordingly, U.S. Holders of MSL capital stock should consult their own tax advisors as to the particular Canadian tax considerations to them of holding and disposing of Celestica subordinate voting shares acquired pursuant to the merger, as well as the application and effect of the income and other tax laws of any other jurisdiction.

        For purposes of the ITA, each amount relating to the acquisition, holding or disposing of Celestica subordinate voting shares acquired pursuant to the merger, including dividends, adjusted costs base and proceeds of disposition, must be converted into Canadian dollars based on the United States-Canadian dollar exchange rate applicable to the effective date of the related acquisition, disposition or recognition of income.

  Dividends

        Under the ITA and the Treaty, dividends on the Celestica subordinate voting shares paid or credited, or deemed to be paid or credited, to a U.S. Holder who is the beneficial owner of such dividends generally will be subject to Canadian withholding tax at the rate of 15% of their gross amount. Under the Treaty, if the U.S. Holder who is the beneficial owner of such dividends is a company which owns at least 10% of Celestica's voting shares, the withholding tax rate is reduced from 15% to 5%.

        Under the Treaty, in certain circumstances dividends paid to religious, scientific, literary, educational or charitable organizations or certain pension organizations are exempt from Canadian withholding tax where the dividend recipient is resident in, and is generally exempt from tax in, the United States and has complied with certain administrative procedures.

  Disposition of Celestica Subordinate Voting Shares

        In general, a U.S. Holder will not be subject to tax under the ITA in respect of any gain realized by such U.S. Holder on the disposition of Celestica subordinate voting shares unless the Celestica subordinate voting shares constitute taxable Canadian property of the U.S. Holder. As long as the Celestica subordinate voting shares are listed on a prescribed stock exchange (which includes The New York Stock Exchange and the Toronto Stock Exchange), Celestica subordinate voting shares generally will not constitute taxable Canadian property of a U.S. Holder, unless at any time during the 60-month period immediately preceding the disposition the U.S. Holder, persons with whom the U.S. Holder did not deal at arm's length, or the U.S. Holder together with all such persons, owned 25% or more of the issued shares of any class or series of shares of the capital stock of Celestica. If the Celestica subordinate voting shares are taxable Canadian property to a U.S. Holder, any capital gain realized by the U.S. Holder on a disposition or deemed disposition of such Celestica subordinate voting shares will generally be exempt from tax under the ITA by virtue of the Treaty if the value of the Celestica subordinate voting shares is not derived principally from real property situated in Canada (as defined by the Treaty) at the time of disposition.

        A disposition of Celestica subordinate voting shares to Celestica (unless Celestica acquires such shares in the open market in the manner in which shares would normally be purchased by any member of the public) will result in a deemed dividend to a U.S. Holder equal to the amount by which the consideration paid by Celestica to acquire the U.S. Holder's shares exceeds the paid-up capital of such shares for purposes of the ITA. The amount of such deemed dividend will be subject to withholding tax, as described above.

Accounting Treatment of the Merger

        In accordance with U.S. and Canadian generally accepted accounting principles, Celestica will account for the merger using the purchase method of accounting. Under this method of accounting, Celestica will record the market value (based on an average of the closing prices of Celestica subordinate voting shares for a range of two trading days before and after the measurement date) of its subordinate voting shares issued in connection with the merger, the amount of cash consideration to be paid to holders of MSL preferred stock, the fair value of the replacement options and warrants issued in connection with the merger and the amount of direct transaction costs associated with the merger as the estimated purchase price of acquiring MSL. The measurement date has been established initially as October 15, 2003, being the announcement date. However, if, prior to the closing date, the application of the share exchange ratio formula in the merger agreement results in a change to the number of shares to be issued, the measurement date will be changed to that later date.

        Celestica will allocate the purchase price to the net assets and liabilities, including amortizable intangible assets acquired (including intellectual property, process technology and customer contracts and relationships), based on their respective fair values at the date of the completion of the merger. Any excess of the estimated purchase price over those fair values will be accounted for as goodwill.

        Amortizable intangible assets will generally be amortized over useful lives not exceeding five years. Goodwill resulting from the business combination will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of Celestica determines that the value of goodwill has become impaired, Celestica will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

        The amount of goodwill recorded will be finalized once Celestica has finalized the value of the purchase consideration (including finalizing the fair value of the options and warrants issued in connection with the merger) and has obtained additional information with respect to any restructuring plans and the fair value of certain assets and liabilities, including third party valuations of intangible assets.

Regulatory Filings and Approvals Required to Complete the Merger

        The merger is subject to review by the United States Federal Trade Commission, or FTC, and the Antitrust Division of the United States Department of Justice, or DOJ, under the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, under which a transaction cannot be completed until required information and materials are furnished to the DOJ and the FTC and the statutory waiting period under the HSR Act expires or is terminated. The applicable statutory waiting period under the HSR Act has expired. In addition, Celestica and MSL have received all foreign antitrust approvals required to complete the merger, including approval of the antitrust authorities of the European Commission under European Union antitrust laws and the authorities in the Czech Republic and Mexico under the antitrust laws of these jurisdictions. The merger is also subject to review by the governmental authorities of Brazil under the antitrust laws of that country, although approval of the Brazilian authorities is not required prior to the completion of the merger. There can be no assurance that the Brazilian reviewing authorities will clear the merger without restrictions or conditions that would have a materially adverse effect on the combined company. These restrictions and conditions could include a complete or partial license, divestiture, spin-off or the holding separate of assets or businesses.

        In addition, during or after the statutory waiting periods and clearance of the merger, and even after completion of the merger, either the DOJ, the FTC or other governmental authorities could challenge or seek to block the merger under the antitrust laws, as it deems necessary or desirable in the public interest. Other competition agencies with jurisdiction over the merger could also initiate action to challenge or block the merger. In addition, in some jurisdictions, a competitor, customer or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the merger, before or after it is completed. Celestica and MSL cannot be sure that a challenge to the merger will not be made or that, if a challenge is made, Celestica and MSL will prevail.

Listing of Celestica Subordinate Voting Shares Issued in the Merger

        Celestica has made application to The New York Stock Exchange to approve, and The New York Stock Exchange has approved, the listing of the Celestica subordinate voting shares to be issued in the merger and upon the exercise of any MSL stock option or warrant, subject to official notice of issuance. The Toronto Stock Exchange has accepted notices filed by Celestica in respect of the Celestica subordinate voting shares to be issued under the merger agreement. Application to the Toronto Stock Exchange has been made by Celestica to approve, and the Toronto Stock Exchange has conditionally approved, the listing of the Celestica subordinate voting shares to be issued under the merger agreement. The listing is subject to Celestica fulfilling all of the requirements of the Toronto Stock Exchange within five business days of the completion of the merger.

Delisting and Deregistration of MSL Common Stock After the Merger

        When the merger is completed, MSL common stock will be delisted from The New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended. Upon such deregistration, MSL will no longer be required to make separate periodic filings under the Exchange Act.

Restrictions on Sales of Celestica Subordinate Voting Shares Received in the Merger

        The Celestica subordinate voting shares to be issued in connection with the merger will be registered under the Securities Act of 1933 and will be freely transferable, except for Celestica subordinate voting shares issued to any person who is deemed to be an "affiliate" of MSL prior to the merger. Persons who may be deemed to be affiliates of MSL prior to the merger include individuals or entities that control, are controlled by, or are under common control with MSL, prior to the merger, and may include officers and directors, as well as principal stockholders of MSL, prior to the merger. Affiliates of MSL will be notified separately of their affiliate status.

        Persons who may be deemed to be affiliates of MSL prior to the merger may not sell any of the Celestica subordinate voting shares received by them in connection with the merger except pursuant to:

  •
  an effective registration statement under the Securities Act of 1933 covering the resale of those shares;

  •
  an exemption under paragraph (d) of Rule 145 under the Securities Act of 1933; or

  •
  any other applicable exemption under the Securities Act of 1933.

        Celestica's registration statement on Form F-4, of which this proxy statement/prospectus forms a part, does not cover the resale of Celestica subordinate voting shares to be received in connection with the merger by persons who may be deemed to be affiliates of MSL prior to the merger.

Appraisal Rights for MSL Series A and Series B Preferred Stock; No Appraisal Rights for MSL Common Stock

        If the merger is approved by MSL's stockholders, any holder of Series A or Series B preferred stock who does not vote in favor of the merger and who has previously taken necessary steps under Delaware law may exercise rights of appraisal under Delaware law, rather than receive the merger consideration in the merger. Appraisal rights are available only as to the holders of MSL Series A and Series B preferred stock and are not available as to MSL common stock.

        The provisions of Delaware law governing appraisal rights are complex, and you should study them carefully if you wish to exercise appraisal rights. A stockholder may take actions that prevent that stockholder from successfully asserting these rights, and multiple steps must be taken to properly perfect the rights. A copy of Section 262 of the Delaware General Corporation Law is attached to this proxy statement/prospectus as Annex E. For a detailed discussion of appraisal rights under Delaware law, please see the section entitled "Appraisal Rights for MSL Preferred Stock" beginning on page 117 of this proxy statement/ prospectus.

THE MERGER AGREEMENT

        The following summary describes the material provisions of the merger agreement. The provisions of the merger agreement are complicated and not easily summarized. This summary may not contain all of the information about the merger agreement that is important to you. The merger agreement is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus, and we encourage you to read it carefully in its entirety for a more complete understanding of the merger agreement.

Structure of the Merger

        The merger agreement provides for the merger of MSL with and into Merger Sub, a newly formed, wholly-owned subsidiary of Celestica. Merger Sub will survive the merger as a wholly-owned subsidiary of Celestica. Merger Sub will be renamed "Manufacturers' Services Limited" at the effective time of the merger.

Completion and Effectiveness of the Merger

        We will complete the merger when all of the conditions to completion of the merger contained in the merger agreement, which we describe in the section entitled "—Conditions to Completion of the Merger" beginning on page 90 of this proxy statement/prospectus, are satisfied or waived, including adoption of the merger agreement by the stockholders of MSL. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware.

        We are working to complete the merger as quickly as possible. We currently plan to complete the merger in early 2004. However, because completion of the merger is subject to governmental and regulatory approvals and other conditions, we cannot predict the exact timing of the merger or whether the merger will occur at all.

Conversion of MSL Common Stock and Series A and Series B Preferred Stock in the Merger

        Upon completion of the merger, each share of capital stock of MSL will be converted as follows:

  •
  for each share of MSL common stock, 0.375 of a Celestica subordinate voting share, subject to adjustment as described below;

  •
  for each share of Series A or Series B preferred stock for which the MSL stockholder does not seek appraisal and does not make a valid stock election, a cash payment equal to $52.50 plus any accrued and unpaid dividends through the effective time of the merger;

  •
  for each share of Series A preferred stock for which the MSL stockholder does not seek appraisal and makes a valid stock election, a number of Celestica subordinate voting shares equal to the product of:

  •
  0.375, subject to adjustment as described below; and

  •
  the number of shares of MSL common stock into which such share of Series A preferred stock is convertible immediately prior to the effective time of the merger; and

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  for each share of Series B preferred stock for which the MSL stockholder does not seek appraisal and makes a valid stock election, the sum of:

  •
  an amount in cash equal to $2.25 or, at the election of MSL (as directed by Celestica), a number of Celestica subordinate voting shares equal to the product of

  •
  0.375, subject to adjustment as described below, and

      •
      the number of shares of MSL common stock issuable in satisfaction of the "optional make whole payment" under the provisions of MSL's certificate of incorporation governing the Series B preferred stock described below; and

    •
    a number of Celestica subordinate voting shares equal to the product of

    •
    0.375, subject to adjustment as described below, and

    •
    the number of shares of MSL common stock into which such share of Series B preferred stock is convertible immediately prior to the effective time of the merger.

        Under MSL's certificate of incorporation governing the Series B preferred stock, the number of shares of MSL common stock issuable in satisfaction of the "optional make whole payment" per share of Series B preferred stock is determined by dividing (1) $2.25 by (2) 95% of the average closing price of the MSL common stock on The New York Stock Exchange for the ten consecutive trading days ending two business days prior to the day on which the merger is completed.

        Upon completion of the merger, Celestica also will assume outstanding options and warrants to purchase MSL common stock as described in the section entitled "—Treatment of MSL Stock Options and Warrants" beginning on page 87 of this proxy statement/prospectus.

        The share exchange ratio of 0.375 will be adjusted if the weighted average closing price of a Celestica subordinate voting share on The New York Stock Exchange for the 20 consecutive trading days ending on the third business day before the effective time of the merger, which we refer to as the "market price", is $19.33 or more or $16.00 or less. The share exchange ratio will be:

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  0.375 of a subordinate voting share, if the Celestica subordinate voting share market price is less than $19.33 and more than $16.00,

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  that fraction of a subordinate voting share with a market price of $7.25, if the Celestica subordinate voting share market price is $19.33 or more, and

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  that fraction of a subordinate voting share with a market price of $6.00, if the Celestica subordinate voting share market price is $16.00 or less.

        The share exchange ratio also will be adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Celestica subordinate voting shares or MSL common stock), reorganization, recapitalization, reclassification or other like change with respect to Celestica subordinate voting shares or MSL common stock having a record date after October 14, 2003 and prior to the effective time of the merger.

        Each share of MSL common stock and Series A and Series B preferred stock held by MSL or owned by Celestica or any of their direct or indirect wholly-owned subsidiaries immediately prior to the merger will be canceled and will cease to exist. None of MSL, Celestica or any of their direct or indirect subsidiaries will receive any securities of Celestica, cash or other consideration in exchange for those shares.

        Based on the share exchange ratio of 0.375 and the number of shares of MSL common stock and stock options and warrants to purchase MSL common stock outstanding as of the record date, and assuming all of the holders of the Series A or Series B preferred stock elect to receive Celestica subordinate voting shares in lieu of cash (and, in the case of the Series B preferred stock, Celestica elects to issue subordinate voting shares in consideration for the "optional make whole payment"):

  •
  a total of approximately 16,900,000 Celestica subordinate voting shares will be issued in connection with the merger to holders of MSL common stock and Series A and Series B preferred stock; and

  •
  a total of approximately 3,600,000 Celestica subordinate voting shares will be reserved for issuance upon the exercise of stock options and warrants to purchase MSL common stock assumed by Celestica in connection with the merger.

Fractional Shares

        Celestica will not issue any fractional subordinate voting shares in connection with the merger. Instead, each holder of MSL common stock and Series A and Series B preferred stock exchanged in connection with the merger who would otherwise be entitled to receive a fraction of a Celestica subordinate voting share will receive cash, without interest, in an amount equal to the fraction multiplied by the "market price" of one Celestica subordinate voting share.

Stock Elections Relating to MSL Preferred Stock

        As described in the section entitled "—Conversion of MSL Common Stock and Series A and Series B Preferred Stock in the Merger" beginning on page 78 of this proxy statement/prospectus, holders of Series A or Series B preferred stock may elect to receive the merger consideration payable with respect to their shares of MSL preferred stock in Celestica subordinate voting shares rather than in cash. However, in the case of holders of Series B preferred stock that elect to receive Celestica subordinate voting shares, the "optional make whole payment" will be paid in either Celestica subordinate voting shares or cash, at the election of MSL as directed by Celestica. To make a valid stock election the stock election must be:

  •
  in writing, in the form provided by MSL and which accompanies this proxy statement;

  •
  dated and signed by the record holder; and

  •
  actually received by MSL prior to the effective time of the merger.

        We urge you to complete, sign, date and return the stock election form prior to the start of the MSL special meeting. If MSL does not receive a valid stock election form prior to the effective time of the merger you will receive the merger consideration payable with respect to your MSL preferred stock in cash.

        If you submit a valid stock election and wish to change the number of shares of Series A or Series B preferred stock subject to the election, you may submit a later dated stock election form to MSL. Such later dated stock election form will be effective only if it is actually received by MSL prior to the effective time of the merger. You may also revoke a valid stock election by submitting to MSL written notification of your desire to revoke a previously submitted stock election form. Your written revocation will be effective only if it is actually received by MSL prior to the effective time of the merger. We expect to complete the merger immediately after the MSL special meeting.

Exchange of Stock Certificates

        As soon as reasonably practicable, and in any event within ten days after the effective time of the merger, Celestica will cause Computershare Trust Company of Canada, or Computershare, the exchange agent for the merger, to mail to each record holder of MSL common stock and each holder of Series A or Series B preferred stock a letter of transmittal and instructions for surrendering the record holder's stock certificates in exchange for a certificate representing Celestica subordinate voting shares and/or cash in accordance with the merger agreement. Holders of MSL stock who properly surrender their MSL stock certificates in accordance with the exchange agent's instructions will receive:

  (1)
  the number of whole Celestica subordinate voting shares the holder is entitled to receive pursuant to the merger agreement;

  (2)
  in the case of Series A and Series B preferred stock, cash in the amount that holder is entitled to receive pursuant to the merger agreement if the holder has not made a valid stock election, and, in the case of Series B preferred stock, cash in the amount the holder is entitled to receive for the "optional make-whole payment" if the holder has made a valid stock election and MSL has not elected (at the direction of Celestica) to make that payment in Celestica subordinate voting shares;

  (3)
  cash in lieu of any fractional Celestica subordinate voting share; and

  (4)
  dividends or other distributions, if any, to which they are entitled under the terms of the merger agreement.

        The surrendered certificates representing MSL common stock, Series A preferred stock and Series B preferred stock will be canceled. After the effective time of the merger, each certificate representing shares of MSL common stock or Series A or Series B preferred stock that has not been surrendered will represent only the right to receive each of items (1) through (4) enumerated above. Following the effective time of the merger, MSL will not register any transfers of MSL common stock or Series A or Series B preferred stock on its stock transfer books.

        Holders of MSL common stock or Series A or Series B preferred stock should not send in their MSL stock certificates until they receive a letter of transmittal from ComputerShare, the exchange agent for the merger, with instructions for the surrender of MSL stock certificates.

Dissenting Shares

        Shares of MSL Series A and Series B preferred stock outstanding immediately prior to the effective time of the merger that are held by a holder who has not voted in favor of the merger and who has demanded appraisal in accordance with the Delaware General Corporation Law (we refer to these shares as "dissenting shares") will not be converted into the right to receive the merger consideration enumerated above, unless the holder fails to perfect, withdraws or is otherwise deemed not to have appraisal rights. If, after the effective time of the merger, the holder of such shares fails to perfect, withdraws or loses its right to appraisal, or if it is determined that such holder does not have appraisal rights, then such shares will be treated as if they had been converted at the effective time of the merger into the right to receive the merger consideration. For more information regarding dissenting shares, please see the section entitled "Appraisal Rights for MSL Preferred Stock" beginning on page 117 of this proxy statement/prospectus.

Distributions with Respect to Unexchanged Shares

        Holders of MSL common stock and Series A and Series B preferred stock are not entitled to receive any dividends or other distributions on Celestica subordinate voting shares until the merger is completed. After the merger is completed, holders of MSL common stock and Series A and Series B preferred stock will be entitled to dividends and other distributions declared or made after the effective time of the merger with respect to the number of whole Celestica subordinate voting shares which they are entitled to receive upon exchange of their MSL stock certificates. However, they will not be paid any dividends or other distributions on the Celestica subordinate voting shares until they surrender their MSL stock certificates to the exchange agent in accordance with the exchange agent instructions.

Transfers of Ownership and Lost Stock Certificates

        Celestica will issue (1) Celestica subordinate voting shares, (2) cash consideration, (3) cash in lieu of a fractional share and (4) any dividends or distributions that may be payable in a name other than the name in which a surrendered MSL stock certificate is registered only if the person requesting such exchange presents to the exchange agent all documents required to show, and to effect, the unrecorded transfer of ownership and to show that such person paid any applicable stock transfer taxes. If an MSL stock certificate is lost, stolen or destroyed, the holder of such certificate may need to deliver an affidavit or bond prior to receiving the merger consideration payable with respect to such stock.

Representations and Warranties

        MSL made a number of representations and warranties to Celestica in the merger agreement regarding aspects of its business, financial condition and structure, as well as other facts pertinent to the merger, including representations and warranties relating to the following subject matters:

  •
  corporate organization, qualification to do business, good standing and corporate power and authority of MSL and its subsidiaries;

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  absence of any material violations of the certificate of incorporation and by-laws of MSL and the certificates of incorporation, by-laws and similar organizational documents of its subsidiaries;

  •
  MSL's capital structure and ownership of subsidiary capital stock and the absence of restrictions or encumbrances with respect to the capital stock of any significant subsidiary;

  •
  corporate authorization to enter into the merger agreement and consummate the transactions under the merger agreement, and the enforceability of the merger agreement;

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  the vote of MSL stockholders required to complete the merger;

  •
  governmental and regulatory approvals required to complete the merger;

  •
  absence of any conflict with or violation of the certificate of incorporation and by-laws of MSL and equivalent organizational documents of its subsidiaries, any material contract of MSL or any of its subsidiaries, or any applicable legal requirements resulting from the execution of the merger agreement or the completion of the merger;

  •
  the effect of entering into and carrying out the obligations of the merger agreement on material contracts;

  •
  MSL's filings and reports with the Securities and Exchange Commission;

  •
  financial statements and projections;

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  absence of material undisclosed liabilities;

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  absence of certain changes and events affecting MSL and its subsidiaries, since June 30, 2003 (and in certain cases, December 31, 2002);

  •
  taxes;

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  good and valid title to, or valid leasehold interests in, all tangible properties and assets material to its business;

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  sufficiency and condition of material items of equipment and other tangible assets of MSL and its subsidiaries;

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  relationships with material customers of MSL's business;

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  intellectual property and protection of intellectual property;

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  compliance with applicable legal requirements;

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  possession of, and compliance with, all permits required for the operation of the business of MSL and its subsidiaries;

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  litigation;

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  employee benefit plans and labor relations;

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  environmental matters;

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  product and service warranties;

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  agreements, contracts and commitments;

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  absence of breaches of material contracts;

  •
  accuracy of information supplied in this proxy statement/prospectus and the related registration statement filed by Celestica with the Securities and Exchange Commission;

  •
  absence of any stockholder rights plan or similar arrangement;

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  the inapplicability of state takeover statutes to the merger during the pendency of the merger agreement;

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  approval by the MSL board of the merger and merger agreement;

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  payment, if any, required to be made to brokers and agents on account of the merger;

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  the receipt of opinions from Credit Suisse First Boston and Sonenshine Pastor to the effect that, as of the date of the opinions and based upon and subject to the matters stated in the opinions, the share exchange ratio is fair, from a financial point of view, to the holders of MSL common stock (other than, in the case of Credit Suisse First Boston's opinion, certain private equity funds affiliated or associated with Credit Suisse First Boston and those holders party to a stockholder agreement);

  •
  insurance;

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  inventory;

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  accounts receivable; and

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  interest of MSL's officers and directors in any assets used in MSL's business.

        Celestica and Merger Sub each made a number of representations and warranties to MSL in the merger agreement, including representations and warranties relating to the following subject matters:

  •
  corporate organization, qualification to do business, good standing and corporate power and authority of Celestica and its subsidiaries;

  •
  corporate authorization to enter into the merger agreement and consummate the transactions under the merger agreement, and the enforceability of the merger agreement;

  •
  absence of any conflict with, or violation of, the articles and by-laws of Celestica and Merger Sub or any applicable legal requirements resulting from the execution of the merger agreement and the completion of the merger;

  •
  governmental and regulatory approvals required to complete the merger;

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  Celestica's capital structure;

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  Celestica's filings and reports with the Securities and Exchange Commission;

  •
  financial statements;

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  absence of undisclosed liabilities;

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  absence of certain changes in Celestica's business from June 30, 2003 to October 14, 2003;

  •
  litigation;

  •
  accuracy of information contained in this proxy statement/prospectus and the related registration statement filed by Celestica with the Securities and Exchange Commission; and

  •
  payment, if any, required to be made to brokers and agents on account of the merger.

        The representations and warranties contained in the merger agreement are complicated and not easily summarized. You are urged to read carefully Sections 2 and 3 of the merger agreement attached as Annex A, entitled "Representations and Warranties of the Company" and "Representations and Warranties of Parent and Merger Sub."

MSL's Conduct of Business Before Completion of the Merger

        Under the merger agreement, MSL has agreed that, until the earlier of the completion of the merger or termination of the merger agreement, or unless Celestica consents in writing, it will use all reasonable efforts to carry on its business in the usual, regular and ordinary course, in substantially the same manner as previously conducted and in compliance, in all material respects, with all legal requirements. MSL has also agreed to use all reasonable efforts to keep in full force and effect all of its insurance policies and preserve intact its present business organization, and to continue to manage in the ordinary course its business relationships with third parties.

        Additionally, under the merger agreement, MSL has agreed that, until the earlier of the completion of the merger or termination of the merger agreement, or unless Celestica consents in writing, it will conduct its business in compliance with a number of specific restrictions and will not permit its subsidiaries to, subject to specified exceptions:

  •
  declare or pay any dividend or make any other distribution in respect of its capital stock, or other equity or voting securities, except for dividends payable on the Series A or Series B preferred stock in accordance with their terms;

  •
  change its share capital, issue share capital or repurchase any share capital or any stock options to acquire any share capital, or amend any term of its debt securities, other than:

  •
  the issuance of MSL common stock upon the exercise of MSL stock options outstanding on October 14, 2003, pursuant to MSL's employee stock purchase plan and on conversion of, or as a payment of dividends on, the Series A or Series B preferred stock, or in satisfaction of the "optional make whole payment" payable upon the Series B preferred stock in accordance with its terms; and

  •
  the grant of a limited number of stock options to employees hired after October 14, 2003;

  •
  amend or waive any of its rights under any stock option plans, or otherwise modify any term of any outstanding option, warrant or other security;

  •
  subject to applicable legal requirements, amend its certificate of incorporation or by-laws or other organizational documents, or effect or become a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

  •
  form any subsidiary or acquire any interest in any other entity;

  •
  make capital expenditures in excess of $3 million per fiscal quarter, subject to a waiver provided by Celestica permitting capital expenditures of up to $5 million in the fourth quarter of 2003;

  •
  other than in the ordinary course of business, enter into or amend any material contract;

  •
  acquire, encumber or dispose of any assets other than in the ordinary course of business;

  •
  lend money to any third party, other than inter-company loans, or prepay or guarantee any indebtedness other than routine borrowings and repayments in the ordinary course of business;

  •
  issue or sell any debt securities or options to acquire any debt securities of any of its subsidiaries;

  •
  except as required by any applicable legal requirement, adopt or amend any employee benefit plan, pay any bonus to, or increase the amount of compensation payable to, any of its directors, officers or employees, other than routine salary increases customary bonuses consistent with past practices payable in accordance with bonus plans or employment agreements in existence on October 14, 2003;

  •
  hire new employees or promote employees at specified salary levels;

  •
  engage consultants or independent contractors unless terminable upon 30 days' notice;

  •
  change any personnel policies in any material respect;

  •
  change any of its methods of accounting or accounting policies except as required by U.S. GAAP or any legal requirement;

  •
  except as required by any legal requirement, adopt or enter into any labor union contract;

  •
  terminate any employee that has a severance arrangement providing for payment in excess of amounts generally provided to its employees in the relevant jurisdictions;

  •
  take actions with respect to the accounting for and payment of taxes or make any material tax election;

  •
  settle material claims;

  •
  waive or transfer any right of material value other than in the ordinary course of business;

  •
  commence any legal proceeding other than any legal proceeding related to the enforcement of MSL's rights under the merger agreement;

  •
  take any action or omit to take any action that would reasonably be likely to cause MSL's representations or warranties set forth in the merger agreement not to be true at the effective time of the merger; or

  •
  agree or commit to take any of the foregoing actions.

        The covenants contained in the merger agreement are complicated and not easily summarized. You are urged to read carefully Section 4.2 of the merger agreement attached as Annex A, entitled "Operation of the Business; Certain Notices; Tax Returns."

MSL Prohibited from Soliciting Other Offers

        Under the terms of the merger agreement, subject to certain exceptions summarized below, MSL has agreed that it will not, and will not authorize or permit any of its subsidiaries or any of the officers, directors, employees, agents, attorneys, accountants, advisors or representatives of MSL or any of its subsidiaries, directly or indirectly, to:

  •
  solicit, initiate, or knowingly encourage, induce or facilitate the making, submission or announcement of, or take any action that could reasonably be expected to lead to, any acquisition proposal, as defined below, by a third party;

  •
  furnish any information regarding MSL or any of its subsidiaries to any third party in connection with or in response to an acquisition proposal or an inquiry or indication of interest that could reasonably be expected to lead to an acquisition proposal;

  •
  engage in discussions or negotiations with any third party with respect to any acquisition proposal;

  •
  approve, endorse or recommend any acquisition proposal; or

  •
  enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any acquisition proposal or any transaction contemplated by the acquisition proposal.

        An acquisition proposal is any offer, proposal, inquiry or indication of interest contemplating or otherwise relating to any transaction or series of transactions (other than the merger) involving:

  •
  any purchase from MSL or any of its subsidiaries, or acquisition by any third party or group, of more than 20% of the outstanding securities of any class of voting securities of MSL or any of its subsidiaries;

  •
  any tender offer or exchange offer in which MSL or any of its subsidiaries issues or sells, or any third party or group acquires, securities representing more than 20% of the outstanding securities of any class of voting securities of MSL or any of its subsidiaries;

  •
  any merger, consolidation, business combination or similar transaction involving MSL or any of its subsidiaries; or

  •
  any sale or lease (other than in the ordinary course of business), exchange, transfer, license (other than nonexclusive licenses in the ordinary course of business), acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of MSL.

        Under the merger agreement, MSL agreed to cease, as of October 14, 2003, all then-existing activities, discussions or negotiations by MSL and its subsidiaries with any third parties with respect to any acquisition proposal.

        MSL is obligated to promptly notify Celestica orally and in writing upon receipt of any acquisition proposal or any request for nonpublic information relating to an acquisition proposal. The notice must include the terms and conditions of the acquisition proposal, request or inquiry and, the identity of the person or group making the acquisition proposal. Following delivery of an initial notice to Celestica, MSL must also keep Celestica informed on a current basis with respect to material developments relating to the acquisition proposal, request or inquiry and any material modification or proposed modification thereto.

        Notwithstanding the prohibitions with respect to acquisition proposals summarized above, if, prior to the adoption of the merger agreement by the MSL stockholders, MSL receives an unsolicited bona fide written acquisition proposal to acquire all of the outstanding MSL common stock and specifying a valuation that, if entered into, would be on terms that the MSL board determines in good faith to be more favorable to MSL's stockholders than the merger, then MSL may furnish nonpublic information to, and engage in discussions and negotiations with, the third party making the acquisition proposal, but only if:

  •
  neither MSL, any of its subsidiaries nor any of their officers, directors, employees, agents, attorneys, accountants, advisors or representatives has violated any of the "no solicitation" restrictions contained in the merger agreement;

  •
  the MSL board concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the MSL board to comply with its fiduciary obligations to MSL's stockholders under applicable legal requirements;

  •
  at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such third party, MSL gives Celestica written notice of the identity of such third party and of its intention to furnish nonpublic information to, or enter into discussions or negotiations with, such third party;

  •
  MSL receives from such third party an executed confidentiality agreement containing (1) customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party by or on behalf of MSL and (2) "standstill" provisions that prohibit such third party from purchasing any securities of MSL or commencing any exchange or tender offer for securities of MSL other than pursuant to a definitive agreement with MSL for a negotiated transaction that constitutes a superior proposal that has been approved by the MSL board; and

  •
  concurrently with furnishing any such nonpublic information to such third party, MSL furnishes such nonpublic information to Celestica.

        For purposes of the merger agreement, a "superior proposal" means an unsolicited bona fide written offer made by a third party to purchase all of the outstanding MSL common stock on terms that the MSL board determines in its good faith judgment, after consultation with an independent financial advisor of nationally recognized reputation, to be more favorable to MSL's stockholders than the terms of the merger and is reasonably capable of being completed, provided, however, that any such offer shall not be deemed to be a "superior proposal" if any financing required to consummate the transaction contemplated by such offer is not committed and is not, in the good faith judgment of the MSL board, reasonably capable of being obtained by such third party.

Obligations of the MSL Board of Directors with Respect to Its Recommendation and Holding a Meeting of MSL'S Stockholders

        MSL has agreed to call, give notice of and hold a meeting of its stockholders as promptly as practicable after the registration statement of which this proxy statement/prospectus forms a part is declared effective by the Securities and Exchange Commission. The MSL board also agreed to recommend the adoption of the merger agreement to the MSL stockholders. Notwithstanding these obligations, the MSL board may withhold, withdraw or modify its recommendation to stockholders in favor of the merger if the board determines in good faith, after consultation with MSL's outside legal counsel, that such action is required in order for the MSL board to comply with its fiduciary obligations to MSL's stockholders under applicable legal requirements.

Treatment of MSL Stock Options and Warrants

        When the merger is completed, Celestica will assume outstanding stock options and warrants to purchase shares of MSL common stock. Each assumed MSL stock option or warrant will be converted into a stock option or warrant to purchase that number of Celestica subordinate voting shares equal to the number of shares of MSL common stock purchasable pursuant to the MSL stock option or warrant immediately prior to the effective time of the merger, multiplied by the share exchange ratio, rounded up or down to the nearest whole Celestica subordinate voting share. The exercise price per share under each stock option or warrant will be equal to the exercise price per share of MSL common stock divided by the share exchange ratio, rounded up or down to the nearest whole cent. A stock option to purchase one share of MSL common stock will become a stock option to purchase 0.375 (or, if adjusted, the share exchange ratio) of a Celestica subordinate voting share.

        Each assumed stock option will be subject to all other terms and conditions set forth in the applicable documents evidencing the MSL stock option or warrant remaining in effect after the effective time of the merger, including restrictions on exercise, exercisability and vesting. As of the record date, stock options to purchase 6,452,264 shares of MSL common stock were outstanding in the aggregate under various MSL stock option plans and warrants to purchase 3,047,533 shares of MSL common stock were outstanding. Upon the merger, substantially all of the MSL stock options will become vested.

        Celestica will file a registration statement on Form S-8 and a registration statement on Form F-3 with the Securities and Exchange Commission for the Celestica subordinate voting shares issuable with respect to MSL stock options and MSL warrants, respectively, assumed by Celestica in connection with the merger as soon as practicable after the merger, but not later than five business days following completion of the merger.

Treatment of Rights under the MSL Employee Stock Purchase Plan

        MSL's employee stock purchase plan permits eligible MSL employees to purchase MSL common stock at a discount. Prior to the effective time of the merger, the MSL employee stock purchase plan will be terminated. Any offering period then underway under the plan will be shortened by setting a new exercise date under the plan which is prior to the effective time of the merger. The shortened offering period will otherwise be treated as a fully effective and completed offering period for all purposes under the MSL employee stock purchase plan.

Treatment of MSL Employees

        The merger agreement contains covenants of Celestica with respect to the benefits for continuing employees of MSL customary for transactions of this type. Generally, these employees will be eligible to participate in Celestica's health, vacation and other non-equity based employee benefit plans to substantially the same extent as employees of Celestica, in similar positions. MSL continuing employees also will be credited with his or her periods of service with MSL for various purposes under Celestica plans.

        No MSL employee has any rights of enforcement relating to these statements of benefits, and no MSL employee is intended to be a contractual beneficiary of the merger agreement.

Director and Officer Indemnification and Insurance

        Celestica will indemnify each present and former officer and director of MSL or any of its subsidiaries against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such person is or was an officer or director of MSL or any of its subsidiaries, to the fullest extent permitted under the Delaware General Corporation Law. Additionally, Celestica has agreed that the certificate of incorporation and by-laws of the company surviving the merger will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of MSL and its subsidiaries than are presently set forth in the certificate of incorporation and by-laws of MSL. These provisions will continue for a period of six years from the effective time of the merger, and Celestica's indemnification agreement will continue as to any claim that is made within this six-year period.

        For a period of six years from the effective time of the merger, Celestica will cause the company surviving the merger to maintain the current policies of the directors' and officers' liability insurance maintained by MSL with respect to matters existing or occurring at or prior to the effective time of the merger. However, the company surviving the merger will not be required to pay an annual premium for the insurance described in this paragraph in excess of 200% of the last annual premium paid by MSL for its existing coverage prior to completion of the merger. If MSL's existing insurance expires, is terminated or canceled during such six-year period or exceeds 200% of the last annual premium paid by MSL for its existing coverage prior to completion of the merger, the company surviving the merger will obtain the maximum amount of coverage as is available for 200% of such annual premium, on terms and conditions no less advantageous to MSL's current and former officers and director than MSL's existing directors' and officers' liability insurance.

Regulatory Filings; Antitrust Matters; Reasonable Efforts to Obtain Regulatory Approvals

        Each of Celestica and MSL has agreed to coordinate and cooperate with one another and use all reasonable efforts to comply with, and refrain from actions that would impede compliance with, applicable laws, regulations and any other requirements of any governmental entity. Celestica and MSL have also agreed to make all filings and submissions required by any governmental entity in connection with the merger and the other transactions contemplated by the merger agreement, including the following:

  •
  those filings or submissions required under the HSR Act, as well as any other comparable merger notification or control laws of any applicable foreign jurisdiction;

  •
  the filing of this proxy statement/prospectus and the related registration statement of Celestica with the Securities and Exchange Commission, and any other filings required under the Securities Act and the Exchange Act; and

  •
  the filing necessary to obtain any other consents, approvals, orders, authorizations, registrations and declarations as may be required under applicable legal requirements.

        Under the merger agreement, Celestica and MSL have agreed to do the following:

  •
  respond as promptly as practicable to any inquiries or requests received from any governmental entity in connection with antitrust laws or related matters;

  •
  give the other party prompt notice of the commencement or threat of commencement of any legal proceeding by or before any governmental entity with respect to the merger or any of the other transactions contemplated by the merger agreement;

  •
  keep the other party informed as to the status of any such legal proceeding or threat;

  •
  promptly inform the other party of any material communication concerning antitrust laws to or from any governmental entity regarding the merger;

  •
  except as may be prohibited by any governmental entity or by any legal requirement, consult and cooperate with one another in connection with any proceeding under or relating to any antitrust laws;

  •
  subject to the foregoing, allow Celestica to be principally responsible for dealing with any governmental entity concerning the effect of applicable antitrust laws on the merger or any other transactions contemplated by the merger agreement; and

  •
  promptly provide the other party with copies of any submission made with any governmental entity.

        Each of Celestica and MSL also has agreed to use all reasonable efforts to cause to be lifted any restraint, injunction or other legal bar to the completion of the merger and the other transactions contemplated by the merger agreement.

Limitation on Efforts to Obtain Regulatory Approvals

        Under the merger agreement, in connection with obtaining any governmental approval, including under any antitrust laws:

  •
  MSL has agreed to divest assets of MSL in connection with obtaining any approval required of a governmental entity, provided that any divestiture is conditional upon the consummation of the merger; and

  •
  Celestica is not required to:

  •
  dispose of or transfer any assets (other than immaterial assets);

  •
  discontinue offering any product or service;

  •
  license or otherwise make available to any third party, any technology, software or other proprietary asset (other than immaterial technology, software or other proprietary assets);

  •
  hold separate any assets or operations (other than immaterial assets or operations);

  •
  make any commitment (to any governmental entity or otherwise) regarding its future operations; or

  •
  contest any legal proceeding brought by a governmental body that challenges the merger under applicable antitrust laws.

Conditions to Completion of the Merger

        The respective obligations of Celestica and Merger Sub, on the one hand, and MSL, on the other, to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions before completion of the merger:

  •
  the merger agreement has been adopted by the vote of holders of the requisite number of shares of MSL common stock, Series A preferred stock and Series B preferred stock voting together as a single class;

  •
  no statute, rule, regulation or order has been enacted or issued by a governmental entity of competent jurisdiction which is in effect and has the effect of making the merger illegal or otherwise prohibiting completion of the merger (which illegality or prohibition would have a material impact on Celestica and its subsidiaries on a combined basis with MSL and its subsidiaries, if the merger were completed notwithstanding such statute, rule, regulation or order);

  •
  the Securities and Exchange Commission has declared Celestica's registration statement effective, no stop order suspending its effectiveness has been issued and no proceedings for suspension of the registration statement's effectiveness has been initiated or threatened by the Securities and Exchange Commission;

  •
  the waiting periods under the HSR Act and any foreign antitrust laws applicable to the merger and the other transactions contemplated by the merger agreement have expired or been terminated;

  •
  Celestica and MSL shall each have received an opinion of counsel to the effect that the merger will constitute a "reorganization" within the meaning of section 368(a) of the Internal Revenue Code and such opinions have not been withdrawn; and

  •
  the Celestica subordinate voting shares to be issued in connection with the merger have been authorized for listing on The New York Stock Exchange and the Toronto Stock Exchange, subject to official notice of issuance.

        In addition, the respective obligations of Celestica and Merger Sub on the one hand, and MSL on the other, to effect the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties of the other party will have been true and correct as of October 14, 2003 and are true and correct as of the effective time of the merger as if made at and as of the effective time, except:

  •
  to the extent the representations and warranties of the other party address matters only as of a particular date, they must be true and correct as of that date; and

  •
  where the failure to be true and correct (without regard to any materiality or material adverse effect qualifications contained in such representations and warranties), individually or in the aggregate, has not had, and is not reasonably likely to have, a material adverse effect; and

  •
  in the case of representations and warranties deemed made as of the effective time of the merger, for changes contemplated by the merger agreement; and

  •
  the other party will have performed or complied in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by it before completion of the merger.

        For the definition of the term "material adverse effect" as used in the merger agreement, please see the section entitled "—Definition of Material Adverse Effect" beginning on page 92 of this proxy statement/prospectus.

        Celestica's obligation to complete the merger is also subject to the satisfaction or waiver by Celestica of the following additional conditions:

  •
  no material adverse effect on MSL has occurred since October 14, 2003 and is continuing, and no events shall have occurred or circumstances exist that is reasonably likely to have a material adverse effect on MSL and its subsidiaries;

  •
  there is no pending or threatened legal proceeding instituted by a governmental entity:

  •
  challenging or seeking to restrain or prohibit the completion of the merger or any of the other transactions contemplated by the merger agreement;

  •
  relating to the merger and seeking to obtain from Celestica or any of its subsidiaries any damages that, if adversely determined, would reasonably be likely to be material to Celestica;

  •
  seeking to prohibit or limit in any material respect Celestica's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the company surviving the merger or its subsidiaries;

  •
  which would materially and adversely affect the right of the company surviving the merger to own the assets or operate the business of MSL or any of MSL's subsidiaries;

  •
  seeking to compel Celestica or MSL or any of their subsidiaries to dispose of or hold separate any material assets, as a result of the merger or any of the other transactions contemplated by the merger agreement; or

  •
  which, if adversely determined, would reasonably be likely to have a material adverse effect on MSL and its subsidiaries or on Celestica;

  •
  senior management of MSL has not received any written notice, or have knowledge of any other communication, from one or more customers of MSL or any of its subsidiaries from which it can reasonably be concluded that it is reasonably likely that certain sales or profit margin targets will not be achieved in fiscal year 2004; and

  •
  MSL has received consents and approvals required from third parties under certain of its material contracts.

        Celestica and MSL will amend this proxy statement/prospectus and resolicit proxies if any material condition to the completion of the merger is waived.

Definition of Material Adverse Effect

        Under the merger agreement, a material adverse effect on MSL is defined to mean any event, violation, inaccuracy, circumstance or other matter if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to MSL's representations and warranties set forth in the merger agreement, but for the presence of a material adverse effect or other materiality qualifications, or any similar qualifications, in such representations and warranties) has, had or would reasonably be likely to have a material adverse effect on:

  •
  the business, condition, capitalization, assets, liabilities, results of operations or financial condition of MSL and its subsidiaries taken as a whole;

  •
  the ability of MSL to consummate the merger or any of the other transactions contemplated by the merger agreement or the stockholder agreements or to perform any of its obligations under the merger agreement or the stockholder agreements; or

  •
  Celestica's ability to vote, receive dividends with respect to, or otherwise exercise ownership rights with respect to, the stock of the company surviving the merger.

        However, with respect to the effect on the business, condition, capitalization, assets, liabilities, results of operations or financial condition of MSL and its subsidiaries, none of the following will be taken into account in determining whether there has been or will be, a material adverse effect on MSL and its subsidiaries, taken as a whole:

  •
  a decline in MSL's stock price in isolation; or

  •
  the direct and foreseeable effect of any action taken by Celestica following the public announcement of the merger agreement, including any unreasonable refusal by Celestica to consent to any reasonable request by MSL to take any action otherwise prohibited by the provisions of the merger agreement that regulate the conduct of MSL's business prior to completion of the merger or any breach by Celestica of its obligations regarding public announcements in relation to the merger and plans or proposals in connection with employees, customers or the operations of MSL following completion of the merger.

        As a result, any of the foregoing exceptions to the definition of material adverse effect, alone or in combination, may occur with respect to MSL without giving Celestica the right to prevent the completion of the merger based on a failure to satisfy the condition to closing that no material adverse effect has occurred since October 14, 2003.

        Under the merger agreement, a material adverse effect on Celestica is defined to mean any event, violation, inaccuracy, circumstance or other matter if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to Celestica's representations and warranties set forth in the merger agreement, but for the presence of a material adverse effect or other materiality qualifications, or any similar qualifications, in such representations and warranties) has, had or would reasonably be likely to have a material adverse effect on:

  •
  the business, condition, capitalization, assets, liabilities, results of operations or financial condition of Celestica and its subsidiaries taken as a whole; or

  •
  the ability of Celestica to consummate the merger or any of the other transactions contemplated by the merger agreement or to perform any of its obligations under the merger agreement.

        However, with respect to the effect on the business, condition, capitalization, assets, liabilities, results of operations or financial condition of Celestica and its subsidiaries, a decline in Celestica's stock price will not, in and of itself, be deemed to constitute a material adverse effect on Celestica.

Termination of the Merger Agreement

        The merger agreement may be terminated in accordance with its terms at any time prior to completion of the merger, whether before or after the adoption of the merger agreement by MSL stockholders:

  •
  by mutual written consent of Celestica and MSL;

  •
  by either Celestica or MSL by notice to the other if the merger is not completed by May 31, 2004, provided, that this right is not available to any party whose failure to perform any material obligation required to be performed by it at or prior to the completion of the merger results in the failure of the merger to be completed by May 31, 2004;

  •
  by either Celestica or MSL by notice to the other if a court of competent jurisdiction or other governmental entity has issued a final and nonappealable order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the completion of the merger;

  •
  by either Celestica or MSL by notice to the other if the merger agreement fails to be adopted by the requisite affirmative vote of the MSL stockholders at a meeting of MSL stockholders or any adjournments or postponements of that meeting, provided, that this right is not available to any party if the failure to obtain such stockholder approval results from a failure on the part of that party to perform any material obligation required to be performed by it at or prior to the completion of the merger;

  •
  by Celestica by notice to MSL at any time prior to the adoption of the merger agreement by the requisite vote of the MSL stockholders if any of the following triggering events occurs with respect to MSL:

  •
  its board of directors fails to recommend that MSL's stockholders vote to adopt the merger agreement, or withdraws or modifies such recommendation in a manner adverse to Celestica, or MSL or its board of directors, in any written material filed with the Securities and Exchange Commission, mailed to MSL stockholders or otherwise made publicly available, or in any stockholder or analyst call, press conference or similar public forum, has made any statements which can reasonably be interpreted to indicate that MSL's board of directors does not believe that the merger is in the best interests of MSL's stockholders;

  •
  it fails to include in this proxy statement/prospectus the recommendation of, or a statement to the effect that, its board of directors has determined and believes that the merger is in the best interests of MSL's stockholders;

    •
    its board of directors fails to reaffirm, without qualification, its recommendation that MSL's stockholders vote to adopt the merger agreement following MSL's receipt of an acquisition proposal, or fails to publicly state, without qualification, that the merger is in the best interests of MSL's stockholders following a public statement by a third party questioning the advisability of the merger for MSL's stockholders, within ten calendar days after Celestica reasonably requests in writing that such action be taken;

    •
    its board of directors approves, endorses or recommends any acquisition proposal;

    •
    it fails to take all necessary action under all applicable legal requirements to call, give notice of and hold a meeting of its stockholders to vote on a proposal to adopt the merger agreement;

    •
    a tender or exchange offer relating to its securities is commenced and it does not send to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that its board of directors recommends rejection of such tender or exchange offer; or

    •
    it or any of its subsidiaries, officers, directors, employees, attorneys, accountants, representatives, or agents breaches MSL's obligations and restrictions under the "no solicitation" provisions of the merger agreement;

  •
  by MSL by notice to Celestica if:

  •
  MSL has complied with its obligations and restrictions contained in the "no solicitation" provisions of the merger agreement described above in all material respects; and

  •
  MSL's board of directors has authorized MSL, subject to complying with the terms of the merger agreement, to enter into a written agreement for a transaction that constitutes a "superior proposal" and MSL has notified Celestica in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice; and

  •
  Celestica does not make, within 72 hours after receiving MSL's written notice of its intention to enter into a binding agreement for a superior proposal, an offer from Celestica that MSL's board of directors, in its good faith judgment, after consultation with its financial and legal advisors, determines is at least as favorable to the stockholders of MSL as the superior proposal, provided that this right to terminate the merger agreement will not be available to MSL unless MSL has made the required termination payment described below;

  •
  by Celestica by notice to MSL if any of MSL's representations and warranties were inaccurate as of October 14, 2003 or become inaccurate as of a date subsequent to October 14, 2003 (as if made on such subsequent date), such that the conditions to the completion of the merger would not be satisfied and such inaccuracy is not capable of being cured;

  •
  by Celestica by notice to MSL if any of MSL's covenants contained in the merger agreement are breached, such that the conditions to the completion of the merger are not capable of being satisfied;

  •
  by MSL by notice to Celestica if any of Celestica's representations and warranties were inaccurate as of October 14, 2003 or become inaccurate as of a date subsequent to October 14, 2003 (as if made on such subsequent date), such that the conditions to the completion of the merger would not be satisfied and such inaccuracy is not capable of being cured; or

  •
  by MSL by notice to Celestica if any of Celestica's covenants contained in the merger agreement are breached such that the conditions to the completion of the merger are not capable of being satisfied.

Payment of Expenses and Termination Fee

        Celestica and MSL each has agreed to pay all of its fees and expenses incurred in connection with the merger, the merger agreement and the other transaction contemplated by the merger agreement, except that:

  •
  Celestica and MSL will share equally the fees and expenses (other than attorney's and accountant's fees) incurred in connection with (1) the filing, printing and mailing of this proxy statement/prospectus and the registration statement of which this proxy statement/prospectus is a part and (2) the filing of pre-merger notifications and other reports under applicable antitrust laws;

  •
  MSL has agreed to reimburse Celestica for its fees and expenses, not in excess of $2.0 million, if the merger agreement is terminated:

  •
  because the merger is not completed by May 31, 2004, or

  •
  because the merger agreement is not adopted by the requisite affirmative vote of the MSL stockholders at a meeting of MSL stockholders or any adjournments or postponements of that meeting, and at the time of such termination, an acquisition proposal has been announced (and not withdrawn); or

    •
    if a material adverse effect occurs with respect to MSL, the merger agreement is terminated as a result of the merger not being completed by May 31, 2004 and such material adverse effect remains outstanding on the date of such termination, but reimbursement will be limited to expenses incurred after the occurrence of the material adverse effect.

        MSL has agreed to pay a termination fee of $10.0 million (less the amount of expenses previously reimbursed to Celestica) if the merger agreement is terminated under any of the following conditions:

  •
  by Celestica or MSL if the merger agreement is not adopted by the requisite affirmative vote of the MSL stockholders at a meeting of MSL stockholders or any adjournments or postponements of that meeting or by MSL if the merger is not completed by May 31, 2004;

  •
  by Celestica if the merger is not completed by May 31, 2004, and, in either such case:

  •
  at or prior to such termination of the merger agreement an acquisition proposal was announced (and not withdrawn prior to such termination) and

  •
  within one year following such termination an acquisition proposal is consummated or MSL enters into an agreement relating to the consummation of an acquisition proposal and that acquisition proposal is consummated within two years such termination of the merger agreement, unless, with respect to a termination by Celestica due to the failure to close the merger by May 31, 2004:

    •
    the merger is not completed due to the failure of either Celestica or MSL to obtain the consent of a governmental entity necessary to complete the merger in accordance with the merger agreement, and

    •
    MSL offered to extend the termination date of May 31, 2004 and Celestica declined such extension;

  •
  by Celestica if any of the MSL triggering events occurs; or

  •
  by MSL as a result of a superior proposal.

        Please see "—Termination of the Merger Agreement" beginning on page 93 of this proxy statement/prospectus for a description of the triggering events.

Extension, Waiver and Amendment of the Merger Agreement

        Celestica and MSL may amend the merger agreement before completion of the merger by mutual written consent. However, pursuant to the stockholder agreement with the institutional stockholders, Celestica has agreed not to materially amend the merger agreement without the consent of the institutional stockholders. For further information regarding the stockholder agreements, please see the section entitled "The Stockholder Agreements", below. No amendment will be made which by law requires further approval of MSL's stockholders without the further approval of such stockholders.

        Either Celestica or MSL may extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

        If, prior to the special meeting, the merger agreement is amended in any material respect or any condition to the merger is waived, Celestica and MSL will issue a press release describing the amendment or waiver, and Celestica will include the press release in a Form 6-K filed with the Securities and Exchange Commission and MSL will include the press release in a Form 8-K filed with the Commission. Celestica and MSL will amend this proxy statement/prospectus and resolicit proxies if any material condition to the completion of the merger is waived.

THE STOCKHOLDER AGREEMENTS

        Contemporaneously with the execution and delivery of the merger agreement, some executives of MSL and certain institutional stockholders of MSL entered into stockholder agreements with Celestica and Merger Sub. We refer to the stockholder agreement with the institution stockholders as the "institutional stockholder agreement" and the stockholder agreements with the executive officers as the "management stockholder agreements". The institutional stockholders are certain private equity funds affiliated or associated with Credit Suisse First Boston. The management stockholders are Messrs. Boucher, Bradshaw, Campenella, Cormier, Gaynor, Lannan, Leasure, Notini, Rao and Rideout.

        The institutional stockholder agreement relates to 16,353,979 shares of MSL common stock and 300,000 shares of Series A preferred stock (convertible into approximately 2,331,000 shares of MSL common stock) outstanding on the record date, representing approximately 41.4% of the votes entitled to be cast on the merger proposal. The management stockholder agreements relate to an aggregate of 18,478 shares of MSL common stock outstanding on the record date, representing less than 1% of the votes entitled to be cast on the merger proposal. Together, the stockholder agreements relate to MSL capital stock representing approximately 41.5% of the shares of MSL common stock, on an as-converted basis, outstanding on the record date. We collectively refer to these shares, together with any shares of MSL common stock or preferred stock the institutional stockholders or the management stockholders subsequently acquire, as the subject MSL shares.

        The following summary describes the material provisions of the stockholder agreements. The stockholder agreements are attached as Annexes B-l and B-2 to this proxy statement/prospectus and are hereby incorporated by reference into this proxy statement/prospectus. We encourage you to read the stockholder agreements carefully in their entirety for a more complete understanding of these agreements.

Agreement to Vote and Irrevocable Proxy

        For the period beginning October 14, 2003 and ending on the earlier of the date the merger is completed and the termination of the merger agreement, which we refer to as the stockholder agreement term, each institutional stockholder has agreed to vote their subject MSL shares at any meeting of the MSL stockholders (including any adjournment or postponement thereof) and pursuant to action by written consent, as follows:

  •
  in favor of the adoption of the merger agreement and the approval of each other action contemplated by the merger agreement and the respective stockholder agreement;

  •
  against any proposal that would result in a breach by MSL of the merger agreement or by such stockholder of the respective stockholder agreement; and

  •
  against any action or agreement that is intended to, or would reasonably be likely to, impede, interfere with, delay, postpone, or attempt to discourage the merger.

        In addition, each institutional stockholder has granted to Merger Sub an irrevocable proxy to vote such stockholder's subject MSL shares as described above. These proxies are valid for any meeting of MSL stockholders (including any adjournment or postponement thereof) and pursuant to action by written consent during the stockholder agreement term.

Transfer Restrictions

        In addition, each institutional and management stockholder has agreed to certain restrictions on the transfer of their subject MSL shares for the stockholder agreement term. Each institutional and management stockholder has agreed not to:

  •
  transfer, or enter into any contract, option or other arrangement or understanding with respect to the transfer of, any of the subject MSL shares;

  •
  enter into any voting arrangement or understanding with respect to the subject MSL shares; or

  •
  take any action that could make any of such stockholder's representations or warranties contained in the stockholder agreement untrue or incorrect in any material respect or would have the effect of preventing or disabling such stockholder from performing any obligations under the respective stockholder agreement.

        These restrictions on transfer do not prohibit the conversion by a stockholder of any shares of Series A or Series B preferred stock into common stock or the exercise of any warrants or stock options to purchase MSL common stock. Any shares of MSL common stock obtained upon such conversion or exercise will be subject to the stockholder agreements.

Option

        The institutional stockholders have granted an irrevocable option to Merger Sub to purchase, in the aggregate, 13,525,328 shares of MSL common stock, which we refer to as the option shares. Merger Sub may exercise the option, as a whole and not in part, at a price of $6.5992 per option share in cash, if MSL terminates the merger agreement to enter into an agreement relating to a superior proposal. Merger Sub may exercise the option only during the period commencing on the termination of the merger agreement by MSL and ending 96 hours after such termination. If the purchase of the option shares does not occur within 90 days after Merger Sub's exercise of the option, the option will terminate and be of no further force or effect, unless such failure resulted from a failure of the institutional stockholders to comply with the institutional stockholder agreement.

        Celestica, Merger Sub and the institutional stockholders have also agreed to share the proceeds they receive on a transfer of the option shares under certain circumstances, as follows:

  •
  if Merger Sub, during the period commencing on exercise of the option and ending six months after Merger Sub's purchase of the option shares, does not consummate a tender offer for the remaining MSL common stock or a merger with MSL and Merger Sub receives consideration for some or all of the option shares in connection with a business combination transaction with a third party, Merger Sub will pay to the institutional stockholders an amount in cash equal to 50% of the excess, if any, of the value of such consideration received by Merger Sub over the aggregate per share option price for the option shares transferred to such third party in connection with the third party business combination transaction;

  •
  if, within six months after purchasing the option shares Merger Sub consummates a tender or exchange offer for the remaining MSL common stock or a merger with MSL, in either case at a price per share of MSL common stock in excess of the per share option price, Merger Sub will pay to the institutional stockholders an amount in cash equal to 50% of the product of (1) the number of option shares sold to Merger Sub and (2) the excess, if any, of the price per share of MSL common stock paid in such transaction over the per share option price; and

  •
  if the option expires unexercised and the institutional stockholders have not consummated a tender offer for the remaining MSL common stock or consummated a merger with MSL, and they receive additional consideration for the option shares in connection with a third party business combination transaction during the period commencing 96 hours after termination of the merger agreement and ending on the six-month anniversary of such termination, the institutional stockholders will pay to Merger Sub an amount in cash equal to 50% of the excess, if any, of the value of such consideration received over the product of the per share option price and the number of option shares sold by them in the third party business combination transaction.

COMPARISON OF CELESTICA AND MSL STOCKHOLDERS' RIGHTS

        Upon completion of the merger, the stockholders of MSL will be entitled to become shareholders of Celestica. The rights of Celestica shareholders currently are governed by the Ontario Business Corporations Act, or the OBCA, Celestica's restated articles of incorporation, and Celestica's by-laws. The rights of MSL stockholders currently are governed by the Delaware General Corporation Law, or the DGCL, MSL's Restated Certificate of Incorporation and MSL's Amended and Restated By-laws.

        The following are summaries of the material differences between the rights of MSL stockholders and Celestica shareholders.

        The following is not a complete statement of the provisions affecting, and the differences between, the rights of MSL stockholders and Celestica shareholders. This summary is qualified by reference to the complete text of the Celestica articles, the Celestica by-laws, the MSL certificate of incorporation and the MSL by-laws. For information as to how you can obtain copies of these documents, please see "Where You Can Find More Information" beginning on page 121 of this proxy statement/prospectus.

Classes and Series of Capital Stock

        MSL.    The MSL certificate of incorporation authorizes MSL to issue 5,000,000 shares of preferred stock, par value $0.001 per share of which 2,000,000 shares have been designated as Senior Exchangeable preferred stock due 2006, 830,000 have been designated Series A preferred stock and 500,000 have been designated as Series B preferred stock, and 150,000,000 shares of common stock, par value $0.001 per share. As of October 14, 2003, 34,398,030 shares of common stock were outstanding and 830,000 shares of Series A preferred stock and 500,000 shares of Series B preferred stock were outstanding.

        Celestica.    The authorized share capital of Celestica consists of an unlimited number of subordinate voting shares without nominal or par value, an unlimited number of multiple voting shares without nominal or par value and an unlimited number of preference shares issuable in series without nominal or par value. As of October 14, 2003, 170,327,693 subordinate voting shares and 39,065,950 multiple voting shares were outstanding and no preference shares were outstanding.

        The following is a summary of the attributes of the different classes of shares in the share capital of Celestica, and is given subject to the more detailed provisions of the Celestica articles.

Celestica Multiple Voting Shares and Subordinate Voting Shares

  Voting Rights

        The holders of subordinate voting shares and multiple voting shares are entitled to notice of and to attend all meetings of shareholders and to vote at all such meetings together as a single class, except in respect of matters where only the holders of shares of one class or series of shares are entitled to vote separately pursuant to applicable law. The subordinate voting shares carry one vote per share and the multiple voting shares carry 25 votes per share. Generally, all matters to be voted on by shareholders must be approved by a simple majority (or, in the case of an amalgamation or amendments to the Celestica articles, by two-thirds) of the votes cast in respect of multiple voting shares and subordinate voting shares held by persons present in person or by proxy, voting together as a single class. The holders of multiple voting shares will be entitled to one vote per share held at meetings of holders of multiple voting shares at which they are entitled to vote separately as a class.

  Dividends

        The subordinate voting shares and the multiple voting shares will be entitled to share ratably, as a single class, in any dividends declared by the board of directors of Celestica, subject to any preferential rights of any outstanding preference shares in respect of the payment of dividends. Dividends consisting of subordinate voting shares and multiple voting shares may be paid only as follows: (i) subordinate voting shares may be paid only to holders of subordinate voting shares, and multiple voting shares may be paid only to holders of multiple voting shares; and (ii) proportionally with respect to each outstanding subordinate voting share and multiple voting share.

  Conversion

        Each multiple voting share is convertible at any time at the option of the holder thereof into one subordinate voting share.

        Multiple voting shares will be converted automatically into subordinate voting shares upon any transfer thereof, except (a) a transfer to Onex Corporation or any affiliate of Onex or (b) a transfer of 100% of the outstanding multiple voting shares to a purchaser who also has offered to purchase all of the outstanding subordinate voting shares for a per share consideration identical to, and otherwise on the same terms as, that offered for the multiple voting shares and the multiple voting shares held by such purchaser thereafter shall be subject to the provisions relating to conversion as if all references to Onex were references to such purchaser. In addition, if (i) any holder of any multiple voting shares ceases to be an affiliate of Onex or (ii) Onex and its affiliates cease to have the right, in all cases, to exercise the votes attached to, or to direct the voting of, any of the multiple voting shares held by Onex and its affiliates, such multiple voting shares shall convert automatically into subordinate voting shares on a one-for-one basis. For these purposes, (w) "Onex" includes any successor corporation resulting from an amalgamation, merger, arrangement, sale of all or substantially all of its assets, or other business combination or reorganization involving Onex, provided that such successor corporation beneficially owns directly or indirectly all multiple voting shares beneficially owned directly or indirectly by Onex immediately prior to such transaction and is controlled by the same person or persons as controlled Onex prior to the consummation of such transaction; (x) a corporation shall be deemed to be a subsidiary of another corporation if, but only if (A) it is controlled by that other, or that other and one or more corporations each of which is controlled by that other, or two or more corporations each of which is controlled by that other, or (B) it is a subsidiary of a corporation that is that other's subsidiary; (y) "affiliate" means a subsidiary of Onex or a corporation controlled by the same person or company that controls Onex; and (z) "control" means beneficial ownership of, or control or direction over, securities carrying more than 50% of the votes that may be cast to elect directors if those votes, if cast, could elect more than 50% of the directors. For these purposes, a person is deemed to beneficially own any security which is beneficially owned by a corporation controlled by such person.

        In addition, if at any time the number of outstanding multiple voting shares shall represent less than 5% of the aggregate number of the outstanding multiple voting shares and subordinate voting shares, all of the outstanding multiple voting shares shall be automatically converted at such time into subordinate voting shares on a one-for-one basis.

        Onex, which owns, directly or indirectly, all of the outstanding multiple voting shares, has entered into an agreement with Computershare, as trustee for the benefit of the holders of the subordinate voting shares, that has the effect of preventing transactions that otherwise would deprive the holders of subordinate voting shares of rights under applicable provincial take-over bid legislation to which they would have been entitled in the event of a take-over bid for the multiple voting shares if the multiple voting shares had been subordinate voting shares.

  Modification, Subdivision and Consolidation

        Any modification to the provisions attaching to either the subordinate voting shares or the multiple voting shares requires the separate affirmative vote of two-thirds of the votes cast by the holders of subordinate voting shares and multiple voting shares, respectively, voting as separate classes. Celestica may not subdivide or consolidate the subordinate voting shares or the multiple voting shares without at the same time proportionally subdividing or consolidating the shares of the other class.

  Creation of Other Voting Shares

        Celestica may not create any class or series of shares, or issue any shares of any class or series (other than subordinate voting shares) having the right to vote generally on all matters that may be submitted to a vote of shareholders (except matters for which applicable law requires the approval of holders of another class or series of shares voting separately as a class or series) without the separate affirmative vote of two-thirds of the votes cast by the holders of the subordinate voting shares and the multiple voting shares, respectively, voting as separate classes.

  Rights on Dissolution

        With respect to a distribution of assets in the event of a liquidation, dissolution or winding-up of Celestica, whether voluntary or involuntary, or any other distribution of the assets of Celestica for the purposes of winding up its affairs, holders of subordinate voting shares and multiple voting shares will share ratably as a single class in assets available for distribution to holders of subordinate voting shares and multiple voting shares after payment in full of the amounts required to be paid to holders of preference shares, if any.

  Other Rights

        Neither the subordinate voting shares nor the multiple voting shares will be redeemable nor will the holders of such shares have pre-emptive rights to purchase additional shares.

        All of the outstanding subordinate voting shares and all of the outstanding multiple voting shares are fully paid and non-assessable. Upon issuance of the subordinate voting shares in the merger, in accordance with the terms of the Merger Agreement, those shares will be fully paid and non-assessable.

Celestica Preference Shares

        The Celestica articles permit the issuance of preference shares in series, without further approval of shareholders. The number of preference shares of each series and the designation, rights, privileges, restrictions and conditions attaching to the shares of each series including, without limitation, any voting rights (other than general voting rights), any rights to receive dividends or any terms of redemption shall be determined by the board of directors. The holders of the preference shares are entitled to dividends in priority to the holders of multiple voting shares, the subordinate voting shares or other shares ranking junior to the preference shares. With respect to a distribution of assets in the event of a liquidation, dissolution or winding up of Celestica, whether voluntary or involuntary, or any other distribution of the assets of Celestica for the purposes of winding up its affairs, the preference shares rank in priority to the multiple voting shares, the subordinate voting shares and any other shares ranking junior to the preference shares.

MSL Common Stock

        The holders of MSL common stock are entitled to receive such dividends as may be declared by the MSL board of directors and paid out of funds legally available therefor. Holders of MSL common stock are entitled to one vote per share on all matters upon which stockholders have the right to vote. Cumulative voting of shares is not permitted. In the event of a voluntary or involuntary liquidation, dissolution or winding up of MSL, the holders of MSL common stock are entitled to receive and share ratably in all assets remaining available for distribution to stockholders, after payment of any preferential amounts to which the holders of preferred stock may be entitled. The MSL common stock has no preemptive rights and is not redeemable, assessable or entitled to the benefits of any sinking fund.

        Holders of MSL common stock and holders of Series A preferred stock and Series B preferred stock vote together as a single class on all matters submitted to a vote of MSL other than those matters which, under the DGCL or the preferred stock governing documents, require a separate class vote.

MSL Preferred Stock

        The board of directors of MSL is authorized, without further stockholder action, to authorize and issue any of the undesignated shares of preferred stock in one or more series and to fix the voting powers, rights and preferences, as well as the qualifications, limitations and restrictions, of such shares of the preferred stock.

  Series A Preferred Stock

        The Series A preferred stock has a stated value of $50.00 per share. The Series A preferred stock accrues dividends quarterly at the rate of 5.25% per annum, payable quarterly in common stock or cash, at MSL's option. The Series A preferred stock may be converted, at the holder's option, prior to the scheduled redemption date of March 14, 2007, into shares of MSL common stock at a conversion price of $6.44. In general, MSL may mandatorily convert some or all of the preferred stock prior to the scheduled redemption date if the closing price of its common stock exceeds 150% of the conversion price for at least 15 of 20 consecutive trading days. The scheduled redemption date for the Series A preferred stock is March 14, 2007 and is redeemable for MSL's common stock or cash, at MSL's option. If MSL chooses to pay dividends in common stock or to redeem the Series A preferred stock with common stock, the number of shares of common stock issued will be computed using 95% of the market value of the common stock at that date. Each share of Series A preferred stock is entitled to a number of votes equal to the number of shares of common stock into which it is then convertible.

        The Series A preferred stock ranks senior to MSL common stock and on a parity with Series B preferred stock upon any dissolution, liquidation or winding up of MSL. Each share of Series A preferred stock is entitled to a liquidation payment equal to $50.00 plus any accrued dividends prior to any amounts to be distributed to holders of common stock. Any change of control of MSL is deemed a liquidation, dissolution or winding up and, if the change of control occurs prior to March 14, 2004, the liquidation payment will be equal to $52.50 per share plus any accrued and unpaid dividends.

  Series B Preferred Stock

        The Series B preferred stock has a stated value of $50.00 per share. The Series B preferred stock accrues dividends quarterly at the rate of 4.5% per annum, payable quarterly in common stock or cash, at MSL's option. The Series B preferred stock may be converted into MSL's common stock at the option of the holder prior to the scheduled redemption date of July 3, 2008 at a conversion price of $5.90. If any holder of Series B preferred stock converts into common stock prior to July 3, 2005, MSL will make an additional make whole payment to the holder of $2.25, in cash or common stock, at

MSL's option, with respect to each share of Series B preferred stock so converted. The preferred stock also may be redeemed by MSL under certain circumstances at any time after July 3, 2006, in cash or common stock, at MSL's option. If MSL chooses to pay dividends in common stock, to satisfy the make whole payment with common stock or to redeem the Series A preferred stock with common stock, the number of shares of common stock issued will be computed using 95% of the market value of the common stock at that date. Each share of Series B preferred stock is entitled to a number of votes equal to the number of shares of common stock into which it is then convertible.

        The Series B preferred stock ranks senior to MSL common stock and on a parity with the Series A preferred stock upon any dissolution, liquidation or winding up of MSL. Each share of Series B preferred stock is entitled to a liquidation payment equal to $50.00 plus any accrued dividends prior to any amounts to be distributed to holders of common stock. Any change of control of MSL is deemed a liquidation, dissolution or winding up and, if the change of control occurs prior to July 3, 2005, the liquidation payment will be equal to $52.50 per share plus any accrued and unpaid dividends.

Annual Meetings of Stockholders

        MSL.    Under the DGCL, if the annual meeting for the election of directors is not held on a date designated in a corporation's by-laws, the directors are required to cause such meeting to be held as soon thereafter as may be convenient. If they fail to do so for a period of 30 days after the designated date, or if no date has been designated for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or after the last action by written consent to elect directors in lieu of an annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon application of any stockholder or director. The shares of stock represented at such meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purposes of such meeting, notwithstanding any provision of the certificate of incorporation or by-laws to the contrary. However, the DGCL does not provide for a stockholder to call such meeting other than by application to the Delaware Court of Chancery.

        Celestica.    Under the OBCA, the directors of Celestica must call an annual meeting of shareholders not later than 15 months after holding the last preceding annual meeting of Celestica shareholders. If an annual meeting is not called at the required time by the directors, it may be called by the holders of not less than 5% of the issued and voting shares of Celestica, under the OBCA power of shareholders to requisition a meeting, as described under the section entitled "Special Meetings of Stockholders", below. If for any reason it is impracticable to call such a meeting or to conduct such a meeting in the manner prescribed by the Celestica articles, the Celestica by-laws and the OBCA, any director or shareholder entitled to vote at such a meeting may apply to a court for an order calling such a meeting.

Special Meetings of Stockholders

        MSL.    Under the DGCL, special meetings of stockholders may be called only by the board of directors or such other persons as may be authorized by the certificate of incorporation or by-laws. The MSL certificate of incorporation and by-laws provide that a special meeting of stockholders may only be called by (a) the chairman of the board of directors, (b) the chief executive officer (or, if there is no chief executive officer, the president), or (c) by the board of directors of MSL pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office.

        Celestica.    Under the OBCA, special meetings of shareholders may be called by the board of directors. In addition, the holders of not less than 5% of the issued and voting shares of Celestica may request that the directors call a meeting of shareholders for the purposes stated in the request. If the request states a proper purpose and the directors do not call a meeting within 21 days after receiving the requisition, any shareholders who requested the directors to call the meeting may call the meeting.

Quorum of Stockholders

        MSL.    Under the DGCL, a corporation's certificate of incorporation or by-laws may specify the number of shares which, and/or the amount of other securities having voting power the holders of which, shall be present or represented by proxy at any meeting in order to constitute a quorum, but in no event may a quorum at any stockholders' meeting be less than one-third (33 1/3%) of the issued and outstanding stock entitled to vote at such meeting, present in person or by proxy. The MSL by-laws provide that a quorum of stockholders consists of a majority of the outstanding shares of capital stock of MSL entitled to vote, represented in person or by proxy. Pursuant to the MSL by-laws, a majority of the stockholders present or represented at a meeting, although less than a quorum, may adjourn a meeting to any other time and to any other place at which a meeting of stockholders may be held under the by-laws.

        Celestica.    Under the OBCA, unless the Celestica by-laws otherwise provide, a quorum of shareholders is present at a meeting if the holders of a majority of the shares entitled to vote at that meeting are present in person or represented by proxy. The Celestica by-laws provide that a quorum at any meeting of shareholders shall be at least two persons present in person and personally holding or representing by proxy not less than 35% of the total number of the issued shares of Celestica entitled to vote at the meeting.

Stockholder Action Without a Meeting

        MSL.    Under the DGCL, unless the certificate of incorporation provides otherwise, any action required by the DGCL to be taken at any annual or special meeting of the stockholders of a corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The MSL certificate of incorporation provides that stockholders of MSL may not take any action by written consent in lieu of a meeting.

        Celestica.    Under the OBCA, shareholder action without a meeting may be taken only by written resolution signed by all shareholders who would be entitled to vote thereon at a meeting.

Notice of Stockholder Proposals

        MSL.    Under the MSL by-laws, business may be brought before a meeting by a stockholder only if properly brought before the meeting.

        If such business relates to the election of directors of MSL, the following conditions must be met:

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  Notice must be mailed by first class US mail, and must be received by the Secretary of MSL no less than 60 days, nor more than 90 days, before the first anniversary of the preceding year's meeting of stockholders. If the date of the meeting is not within 30 days of anniversary of the preceding year's annual stockholder meeting, notice will be timely if received no later than the tenth day following the earlier of day on which notice of the meeting is mailed or publicly disclosed, and

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  Such notice shall set forth as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of the corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person's written consent to be named as a nominee and to serve as a director if elected, and

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  Such notice shall set forth as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder.

        If the business to be brought before the meeting relates to any other matter, the following conditions must be met:

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  Notice must be received by the Secretary of MSL no less than 60 days, nor more than 90 days, before the first anniversary of the preceding year's meeting of stockholders. If the date of the meeting is not within 30 days of anniversary of the preceding year's annual stockholder meeting, notice will be timely if received no later than the tenth day following the earlier of the day on which notice of the meeting is mailed or publicly disclosed, and

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  Such notice shall set forth for each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

        In addition, any stockholder proposal which complies with Rule 14a-8 of the proxy rules, under the Securities Exchange Act of 1934, and is to be included in the corporation's proxy statement for an annual meeting of stockholders shall be deemed to have been properly brought.

        Celestica.    Under the OBCA, a shareholder entitled to vote at a meeting of shareholders may submit to Celestica notice of any matter that the shareholder proposes to raise at the meeting. If the proposal is submitted to Celestica at least 60 days before the anniversary date of Celestica's previous annual meeting of shareholders, if the matter is proposed to be raised at an annual meeting, or at least 60 days before a meeting other than an annual meeting, Celestica is required, subject to certain exceptions, to distribute the proposal and a supporting statement with the management information circular sent to shareholders to solicit proxies for the meeting.

Access to Corporate Records and Financial Statements

        MSL.    Under the DGCL, on written demand under oath and for any proper purpose, any stockholder may, in person or by attorney or other agents, inspect, during usual business hours, the corporation's stock ledger, a list of stockholders and its other books and records, and may make copies and extracts therefrom. A "proper purpose" generally means a purpose reasonably related to such person's interest as a stockholder of the corporation.

        Celestica.    Under the OBCA, a corporation is required to make available to its shareholders and creditors, their agents and legal representatives, certain prescribed books and records during usual business hours of the corporation. Such persons may, free of charge, take extracts from these prescribed books and records and, in the case of a corporation having outstanding securities which were issued as part of a distribution to the public, such as Celestica, any other person may take extracts from these books and records upon payment of a reasonable fee. As well, in the case of such a corporation, shareholders and creditors, their agents and legal representatives, and any other person, upon payment of a reasonable fee and sending to the corporation of a statutory declaration, may require the corporation to furnish a list of shareholders. In addition, directors of a corporation are entitled to examine certain additional records, documents and instruments of the corporation.

Charter Amendments

        MSL.    Under the DGCL, unless its certificate of incorporation or by-laws otherwise provide, amendments to a corporation's certificate of incorporation generally require the approval of, and declaration of the advisability by, the board of directors, the approval of the holders of a majority of the outstanding stock entitled to vote thereon and, if such amendments would affect certain rights of holders of a particular class of stock, the approval of a majority of the outstanding stock of such class. The MSL certificate of incorporation requires the affirmative vote of least 75% of the then outstanding shares of MSL capital stock entitled to vote in the election of directors to amend, repeal or adopt any provisions inconsistent with the provisions in the MSL certificate of incorporation relating to the board of directors and stockholder proposals, including the existing provisions relating to the following matters:

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  minimum number of directors

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  division of directors into three classes, term of directors and allocation of directors among classes

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  removal of directors

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  filling of board vacancies

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  notice requirements for stockholder nominations and introduction of other business at a meeting

        In addition, the approval of the holders of the Series A preferred stock and Series B preferred stock, each voting a separate class, is required in connection with the following actions by the votes indicated:

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  by holders of at least a majority of the Series A preferred stock:

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  the issuance of any security ranking senior to the Series A preferred stock, as the case may be, as to the payment of amounts distributed upon a liquidation, dissolution or winding up of MSL or the authorization of additional shares of Series A preferred stock;

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  the payment of any dividend or distribution on common stock or any shares ranking junior to Series A preferred stock as to the payment of dividends other than in connection with a liquidation, dissolution or winding up of MSL or dividends payable solely in shares of common stock; or

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  reclassifying any shares common stock or other capital stock into shares ranking senior to the Series A preferred stock as to payments distributable upon a liquidation, dissolution or winding up of MSL.

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  by holders of at least two-thirds of the Series A preferred stock:

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  any amendment or repeal of MSL's certificate of incorporation in a manner that would adversely affect the preferences, special rights or other powers of the Series A preferred stock.

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  by holders of all outstanding shares of Series A preferred stock:

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  any amendment or repeal of MSL's certificate of incorporation with respect to the dividend rate, liquidation preference, redemption price, scheduled redemption date or conversion price in a manner that would adversely affect the preferences, special rights or other powers of the Series A preferred stock; or

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  reduce the percentage of outstanding shares of Series A preferred stock the holders of which are required to approve any amendment or repeal of the certificate of incorporation.

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  by holders of at least a majority of the Series B preferred stock:

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  the issuance of any security ranking senior to the Series B preferred stock, as the case may be, as to the payment of amounts distributed upon a liquidation, dissolution or winding up of MSL or the authorization of additional shares of Series B preferred stock;

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  the payment of any dividend or distribution on common stock or any shares ranking junior to Series B preferred stock as to the payment of dividends other than in connection with a liquidation, dissolution or winding up of MSL or dividends payable solely in shares of common stock; or

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  reclassifying any shares common stock or other capital stock into shares ranking senior to the Series B preferred stock as to payments distributable upon a liquidation, dissolution or winding up of MSL.

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  by holders of at least two-thirds of the Series B preferred stock:

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  any amendment or repeal of MSL's certificate of incorporation in a manner that would adversely affect the preferences, special rights or other powers of the Series B preferred stock.

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  by holders of all outstanding shares of Series B preferred stock:

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  any amendment of repeal of MSL's certificate of incorporation with respect to the dividend rate, liquidation preference, redemption price, scheduled redemption date or conversion price in a manner that would adversely affect the preferences, special rights or other powers of the Series B preferred stock; or

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  reduce the percentage of outstanding shares of Series B preferred stock the holders of which are required to approve any amendment or repeal of the certificate of incorporation.

        Celestica.    Under the OBCA, any amendment to a corporation's articles generally requires approval by special resolution, which is a resolution passed by a majority of not less than two-thirds of the votes cast by the holders of all voting shares entitled to vote on the resolution and, if such amendment affects certain rights of holders of a particular class of shares, a separate special resolution of those holders approved by the same vote as to such particular class.

By-Law Amendments

        MSL.    Under the DGCL, the power to adopt, amend or repeal by-laws is vested in the voting stockholders. The corporation may, however, in its certificate of incorporation, confer the power to adopt, amend or repeal by-laws upon the directors. The conferring of this power to the directors does not divest the stockholders of the power, or limit their power, to adopt, amend or repeal by-laws. The MSL certificate of incorporation expressly grants the MSL board of directors the power to adopt, amend and repeal the MSL by-laws and provides that stockholders have the power to amend the MSL by-laws only by the vote of at least 75% of the then outstanding shares of MSL capital stock entitled to vote in the election of directors.

        Celestica.    The Celestica board of directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of Celestica. The directors are required to submit a by-law, amendment or a repeal of a by-law to the shareholders at the next meeting of shareholders of Celestica and the shareholders may, by a resolution passed by a majority of votes cast, confirm, reject or amend the by-law, amendment or repeal. A by-law, or an amendment or a repeal of a by-law, is effective from the date of the resolution of the directors until it is confirmed, confirmed as amended or rejected by the shareholders of Celestica or, if not submitted for approval at the next meeting of shareholders, until the date of such meeting. A shareholder entitled to vote at an annual meeting of shareholders of Celestica may make a proposal to make, amend or repeal a by-law.

Sale or Lease of Assets

        MSL.    Under the DGCL, the MSL board of directors may by resolution sell, lease or exchange all or substantially all of the corporation's property and assets, when and as authorized by a resolution adopted by the holders of a majority of the outstanding stock entitled to vote on the resolution. Such sale requires the approval of the holders of a majority of the outstanding capital stock of MSL, with the common stock and the Series A and Series B preferred stock voting together as a single class.

        Celestica.    Under the OBCA, the sale, lease or exchange of all or substantially all of the property of a corporation, other than in the ordinary course of business requires, in addition to a resolution of the Celestica Board of Directors, the general approval of the shareholders by special resolution, which is a resolution by a majority of not less than two-thirds of the votes cast by the shareholders, each share carrying the right to vote whether or not it otherwise carries the right to vote. A separate special resolution is also required from the holders of each class of shares which is particularly affected by the transaction.

Preemptive Rights

        MSL.    The DGCL provides that security holders of a corporation only have such preemptive rights as may be provided in the corporation's certificate of incorporation. The MSL certificate of incorporation does not provide for preemptive rights.

        Celestica.    The OBCA provides that shareholders may have a preemptive right if the corporation's articles so provide. Celestica's articles do not provide for preemptive rights.

Dividends and Distributions

        MSL.    Under the DGCL, subject to any restriction contained in a corporation's certificate of incorporation, the board of directors may declare, and the corporation may pay, dividends or other distributions upon the shares of its capital stock either (a) out of "surplus" or (b) in the event that there is no surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, unless net assets (total assets in excess of total liabilities) are less than the capital of all outstanding preferred stock. "Surplus" is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors (which amount cannot be less than the aggregate par value of all issued shares of capital stock).

        Celestica.    Under the OBCA, subject to Celestica's articles, Celestica may declare or pay a dividend unless there are reasonable grounds for believing that Celestica is, or would after the payment be, unable to pay its liabilities as they become due or the realizable value of Celestica's assets would thereby be less than the aggregate of Celestica's liabilities and the stated capital of all classes of shares of Celestica. Celestica's articles do not supplement or alter the provisions of the OBCA.

Appraisal and Dissent Rights

        MSL.    Stockholders of a Delaware corporation which is a constituent in a merger are, in certain instances, entitled to appraisal rights, which ultimately require the surviving corporation to pay the stockholders demanding appraisal of the shares the fair value of the shares, as determined by the Delaware Court of Chancery, in cash. There are, however, no statutory rights of appraisal with respect to stockholders of a Delaware corporation whose shares of stock, at the record date for the determination of stockholders entitled to notice of and to vote at the meeting of stockholders to act upon the merger or consolidation, or on the record date with respect to action by written consent, are either (a) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or the NASD, or (b) held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation converts such shares into anything other than (i) stock of the surviving corporation, (ii) stock of another corporation which is either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD, or held of record by more than 2,000 stockholders, (iii) cash in lieu of fractional shares, or (iv) some combination of the above. Because the MSL common stock is traded on such a system, The New York Stock Exchange, and the MSL stockholders are being offered subordinate voting shares of Celestica, which is traded on The New York Stock Exchange and the Toronto Stock Exchange, and cash in lieu of fractional shares, holders of MSL common stock will not have appraisal rights with respect to the merger. However, holders of the Series A and Series B preferred stock will have appraisal rights. Please see "Appraisal Rights for MSL Preferred Stock" beginning on page 116 of this proxy statement/prospectus.

        Celestica.    The OBCA provides that shareholders of a corporation entitled to vote on certain matters are entitled to exercise a dissent right and to be paid the fair value of their shares in connection therewith. The OBCA does not distinguish for this purpose between listed and unlisted shares. Such matters include (a) any amalgamation with another corporation (other than with certain affiliated corporations); (b) an amendment to the corporation's articles to add, change or remove any provision restricting the issue, transfer or ownership of shares; (c) an amendment to the corporation's articles to add, change or remove a restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise; (d) a continuance under the laws of another jurisdiction; (e) a sale, lease or exchange of all or substantially all of the property of the corporation other than in the ordinary course of business; (f) a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation; and (g) certain amendments to the articles of the corporation which require a separate class or series vote, provided that the shareholder is not entitled to dissent if an amendment to the articles is effected by court order approving a reorganization or court order made in connection with an action for an oppression remedy.

Stock Repurchases

        MSL.    Under the DGCL, a corporation may not purchase or redeem its own shares of capital stock when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation. However, a corporation may purchase or redeem out of capital any of its own shares, subject to certain requirements, if such shares will be retired upon the acquisition thereof and the capital of the corporation will be thereby reduced.

        Celestica.    Under the OBCA, Celestica may purchase or otherwise acquire shares issued by Celestica unless there are reasonable grounds for believing that Celestica is, or would after the purchase be, unable to pay its liabilities as they become due or the realizable value of Celestica's assets would after the purchase be less than the aggregate of Celestica's liabilities and stated capital of all classes of shares. Canadian securities laws restrict the ability of a public corporation, such as Celestica, to selectively repurchase its securities. Open market purchases of securities by Celestica (i.e., normal course issuer bids) may be effected provided that such purchases do not exceed prescribed annual and/or monthly limits. Otherwise, issuer bid purchases must be made pursuant to an offer extended on identical terms to all holders of the subject securities.

Number and Qualification of Directors

        MSL.    The DGCL provides that the minimum number of directors is one. The number of directors is fixed by or in the manner provided in the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors may only be made by amendment to the certificate of incorporation. A corporation's by-laws or certificate of incorporation may prescribe other qualifications for directors. The MSL by-laws and certificate of incorporation provide that the number of directors which constitute the entire MSL board of directors shall be determined by resolution of the MSL board of directors, but in no event shall such number be less than three.

        Celestica.    Under the OBCA, the Celestica board of directors must have not fewer than three members, at least one-third of whom are not officers or employees of Celestica or its affiliates. Under Celestica's articles, the minimum number of directors is three and the maximum number of directors is 20. A majority of directors of Celestica must be resident Canadians under the OBCA and, except in limited circumstances, directors may not transact business at a meeting of directors (or a committee of directors) at which a majority of the directors present are not resident Canadians under the OBCA.

Filling Vacancies on the Board of Directors

        MSL.    The DGCL provides that vacancies and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, unless otherwise provided in the certificate of incorporation or by-laws. If the certificate of incorporation directs that a particular class is to elect such director, however, such vacancy may be filled only by a majority of the other directors elected by such class then in office, or by a sole remaining director so elected. If, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board (as constituted immediately prior to such increase), the Delaware Court of Chancery may, upon application of stockholders holding at least 10% of the total number of shares outstanding and having the right to vote for such directors, order an election to be held to fill any such vacancy or newly created directorship or to replace the directors chosen by the directors then in office.

        Celestica.    Under the OBCA, a quorum of directors may fill a vacancy among the directors except a vacancy resulting from an increase in the maximum number of directors of Celestica or from a failure to elect the minimum number of directors required to be elected at any meeting of shareholders. In accordance with the provisions of the OBCA, the shareholders of Celestica have passed a special resolution permitting the directors to determine the number of directors of Celestica, subject to the minimum and maximum number of directors set out in Celestica's articles. Where such a special resolution has been passed, the OBCA permits the directors to increase the number of directors and to appoint additional directors to fill the vacancies created by that increase, so long as the total number of directors after such appointment is not greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders.

Removal of Directors

        MSL.    Under the DGCL, directors may be removed with or without cause by the holders of a majority of the shares entitled to vote at an election of directors, except (a) unless the certificate of incorporation otherwise provides, if the board of directors is classified, removal may be for cause only or (b) where a corporation has cumulative voting, if less than the entire board of directors is removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors. The MSL board of directors is divided into three classes and the stockholders of MSL do not have the right to cumulate their votes in the election of directors. MSL directors in a class with a term expiring at a meeting of stockholders are elected by a plurality vote of all of the votes cast at the annual meeting of stockholders. The MSL certificate of incorporation provides that directors may only be removed for cause and only by the vote of the holders of at least 75% of the outstanding shares of MSL capital stock entitled to vote in the elections of directors.

        Celestica.    Under the OBCA, the shareholders of Celestica may by ordinary resolution at an annual or special meeting remove any director or directors from office.

Transactions with Directors

        MSL.    The DGCL provides that no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other entity of which one or more of its directors or officers are directors or officers, or in which one or more of its directors or officers have a financial interest, is void or voidable if (a) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the board of directors or a committee thereof, which authorizes the contract or transaction in good faith by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (b) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by the stockholders or (c) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.

        Under the DGCL, a corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of a subsidiary, including directors who are also officers or employees of the corporation or a subsidiary, when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation. The MSL certificate of incorporation does not alter the provisions of the DGCL concerning transactions with directors. However, the Sarbanes-Oxley Act of 2002, which is applicable to public companies such as MSL, makes it unlawful for a company to extend or maintain, or arrange for, a personal loan to or for any director or executive officer.

        Celestica.    The OBCA provides that a material contract between Celestica and one or more of its directors or officers, or between Celestica and another person of which a director or officer of Celestica is a director or officer or in which he or she has a material interest, is neither void nor voidable by reason only of that relationship or by reason only that a director with an interest in the contract is present at or is counted to determine the presence of a quorum at a meeting of directors or committee of directors that authorized the contract, if the director or officer disclosed his or her interest and the contract or transaction was approved by the directors or the shareholders and the contract or transaction was reasonable and fair to Celestica at the time the contract or transaction was approved.

        Under the OBCA, Celestica may give financial assistance to any person, including any officer or director, for any purpose by means of a loan, guarantee or otherwise, provided that Celestica discloses to its shareholders all material financial assistance that it gives to any such persons. Following the giving of any such financial assistance, the disclosure is required to be made in the management information circular in respect of the next annual meeting and in the next set of annual financial statements and, as long as the financial assistance remains outstanding, in any following annual meeting management information circulars and annual financial statements. However, the Sarbanes-Oxley Act of 2002, which is applicable to public companies such as Celestica, makes it unlawful for a company to extend or maintain, or arrange for, a personal loan to or for any director or executive officer.

Director and Officer Liability and Indemnification

        MSL.    The DGCL allows a Delaware corporation to include a provision in its certificate of incorporation limiting or eliminating the liability of directors for monetary damages for a breach of their fiduciary duty, provided such directors acted in good faith. However, a corporation may not limit the liability of its directors for (a) breaches of duty or loyalty, (b) acts or omissions involving intentional misconduct or knowing violations of law, (c) the payment of unlawful dividends, stock repurchases or redemptions or (d) any transaction in which the director received an improper personal benefit. Statutory authority is granted to Delaware corporations to indemnify directors, officers, employees and agents, and mandates indemnification under limited circumstances. Indemnification against expenses incurred by a present or former officer or director in connection with a proceeding against such person for actions in such capacity is mandatory to the extent that the person has been successful on the merits. Advancement of expenses prior to the final disposition of a proceeding is permissive only and the DGCL requires that any advancement to directors or officers be accompanied by an undertaking by such person to repay such expenses if it is ultimately determined that such person is not entitled to indemnification.

        The DGCL also permits a corporation to indemnify a director, officer, employee or agent for fines, judgments or settlements, as well as expenses in connection with third-party claims brought against a director, if such director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, or in the case of a criminal action, had no reasonable cause to believe his conduct was unlawful. Indemnification in the context of derivative actions is restricted to expenses only. Further, if an officer, director, employee or agent is adjudged liable to the corporation, expenses are not allowable, subject to limited exceptions where a court deems the award of expenses appropriate. Determinations regarding permissive indemnification are to be made by the majority vote of disinterested directors (even if less than a quorum), or by a committee of such directors designated by majority vote of such directors even though less than a quorum, or, if there are no such directors, or if such directors so direct, by independent legal counsel or by the stockholders.

        The DGCL grants express authority to a Delaware corporation to purchase and maintain insurance for director and officer liability. Such insurance may be purchased for any officer, director, employee or agent, regardless of whether that individual is otherwise eligible for indemnification by the corporation.

        The MSL certificate of incorporation provides that except to the extent prohibited by the DGCL, no director shall be personally liable to MSL or its stockholders for monetary damages for any breach of fiduciary duty as a director.

        The MSL certificate of incorporation provides that, to the full extent permitted by the DGCL, MSL shall indemnify, hold harmless and, upon request, advance expenses to any person who was or is a party or is threatened to be a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because that person is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at the request of MSL, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of MSL, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No amendment, termination or repeal of the provisions relating to limitation on director liability shall affect or diminish in any way the rights of such person to indemnification under the certificate of incorporation with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

        The MSL certificate of incorporation also provides that MSL shall not indemnify any person seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by that person unless the initiation thereof was approved by the MSL board of directors.

        The MSL certificate of incorporation also provides that MSL may advance payment of expenses incurred by any person in advance of the final disposition of any matter only upon receipt of an undertaking by or on behalf of such person to repay all advanced amounts in the event that it shall ultimately be determined that he or she is not entitled to be indemnified by MSL.

        The MSL certificate of incorporation also provides that MSL may maintain insurance, at its expense, to protect itself or the directors, officers, employees and agents of MSL or any other corporation or entity against any expense, liability or loss, regardless of whether such expense, liability or loss would be indemnifiable under the DGCL.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling MSL pursuant to the foregoing provisions, MSL has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        Celestica.    Directors of corporations governed by the OBCA are required to exercise their powers and discharge their duties in accordance with their fiduciary duty and duty of care. The fiduciary duty requires directors to act honestly and in good faith, with a view to the best interests of the corporation. The duty of care requires directors to exercise the care diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

        Under the OBCA, a corporation may not, in its articles, limit the liability of its directors for breaches of their fiduciary duties. However, the corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives (an "Indemnifiable Person"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or such body corporate, if (a) such person acted honestly and in good faith with a view to the best interests of the corporation and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that his or her conduct was lawful. An Indemnifiable Person is entitled to such indemnity from the corporation if such person was substantially successful on the merits of his or her defense of the action or proceeding and fulfilled the conditions set out in (a) and (b) above. A corporation may, with the approval of a court, also indemnify an Indemnifiable Person in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, if he or she fulfills the conditions set out in (a) and (b) above. Celestica has provided for indemnification of directors and officers to the fullest extent authorized by the OBCA.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Celestica pursuant to the foregoing provisions, Celestica has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Oppression Remedy

        MSL.    The DGCL does not provide for an oppression remedy.

        Celestica.    The OBCA provides for an oppression remedy that enables the court to make any order, both interim and final, it thinks fit to rectify the matters complained of if the court is satisfied upon application by a complainant (as defined below) that, (a) any act or omission of the corporation or of its affiliates effects, or threatens to effect, a result, (b) the business or affairs of the corporation or any of its affiliates are, have been, or are threatened to be, carried on or conducted in a manner, or (c) the powers of the directors of the corporation or any of its affiliates are, have been, or are threatened to be, exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interest of any security holder, creditor, director or officer of the corporation. A complainant includes (i) a present or former registered holder or beneficial owner of securities of a corporation or any of its affiliates, (ii) a present or former officer or director of the corporation or any of its affiliates and (iii) any other person who in the discretion of the court is a proper person to make such application.

        Because of the breadth of the conduct which can be complained of and the scope of the court's remedial powers, the oppression remedy is very flexible and is sometimes relied upon to safeguard the interests of shareholders and other complainants with a substantial interest in the corporation. The OBCA does not require proof that the directors of a corporation acted in bad faith in order to seek an oppression remedy. The court may order the corporation to pay the interim costs of a complainant seeking an oppression remedy, including legal fees and disbursements, but the complainant may be held accountable for such interim costs on final disposition of the complaint (as in the case of a derivative action).

Derivative Action

        MSL.    Derivative actions may be brought in Delaware by a stockholder on behalf of, and for the benefit of, the corporation. The DGCL provides that a stockholder must aver in the complaint that he or she was a stockholder of the corporation at the time of the transaction of which he or she complains. A stockholder may not sue derivatively unless he or she first makes demand on the corporation that it bring suit and such demand has been refused, unless it is shown that such demand would have been futile.

        Celestica.    Under the OBCA, a complainant may apply to the court (as defined in the OBCA) for leave to bring an action in the name of and on behalf of a corporation or any subsidiary, or to intervene in an existing action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate. Under the OBCA, no action may be brought and no intervention in an action may be made unless the court is satisfied that (a) the complainant has given 14 days' notice to the directors of the corporation or its subsidiary of the complainant's intention to apply to the court and if the directors of the corporation or its subsidiary do not bring, diligently prosecute or defend or discontinue the action, (b) the complainant is acting in good faith and (c) it appears to be in the interest of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued. Where a complainant makes an application without having given the required notice, the OBCA permits the court to make an interim order pending the giving of such notice, provided that the complainant can establish that at the time it sought the interim order it was not expedient to give the required notice.

        Under the OBCA, the court in a derivative action may make any order it thinks fit. Additionally, under the OBCA, a court may order a corporation or its subsidiary to pay the complainant's interim costs, including reasonable legal fees and disbursements. Although the complainant may be held accountable for the interim costs on final disposition of the complaint, the complainant is not required to give security for costs in a derivative action.

Anti-Takeover Laws

        MSL.    Section 203 of the DGCL restricts the ability of an "interested stockholder" to merge with or enter into other business combinations with a corporation for a period of three years after becoming an "interested stockholder." A person is deemed to be an "interested stockholder" upon acquiring 15% or more of the outstanding voting stock of the target corporation. However, the restrictions on business combinations set forth in Section 203 of the DGCL do not apply if (a) prior to the time the person became an interested stockholder, the board of directors of the target corporation approves either the combination or the transaction which results in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are directors and officers and shares owned by certain employee stock plans) or (c) the combination is approved by the corporation's board of directors and the holders of two-thirds of the corporation's voting stock at an annual or special meeting of the stockholders and not by written consent, excluding shares owned by the interested stockholder.

        Section 203 of the DGCL applies to Delaware corporations, the stock of which is (i) listed on a national securities exchange, (ii) designated as a national market system security on an interdealer quotation system by the NASD or (iii) held of record by more than 2,000 stockholders. However, Section 203 of the DGCL does not apply in certain cases, including (w) if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203 of the DGCL, (x) the corporation, by action of its board of directors, adopted within 90 days following the enactment of Section 203 of the DGCL an amendment to its by-laws expressly electing not to be governed by the statute, (y) the corporation adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by the statute or (z) the stockholder becomes an interested stockholder inadvertently and divests itself of sufficient shares so that the stockholder ceases to be an interested stockholder, provided that the stockholder would not have been an interested stockholder (but for the inadvertent acquisition) at any time within the three-year period immediately prior to a business combination between the corporation and such stockholder.

        MSL has made an election to be governed by Section 203 of the DGCL. However, the MSL certificate of incorporation provides that Donaldson, Lufkin & Jenrette, Inc. and its affiliates shall not be deemed at any time, and without regard to the percentage of the MSL voting stock owned by them, to be an "interested stockholder" as defined in Section 203(c)(5) of the DGCL.

        The MSL board has approved, for purposes of Section 203 of the DGCL, the merger agreement, the stockholder agreements, the acquisition of subordinate voting shares pursuant to the stockholder agreements, and the other transactions contemplated by the merger agreement, so that the restrictions on business combinations provided by Section 203 of the DGCL will not apply to Celestica or its affiliates with respect to or as a result of any of the transactions contemplated by the merger agreement, including any transactions contemplated by the stockholder agreements.

        Celestica.    The OBCA does not contain a comparable provision to Section 203 of the DGCL with respect to business combinations. However, Rule 61-501 of the Ontario Securities Commission, or the OSC, and Policy Statement Q-27 of the Commission des valeurs mobilieres du Quebec, or the CVMQ, contain requirements in connection with related party transactions. A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, acquires or transfers an asset or acquires or issues treasury securities or assumes or transfers a liability from or to, as the case may be, a related party by any means in any one or any combination of transactions. "Related Party" is defined in OSC Rule 61-501 and CVMQ Policy Statement Q-27 and includes directors, senior officers and holders of at least 10% of the voting securities of the issuer.

        Rule 61-501 and Policy Q-27 require more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction, and, subject to certain exceptions, the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered therefor and the inclusion of a summary of the valuation in the proxy material. Rule 61-501 and Policy Q-27 also require, subject to certain exceptions, that the minority shareholders of the issuer separately approve the transaction.

        These requirements of Canadian securities regulators provide, in addition to specified exemptions, for discretion to be exercised by such regulators to exempt parties from some or all such requirements, with or without conditions, where such regulators consider it to be consistent with the public interest to do so. In general, these requirements of Canadian securities regulators are administered and enforced by securities regulators rather than by the courts and the basis upon which such regulators take jurisdiction over a matter and the remedies that may be available differ significantly from those applicable to requirements of corporate law contained in the OBCA.

Voluntary Dissolution

        MSL.    The DGCL provides that, unless the board of directors approves a proposal to dissolve a corporation, the dissolution must be consented to in writing by stockholders holding 100% of the total voting power of the corporation. If the dissolution is initiated by the board of directors, it need only be approved by a majority of the outstanding stock of the corporation entitled to vote thereon. Under the MSL certificate of incorporation, holders of the MSL common stock and the Series A and Series B preferred stock are entitled to vote together as a single class in favor of or against a dissolution of MSL. The holders of a majority of the voting power of the outstanding capital stock of MSL must approve such dissolution.

        Celestica.    Under the OBCA, a voluntary dissolution of Celestica would require approval by special resolution of the holders of each class of shares of Celestica or the consent in writing of all shareholders entitled to vote at such meeting. A special resolution is a resolution passed at a meeting by not less than two-thirds of the votes cast by the shareholders entitled to vote on the resolution.

Vote on Extraordinary Corporate Transactions

        MSL.    Under the DGCL, mergers or consolidations require the approval of the holders of a majority of the outstanding stock of the corporation entitled to vote thereon unless otherwise required by its certificate of incorporation. Approval is not required: (a) by the holders of a corporation surviving a merger where (i) the merger requires the issuance of common stock, if any, not exceeding 20% of such corporation's shares outstanding immediately prior to the merger, (ii) each share of stock of such corporation outstanding prior to the merger is to be an identical share of stock of the surviving corporation following the merger and (iii) the merger agreement does not amend in any respect the survivor's certificate of incorporation and (b) for either the acquired or surviving corporation where the corporation surviving the merger is a 90% parent of the acquired corporation. Under the MSL certificate of incorporation, holders of the MSL common stock and the Series A and Series B preferred stock are entitled to vote together as a single class on extraordinary transactions, such as mergers or consolidations. Such transactions require approval of the holders of a majority of the voting power of the outstanding capital stock of MSL.

        Celestica.    Under the OBCA, certain extraordinary corporate actions, such as certain amalgamations, continuances, sales of substantially all the assets of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations or dissolutions and (if ordered by the court) arrangements require authorization by special resolution or by the written consent of each shareholder entitled to vote on the resolution. In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares.

APPRAISAL RIGHTS FOR MSL PREFERRED STOCK

        Under the Delaware General Corporation Law, holders of Series A and Series B preferred stock may demand in writing that the company surviving the merger pay the fair value of their preferred shares, as determined by the Delaware Court of Chancery. Determination of fair value is based on all relevant factors, but excludes any appreciation or depreciation resulting from the anticipation or accomplishment of the merger. Preferred stockholders who elect to exercise appraisal rights must comply with all of the procedures to preserve those rights. A copy of Section 262 of the Delaware General Corporation Law, which sets forth the appraisal rights, is attached as Annex E to this proxy statement/prospectus.

        Holders of MSL common stock do not have the right to seek appraisal for their shares of MSL common stock.

        Section 262 sets forth the procedures a stockholder requesting appraisal must follow. These procedures are complicated and must be followed completely. Failure to comply with these procedures may cause you to lose your appraisal rights. The following information is only a summary of the required procedures and is qualified in its entirety by the provisions of Section 262. Please review Section 262 for the complete procedures. Neither Celestica nor MSL will give you any notice of your appraisal rights other than as described in this proxy statement/prospectus and as required by the Delaware General Corporation Law.

General Requirements

        Section 262 generally requires the following:

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  You must deliver a written demand for appraisal to MSL before the vote is taken at the MSL special meeting. This written demand for appraisal must be separate from the proxy. In other words, failure to return the proxy or returning the proxy, with or without any voting instructions, will not alone constitute demand for appraisal. Similarly, a vote against adoption of the merger agreement will not satisfy your obligation to make written demand for appraisal. You should read the paragraphs below and Annex E for more details on making a demand for appraisal.

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  You must not vote in favor of adoption of the merger agreement. If you return a properly executed proxy voting in favor of the adoption of the merger agreement or without any voting instruction marked or otherwise vote in favor of adoption of the merger agreement, you will lose your right to appraisal, even if you previously filed a written demand for appraisal. You do not have to vote against the adoption of the merger agreement in order to preserve your appraisal rights.

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  You must continuously hold your shares of MSL preferred stock from the date you make the demand for appraisal through the completion of the merger.

Requirements for Written Demand for Appraisal

        A written demand for appraisal of MSL preferred stock is only effective if it is signed by, or for, the stockholder of record who owns the shares at the time the demand is made. The demand must be signed as the stockholder's name appears on its stock certificate(s). If you are a beneficial owner of MSL preferred stock but not a stockholder of record, you must have the stockholder of record for your shares sign a demand for appraisal on your behalf.

        If you own MSL preferred stock in a fiduciary capacity, such as a trustee, guardian or custodian, you must disclose the fact that you are signing the demand for appraisal in that capacity.

        If you own MSL preferred stock with one or more other persons, such as in a joint tenancy or tenancy in common, all of the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, which could include one or more of the owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that he or she is signing the demand as that stockholder's agent.

        If you are a record owner who holds MSL preferred stock as a nominee for others, you may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising that right for other beneficial owners. In such a case, you should specify in the written demand the number of shares as to which you wish to demand appraisal. If you do not specify the number of shares, it will be assumed that your written demand covers all the shares of MSL preferred stock that are in your name.

        If you are an MSL preferred stockholder, you should address the written demand to Manufacturers' Services Limited, 300 Baker Avenue, Concord, Massachusetts 01742, Attention: Corporate Secretary. MSL must receive your written demand before the vote concerning the merger is taken or you will lose your appraisal rights. As explained above, this written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of Series A preferred stock and/or Series B preferred stock owned, and that the stockholder is thereby demanding appraisal of such stockholder's shares.

Written Notice

        Within 10 days after the completion of the merger, the company surviving the merger must give written notice of the date that the merger became effective to each stockholder who has fully complied with the conditions of Section 262. Except as required by law, you will not be notified of any dates by which appraisal rights must be exercised.

Petition with the Chancery Court

        Within 120 days after the completion of the merger, the company surviving the merger or any preferred stockholder who has complied with the conditions of Section 262 may file a petition in the Delaware Court of Chancery. This petition should request that the Chancery Court determine the value of the MSL Series A preferred stock and Series B preferred stock held by all of the stockholders who are entitled to appraisal rights. If you intend to exercise your rights of appraisal, you should file a petition in the Chancery Court. MSL does not have any intention at this time to file a petition. Because MSL does not have an obligation to file a petition, if you do not file such a petition within 120 days after the completion of the merger, you will lose your rights of appraisal.

Withdrawal of Demand

        If you change your mind and decide you no longer want an appraisal, you may withdraw your demand for appraisal at any time within 60 days after the completion of the merger. You may also withdraw your demand for appraisal after 60 days after the completion of the merger, but only with the written consent of MSL. If you withdraw your demand for appraisal, you will receive the merger consideration provided in the merger agreement.

Request for Appraisal Rights Statement

        If you have complied with the conditions of Section 262, you will be entitled to receive a statement setting forth the number of shares of Series A and Series B preferred stock not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the number of stockholders who own those shares. In order to receive this statement, you must send a written request to MSL within 120 days after the completion of the merger. After the merger, MSL will have 10 days after receiving a request to mail the statement to the stockholder.

Chancery Court Procedures

        If you properly file a petition for appraisal in the Chancery Court and serve a copy on MSL, MSL will then have 20 days to provide the Chancery Court with a list of the names and addresses of all stockholders who have demanded appraisal and have not reached an agreement with MSL as to the value of their preferred stock. If the Chancery Court decides it is appropriate, it will then send notice to all of the preferred stockholders who have demanded appraisal. The Chancery Court has the power to conduct a hearing to determine whether the stockholders have fully complied with Section 262 of the Delaware General Corporation Law and whether they are entitled to appraisal under that section. The Chancery Court may also require you to submit your stock certificates to the Registry in Chancery so that it can note on the certificates that an appraisal proceeding is pending. If you do not follow the Chancery Court's directions, you may be dismissed from the proceeding.

Chancery Court Appraisal of MSL Preferred Stock

        After the Chancery Court determines which preferred stockholders are entitled to appraisal rights, the Chancery Court will appraise the fair value of the shares of Series A preferred stock and/or Series B preferred stock, if any holders of such series are entitled to appraisal rights. To determine the fair value of the shares, the Chancery Court will consider all relevant factors except for any appreciation or depreciation resulting from the anticipation or accomplishment of the merger. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. After the Chancery Court determines the fair value of the shares, it will direct MSL to pay that value to the stockholders who are entitled to appraisal. The Chancery Court can also direct MSL to pay interest, simple or compound, on that value if the Chancery Court determines that interest is appropriate. In order to receive the fair value for your shares, you must surrender your stock certificates to MSL.

        The Chancery Court could determine that the fair value of shares of MSL Series A preferred stock and/or Series B preferred stock is more than, the same as, or less than the consideration payable as a result of the merger agreement. In other words, if you demand appraisal rights, you could receive less consideration than you would under the merger agreement. In addition, investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262.

Costs and Expenses of Appraisal Proceeding

        The costs and expenses of the appraisal proceeding may be assessed against the company surviving the merger and the stockholders participating in the appraisal proceeding, as the Chancery Court deems equitable under the circumstances. You can request that the Chancery Court determine the amount of interest, if any, that the company surviving the merger should pay on the value of stock owned by stockholders entitled to the payment of interest. You may also request that the Chancery Court allocate the expenses of the appraisal action incurred by any stockholder pro rata against the value of all of the shares entitled to appraisal.

Loss of Stockholder's Rights

        If you demand appraisal, after the completion of the merger you will not be entitled to:

  •
  vote your shares of stock, for any purpose, for which you have demanded appraisal;

  •
  receive payment of dividends or any other distribution with respect to your shares, except for dividends or distributions, if any, that are payable to holders of record as of a record date before the effective time of the merger; or

  •
  receive the payment of the consideration provided for in the merger agreement.

        However, you can regain these rights if no petition for an appraisal is filed within 120 days after the completion of the merger, or if you deliver to MSL a written withdrawal of your demand for an appraisal and your acceptance of the merger, either within 60 days after the completion of the merger or thereafter with the written consent of MSL. As explained above, these actions will also terminate your appraisal rights. However, an appraisal proceeding in the Chancery Court cannot be dismissed without the Chancery Court's approval in any event. The Chancery Court may condition its approval upon any terms that it deems just.

        If you fail to comply strictly with these procedures you will lose your appraisal rights. Consequently, if you wish to exercise your appraisal rights, you are strongly urged to consult a legal advisor before attempting to exercise your appraisal rights.

FUTURE MSL STOCKHOLDER PROPOSALS

        MSL intends to hold a stockholder meeting in 2004 only if the merger is not completed. In order for a stockholder proposal to be considered for inclusion in MSL's proxy statement for the 2004 annual meeting (if it is held), in accordance with the standards contained in Rule 14a-8 under the Exchange Act and MSL's by-laws, stockholder proposals must be received no later than December 16, 2003. However, if the date of MSL's 2004 annual meeting is moved before April 22, 2004 or after June 21, 2004, the deadline for inclusion in MSL's proxy statement is a reasonable time before MSL begins to print and mail its proxy materials.

        In order for a stockholder proposal or stockholder nomination for director to be presented at MSL's 2004 annual meeting (if it is held) from the floor, the stockholder must deliver to the Secretary of MSL at MSL's principal executive office written notice of such proposal or nomination not later than the close of business on March 23, 2004 nor earlier than the close of business on February 22, 2004. If, however, the 2004 annual meeting is held before May 2, 2004, or after July 21, 2004 written notice of such proposal or nomination must be received no earlier than the close of business 90 days prior to the meeting and not later than the later to occur of the following two dates:

  •
  60 days prior to the meeting; and

  •
  10 days after public announcement of the meeting date.

        In addition, in order to raise a proposal from the floor, the stockholder must comply with MSL's by-laws, including requirements to have delivered a proxy statement and form of proxy to holders of a sufficient number of shares of MSL common stock to approve the proposal and to provide specified information. In addition, MSL's by-laws provide that a nomination for director must include a statement by the nominee acknowledging that he or she will owe a fiduciary duty exclusively to the corporation and its stockholders.

        You may contact MSL's Corporate Secretary at MSL's principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

LEGAL MATTERS

        Davies Ward Phillips and Vineberg LLP will pass upon the validity of the Celestica subordinate voting shares offered by this proxy statement/prospectus and Kaye Scholer LLP will pass upon certain federal income tax consequences of the merger for Celestica.

        Hale and Dorr LLP will pass upon certain federal income tax consequences of the merger for MSL.

EXPERTS

        The consolidated financial statements of Celestica Inc. incorporated in this proxy statement/prospectus by reference to the Annual Report of Celestica Inc. on Form 20-F for the year ended December 31, 2002 have been so incorporated in reliance on the report of KPMG LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of Manufacturers' Services Limited incorporated in this proxy statement/prospectus by reference to the Annual Report of Manufacturers' Services Limited on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        Celestica files annual and special reports with the Securities and Exchange Commission. MSL files annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. As a foreign private issuer, Celestica is exempt from the rules and regulations under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations and, with respect to their purchases and sales of Celestica securities, Celestica's officers, directors and principal shareholders are exempt from the reporting and "short swing" profit recovery provisions contained in Section 16 of the Exchange Act and the rules and regulations thereunder.

        Copies of the reports, proxy and information statements and other information filed by Celestica and MSL with the Securities and Exchange Commission may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at:

450 Fifth Street, N.W.
Washington, D.C. 20549

Reports, proxy and information statements and other information concerning Celestica and MSL may be inspected at:

The New York Stock Exchange
20 Broad Street
New York, New York 10005

Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a Website that contains reports, proxy statements and other information regarding each of us. The address of the Securities and Exchange Commission Web site is www.sec.gov. Celestica's filings are also available electronically to the public from the Canadian System for Electronic Document Analysis and Retrieval, or SEDAR, at www.sedar.com.

        Celestica has filed a registration statement on Form F-4 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the Celestica subordinate voting shares to be issued to MSL stockholders in connection with the merger. This proxy statement/prospectus constitutes the prospectus of Celestica filed as part of the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The registration statement and its exhibits are available for inspection and copying as set forth above.

        This proxy statement/prospectus incorporates documents by reference which are not presented in or delivered with this proxy statement/prospectus. You should rely only on the information contained in this proxy statement/prospectus and in the documents that we have incorporated by reference into this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from or in addition to the information contained in this document and incorporated by reference into this proxy statement/prospectus.

        The following documents, which Celestica has filed with or furnished to the Securities and Exchange Commission, are incorporated by reference into this proxy statement/prospectus:

  •
  Celestica's annual report on Form 20-F for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on April 21, 2003;

  •
  Celestica's report on Form 6-K furnished on November 3, 2003;

  •
  Celestica's report on Form 6-K furnished on December 24, 2003;

  •
  The description of Celestica's subordinate voting shares set forth in Celestica's registration statement on Form 8-A, filed on June 9, 1998 and any amendment or report filed thereafter for the purpose of updating that description.

        The following documents, which were filed by MSL with the Securities and Exchange Commission, are incorporated by reference into this proxy statement/prospectus:

  •
  MSL's annual report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 31, 2003;

  •
  MSL's quarterly report on Form 10-Q for the quarter ended March 30, 2003, filed on May 1, 2003;

  •
  MSL's quarterly report on Form 10-Q for the quarter ending June 29, 2003, filed on August 6, 2003;

  •
  MSL's quarterly report on Form 10-Q for the quarter ending September 30, 2003, filed on November 3, 2003;

  •
  MSL's current reports on Form 8-K filed on July 9, 2003, October 17, 2003 and October 27, 2003;

  •
  The description of MSL's common stock set forth in MSL's registration statement on Form 8-A, filed with the Securities and Exchange Commission on May 16, 2000 and any amendment or report filed thereafter for the purpose of updating such description; and

        The documents incorporated by reference are all important parts of this proxy statement/prospectus. We also incorporate by reference into this proxy statement/prospectus, from the date of filing, all documents filed by Celestica and MSL pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, and any reports on Form 6-K furnished by Celestica to the Securities and Exchange Commission and specifically identified as being incorporated by reference into this proxy statement/prospectus, in each case after the date of this proxy statement/prospectus and before the date of the MSL special meeting.

        Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference into this proxy statement/prospectus will be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or any other subsequently filed or furnished document that is deemed to be incorporated by reference into this proxy statement/prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

        Celestica has supplied all information contained or incorporated by reference in this proxy statement/prospectus about Celestica, and MSL has supplied all information contained or incorporated by reference in this proxy statement/prospectus about MSL.

        The documents incorporated by reference into this proxy statement/prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this proxy statement/prospectus (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this proxy statement/prospectus) to any person, without charge, upon written or oral request.

        MSL stockholders may request a copy of information incorporated by reference into this proxy statement/prospectus by contacting the investor relations department for each of Celestica and MSL at:

For information relating to Celestica: Celestica Inc. 1150 Eglinton Avenue East Toronto, Ontario M3C 1H7 Canada Attention: Investor Relations (416) 448-2211	For information relating to MSL: Manufacturers' Services Limited 300 Baker Avenue Suite 106 Concord, Massachusetts 01742 Attention: Investor Relations (978) 371-5495

        MSL stockholders with questions about the merger should contact:

Manufacturers' Services Limited
300 Baker Avenue
Suite 106
Concord, Massachusetts 01742
Attention: Investor Relations
(978) 371-5495

Any MSL stockholder who needs additional copies of this proxy statement/prospectus or voting materials should contact MSL's Investor Relations Department as described above or send e-mail to investorrelations@msl.com.

        No person is authorized in connection with any offering made by this proxy statement/prospectus to give any information or make any representation not contained in, or incorporated by reference into, this proxy statement/prospectus. If given or made, any such information or representation must not be relied on as having been authorized by Celestica or MSL. This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement/prospectus nor any distribution of securities pursuant to this proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement/prospectus by reference or in our affairs since the date of this proxy statement/prospectus.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among:

CELESTICA INC.

MSL ACQUISITION SUB INC.

and

MANUFACTURERS' SERVICES LIMITED

Dated as of October 14, 2003

SECTION 3:	Representations and Warranties of Parent and Merger Sub		A-32
	3.1	Organization and Good Standing	A-32
	3.2	Authority; No Conflict	A-32
	3.3	Capital Structure	A-33
	3.4	SEC Reports	A-34
	3.5	Financial Statements	A-34
	3.6	Tax Matters	A-35
	3.7	No Undisclosed Liabilities	A-35
	3.8	Legal Proceedings	A-35
	3.9	Absence of Certain Changes and Events	A-35
	3.10	Brokers	A-35
	3.11	F-4/Proxy Statement	A-36
	3.12	Company Stock	A-36
SECTION 4:	Certain Pre-Closing Covenants of the Company and Parent		A-36
	4.1	Access and Investigation	A-36
	4.2	Operation of the Business; Certain Notices; Tax Returns	A-37
	4.3	No Solicitation	A-41
SECTION 5:	Additional Covenants of the Parties		A-42
	5.1	Registration Statement; Proxy Statement	A-42
	5.2	Company Stockholders' Meeting	A-43
	5.3	Regulatory Approvals; Consents	A-44
	5.4	Stock Options and Preferred Stock	A-45
	5.5	Employee Benefits	A-47
	5.6	Indemnification of Officers and Directors	A-48
	5.7	Disclosure	A-49
	5.8	Resignation of Officers and Directors	A-49
	5.9	Section 16b-3	A-49
	5.10	Affiliate Agreements	A-49
	5.11	Listing	A-49
	5.12	Officers' Tax Certificates	A-49
SECTION 6:	Conditions Precedent to Obligations of Each Party		A-50
	6.1	Effectiveness of Form F-4 Registration Statement	A-50
	6.2	Listing	A-50
	6.3	Stockholder Approval	A-50
	6.4	HSR Act	A-50
	6.5	No Restraints	A-50
	6.6	Foreign Antitrust Laws	A-51
SECTION 7:	Conditions Precedent to Obligations of Parent and Merger Sub		A-51
	7.1	Accuracy of Representations	A-51
	7.2	Capitalization	A-51
	7.3	Relevant Jurisdictions	A-51
	7.4	Customer Notices	A-51
	7.5	No Material Adverse Effect	A-52
	7.6	Performance of Covenants	A-52
	7.7	Consents	A-52
	7.8	Agreements and Documents	A-52
	7.9	No Litigation	A-52
	7.10	Tax Opinion	A-52

SECTION 8:	Conditions Precedent to Obligation of the Company		A-52
	8.1	Accuracy of Representations	A-52
	8.2	Performance of Covenants	A-53
	8.3	Documents	A-53
	8.4	Tax Opinion	A-53
	8.5	No Litigation	A-53
SECTION 9:	Termination		A-53
	9.1	Termination	A-53
	9.2	Effect of Termination	A-54
	9.3	Expenses; Termination Fees	A-55
SECTION 10:	Miscellaneous Provisions		A-57
	10.1	Amendment	A-57
	10.2	Waiver; Remedies Cumulative	A-57
	10.3	No Survival	A-57
	10.4	Entire Agreement	A-57
	10.5	Execution of Agreement; Counterparts; Electronic Signatures	A-58
	10.6	Governing Law	A-58
	10.7	Consent to Jurisdiction; Venue	A-58
	10.8	WAIVER OF JURY TRIAL	A-58
	10.9	Disclosure Schedules	A-58
	10.10	Assignments and Successors	A-59
	10.11	No Third Party Rights	A-59
	10.12	Notices	A-59
	10.13	Cooperation	A-60
	10.14	Construction; Usage	A-60
	10.15	Enforcement of Agreement	A-61
	10.16	Severability	A-61
	10.17	Time of Essence	A-61

EXHIBITS

Exhibit A	Certain Definitions	A-63
Exhibit B	Forms of Stockholder Agreements	A-73
B-1 Form of Institutional Stockholder Agreement
B-2 Form of Employee Stockholder Agreement
Exhibit C	Certificate of Incorporation of the Surviving Corporation	A-74
Exhibit D	Form of Affiliate Agreement	A-123

AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger ("Agreement") is made and entered into as of October 14, 2003, by and among CELESTICA INC., a corporation organized under the laws of the Province of Ontario, Canada ("Parent"), MSL ACQUISITION SUB INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Manufacturers' Services Limited, a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

        Parent, Merger Sub and the Company intend to effect a merger of the Company with and into the Merger Sub in accordance with this Agreement and the DGCL (the "Merger"). Upon consummation of the Merger, the Company will cease to exist, and the Merger Sub will remain a wholly owned subsidiary of Parent.

        It is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        The respective boards of directors of Parent, Merger Sub and the Company have declared the advisability of and approved this Agreement and approved the Merger.

        As a condition to the willingness of Parent and Merger Sub to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby, Parent has required that (a) specified officers and directors of the Company agree, among other things, to vote all shares of Company Common Stock beneficially owned by such officers and directors in favor of the adoption of this Agreement in the event that such matter is put to the stockholders of the Company for a vote and (b) certain stockholders of the Company agree, among other things (i) to vote all shares of Company Common Stock, Series A Preferred and Series B Preferred beneficially owned by such stockholders in favor of the adoption of this Agreement in the event that such matter is put to the stockholders of the Company for a vote, and (ii) to grant an option to Parent for the purchase, under certain circumstances, of a portion of the shares of Company Common Stock beneficially owned by such stockholders and representing 30% of the aggregate voting power of the outstanding capital stock of the Company (the "Stockholder Options"), all as specified in, and in accordance with, the terms and provisions of stockholder agreements, dated as of the date hereof, among each stockholder (collectively, the "Stockholders"), Parent and Merger Sub, the forms of which are attached hereto as Exhibit B-1 and Exhibit B-2 (the "Stockholder Agreements"); and in order to induce Parent and Merger Sub to enter into this Agreement, the Stockholders are each executing and delivering their respective Stockholder Agreements simultaneously herewith.

AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1:    Description of Transaction.

        1.1    Merger of the Company with and into Merger Sub.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Company shall be merged with and into Merger Sub, and the separate existence of the Company shall cease. Following the Effective Time, Merger Sub shall continue as the surviving corporation (the "Surviving Corporation").

        1.2    Effect of the Merger.    The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

        1.3    Closing; Effective Time.    The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP, 60 State Street,

Boston, Massachusetts 02109, at 10:00 a.m. on a date to be designated by Parent (the "Closing Date"), which shall be no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6, 7 and 8 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL (the "Certificate of Merger") shall be duly executed by the Company and, simultaneously with or as soon as practicable following the Closing, filed with the Secretary of State of the State of Delaware (the "Secretary of State"). The Merger shall become effective upon the later of: (a) the date and time of the filing of the Certificate of Merger with the Secretary of State, or (b) such later date and time as may be specified in the Certificate of Merger with the consent of Parent (the "Effective Time").

        1.4    Certificate of Incorporation and Bylaws; Directors and Officers.    At the Effective Time:

  (a)
  the Certificate of Incorporation of Merger Sub shall be amended in the Merger to read in its entirety as set forth on Exhibit C hereof;

  (b)
  The bylaws of Merger Sub immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation; and

  (c)
  the directors of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors of Merger Sub immediately prior to the Effective Time; and the officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are officers of the Company immediately prior to the Effective Time.

        1.5    Conversion of Shares.

  (a)
  At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company or Merger Sub:

  (i)
  any shares of Company Common Stock then held by the Company or any wholly owned Subsidiary of the Company (or held in the Company's treasury) shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor;

  (ii)
  any shares of Company Common Stock then held by Parent, Merger Sub or any other wholly owned Subsidiary of Parent shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor;

  (iii)
  except as provided in clauses (i) and (ii) above and subject to Sections 1.5(b) and 1.5(c), each share of Company Common Stock then outstanding shall be converted into the right to receive a number (which may be less than one) of Parent Subordinate Voting Shares equal to the Share Exchange Ratio;

  (iv)
  each share of the common stock, $0.01 par value per share, of Merger Sub then outstanding shall remain outstanding;

  (v)
  each share of Series A Preferred then outstanding (other than Dissenting Shares and other than shares for which a valid Stock Election has been made) shall be converted into the right to receive an amount in cash equal to $52.50, plus an amount equal to the dividends accrued and unpaid on such share of Series A Preferred to the date on which the Effective Time occurs;

  (vi)
  each share of Series B Preferred then outstanding (other than Dissenting Shares and other than shares for which a valid Stock Election has been made) shall be converted into the right to receive an amount in cash equal to $52.50, plus an amount equal to the dividends accrued and unpaid on such share of Series B Preferred to the date on which the Effective Time occurs;

    (vii)
    each share of Series A Preferred then outstanding for which a valid Stock Election has been made (other than Dissenting Shares) shall be converted into the right to receive a number (which may be less than one) of Parent Subordinate Voting Shares equal to the product of (x) the number of shares of Company Common Stock into which a share of Series A Preferred is convertible immediately prior to the Effective Time pursuant to the terms of the Preferred Governing Documents and (y) the Share Exchange Ratio; and

    (viii)
    each share of Series B Preferred then outstanding for which a valid Stock Election has been made (other than Dissenting Shares) shall be converted into the right to receive (a) an amount in cash equal to $2.25 or, at the election of the Company (as directed in writing by Parent), a number (which may be less than one) of Parent Subordinate Voting Shares equal to the product of (1) the number of shares of Company Common Stock issuable in satisfaction of the Optional Make Whole Payment (as defined in the Preferred Governing Documents) under the Preferred Governing Documents and (2) the Share Exchange Ratio and (b) a number (which may be less than one) of Parent Subordinate Voting Shares equal to the product of (A) the number of shares of Company Common Stock into which a share of Series B Preferred is convertible immediately prior to the Effective Time pursuant to the terms of the Preferred Governing Documents and (B) the Share Exchange Ratio.

  (b)
  If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or the outstanding Parent Subordinate Voting Shares are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Share Exchange Ratio shall be appropriately adjusted.

  (c)
  No fractional Parent Subordinate Voting Shares shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a Parent Subordinate Voting Share (after aggregating all fractional Parent Subordinate Voting Shares issuable to such holder) shall, in lieu of such fraction of a share and, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a Parent Subordinate Voting Share on The New York Stock Exchange on the date the Merger becomes effective.

        1.6    Closing of the Company's Transfer Books.    At the Effective Time: (a) all shares of Company Common Stock, Series A Preferred and Series B Preferred outstanding immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and all holders of certificates representing shares of Company Common Stock, Series A Preferred and Series B Preferred that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock, Series A Preferred and Series B Preferred outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock, Series A Preferred and Series B Preferred shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock, Series A Preferred and/or Series B Preferred (a "Company Stock Certificate") is presented to the Exchange Agent or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

        1.7    Exchange of Certificates.

  (a)
  On or prior to the Closing Date, Parent shall select a bank or trust company to act as exchange agent in the Merger (the "Exchange Agent"). From time to time after the Effective Time, as required to effect the deliveries contemplated by Section 1.7(b), (i) Parent shall make available to the Exchange Agent certificates representing Parent Subordinate Voting Shares issuable pursuant to this Section 1, (ii) Parent, or a wholly owned subsidiary of Parent, shall make available to the Exchange Agent cash sufficient to fund the cash consideration payable to holders of Series A Preferred and Series B Preferred in accordance with Sections 1.5(a)(v),1.5(a)(vi) and, if and to the extent applicable, 1.5(a)(viii), and (iii) Parent, or a wholly owned subsidiary of Parent, shall make available to the Exchange Agent cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(c) and dividend and distribution payments in accordance with Section 1.7(c).

  (b)
  As soon as reasonably practicable and in any event within ten (10) days after the Effective Time, Parent shall cause the Exchange Agent to mail to the record holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for (x) certificates representing Parent Subordinate Voting Shares in the case of Company Common Stock and Series A Preferred and Series B Preferred with respect to which a valid Stock Election was made and cash in the amount that a holder of Series B Preferred Shares has the right to receive if such holder has made a valid Stock Election and there has not been an election made to pay the Optional Make Whole Payment in Parent Subordinate Shares and (y) cash in the case of Series A Preferred and Series B Preferred with respect to which a valid Stock Election was not made. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (x) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor (1) a certificate representing the number of whole Parent Subordinate Voting Shares that such holder has the right to receive, (2) in the case of Series A Preferred and Series B Preferred, cash in the amount that such holder has the right to receive if such holder has not made a valid Stock Election, or in the case of Series B Preferred Shares, cash in the amount that such holder has the right to receive if such holder has made a valid Stock Election and there has not been an election made to pay the Optional Make Whole Payment in Parent Subordinate Voting Shares, (3) cash in lieu of any fractional Parent Subordinate Voting Share and (4) any cash payable in accordance with Section 1.7(d), and (y) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive (1) Parent Subordinate Voting Shares in the case of Company Common Stock and Series A Preferred and Series B Preferred with respect to which a valid Stock Election was made and cash in the amount that a holder of Series B Preferred Shares has the right to receive if such holder has made a valid Stock Election and there has not been an election made to pay the Optional Make Whole Payment in Parent Subordinate Shares, (2) cash in the case of Series A Preferred and Series B Preferred with respect to which a valid Stock Election was not made, (3) cash in lieu of any fractional Parent Subordinate Voting Share as contemplated by this Section 1 and (4) any cash payable in accordance with Section 1.7(d). If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Subordinate Voting Shares and/or cash, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

  (c)
  If any Person who is an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company has not delivered to Parent and the Company a duly executed Affiliate Agreement as contemplated by Section 5.10, then, with respect to Parent Subordinate Voting Shares issuable to such Person pursuant to the Merger, Parent may affix a legend to any certificate representing such shares describing the transfer restrictions of Rule 145 and issue related "stop transfer" instructions with respect thereto.

  (d)
  No dividends or other distributions declared or made with respect to Parent Subordinate Voting Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the Parent Subordinate Voting Shares that such holder has the right to receive in connection with the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7. Following surrender of any such Company Stock Certificate, there shall be paid to such holder, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional Parent Subordinate Voting Share to which such holder is entitled pursuant to Section 1.5(c) and the proportionate amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Subordinate Voting Shares, and (ii) at the appropriate payment date, the proportionate amount of any dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole Parent Subordinate Voting Shares.

  (e)
  Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock, Series A Preferred or Series B Preferred such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

  (f)
  Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock, Series A Preferred or Series B Preferred or to any other Person with respect to any Parent Subordinate Voting Shares (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

        1.8    Shares of Dissenting Preferred Stockholders.    Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Series A Preferred or Series B Preferred held by a person (a "Dissenting Stockholder") who shall not have voted to adopt this Agreement and who properly demands appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted as described in Section 1.5, but shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time, such Dissenting Stockholder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Stockholder's shares of Series A Preferred or Series B Preferred shall no longer be considered Dissenting Shares for the purposes of this Agreement and such holder's shares of

Series A Preferred or Series B Preferred shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the merger consideration set forth in Section 1.5.

        1.9    Tax Consequences.    For United States federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

        1.10    Further Action.    If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2:    Representations and Warranties of the Company.    The Company represents and warrants to Parent and Merger Sub as follows:

        2.1    Organization and Good Standing.

  (a)
  Each Acquired Corporation is a corporation duly organized, validly existing and in good standing, or the equivalent status for non-United States Acquired Corporations, under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to conduct its business as now being conducted, to own or use the respective properties and assets that it purports to own or use, and to perform all of its obligations under Acquired Corporation Contracts to which it is a party. Each Acquired Corporation is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not be reasonably likely to, individually or in the aggregate, adversely affect the Acquired Corporations in any material respect.

  (b)
  Part 2.1(b) of the Company Disclosure Schedule lists all Acquired Corporations and indicates as to each its jurisdiction of organization and, except in the case of the Company, its stockholders. The Company has made available to Parent copies of, the certificate or articles of incorporation, by-laws and other organizational documents (collectively, "Organizational Documents") of each of the Acquired Corporations, as currently in effect.

  (c)
  The Company has made available to Parent copies of, the charters of each committee of the Company's Board of Directors and any code of conduct or similar policy adopted by the Company.

        2.2    Authority; No Conflict.

  (a)
  The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby (the "Contemplated Transactions"). The execution and delivery of this Agreement, by the Company and the consummation by the Company of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Contemplated Transactions (other than, with respect to the Merger, the adoption of this Agreement by the holders of a majority in voting power of the then outstanding shares of capital stock of the Company (the "Required Company Stockholder Vote") and the filing of appropriate merger documents as required by the DGCL). The Board of Directors of the Company has unanimously approved this Agreement, declared it to be advisable and resolved to recommend to stockholders of the

    Company that they vote in favor of the adoption of this Agreement in accordance with the DGCL. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

  (b)
  Except as set forth in Part 2.2(b) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions do or will, directly or indirectly (with or without notice or lapse of time or both), (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of any of the Acquired Corporations, or (B) any resolution adopted by the Board of Directors or the stockholders of any of the Acquired Corporations; (ii) subject to obtaining the Required Company Stockholder Vote and compliance with the requirements specified in clauses (A) through (D) of Section 2.2(c), contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction or decree to which any of the Acquired Corporations, or any of the material assets owned or used by any of the Acquired Corporations, is subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any of the Acquired Corporations, or that otherwise relates to the business of, or any of the assets owned or used by, any of the Acquired Corporations; (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract; (v) require a Consent under any Material Contract or under any Government Authorization from any Person; or (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any of the Acquired Corporations, except, in the case of clauses (ii), (iii), (iv), (v) and (vi), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay consummation of the Merger or otherwise prevent the Company from performing any of its material obligations under this Agreement and would not be reasonably likely to, individually or in the aggregate, adversely affect the Acquired Corporations in any material respect.

  (c)
  Except as set forth in Part 2.2(c) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Contemplated Transactions by the Company will not, require any Consent of, or filing with or notification to, any Governmental Body, except (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act and state securities or "blue sky" laws ("Blue Sky Laws"), (B) the pre-merger notification requirements of the HSR Act, (C) filing of a certificate of merger as required by the DGCL and appropriate corresponding documents with the appropriate authorities in other states in which the Company is qualified as a foreign corporation to transact business and (D) the non-United States competition, antitrust and investment laws set forth in Part 2.2(c) of the Company Disclosure Schedule and (ii) where failure to obtain such Consents, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent the Company from performing any of its material obligations under this Agreement and would not be reasonably likely to, individually or in the aggregate, adversely affect the Acquired Corporations in any material respect.

        2.3    Capitalization.    As of the date of this Agreement, the authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock (of which 2,000,000 shares have been designated as Senior Exchangeable Preferred Stock Due 2006, 1,030,000 shares have been designated as 5.25% Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred") and 500,000 shares have been designated as 4.5% Series B Convertible Preferred Stock (the "Series B Preferred")). As of the date hereof: (a) 34,398,030 shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; (b) 6,451,728 shares of Company Common Stock are reserved for issuance upon the exercise of outstanding stock options granted to the Company's officers, directors and employees pursuant to the Company's stock option plans and employee stock purchase plans (the "Company Stock Options"); (c) 3,047,533 shares of Company Common Stock are reserved for issuance upon exercise of outstanding warrants of the Company; (d) 1,551,220 shares of Company Common Stock are held in the treasury of the Company; (e) 3,963,997 shares of Company Common Stock are reserved for issuance pursuant to the Company Stock Options not yet granted; (f) 830,000 shares of Series A Preferred are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; and (g) 500,000 shares of Series B Preferred are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. No shares of the Company's Senior Exchangeable Preferred Stock Due 2006 are outstanding. Except as set forth in Part 2.3 of the Disclosure Schedule, as of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness or, other than the capital stock, options and warrants described in the immediately preceding sentence, securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Part 2.3 of the Company Disclosure Schedule sets forth the ownership of the capital stock or other equity interests of each Acquired Corporation other than the Company that is not wholly owned, directly or indirectly, by the Company. Except as set forth in the preceding sentences of this Section 2.3 or in Part 2.3 of the Company Disclosure Schedule, as of the date hereof, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding and no shares of capital stock or other voting securities of the Company will be issued or become outstanding after the date hereof other than upon exercise of the Company Stock Options and the Company warrants outstanding as of the date hereof. Except as set forth in this Section 2.3 or in Part 2.3 of the Company Disclosure Schedule, as of the date of this Agreement, there are no options, stock appreciation rights, warrants or other rights, Contracts, arrangements or commitments of any character (collectively, "Options") relating to the issued or unissued capital stock of any of the Acquired Corporations, or obligating any of the Acquired Corporations to issue, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into equity interests in, the Company or any of its Subsidiaries. The Company has delivered to Parent, with respect to each Option granted by any Acquired Corporation, as of the date of this Agreement, information regarding the identity of the grantee, the number of Options subject to the grant, the exercise/conversion price (either on an individual basis or by range (not exceeding $1.00 each) of exercise prices), and expiration date and, if applicable, the stock option plan under which it was issued. All shares of Company Common Stock subject to issuance as described above will, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Part 2.3 of the Company Disclosure Schedule, none of the Acquired Corporations has any Contract or other obligation to repurchase, redeem or otherwise acquire any shares of Company Common Stock or other stock of the Company or any capital stock of any of the Company's Subsidiaries, or to make any investment (in the form of a loan, capital contribution or otherwise) in any of the Company's Subsidiaries or any other Person. Except as set forth in Part 2.3 of the Company Disclosure Schedule, each outstanding share of capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and each such share owned by any of the Acquired Corporations is free and clear of all Encumbrances. None of the outstanding equity securities or other securities of any of the Acquired Corporations was issued in violation of the Securities Act or any other Legal Requirement. None of the Acquired Corporations owns, or has any Contract or other obligation to acquire, any equity securities or other securities of any Person (other than Subsidiaries of the Company) or any direct or indirect equity or ownership interest in any other business. None of the Acquired Corporations is or has ever been a general partner of any general or limited partnership.

        2.4    SEC Reports.    The Company has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since December 31, 2000. Part 2.4 of the Company Disclosure Schedule lists and the Company has delivered to Parent copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC's web site through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") two days prior to the date of this Agreement: (i) the Company's Annual Reports on Form 10-K for each fiscal year of the Company beginning since December 31, 2000, (ii) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of the Company referred to in clause (i) above, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iv) its Current Reports on Form 8-K filed since the beginning of the first fiscal year referred to in clause (i) above, (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to Parent pursuant to, or are available through EDGAR as contemplated by, this Section 2.4) filed by the Company with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above, whether or not available through EDGAR, are, collectively, the "Company SEC Reports" and, to the extent available in full without redaction on the SEC's web site through EDGAR two days prior to the date of this Agreement, are, collectively, the "Filed Company SEC Reports"), (vi) all certifications and statements required by (x) the SEC's Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act, or (z) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any report referred to in clause (i) or (ii) above (collectively, the "Certifications"), and (vii) all comment letters received by the Company from the Staff of the SEC since December 31, 2000 and all responses to such comment letters by or on behalf of the Company. The Company SEC Reports (x) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Certifications (other than those containing materiality qualifications) are each true and correct in all material respects and the Certificates containing materiality qualifications are each true and correct in all respects. No Subsidiary of the Company is or has been required to file any form, report, registration statement or other document with the SEC. The Acquired Corporations maintain disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are designed to ensure that all material information concerning Acquired Corporations is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. The Company is in compliance with the applicable listing rules of The New York Stock Exchange and has not since December 31, 2000 received any notice from The New York Stock Exchange asserting any non-compliance with such rules. As used in this Section 2.4, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC (regardless of whether public or confidential), but shall not include transmittal letters.

        2.5    Financial Statements.    The financial statements and notes contained or incorporated by reference in the Company SEC Reports fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company, on a consolidated basis, as at the respective dates of and for the periods referred to in such financial statements, all in accordance with US GAAP and Regulation S-X of the SEC, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse on a consolidated basis) and the omission of notes to the extent permitted by Regulation S-X of the SEC (that, if presented, would not, except as set forth in Part 2.5 of the Company Disclosure Schedule, differ materially from notes to the financial statements included in the most recent Annual Report on Form 10-K included in the Filed Company SEC Reports); the financial statements referred to in this Section 2.5 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Acquired Corporations are required by US GAAP to be included in the consolidated financial statements of the Company. Part 2.5(a) of the Company Disclosure Schedule contains a description of all non-audit services performed by the Company's auditors for the Acquired Corporations since the beginning of the immediately preceding fiscal year of the Company and the fees paid for such services; all such non-audit services performed after the effective time of Section 202 of the Sarbanes-Oxley Act of 2002 were approved as required thereby. The Acquired Corporations have designed and are using a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP and the Exchange Act. The Company has delivered to Parent copies of the documents creating or governing all of the securitization transactions to which the Company or any of its Subsidiaries is a party. The corporate records and minute books of the Acquired Corporations have been maintained substantially in accordance with all applicable Legal Requirements and are complete and accurate in all material respects. Financial books and records and accounts of the Acquired Corporations used in preparation of the Company's Financial Statements: (x) have been maintained in accordance with good business practices on a basis consistent with prior years, (y) are stated in reasonable detail and reflect the transactions of the Acquired Corporations in all material respects, and (z) reflect the basis for the Company's consolidated financial statements in all material respects. The projections and forecasts of the Acquired Corporations for their 2004 fiscal year prepared by the Senior Management as of the date of this Agreement and previously provided to Parent (the "Projections") were prepared in good faith for the Acquired Corporations on a stand alone basis (without taking into account any business combination or acquisition), were based on information deemed relevant by Senior Management, and were based upon Senior Management's good faith estimates and assumptions as of the date of this Agreement.

        2.6    Property; Sufficiency of Assets; Inventories.

  (a)
  Except as described in Part 2.6(a) of the Company Disclosure Schedule, the Acquired Corporations (i) have good and valid title to all property material to the business of the Acquired Corporations and reflected in the latest financial statements included in the Company SEC Reports as being owned by the Acquired Corporations or acquired after the date thereof (except for property sold or otherwise disposed of in the ordinary course of business since the date thereof), free and clear of all Encumbrances except (A) statutory Encumbrances securing payments not yet due, (B) Encumbrances arising from the Company's credit agreements and the mortgage of the Acquired Corporations' facility in Spain identified in Part 2.7(a)(iii) of the Company Disclosure Schedule and (C) such imperfections or irregularities of title or Encumbrances as do not affect the use of the properties or assets subject thereto or affected thereby in any material respect or otherwise materially impair business operations at such properties, and (ii) are collectively the lessee of all property material to the business of the Acquired Corporations and reflected as leased in the latest audited financial statements included in the Company SEC Reports (or on the books and records of the Company as of the date thereof) or acquired after the date thereof (except in each case for leases that have expired by their terms) and are in possession of the properties purported to be leased thereunder, and each such lease is valid and in full force and effect without default thereunder by the lessee or the lessor, other than defaults that would not reasonably be likely to, individually or in the aggregate, adversely affect the Acquired Corporations in any material respect.

  (b)
  Except as described in Part 2.6(b) of the Company Disclosure Schedule, and except for reasonable variation in the normal course of an electronics manufacturing services business, the Inventory does not include any material items of obsolete, custom or customer specific Inventory that is not supported by customer demand, customer contractual obligations to purchase such Inventory (under which the customer is obligated to repurchase at the Company's cost thereof) or appropriate forecasts communicated to the Company, the value of which has not been written down on its books of account to net realizable market value. The Inventory levels of the Acquired Corporations have been maintained since the date of the Balance Sheet at such amounts as are reasonable and required for the ongoing operation of their respective businesses.

        2.7    Receivables; Customers.

  (a)
  All existing accounts receivable of the Acquired Corporations represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business.

  (b)
  Part 2.7(b) of the Company Disclosure Schedule lists each customer or other Person that (i) accounted for more than $15,000,000 of the net sales of the Acquired Corporations in calendar year 2002 and continued to be a customer of the Acquired Corporation as of January 1, 2003 or (ii) accounted for more than $3,000,000 of the net sales of the Acquired Corporations in the fiscal quarter ending September 29, 2003 (each, a "Material Customer"). From January 1, 2003 through the date of this Agreement, there has been no termination or cancellation of, and no change or modification materially adverse to the Acquired Corporations in, any Contract with a Material Customer. As of the date of this Agreement, no Acquired Corporation has received any written notice or, to the knowledge of Senior Management, any other communication from an authorized representative of a Material Customer indicating that such Material Customer intends to (i) terminate its contract or reduce the annual volume of goods and services purchased from the Acquired Corporations by an amount greater than 20% of the product of (x) the net sales recorded for such Material Customer in the third fiscal quarter of 2003, and (y) four, (ii) purchase goods and services from the Acquired Corporations in fiscal year 2004 in an amount, measured as net sales of the Company in fiscal year 2004, which is less than 90% of the 2003 annualized net sales of such Material Customer, where annualized net sales for this clause (ii) are measured as 133% of actual net sales recorded for such Material Customer during the nine months ending September 28, 2003; (iii) generate Direct Profit Margin Dollars which are less than 90% of the 2003 annualized Direct Profit Margin Dollars generated by such Material Customer, where annualized Direct Profit Margin Dollars for this clause (iii) are measured as 133% of actual Direct Profit Margin Dollars generated by such Material Customer during the nine months ending September 28, 2003; or (iv) require that, in fiscal year 2004, the Acquired Corporations shift a material amount of the Material Customer's production to a geography where the Acquired Corporations are not currently doing business.

  (c)
  Part 2.7(c) of the Company Disclosure Schedule lists each customer or other Person (but excluding any Material Customer other than the Material Customers specifically identified in Part 2.7(c) of the Company Disclosure Schedule) that accounts for more than $15,000,000 of the consolidated net sales of the Acquired Corporations in the Projections (each a "New Material Customer"). As of the date of this Agreement, no Acquired Corporation has received any written notice or, to the knowledge of Senior Management, any other communication from an authorized representative of a New Material Customer indicating that such New Material Customer intends to purchase goods and services from the Acquired Corporations in fiscal year 2004 (A) in an amount, measured as Company net sales in fiscal year 2004, less than 90% of the net sales included in the Projections for that New Material Customer or (B) generating Direct Profit Margin Dollars less than 90% of the Direct Profit Margin Dollars included in the Projections for that New Material Customer. As of the date of this Agreement, no Acquired Corporation has received any written notice or, to the knowledge of Senior Management, any other communication from an authorized representative of the Company's largest customer at its site in Charlotte, North Carolina to the effect that such customer will require that the production of goods and services being produced for that customer in the Charlotte, North Carolina site be relocated to another location.

        2.8    Equipment; Real Property; Leaseholds.    Except as set forth in Part 2.8 of the Disclosure Schedule, all material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted. Except as set forth in Part 2.8 of the Company Disclosure Schedule, none of the Acquired Corporations own any material real property or any material interest in real property. Part 2.8 of the Company Disclosure Schedule contains an accurate and complete list of all the Acquired Corporations' material real property leases as of the date of this Agreement.

        2.9    Proprietary Assets.

  (a)
  Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Acquired Corporations and registered with any Governmental Body or for which an application has been filed with any Governmental Body and material to the business of the Acquired Corporations, (i) a brief description of such Proprietary Asset and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule lists any Contract containing any ongoing royalty or payment obligations in excess of $50,000 per annum with respect to each Proprietary Asset that is licensed or otherwise made available to the Acquired Corporations by any Person (except for any Proprietary Asset that is licensed to the Acquired Corporations under any third party software license generally available to the public for a one time fee). The Acquired Corporations have good and valid title to all of the Proprietary Assets owned by the Acquired Corporations and material to their business, free and clear of all Encumbrances except for Encumbrances arising from the Company's credit agreements. The Acquired Corporations have a valid right to use as a licensee all Proprietary Assets identified in Part 2.9(a)(ii) of the Company Disclosure Schedule, subject to the Bankruptcy and Equity Exception. Except as set forth in Part 2.9(a)(iii) of the Company Disclosure Schedule, none of the Acquired Corporations has developed jointly with any other Person any Proprietary Asset owned by the Acquired Corporations and material to their business with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(iv) of the Company Disclosure Schedule, there is no Acquired Corporation Contract pursuant to which any Person (other than an Acquired Corporation) has any right (whether or not currently exercisable) to use, license or otherwise exploit any Proprietary Asset owned by the Acquired Corporations and material to their business. The Company has delivered to Parent a copy of all Contracts, including all amendments thereto, which relate to the material Proprietary Assets owned or used by any Acquired Corporation.

  (b)
  The Acquired Corporations have taken reasonable and appropriate measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation Proprietary Assets. In the ordinary course of the Company's business, the Company's policy in the United States has been and continues to be to obtain an executed agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of the Confidentiality Information and Inventions and Non-Competition Agreements previously delivered by the Company to Parent from each employee of the Acquired Corporations in the United States who is or was involved in, or who has contributed to, the creation or development of any material Acquired Corporation Proprietary Asset. To the Company's knowledge, the Company's policy outside the United States has been and continues to be to obtain reasonably similar coverage to that afforded by the form of Confidential Information and Inventions Agreement in the United States, either through executed agreements or the Legal Requirements in the Relevant Jurisdiction. To the Company's knowledge, no current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Acquired Corporation Proprietary Asset.

  (c)
  Except as set forth on Part 2.9(c) of the Company Disclosure Schedule, to the Company's knowledge, (i) all patents, trademarks, service marks and copyrights held by any of the Acquired Corporations and which are material to the business of the Acquired Corporations are valid, enforceable and subsisting, and the applicable Acquired Corporation has renewed or made application to renew all registrations of such Acquired Corporation Proprietary Assets and has paid all applicable fees, all within the applicable renewal periods; (ii) none of the material Acquired Corporation Proprietary Assets infringes, misappropriates or conflicts with any Proprietary Asset owned by any other Person; (iii) none of the products that are or have been designed, created or developed, nor any of the services that have been or are being provided, by any of the Acquired Corporations is or was infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned by any other Person, and none of the Acquired Corporations has received any written notice of or, to the Company's knowledge, any other communication or information regarding any actual or alleged infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned by any other Person; and (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Proprietary Asset.

  (d)
  To the Company's knowledge, the Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable the Acquired Corporations to conduct their business in the manner in which such business is being conducted. Except as set forth on Part 2.9(d) of the Company Disclosure Schedule, none of the Acquired Corporations has (i) licensed any of the material Proprietary Assets owned by the Acquired Corporations to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit any material Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person (other than any such limit in the scope of any license granted to an Acquired Corporation for any Proprietary Asset).

  (e)
  The Acquired Corporations have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of the Proprietary Assets of their customers, including all such measures required by the terms of any Acquired Corporation Contract with a customer.

        2.10    No Undisclosed Liabilities.    Except as disclosed in the Filed Company SEC Reports or as set forth in Part 2.10 of the Company Disclosure Schedule, the Acquired Corporations have no liabilities or obligations of any nature (whether absolute, accrued, contingent, choate or inchoate or otherwise) that would be required to be reflected in a balance sheet prepared in accordance with US GAAP or disclosed in the notes thereto, except for liabilities or obligations adequately and fully reflected or reserved against in the Balance Sheet in accordance with US GAAP, consistently applied, or disclosed in the notes thereto, liabilities incurred since the date of the Balance Sheet in the ordinary course of business, and contingent or inchoate liabilities that would not reasonably be likely to have a Material Adverse Effect on the Acquired Corporations.

        2.11    Taxes.

  (a)
  Timely Filing of Tax Returns.    The Acquired Corporations have filed or caused to be filed all material Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. All material Tax Returns filed by (or that include on a consolidated basis) any of the Acquired Corporations were in all respects true, complete and correct in all material respects and filed on a timely basis. To the extent required in connection with the filing of any Tax Return or under any other Legal Requirement, including Treasury Regulation Section 1.6662-6(d)(3), the Acquired Corporations have materially satisfied any contemporaneous documentation requirements. No Taxing Authority in any jurisdiction in which any Acquired Corporation does not file Tax Returns has asserted in writing that such Acquired Corporation is, or may be, subject to any Tax (or required to file any Tax Return) in that jurisdiction.

  (b)
  Payment of Taxes.    The Acquired Corporations have, within the time and in the manner prescribed by any applicable Legal Requirement, paid all material Taxes that are due and payable.

  (c)
  Withholding Taxes.    Each of the Acquired Corporations has complied with all material applicable Legal Requirements relating to the withholding of Taxes (including withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406, 6041 and 6049 and similar provisions under any other applicable Legal Requirement) and has, within the times and in the manner prescribed by any applicable Legal Requirement, paid over such withheld amounts to the proper Taxing Authorities.

  (d)
  Audits.    No Tax Return of any of the Acquired Corporations is under audit or examination by any Taxing Authority, no written or, to the Company's knowledge, unwritten notice of such an audit or examination has been received by any of the Acquired Corporations, the Acquired Corporations have no knowledge of any threatened audits, investigations or claims for or relating to Taxes, and, to the Company's knowledge, there are no material matters under discussion with any Taxing Authority with respect to Taxes of any of the Acquired Corporations (excluding any discussion in which the identity of the taxpayer has not been revealed to the Taxing Authority). No material issues relating to Taxes were raised in writing by the relevant Taxing Authority during any presently pending audit or examination, and no material issues relating to Taxes were raised in writing by the relevant Taxing Authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The Company has made available to Parent copies of all examiner's or auditor's reports, notices of any material proposed adjustments or similar commissions received by any of the Acquired Corporations from any Taxing Authority. The United States federal income Tax Returns of the Acquired Corporations have never been audited by the Internal Revenue Service.

  (e)
  Tax Reserves.    To the Company's knowledge, there exists no material proposed assessment of Taxes against any of the Acquired Corporations except as disclosed in Part 2.11(e) of the Company Disclosure Schedule. The financial statements contained in the Company's most recently Filed Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company for all taxable periods and portions thereof through the date of the most recent balance sheet included in such financial statements.

  (f)
  Tax Sharing Agreements.    The Company has made available to Parent copies of any Tax sharing agreement, Tax allocation agreement, Tax indemnity obligation or, to the Company's knowledge, any similar material written or unwritten agreement or arrangement with respect to Taxes to which any of the Acquired Corporations is a party or by which any of the Acquired Corporations is bound.

  (g)
  Waiver of Statutes of Limitations.    None of the Acquired Corporations has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to a material amount of Taxes or any material Tax Return.

  (h)
  Powers of Attorney.    No power of attorney currently in force has been granted by any of the Acquired Corporations concerning a material amount of Taxes or any material Tax Return.

  (i)
  Tax Rulings.    Except as disclosed on Part 2.11(i) of the Company Disclosure Schedule, (i) none of the Acquired Corporations has received or been the subject of a material Tax Ruling (as defined below) or a request for a material Tax Ruling, and (ii) none of the Acquired Corporations has entered into a material Closing Agreement (as defined below) with any Taxing Authority that would have a continuing effect after the Closing Date. "Tax Ruling" means a written ruling of a Taxing Authority relating to Taxes. "Closing Agreement" means a written and legally binding agreement with a Taxing Authority relating to Taxes (including any advance pricing agreement).

  (j)
  Availability of Tax Returns.    The Company has made available to Parent copies of all material Tax Returns, and any amendments thereto, filed by or on behalf of, or which include, any of the Acquired Corporations, for all taxable periods ending on or after December 31, 2000 and prior to the Closing Date.

  (k)
  Availability of Books and Records.    The Acquired Corporations have maintained all information, workpapers, schedules or any other documentation necessary for filing any required material Tax Return which has not been filed for any tax year which includes any period prior to or including the Closing Date.

  (l)
  Opinions of Counsel.    The Company has made available to Parent copies of all material memoranda and material written opinions of Tax counsel, whether inside or outside Tax counsel, and other Tax advisors, which have been received by any of the Acquired Corporations with respect to material matters relating to Taxes within the last three taxable years.

  (m)
  Section 481 Adjustments.    None of the Acquired Corporations is required to include in income any material amount in any taxable period ending after the Closing Date pursuant to an adjustment required under Code Section 481 by reason of a voluntary change in accounting method initiated by any of the Acquired Corporations, and the Internal Revenue Service has not proposed any such change in accounting method.

  (n)
  Net Operating Loss Carryovers and Tax Credit Carryovers.    As of December 31, 2002, the Acquired Corporations, in the aggregate, had net operating loss carryovers available to offset United States federal income of not less than $58,000,000. As of December 31, 2002, the Acquired Corporations, in the aggregate, had foreign Tax credit carryovers available to offset

    United States federal income tax liability of not less than $1,400,000. None of the Acquired Corporations has experienced an ownership change within the meaning of Sections 382 and 383 of the Code after November 3, 2000. None of the Acquired Corporations is subject to the separate return limitation year provisions of Treasury Regulation Section 1.1502.

  (o)
  Section 338 Election.    No election under Section 338 has been made by or with respect to any of the Acquired Corporations or any of their respective assets or properties within the last three taxable years.

  (p)
  Intercompany Transactions.    None of the Acquired Corporations has engaged in any transactions with affiliates which would require the recognition of income by any of the Acquired Corporations with respect to such transaction for any period ending on or after the Closing Date.

  (q)
  Section 280(G).    Except as disclosed in Part 2.11(q) of the Company Disclosure Schedule, none of the Acquired Corporations is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of an "excess parachute payment" within the meaning of Section 280G of the Code.

  (r)
  Section 355.    None of the Acquired Corporations has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) at any time during the two-year period ending immediately prior to the date of this Agreement or (ii) that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Contemplated Transactions.

  (s)
  Other Interests.    None of the Acquired Corporations owns an interest in any (i) domestic international sales corporation, (ii) foreign sales corporation or (iii) passive foreign investment company.

  (t)
  USRPHC.    The Company is not a "United States real property holding corporation" ("USRPHC") within the meaning of Section 897 of the Code and was not a USRPHC on any "determination date" (as defined in Section 1.897-2(c) of the Treasury Regulations under the Code) that occurred in the five-year period preceding the Closing.

  (u)
  Qualification as a Reorganization.    None of the Acquired Corporations has taken any action, nor to the Company's knowledge is there any fact or circumstance, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

  (v)
  Section 1504.    None of the Acquired Corporations has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, other than an affiliated group of which the Company is the common parent corporation for purposes of Section 1504 of the Code.

        2.12    Employee Benefits.

  (a)
  Part 2.12(a) of the Company Disclosure Schedule includes a complete list of, and the Company has made available to Parent a copy of (or if there is no written document, a written summary of), all employee benefit plans, programs, policies, practices and other arrangements currently providing benefits to any current or former United States employee, officer or director of any of the Acquired Corporations organized in any United States jurisdiction or beneficiary or dependent thereof, whether or not written, and whether covering one person or more than one person, sponsored or maintained by any such Acquired Corporation or to which any such Acquired Corporation contributes or is obligated to contribute ("Plans"). Without limiting the generality of the foregoing, the term "Plans"

    includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA, all employee pension benefit plans within the meaning of Section 3(2) of ERISA, and all other employee benefit, bonus, incentive, deferred compensation, stock purchase, stock option, severance, change of control and fringe benefit plans, programs or agreements.

  (b)
  Except as required under this Agreement or set forth in Part 2.12(b) of the Company Disclosure Schedule, since December 31, 2002, there has not been (i) any adoption or material amendment by any of the Acquired Corporations of any Plans (whether or not legally binding) or any employment agreement providing compensation or benefits to any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries or any beneficiary thereof, or entered into, maintained or contributed to, as the case may be, by any of the Acquired Corporations which would provide for a modification of benefits or consideration due thereunder which would exceed $1,000,000 in the aggregate under all Plans (excluding any employment agreements or amendments thereto listed in Part 2.12(b) of the Disclosure Schedule), or (ii) any adoption of, or amendment to, or change in employee participation or coverage under, any Plan which would, in either case, increase materially the expense of maintaining such Plan above the level of the expense incurred in respect thereof for the fiscal year ended on December 31, 2002. Except as expressly contemplated hereby, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any United States employee of the Acquired Corporations organized in any United States jurisdictions and all Plans permit assumption by Parent upon consummation of the Contemplated Transactions without the consent of any participant.

  (c)
  For purposes of this Agreement, the following definitions apply: "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412 and 4971 of the Code and (iv) corresponding or similar provisions of foreign laws or regulations; "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder; "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

  (d)
  With respect to each Plan, the Company has delivered to Parent a copy of: (i) each writing constituting a part of such Plan, including all plan documents, benefit schedules, trust agreements and insurance contracts and other funding vehicles; (ii) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; (iii) the current summary plan description and any material modifications thereto, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service, if any.

  (e)
  Part 2.12(e) of the Company Disclosure Schedule identifies each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"). The Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan that has not been revoked, and, to the knowledge of the Company, there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. No Plan is intended to meet the requirements of Code Section 501(c)(9).

  (f)
  All contributions required to be made to any Plan by applicable Legal Requirements or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements contained in the Company SEC Reports to the extent required by US GAAP.

  (g)
  The Company has complied, and is now in compliance, in all material respects with all provisions of ERISA, the Code and all Legal Requirements applicable to the Plans. There is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any Encumbrance on the assets of the Company under ERISA or the Code. No prohibited transaction has occurred with respect to any Plan which could result in material liability to the Company.

  (h)
  The Company does not now maintain, and has at no time maintained, (i) a Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a "multiemployer pension plan", as defined in Section 3(37) of ERISA (a "Multiemployer Plan") or (iii) a funded welfare benefit plan as defined in Section 419 of the Code.

  (i)
  All group health plans maintained by the Company or any ERISA Affiliate have been operated in material compliance with the requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, the provisions of law enacted by the Health Insurance Portability and Accountability Act of 1996, and any similar law.

  (j)
  (1) No reportable event within the meaning of Section 4043(c) of ERISA has occurred, and the consummation of the Contemplated Transactions will not result in the occurrence of any such reportable event, and (2) all liabilities in connection with the termination of any employee pension benefit plan that was sponsored, maintained or contributed to by any Acquired Corporation at any time within the past three years have been fully satisfied.

  (k)
  There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of any Acquired Corporation following the Closing. Without limiting the generality of the foregoing, neither any Acquired Corporation nor any ERISA Affiliate of any Acquired Corporation has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

  (l)
  Part 2.12(l) of the Company Disclosure Schedule identifies any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA or other applicable Legal Requirement and at no expense to any Acquired Corporation.

  (m)
  Part 2.12(m) of the Company Disclosure Schedule identifies (x) the employee benefit plans, programs, policies, practices and other arrangements currently providing benefits to any current or former employee, officer or director of any of the Acquired Corporations not organized in any United States jurisdiction, or beneficiary or dependent thereof, whether or not written, and whether covering one person or more than one person, sponsored or maintained by any such Acquired Corporation or to which any such Acquired Corporation contributes or is obligated to contribute (the "Non-US Plans"), other than those providing benefits mandated by Legal Requirements or customary in the ordinary course of business in the Relevant Jurisdiction (the "Other Non-US Plans") and (y) any agreements pursuant to which benefits are modified or triggered as a result of a change of control of the Company or any Acquired Corporation other than those providing benefits mandated by Legal Requirements. The Non-US Plans and the Other Non-US Plans (i) comply in all material respects with applicable Legal Requirements, (ii) are fully funded or reserved against in the Balance Sheet, in each case to the extent required under applicable Legal Requirements and

    US GAAP, and (iii) do not provide participants any equity interest or any Option in any Acquired Corporation other than the Company.

  (n)
  No labor organization or group of employees of the Acquired Corporations has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending, or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. Each of the Acquired Corporations has complied with the Worker Adjustment and Retraining Notification Act.

  (o)
  There are no pending or, to the Company's knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of any Acquired Corporation to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

  (p)
  Part 2.12(p) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by any of the Acquired Corporations to any employee, director, consultant or independent contract, other than routine travel and expense advances made to employees in the ordinary course of business. The Acquired Corporations have not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company. Part 2.12(p) of the Company Disclosure Schedule identifies any extension of credit maintained by the Acquired Corporations to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

        2.13    Compliance with Legal Requirements; Governmental Authorizations.    To the Company's knowledge, the Acquired Corporations are, and at all times have been, in material compliance with each Legal Requirement that is or was applicable to any of them or to the conduct or operation of their business or the ownership or use of any of their assets and no event has occurred or circumstance exists that (with or without notice or lapse of time or both) (i) would be reasonably likely to constitute or result in a material violation by any of the Acquired Corporations of, or a substantial failure on the part of any of the Acquired Corporations to comply with, any Legal Requirement, or (ii) would be reasonably likely to give rise to any obligation on the part of any of the Acquired Corporations to undertake, or to bear all or any portion of the cost of, any substantial remedial action of any nature. Since December 31, 2001, none of the Acquired Corporations has received, at any time, any written notice or, to the Company's knowledge, any other communication from any Governmental Body or any other Person asserting (x) any actual or alleged violation of, or failure to comply with, any material Legal Requirement, or (y) any actual or alleged obligation on the part of any of the Acquired Corporations to undertake, or to bear all or any material portion of the cost of, any substantial remedial action.

        2.14    Environmental Matters.    Except as set forth on Part 2.14 to the Company Disclosure Schedule or identified in any report furnished under Section 2.14(g) hereunder:

  (a)
  Each Acquired Corporation is, and at all times has been, in material compliance with, and has not been and is not in material violation of or have any material liability under, any Environmental Law. No Acquired Corporation has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential material violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear material costs for any Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Corporation had had an interest and for which any Acquired Corporation may be held responsible, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by any Acquired Corporation, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed of, recycled, or received.

  (b)
  There are no pending or, to the knowledge of the Company, threatened claims, Encumbrances, or other restrictions of any nature, resulting from any material Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Corporation had had an interest and for which any Acquired Corporation may be held responsible.

  (c)
  No Acquired Corporation has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any written or, to the Company's knowledge, other material citation, directive, inquiry, notice, order, summons, warning or other communication that relates to Hazardous Activities or Hazardous Materials, or any alleged, actual or potential material violation or failure to comply with any Environmental Law, or of any alleged, actual or potential obligation to undertake or bear material costs for any Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Corporation had an interest and for which any Acquired Corporation may be held responsible, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by any Acquired Corporation, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed of, recycled or received.

  (d)
  No Acquired Corporation, or any other Person for whose conduct they are or may be held responsible, has any material Environmental, Health and Safety Liabilities with respect to the Facilities or, to the knowledge of the Company, with respect to any other properties and assets (whether real, personal, or mixed) in which any Acquired Corporation (or any predecessor) has or had an interest, or at any property geologically or hydrologically adjoining the Facilities.

  (e)
  To the knowledge of the Company, there are no Hazardous Materials present on or in the Environment at the Facilities or, which originated at the Facility when any Acquired Corporation owned or operated such Facility but are now at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon in a condition, volume or concentration reasonably likely to result in a material Environmental Health and Safety Liability. No Acquired Corporation, any other Person for whose conduct they are or may be held responsible, or to the knowledge of the Company, any other Person, has permitted or conducted or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Corporation has or had an interest except for instances which would not be reasonably likely to result in a material Environmental Health and Safety Liability.

  (f)
  To the knowledge of the Company, there has been no release or, to the knowledge of the Company, threat of release, by any Person of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, used, manufactured, refined, transferred, disposed of, produced, imported, used or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which any Acquired Corporation has or had an interest, or to the knowledge of the Company, any geologically or hydrologically adjoining property, except for releases that are not reasonably likely to result in a material Environmental Health and Safety Liability.

  (g)
  The Company has delivered to Parent copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by any Acquired Corporation pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by any Acquired Corporation, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

        2.15    Legal Proceedings.

  (a)
  Except as disclosed in the Filed Company SEC Reports, or as set forth in Part 2.15(a) of the Company Disclosure Schedule, there is no pending Legal Proceeding (i) that has been commenced by or against any of the Acquired Corporations or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any of the Acquired Corporations, except for such Legal Proceedings as are normally incident to the business carried on by the Acquired Corporations and would not reasonably be likely to, individually or in the aggregate, result in a Material Adverse Effect on the Acquired Corporations, (ii) that would prevent or materially delay the consummation of the Contemplated Transactions, or (iii) against any director or officer of any of the Acquired Corporations pursuant to Section 8A or 20(b) of the Securities Act or Section 21(d) or 21C of the Exchange Act.

  (b)
  Except as set forth in Part 2.15(c) of the Company Disclosure Schedule, to the knowledge of the Company, (i) no Legal Proceeding that if pending would be required to be disclosed under Section 2.15(a) has been threatened, and (ii) no event has occurred or circumstance exists that would reasonably be likely to give rise to or serve as a basis for the commencement of any such Legal Proceeding.

  (c)
  No Acquired Corporation is subject to any outstanding order, writ, injunction or decree which has had or is likely to have a Material Adverse Effect on the Acquired Corporations or which would prevent or materially delay the consummation of the Contemplated Transactions.

        2.16    Absence of Certain Changes and Events.    Except as set forth in Part 2.16 of the Company Disclosure Schedule, from the date of the Balance Sheet (or since December 31, 2002, where indicated), (1) the Acquired Corporations have conducted their businesses only in the ordinary course of business consistent with past practice and there has not been any Material Adverse Effect on the Acquired Corporations, and (2) no event has occurred or circumstance exists that would be reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect on the Acquired Corporations, or:

  (a)
  any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance) that has had or would reasonably be likely to have a Material Adverse Effect on the Acquired Corporations;

  (b)
  (i) any declaration, accrual, set aside or payment of any dividend or any other distribution in respect of any shares of capital stock of any Acquired Corporation other than dividends on the Series A Preferred and Series B Preferred and the Optional Make Whole Payment on the Series B Preferred as required by the Preferred Governing Documents, or (ii) any repurchase, redemption or other acquisition by any Acquired Corporation of any shares of capital stock or other securities;

  (c)
  any sale, issuance or grant, or authorization of the issuance of, (i) any capital stock or other security of any Acquired Corporation (except for Company Common Stock issued upon the valid exercise of outstanding Options, in satisfaction of the Optional Make Whole Payment on the Series B Preferred, in payment of dividends on the Series A Preferred or Series B Preferred, upon conversion of Series A Preferred or Series B Preferred, or pursuant to the 2000 Employee Stock Purchase Plan of the Company, as amended (the "ESPP")), (ii) any option, warrant or right to acquire any capital stock or any other security of any Acquired Corporation (except for Company Stock Options) or (iii) any instrument convertible into or exchangeable for any capital stock or other security of any Acquired Corporation;

  (d)
  any amendment or waiver of any of the rights of any Acquired Corporation under, or acceleration of vesting under, (i) any provision of any of the Company's stock option plans, (ii) any provision of any Contract evidencing any outstanding Company Stock Option, or (iii) any restricted stock purchase agreement;

  (e)
  any amendment to any Organizational Document of any of the Acquired Corporations, any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction involving any Acquired Corporation;

  (f)
  any creation of any Subsidiary of an Acquired Corporation or acquisition by any Acquired Corporation of any equity interest or other interest in any other Person;

  (g)
  since December 31, 2002, any capital expenditure by any Acquired Corporation which, when added to all other capital expenditures made on behalf of the Acquired Corporations since the date of the Balance Sheet (other than those permitted by Section 4.2(b)(vi) of this Agreement), exceeds $12,000,000 in the aggregate;

  (h)
  any waiver of any material right or remedy under, any Contract with any Material Customer or any New Material Customer;

  (i)
  any (i) acquisition, lease or license by any Acquired Corporation of any material right or other material asset from any other Person, (ii) sale or other disposal or lease or license by any Acquired Corporation of any material right or other material asset to any other Person, or (iii) waiver or relinquishment by any Acquired Corporation of any material claim, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

  (j)
  since December 31, 2002, except as disclosed in the Filed Company SEC Reports, any write-off, prior to the date of this Agreement, of any accounts receivable as uncollectible, or establishment of any extraordinary reserve with respect to any account receivable or other indebtedness of an Acquired Corporation;

  (k)
  any pledge of any assets of, or sufferance of any of the assets of, an Acquired Corporation to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

  (l)
  any (i) loan by an Acquired Corporation to any Person other than another Acquired Corporation, or (ii) incurrence or guarantee by an Acquired Corporation of any indebtedness for borrowed money on behalf of any Person other than an Acquired Corporation;

  (m)
  since December 31, 2002, any (i) adoption, establishment, entry into or amendment by an Acquired Corporation of any Plan or (ii) payment of any bonus or any profit sharing or similar payment to, or material increase in the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of the directors or executive officers of the Company, or, other than in the ordinary course of business consistent with past practice, any other employees of any Acquired Corporation;

  (n)
  any material change of the methods of accounting or accounting policies of any Acquired Corporation;

  (o)
  any material Tax election by any Acquired Corporation;

  (p)
  any settlement of any material Legal Proceeding by any Acquired Corporation; or

  (q)
  any agreement or commitment to take any of the actions referred to in clauses (c) through (p) above.

        2.17    Contracts; No Defaults.

  (a)
  Part 2.17(a) of the Company Disclosure Schedule lists, and, except to the extent filed in full without redaction as an exhibit to a Filed Company SEC Report, the Company has made available (or, in the case of clause (iv) below, delivered) to Parent copies of, each Acquired Corporation Contract (including any amendment to any of the foregoing):

  (i)
  required to be filed pursuant to paragraphs (b)(9) or (b)(10) of Item 601 of Regulation S-K of the SEC;

  (ii)
  with any director or officer of the Company (other than any Plans applicable generally to employees, copies of which were made available to Parent, or Contracts executed pursuant to, and in accordance with, such Plans), or with any affiliate of the Company and required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC;

  (iii)
  evidencing, governing or relating to indebtedness incurred by any Acquired Corporation for borrowed money or any guarantee by any Acquired Corporation of indebtedness of any other Person;

  (iv)
  any Contract with any Material Customer or any New Material Customer or with any other Person which constituted one of the top ten customers of the Acquired Corporations, measured by revenue, for the six months ended June 30, 2003;

  (v)
  that in any material way purports to restrict the business activity of any Acquired Corporation or any of their affiliates or to limit the freedom of any Acquired Corporation or any of their affiliates to engage in any line of business or to compete with any Person or in any geographic area or to retain any Person (other than any such limit in the scope of any license granted to an Acquired Corporation for any Proprietary Asset or any non-compete, non-solicitation or similar restriction applicable to any director, officer or employee of an Acquired Corporation, in his or her individual capacity);

  (vi)
  providing for indemnification of any officer, director, employee or agent (but, as to agents, excluding customary commercial indemnifications such as those contained in credit agreements with institutional lenders);

  (vii)
  except for Contracts evidencing Company Options, (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any Acquired Corporation securities, or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

    (viii)
    any warranty of the type referred to in Section 2.18, except for Contracts substantially identical to the standard forms previously delivered by the Company to Parent or as set forth in a Contract referred to in clause (iv), above;

    (ix)
    relating to any currency hedging;

    (x)
    to which any Acquired Corporation and any Governmental Body is a party or constituting any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body and relating to a Contract between such contractor or subcontractor and such Governmental Body;

    (xi)
    requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction; or

    (xii)
    contemplating or involving the payment or delivery of cash or other consideration to any supplier of materials or components used by any Acquired Corporation in the manufacturing process in an amount or having a value in excess of $1,000,000 during the twelve month periods prior to and following the date of this Agreement.

Each of the foregoing is a "Material Contract."

  (b)
  Each Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

  (c)
  Except as set forth in Part 2.17(c) of the Company Disclosure Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Material Contract, except for violations, breaches and defaults that have not had and would not reasonably be likely to have a Material Adverse Effect on the Acquired Corporations; and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Material Contract, except for violations, breaches and defaults that have not had and would not reasonably be likely to have a Material Adverse Effect on the Acquired Corporations; (ii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or would reasonably be likely to, (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Material Contract, (D) give any Person the right to accelerate the maturity or performance of any Material Contract, or (E) give any Person the right to cancel, terminate or modify any Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be likely to have a Material Adverse Effect on the Acquired Corporations; and (iii) none of the Acquired Corporations has received any written notice or, to the knowledge of the Company, other communication asserting any actual or alleged violation or breach of, or default under, any Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be likely to have a Material Adverse Effect on the Acquired Corporations.

        2.18    Sale of Products; Performance of Services.    Except as set forth in Part 2.18 of the Company Disclosure Schedule, no customer or other Person has asserted or threatened to assert in writing, and/to the Company's knowledge, none of the Acquired Corporations have received any other communication or information asserting any claim against any of the Acquired Corporations (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations, or

(ii) under or based upon any other warranty relating to any product, system, program, Proprietary Asset or other asset, manufactured, assembled, sold, repaired, or otherwise made available by any of the Acquired Corporations or any services performed by any of the Acquired Corporations, in any case that individually, or in the aggregate with claims relating to the same or similar products or services, (A) would reasonably be likely to result in liabilities to the Acquired Corporations of $500,000 or more or (B) reflect a significant and continuing defect in the Acquired Corporation's workmanship.

        2.19    Insurance.    Part 2.19 of the Company Disclosure Schedule sets forth a list of each insurance policy maintained by the Acquired Corporations. All such policies are in full force and effect, all premiums due thereon have been paid, and the Acquired Corporations have complied with the provisions of such policies and, except as set forth in Part 2.19 of the Company Disclosure Schedule, will remain in full force and effect after consummation of the Contemplated Transactions. The Acquired Corporations have not been advised of any defense to coverage in connection with any claim to coverage asserted or noticed by the Acquired Corporations under or in connection with any of their extant insurance policies. The Acquired Corporations have not received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering any of the Acquired Corporations that there will be a cancellation or non-renewal of existing policies or binders, or that alteration of any equipment or any improvements to real estate occupied by or leased to or by the Acquired Corporations, purchase of additional equipment, or material modification of any of the methods of doing business, will be required.

        2.20    Labor Matters.    Except as set forth on Part 2.20 of the Company Disclosure Schedule: (a) none of the Acquired Corporations is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; nor is any application for certification with respect to a union-organizing campaign outstanding; (b) to the knowledge of the Company, none of the Acquired Corporations is the subject of any Legal Proceeding asserting that any of the Acquired Corporations has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (c) there is no strike, work stoppage or other labor dispute involving any of the Acquired Corporations pending or, to the Company's knowledge, threatened; (d) to the knowledge of the Company, no complaint, charge or Legal Proceeding by or before any Governmental Body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or threatened against any of the Acquired Corporations; (e) to the knowledge of the Company, no grievance is pending or threatened against any of the Acquired Corporations; and (f) none of the Acquired Corporations is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Body relating to employees or employment practices. Except as set forth in Part 2.20 of the Company Disclosure Schedule, there are no grants or subsidies from any Governmental Body to any Acquired Corporation related to employment, employee training and/or employment practices that are subject to any repayment obligation on the part of any Acquired Corporation.

        2.21    Interests of Officers and Directors.    Except as set forth in Part 2.21 of the Company Disclosure Schedule or disclosed in the Filed Company SEC Reports and other than the normal rights of a stockholder and rights under the Plans and the Company Stock Options, none of the officers or directors of any of the Acquired Corporations has any interest in any property, real or personal, tangible or intangible, used in the business of the Acquired Corporations or in any supplier, distributor or customer of the Acquired Corporations (but excluding ownership of publicly-traded securities), or any relationship, contract, agreement, arrangement or understanding with the Acquired Corporations that would be required to be disclosed in a Company SEC Report.

        2.22    Rights Plan; State Antitakeover Laws; DGCL.    The Company has not entered into, and its Board of Directors has not adopted or authorized the adoption of, a stockholder rights plan or similar arrangement. Other than Section 203 of the DGCL, no state takeover statute or similar statute or regulation of the State of Delaware (and, to the knowledge of the Company, of any other state or jurisdiction) applies or purports to apply to this Agreement or the Contemplated Transactions and no provision of the certificate of incorporation, bylaws or other Organizational Documents of the Company or any of its Subsidiaries or the terms of any plan or agreement of the Company would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of the Company and its Subsidiaries that may be acquired or controlled by Parent or permit any stockholder to acquire securities of the Company or of Parent or any of their respective Subsidiaries on a basis not available to Parent in the event that Parent were to acquire securities of the Company. Subject to Section 3.12 hereof, the Company has taken all appropriate actions (including approval by its Board of Directors of the execution and delivery of each Stockholder Agreement) so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to Parent or Merger Sub with respect to or as a result of any of the Contemplated Transactions, including all transactions contemplated by each Stockholder Agreement.

        2.23    Certain Payments.    Since December 31, 2000, none of the Company or any of its Subsidiaries, nor any director, officer, designated agent or employee of the Company or any of its Subsidiaries, or to the Company's knowledge, any other Person acting for or on behalf of the Company or any of its Subsidiaries, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any of its subsidiaries, in each case which is in violation of any Legal Requirement or order or decree of any Governmental Body or (b) established or maintained any fund or asset that is required by the Exchange Act to be recorded in the books and records of the Company which has not been so recorded.

        2.24    Opinion of Financial Advisor.    The Company's Board of Directors has received the opinions of each of Credit Suisse First Boston LLC ("CSFB") and Sonenshine Pastor & Co. LLC ("Sonenshine"), each dated as of October 14, 2003, each to the effect that, as of the date of such opinion and based upon and subject to the matters stated in the opinion, the Share Exchange Ratio is fair from a financial point of view to the holders of Company Common Stock (other than, in the case of the opinion of CSFB, those certain private equity funds affiliated or associated with CSFB that own shares of Company Common Stock and the Stockholders and their respective affiliates. Copies of such opinions and the respective engagement letters for CSFB and Sonenshine have been delivered to Parent).

        2.25    Brokers.    No broker, finder, investment banker or other Person is entitled to any brokerage, finder's or other fee or commission in connection with the Merger and the Contemplated Transactions based upon arrangements made by or on behalf of any Acquired Corporation. The Company has heretofore furnished to Parent a copy of all Acquired Corporation Contracts between the Company and each of CSFB and Sonenshine pursuant to which such firm would be entitled to any payment relating to the Contemplated Transactions.

        2.26    Board Recommendation.    The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and are fair to and in the best interests of the stockholders of the Company, and (b) resolved to recommend that the holders of shares of capital stock of the Company adopt this Agreement.

        2.27    F-4/Proxy Statement.    None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form F-4 Registration Statement will, at the time the Form F-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

SECTION 3:    Representations and Warranties of Parent and Merger Sub.

        Parent and Merger Sub represent and warrant to the Company as follows:

        3.1    Organization and Good Standing.    Parent and each of its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, with all requisite corporate power and authority to conduct their respective businesses as now being conducted, to own or use the respective properties and assets that they purport to own or use, and to perform all their respective obligations under Contracts to which Parent or any of its Subsidiaries is party or by which Parent or any of its Subsidiaries or any of their respective assets are bound. Parent and each of its Subsidiaries are duly qualified to do business as a foreign corporation and are in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by them or the nature of the activities conducted by them requires such qualifications, except where the failure to be so qualified would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect on Parent.

        3.2    Authority; No Conflict.

  (a)
  Parent and Merger Sub each have all necessary corporate power and authority to execute and deliver this Agreement and the other agreements referred to in this Agreement, to perform their respective obligations hereunder and to consummate the Contemplated Transactions. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action on its part and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Contemplated Transactions (other than, with respect to the Merger, the filing of a certificate of merger required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

  (b)
  Except as set forth in Part 3.2(b) of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time or both): (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Parent or any of its Subsidiaries, or (B) any resolution adopted by the Board of Directors or the shareholders of Parent or any of its Subsidiaries; or (ii) subject to compliance with the requirements specified in clauses (A) through (D) of Section 3.2(c), contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, injunction, writ or decree to which Parent or any of its Subsidiaries, or any of the assets owned or used by Parent or any of its Subsidiaries, may be subject, except, in the case of clause (ii), for any such conflicts or violations that would not be reasonably likely to prevent or delay consummation of the Merger in any material respect, or otherwise would not prevent Parent from performing any of its material obligations under this Agreement in any material respect.

  (c)
  The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement and the consummation of the Contemplated Transactions by Parent will not, require any Consent of, or filing with or notification to, any Governmental Body, except (i) for (A) applicable requirements, if any, of the Securities Act, the Exchange Act, The New York Stock Exchange or the Toronto Stock Exchange, (B) the pre-merger notification requirements of the HSR Act, (C) filing of appropriate merger documents as required by the DGCL and (D) the non-United States competition, antitrust and investment laws set forth in Part 3.2(c) of the Parent Disclosure Schedule and (ii) where failure to obtain such Consents, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Parent from performing any of its material obligations under this Agreement in any material respect, and would not reasonably be likely to, individually or in the aggregate, result in a Material Adverse Effect on Parent.

        3.3    Capital Structure.    The authorized capital stock of Parent consists of an unlimited number of Parent Subordinate Voting Shares, an unlimited number of Multiple Voting Shares and an unlimited number of Preference Shares, issuable in series. As of the date of this Agreement (except as otherwise noted), (i) 170,327,693 Parent Subordinate Voting Shares (plus any Parent Subordinate Voting Shares issued since October 10, 2003 pursuant to outstanding grants under Parent employee benefit plans ("Parent Plans")) and 39,065,950 Multiple Voting Shares are issued and outstanding, (ii) 23,420,224 Parent Subordinate Voting Shares are reserved for issuance pursuant to outstanding grants under Parent Plans (less any Parent Subordinate Voting Shares issued since October 10, 2003, pursuant to outstanding grants under the Parent Plans, and plus any grants made after September 29, 2003 under the Parent Plans), 13,309,349 Parent Subordinate Voting Shares are reserved for issuance upon exercise of authorized but unissued stock options under Parent Plans (less any grants made after September 29, 2003 under the Parent Plans), and 6,722,992 Parent Subordinate Voting Shares have been reserved for issuance upon conversion of Parent's outstanding Liquid Yield Option™ Notes(1) Due 2020 ("LYONs"), (iii) 39,065,950 Parent Subordinate Voting Shares are reserved for issuance upon conversion of outstanding Multiple Voting Shares and (iv) no Preference Shares are issued, reserved for issuance or outstanding. Except as set forth above, and except as contemplated by the parenthetical in clause (ii), no shares of capital stock or other equity or voting securities of Parent are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all Parent Subordinate Voting Shares which may be issued pursuant to the Parent Plans will, when issued, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Other than the LYONs, there are not any bonds, debentures, notes or other indebtedness or securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. Other than the Parent Subordinate Voting Shares issuable in

(1)   ™ Trademark of Merrill Lynch & Co., Inc.

connection with the Merger and the capital stock described in the second sentence of this Section 3.3, there are not any Options of any kind to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Parent or obligating Parent to issue, grant, extend or enter into any such Option. Except for repurchase obligations pursuant to the indenture governing the LYONs, there are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating Parent to repurchase, redeem or otherwise acquire or dispose of any shares of capital stock or other equity or voting securities of Parent or any securities of the type described in the two immediately preceding sentences. None of the outstanding equity securities of Parent was issued in violation of the Securities Act or any Legal Requirement.

        3.4    SEC Reports.    Parent has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since December 31, 2000. Part 3.4 of the Parent Disclosure Schedule lists and Parent has delivered to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction (other than redaction as to which confidential treatment has been requested or granted) on the SEC's web site through EDGAR two days prior to the date of this Agreement: (i) Parent's Annual Reports on Form 20-F for each fiscal year of Parent beginning since December 31, 2000, (ii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) its Current Reports on Form 6-K filed since the beginning of the first fiscal year referred to in clause (i) above, (iv) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to, or are available through EDGAR as contemplated by, this Section 3.4) filed by Parent with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii) and (iv) above, whether or not available through EDGAR, are, collectively, the "Parent SEC Reports"), and (v) all certifications and statements required by (x) the SEC's Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act, or (z) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any report referred to in clause (i) or (ii) above (collectively, the "Certifications"), and (vi) all comment letters received by Parent from the Staff of the SEC since December 31, 2000 and all responses to such comment letters by or on behalf of Parent. The Parent SEC Reports (x) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Certifications (other than those containing materiality qualifications) are each true and correct in all material respects and the Certificates containing materiality qualifications are each true and correct in all respects. No Subsidiary of Parent is or has been required to file any form, report, registration statement or other document with the SEC. The Parent and its Subsidiaries maintain disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are designed to ensure that all material information concerning Parent and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Parent's filings with the SEC and other public disclosure documents. Parent is in compliance with the applicable listing rules of The New York Stock Exchange and the Toronto Stock Exchange and has not since December 31, 2000 received any notice from The New York Stock Exchange or the Toronto Stock Exchange asserting any non-compliance with such rules. As used in this Section 3.4, the term "file" has the meaning given to it in Section 2.4.

        3.5    Financial Statements.    The financial statements and notes contained or incorporated by reference in the Parent SEC Reports fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Parent and its Subsidiaries as at the respective dates of and for the periods referred to in such financial statements, all in accordance with generally accepted Canadian accounting principles (and, in the case of the Parent's annual financial statements included in its Annual Reports on Form 20-F, with a reconciliation to US GAAP), subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the omission of notes (that, if presented, would not differ materially from notes to the financial statements included in Parent's Annual Report on Form 20-F for the year ended December 31, 2002); the financial statements referred to in this Section 3.5 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than Parent and its Subsidiaries are required by generally accepted Canadian accounting principles to be included in the consolidated financial statements of the Company. Parent has designed and is using a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the financial statements for external purposes in accordance with Canadian generally accepted accounting principles and the Exchange Act.

        3.6    Tax Matters.    Neither Parent nor Merger Sub has taken any action, nor to Parent's or Merger Sub's knowledge is there any fact or circumstance, that could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

        3.7    No Undisclosed Liabilities.    Except as disclosed in the Parent SEC Reports, at the date of this Agreement, Parent has no liabilities or obligations of any nature (whether absolute, accrued, contingent, choate or inchoate or otherwise) that would be required to be reflected in a balance sheet prepared in accordance with Canadian generally accepted accounting principles or disclosed in the notes thereto, except for liabilities or obligations adequately and fully reflected or reserved against in the balance sheet, or disclosed in the notes thereto, included in Parent's balance sheet dated June 30, 2003 as filed with Parent's Form 6-K filed with the SEC, liabilities incurred since June 30, 2003 in the ordinary course of business, and contingent or inchoate liabilities that would not reasonably be likely to have a Material Adverse Effect on Parent.

        3.8    Legal Proceedings.    Except as disclosed in the Parent SEC Reports, at the date of this Agreement, there is no pending Legal Proceeding (a) that has been commenced by or against Parent or its Subsidiaries or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Parent or its Subsidiaries, except for such Legal Proceedings as are normally incident to the business carried on by Parent and its Subsidiaries and would not reasonably be likely to, individually or in the aggregate, result in a Material Adverse Effect on Parent, (b) that would prevent or materially delay the consummation of the Contemplated Transactions or (c) against any director or officer of Parent pursuant to Section 8A or 20(b) of the Securities Act or Section 21(d) or 21C of the Exchange Act. Neither Parent nor any Subsidiary is subject to any outstanding order, writ, injunction or decree which has had or is reasonably likely to have a Material Adverse Effect on Parent or which would prevent or materially delay the consummation of the Contemplated Transactions.

        3.9    Absence of Certain Changes and Events.    Except as disclosed in the Parent SEC Reports, from June 30, 2003 to the date of this Agreement, (a) Parent has conducted its business only in the ordinary course of business consistent with past practice and there has not been any Material Adverse Effect on Parent, and (b) no event has occurred or circumstance exists that would be reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect on Parent.

        3.10    Brokers.    No broker, finder, investment banker or other Person is entitled to any brokerage, finder's or other fee or commission in connection with the Merger and the Contemplated Transactions based upon arrangements made by or on behalf of Parent.

        3.11    F-4/Proxy Statement.    None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Form F-4 Registration Statement will, at the time the Form F-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form F-4 Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder.

        3.12    Company Stock.    Parent and Merger Sub are not, nor at any time during the last three years have either been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL. Neither Parent nor Merger Sub owns (directly or indirectly, beneficially or of record), or is a party to, any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than as contemplated by this Agreement and the Stockholder Agreements).

SECTION 4:    Certain Pre-Closing Covenants of the Company and Parent.

        4.1    Access and Investigation.    During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), subject to applicable Antitrust Laws relating to the exchange of information, the Company shall, and shall cause the respective Representatives of the Acquired Corporations, to: (i) provide Parent and Parent's Representatives, through the Chief Executive Officer of the Company and his direct reports (the "Senior Operating Committee"), with reasonable access to the Acquired Corporations' Representatives and personnel, including the Company's officers responsible for the preparation of the financial statements, internal controls and disclosure controls and procedures of the Acquired Corporations, and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (ii) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, all as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of: (A) all material monthly or other periodic operating and financial reports prepared by the Company and its Subsidiaries for one or more members of the Senior Operating Committee in the ordinary course of business or for the Board of Directors of the Company or any committee thereof, including (1) copies of the unaudited monthly consolidated balance sheets of the Company and its consolidated Subsidiaries and the related unaudited monthly consolidated statements of operations, statements of stockholders' equity and statements of cash flows and (2) copies of any strategic development plans, write-off reports (if any), hiring reports and capital expenditure reports prepared for the one or more members of the Senior Operating Committee; (B) any written materials or communications sent by or on behalf of the Company to its stockholders; (C) any material notice or document sent by or on behalf of any of the Acquired Corporations to any party to any Material Contract or sent to any of the Acquired Corporations by any party to any Material Contract (other than any communication that relates solely to commercial transactions between the Company and the other party to any such Material Contract and that is of the type sent in the ordinary course of business and consistent with past practices); (D) any notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the other Contemplated

Transactions; and (E) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body. Without limiting the generality of the foregoing, during the period from the date of this Agreement through the Effective Time, Parent shall be permitted to perform environmental reviews (including subsurface testing) of the properties of the Acquired Corporations; provided, however, that Parent shall not conduct any subsurface testing unless (a) such testing is directly related to a finding of a "Recognized Environmental Condition" contained in any Phase I environmental site assessment conducted by Parent or delivered to Parent pursuant to Section 2.14(g) hereunder or the existence of an obvious environmental condition, (b) Parent promptly provides a copy of all data and reports obtained from such subsurface sampling to the Company and (c) Parent does not disclose or otherwise report the results of such sampling to any third party or Governmental Body (i) unless Parent concludes that such disclosure or report is required by Environmental Law and (ii) Parent first provides the Company with a reasonable opportunity to make such disclosure or report.

        4.2    Operation of the Business; Certain Notices; Tax Returns.

  (a)
  During the Pre-Closing Period, except as expressly provided or permitted herein, set forth in Part 4.2 of the Company Disclosure Schedule or as consented to in writing by Parent: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance in all material respects with all applicable Legal Requirements and the requirements of all Material Contracts (which for purposes of this Section shall include any Acquired Corporation Contract that would be a Material Contract if existing on the date of this Agreement); (ii) the Company shall use all reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; (iii) the Company shall use reasonable efforts to keep in full force all insurance policies referred to in Section 2.19; and (iv) the Company shall promptly notify Parent of (A) any written notice from any Person, or other communication or information of which the Company has knowledge, alleging that the Consent of such Person is or may be required in connection with the Contemplated Transactions, and (B) any Legal Proceeding commenced or threatened in writing against, relating to or involving or otherwise affecting any of the Acquired Corporations that relates to the consummation of the Contemplated Transactions.

  (b)
  During the Pre-Closing Period, except as expressly provided or permitted herein (including in Section 5.4), as set forth in Part 4.2 of the Company Disclosure Schedule or as consented to in writing by Parent, the Company shall not (without the prior written consent of Parent, which Parent may withhold in its sole discretion), and shall not permit any of the other Acquired Corporations to:

  (i)
  except for dividends paid or payable upon the Series A Preferred or Series B Preferred in accordance with the terms of the Preferred Governing Documents, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or other equity or voting securities, split, combine or reclassify any of its capital stock, or other equity or voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting securities or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities of any Acquired Corporation or any options, warrants, calls or rights to acquire any such shares or other securities (including any Company Options or shares of restricted stock except pursuant to forfeiture conditions of such restricted stock), or take any action that would result in any amendment, modification or change of any term of any debt security of any Acquired Corporation;

    (ii)
    sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may (x) issue Company Common Stock (I) upon the valid exercise of Options outstanding as of the date of this Agreement, (II) pursuant to the ESPP and (III) upon conversion of or as a payment of dividends on the Series A Preferred or Series B Preferred, or in satisfaction of the Optional Make Whole Payment payable upon Series B Preferred in accordance with the Preferred Governing Documents, and (y) grant Options of the Company to employees hired after the date of this Agreement in amounts and upon terms consistent with past practices (except the vesting of any such options shall not accelerate upon the consummation of the Merger)) which grants shall not exceed options to purchase 20,000 shares of Company Common Stock to any one employee or options to purchase 40,000 shares of Company Common Stock in any 30-day period;

    (iii)
    amend or waive any of its rights under, or take actions to accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

    (iv)
    subject to applicable Legal Requirements, amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other Organizational Documents, or effect or become a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

    (v)
    form any Subsidiary or acquire any equity interest or other interest in (including the purchase of all or a substantial portion of the assets of) any other Entity;

    (vi)
    make any capital expenditure (except that the Acquired Corporations may make capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Corporations during the Pre-Closing Period, do not exceed $3,000,000 in the aggregate per fiscal quarter);

    (vii)
    other than in the ordinary course of business, enter into or become bound by any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract;

    (viii)
    acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right, other than in the ordinary course of business;

    (ix)
    lend money to any Person, other than to an Acquired Corporation, or incur, repurchase, prepay or guarantee any indebtedness (except that the Company may make routine borrowings and repayments in the ordinary course of business and in accordance with past practices under its currently existing lines of credit and in connection therewith make loans to or guarantee the indebtedness of any Acquired Corporation) or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of any Acquired Corporation;

    (x)
    except as required by any applicable Legal Requirement, establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except that the Company may make routine, reasonable salary increases in connection with the Company's customary employee review process and may pay customary bonuses consistent with past practices payable in accordance with existing bonus plans referred to in Part 2.12(a) of the Company Disclosure Schedule or any employment agreement identified in the Company Disclosure Schedule);

    (xi)
    hire any new employee at the level of director or above or with an annual base salary in excess of $150,000, promote any employee to the level of director or above except in order to fill a position vacated after the date of this Agreement, or engage any consultant or independent contractor for a period exceeding 30 days unless such engagement may be cancelled without penalty upon not more than 30 days' notice;

    (xii)
    change any of its personnel policies in any material respect, or any of its methods of accounting or accounting policies in any respect except as may be required by US GAAP or any Legal Requirement;

    (xiii)
    sell, license, mortgage or otherwise encumber or subject to any Encumbrance (other than pursuant to existing credit arrangements) or otherwise dispose of any of its material properties or assets other than in the ordinary course of business consistent with past practices;

    (xiv)
    except as required by any applicable Legal Requirement, adopt or enter into any collective bargaining agreement or other labor union Contract applicable to the employees of any Acquired Corporation, or take action to terminate the employment of any employee of any Acquired Corporation that has an employment, severance or similar agreement or arrangement with any Acquired Corporation providing for the payment of any severance in excess of amounts generally provided to employees of such Acquired Corporation in the applicable Relevant Jurisdiction;

    (xv)
    make or change any material Tax election, change any material annual Tax accounting period, adopt or change any material method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any material Tax claim or assessment, surrender any right to claim a material Tax refund, consent to the extension or waiver of the limitations period applicable to any material Tax claim or assessment;

    (xvi)
    except with respect the Legal Proceedings set forth on Part 4.2(b)(xvi) of the Company Disclosure Schedule, (x) pay, discharge, settle or satisfy any material claims (including claims of stockholders and any stockholder litigation relating to this Agreement, the Merger or any other Contemplated Transaction or otherwise), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business or as required by their terms as in effect on the date of this Agreement of claims, liabilities or obligations reflected or reserved against in the Balance Sheet (or the notes thereto) or incurred since the date of the Balance Sheet in the ordinary course of business, (y) waive, release, grant or transfer any right of material value other than in the ordinary course of business or (z) commence any Legal Proceeding other than any Legal Proceeding related to the enforcement of the Company's rights under this Agreement and the Contemplated Transaction;

    (xvii)
    take any action or omit to take any action that would reasonably be likely to cause the representations or warranties set forth in Section 2 not to be true at the Closing, such that the condition set forth in Section 7.1 would not be satisfied at the Closing; or

    (xviii)
    agree or commit to take any of the actions described in clauses (i) through (xviii) of this Section 4.2(b).

  (c)
  During the Pre-Closing Period, Parent shall not, and shall not permit any of its Subsidiaries to:

  (i)
  take any actions that are likely to materially impair its ability to consummate the Merger hereby or materially delay the consummation thereof; or

  (ii)
  publicly announce or state that Parent or its Subsidiaries will, or that Parent or its Subsidiaries has any plans or proposals to, (A) terminate any relationship with any customers of the Acquired Corporations, (B) terminate the employment of or lay off any employee or employees of the Acquired Corporations at any specific facility or (C) shut down or curtail operations at any specific facility of the Acquired Corporations, provided, however, that Parent shall not be prohibited from making statements that would otherwise be prohibited by the restrictions set forth above (x) to the extent that such statements are required to be made in order to comply with applicable Legal Requirements, (y) in connection with one-on-one interviews with employees as part of pre-closing integration activities so long as the Company shall have approved the general message to be delivered and approach of such interview (such approval not to be unreasonably withheld) and each such interview substantially conforms to the approved general message and approach therefor or (z) in connection with meetings with groups of employees as part of pre-closing integration activities so long as Parent has provided the Company with prior written notice of such meetings, the Company and Parent shall have jointly determined the general message and approach of such meetings (it being understood that the Company shall reasonably cooperate in the making of such determination) and representatives of the Company and Parent each shall have the right to attend and participate in such meeting; provided, further that notwithstanding the foregoing proviso, Parent may not use the exceptions set forth in clauses (y) and (z) above to make statements that would have the effect of materially frustrating the purpose of the restrictions otherwise contained in this Section 4.2(c)(ii) or that are made as part of a device or scheme to evade such restrictions. Nothing in this Section 4.2(c)(ii) shall restrict discussions among Parent personnel and members of management of Parent and/or members of management of the Acquired Corporations and those persons directly involved in planning and implementing integration activities.

  (d)
  During the Pre-Closing Period, each of the Company and Parent shall promptly notify the other in writing of: (i) the discovery by it of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by it in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by it in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation by it; (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6, Section 7 or Section 8 impossible or unlikely or that has had or is reasonably likely to have a Material Adverse Effect on the

    Acquired Corporations or Parent (as the case may be); and (v) any written notice or other written communication from any party to a Material Contract or any Governmental Body alleging that the Consent of such Person is or may be required in connection with the Contemplated Transactions. No notification given to Parent pursuant to this Section 4.2(d) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of any party contained in this Agreement.

  (e)
  The Company agrees that all Tax Returns with respect to the Company and each other Acquired Corporation that are not required to be filed on or before the date hereof (i) will, to the extent required to be filed on or before the Closing Date, be filed when due in accordance with all applicable Legal Requirements, and (ii) as of the time of filing, will be true, complete and correct in all material respects. The Company and each other Acquired Corporation will pay all Taxes shown as due on such Tax Returns and all other Taxes which the Company or any other Acquired Corporation is required to pay on or before the Closing Date (other than Taxes it is contesting in good faith).

        4.3    No Solicitation.

  (a)
  The Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any Representative of any of the Acquired Corporations directly or indirectly to, (i) solicit or initiate, or knowingly encourage, induce or facilitate, the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the adoption of this Agreement by the Required Company Stockholder Vote, this Section 4.3(a) shall not prohibit the Company from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions or negotiations with, any Person in response to a Qualified Acquisition Proposal that the Board of Directors determines in good faith is reasonably likely to result in a Superior Proposal and which Qualified Acquisition Proposal is submitted to the Company by such Person (and not withdrawn) if (1) neither the Company nor any Representative of any of the Acquired Corporations shall have violated any of the restrictions set forth in this Section 4.3, (2) the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable Legal Requirements, (3) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person, (4) the Company receives from such Person an executed confidentiality agreement containing (A) customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company no less favorable to the Company than the provisions contained in that certain mutual nondisclosure agreement dated May 27, 2003 between the Company and Parent (the "Mutual Nondisclosure Agreement") and (B) "standstill" provisions that prohibit such Person from purchasing any Company securities or commencing any exchange or tender offer for Company securities other than pursuant to a definitive agreement with the Company for a negotiated transaction that constitutes a Superior Proposal that has been approved by the Board of Directors of the Company, and

    (5) concurrently with furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of or the taking of any action inconsistent with any of the restrictions set forth in the preceding sentence by any Representative of any of the Acquired Corporations shall be deemed to constitute a breach of this Section 4.3 by the Company.

  (b)
  The Company shall promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal or any request for nonpublic information) advise Parent orally and promptly thereafter in writing of any Acquisition Proposal or any request for nonpublic information relating to any of the Acquired Corporations (including the identity of the Person making or submitting such Acquisition Proposal or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent informed on a current basis with respect to material developments relating to any such Acquisition Proposal or request and any material modification or proposed material modification thereto.

  (c)
  Upon the execution and delivery of this Agreement, the Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

  (d)
  The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality or "standstill" agreement that prohibits any Person from purchasing any Company securities or commencing any exchange or tender offer for Company securities without the prior approval of the Board of Directors of the Company, to which any of the Acquired Corporations is a party, and will use its best efforts to enforce or cause to be enforced each such agreement. The Company also will promptly request each Person that has executed, within 12 months prior to the date of this Agreement, a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction or equity investment with the Company or any other Acquired Corporation to return all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.

SECTION 5:    Additional Covenants of the Parties.

        5.1    Registration Statement; Proxy Statement.

  (a)
  As promptly as practicable after the date of this Agreement, the Company shall prepare and cause to be filed with the SEC the Proxy Statement and Parent shall prepare and cause to be filed with the SEC the Form F-4 Registration Statement in which the Proxy Statement will be included as a prospectus, with respect to the issuance of Parent Subordinate Voting Shares in connection with the Merger. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with the preparation of the Form F-4 Registration Statement and the Proxy Statement. Each of Parent and the Company shall use all reasonable efforts to cause the Form F-4 Registration Statement and the Proxy Statement to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff, to have the Form F-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC, and to enable the Company to mail the Proxy Statement as promptly as practicable after the Form F-4 Registration Statement is declared effective under the Securities Act. Each of Parent and the Company shall also promptly file, use all reasonable efforts to cause to become effective as promptly as practicable and, if required, mail to its stockholders any amendment to the Form F-4

    Registration Statement or the Proxy Statement that becomes necessary after the date the F-4 Registration Statement is declared effective.

  (b)
  If at any time prior to the Effective Time either party becomes aware of any event or circumstance which is required to be set forth in an amendment or supplement to the Form F-4 Registration Statement or the Proxy Statement, it shall promptly inform the other party.

  (c)
  Each of Parent and the Company will advise the other, promptly after it receives notice thereof, of the time when the Form F-4 Registration Statement has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, or any request by the SEC for amendment of the Proxy Statement or Form F-4 Registration Statement or comments thereon or responses thereto and shall supply the other with copies of all correspondence between it or its Representatives, on the one hand, and the SEC, or its staff or any other governmental officials, on the other hand, with respect to the Form F-4 Registration Statement or the Proxy Statement. Each of the Company and Parent shall cooperate and provide the other with reasonable opportunity to review and comment on the Form F-4 Registration Statement and the Proxy Statement prior to filing such document with the SEC.

  (d)
  Prior to the Effective Time, Parent shall use reasonable efforts to qualify the Parent Subordinate Voting Shares under the securities or Blue Sky Laws of such jurisdictions as may be required; provided, however, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

        5.2    Company Stockholders' Meeting.

  (a)
  The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of capital stock of the Company to vote on a proposal to adopt this Agreement (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the Form F-4 Registration Statement is declared effective under the Securities Act. The Company shall ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

  (b)
  Subject to Section 5.2(c): (i) the Proxy Statement shall include a statement to the effect that the Board of Directors of the Company recommends that the Company's stockholders vote to adopt this Agreement at the Company Stockholders' Meeting (the recommendation of the Company's Board of Directors that the Company's stockholders vote to adopt this Agreement being referred to as the "Company Board Recommendation"); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the Board of Directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed.

  (c)
  Notwithstanding anything to the contrary contained in Section 5.2(b), at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent if the Company's Board of Directors determines in good faith, after consultation with the Company's outside legal counsel, that the withdrawal or modification of the Company Board Recommendation is required in order for the Company's Board of Directors to comply with its fiduciary obligations to the Company's stockholders under applicable Legal Requirements.

        5.3    Regulatory Approvals; Consents.

  (a)
  Subject to Section 5.3(c) and (d), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, but subject to Section 5.3(c) and (d), Parent and the Company (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other Contemplated Transactions and to submit promptly any additional information requested in connection with such filings and notices, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other Contemplated Transactions, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each of the Company and Parent shall promptly deliver to the other a copy of each such filing made (other than as may be prohibited under applicable Antitrust Laws), each such notice given and each such Consent obtained during the Pre-Closing Period.

  (b)
  Without limiting the generality of Section 5.3(a), the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act and any applicable foreign Antitrust Laws in connection with the Merger. The Company and Parent shall respond as promptly as practicable to any inquiries or requests received from any Governmental Body in connection with Antitrust Laws or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other Contemplated Transactions, (2) keep the other party informed as to the status of any such Legal Proceeding or threat, and (3) promptly inform the other party of any material communication concerning Antitrust Laws to or from any Governmental Body regarding the Merger. Except as may be prohibited by any Governmental Body or by any Legal Requirement, the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other Antitrust Law. Subject to the foregoing, Parent shall be principally responsible for and in control of the process of dealing with any Governmental Body concerning the effect of applicable Antitrust Laws on the Contemplated Transactions. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state Antitrust Law or fair trade law or any other similar Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

  (c)
  At the request of Parent and in connection with obtaining any Consent required of a Governmental Body, the Company shall agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to its or its Subsidiaries' ability to retain, any of the businesses, product lines or assets of the Company or any of its Subsidiaries, provided that any such action is conditional upon the consummation of the Merger.

  (d)
  Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose or transfer or cause any of its Subsidiaries to dispose of or transfer any assets (other than immaterial assets), or to commit to cause any of the Acquired Corporations to dispose of any assets (other than immaterial assets); (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset (other than immaterial technology, software or other Proprietary Assets), or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Proprietary Asset (other than immaterial technology, software or other Proprietary Assets); (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date) (other than immaterial assets or operations), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations (other than immaterial assets or operations); (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations, or (vi) to contest any Legal Proceeding brought by a Governmental Body that challenges the Merger under applicable Antitrust Laws (for purposes hereof any request for additional documentation shall not be deemed a Legal Proceeding).

  (e)
  The Company shall use all reasonable efforts to obtain the consents and waivers required to satisfy Parent's and Merger Sub's condition to Closing set forth in Section 7.3.

        5.4    Stock Options and Preferred Stock.

  (a)
  Subject to Section 5.4(b), at the Effective Time, all rights with respect to Company Common Stock under each Option of the Company then outstanding shall be converted into and become rights with respect to Parent Subordinate Voting Shares, and Parent shall assume each such Option of the Company in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan under which it was issued and the terms of the stock option agreement by which it is evidenced or the warrant agreement under which it was issued, as applicable. From and after the Effective Time: (i) each Option of the Company assumed by Parent may be exercised solely for Parent Subordinate Voting Shares; (ii) the number of Parent Subordinate Voting Shares subject to each Option of the Company that represents the right to acquire one share of Company Common Stock shall be equal to the Share Exchange Ratio of a Parent Subordinate Voting Share and the exercise price under each such Option of the Company shall remain the same; (iii) the number of Parent Subordinate Voting Shares subject to each Option of the Company that represents the right to acquire more than one share of Company Common Stock shall be equal to the number of shares of Company Common Stock subject to such Option of the Company immediately prior to the Effective Time multiplied by the Share Exchange Ratio, rounding up or down to the nearest whole share, and the per share exercise price under each such Option of the Company shall be adjusted by dividing the per share exercise price under such Option of the Company by the Share Exchange Ratio and rounding down or up to the nearest cent; and (iv) any restriction on the exercise of any such Option of the Company shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Option of the Company remaining in effect after the Effective Time shall otherwise remain unchanged; provided, however, that each Option of the Company assumed by Parent in accordance with this Section 5.4(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. Parent shall file with the SEC, no later than five business days after the date on which the Merger becomes effective, a registration statement on Form S-8 relating to the Parent Subordinate Voting Shares issuable with respect to the Company Stock Options and a registration statement on Form F-3 relating to the resale of the Parent Subordinate Voting Shares issuable with respect to warrants assumed by Parent in accordance with this Section 5.4(a) and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Stock Options or warrants remain outstanding. In addition, Parent shall take all corporate action necessary to file all documents required to be filed to cause the Parent Subordinate Voting Shares issuable with respect to the Options of the Company assumed by Parent in accordance with this Section 5.4(a) to be listed on The New York Stock Exchange and the Toronto Stock Exchange on or before the Effective Time, subject to notice of issuance.

  (b)
  Notwithstanding anything to the contrary contained in this Section 5.4, in lieu of assuming outstanding Options of the Company in accordance with Section 5.4(a), Parent may, at its election or shall, if required by the terms of any Option of the Company (including the warrants issued on March 14, 2002 and the warrants issued on July 3, 2003), cause such outstanding Options of the Company to be replaced by issuing replacement instruments of Parent as nearly equivalent as practicable in substitution therefor.

  (c)
  Within ten days after the Effective Time, Parent shall deliver to each holder of an Option of the Company an appropriate notice setting forth such holder's rights pursuant to the Option of the Company, as provided in this Section 5.4.

  (d)
  Prior to the Effective Time, the Company and Parent shall take all action that may be necessary (under the Plans pursuant to which Options of the Company are outstanding and otherwise) to effectuate the provisions of this Section 5.4 and to ensure that, from and after the Effective Time, holders of Options of the Company have no rights with respect thereto other than those specifically provided in this Section 5.4.

  (e)
  As of the Effective Time, the ESPP shall be terminated. The rights of participants in the ESPP with respect to any offering period then underway under the ESPP shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering period but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under such Plan. Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of the ESPP) that are necessary to give effect to the transactions contemplated by this Section 5.4(e).

  (f)
  If any shares of Company Common Stock outstanding immediately prior to the Effective Time are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the Parent Subordinate Voting Shares issued in exchange for such shares of Company Common Stock will also be and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing Parent Subordinate Voting Shares may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

  (g)
  Prior to and at the Effective Time, the Company shall take all actions (which shall be in compliance with all applicable Legal Requirements) as may be necessary under the Company's (i) Second Restated Certificate of Incorporation, (ii) Certificate of Designations of 5.25% Series A Convertible Preferred Stock and (iii) Certificate of Designations of 4.5% Series B Convertible Preferred Stock, and/or any other applicable governing documents or resolutions (collectively, the "Preferred Governing Documents"), including the giving of notices as specified therein, such that at the Effective Time, each outstanding share of Series A Preferred and Series B Preferred shall, subject to Section 1.5 and Section 1.8, without any action on the part of the holder thereof, be canceled and cease to be outstanding, and the rights of the holders thereof as stockholders of the Company shall cease (except for the right to receive the applicable cash consideration or, if a valid Stock Election was made with respect thereto, the applicable number of Parent Subordinate Voting Shares and any cash consideration payable in respect of the Optional Make Whole Payment, if any). If, after the Effective Time, a valid certificate previously representing any shares of Series A Preferred or Series B Preferred (other than Dissenting Shares) is presented to the Surviving Corporation or Parent, such certificate shall be canceled and exchanged for cash or, if a valid Stock Election was made with respect thereto, for Parent Subordinate Voting Shares and any cash consideration payable in respect of the Optional Make Whole Payment, if any, in accordance with the terms hereof.

        5.5    Employee Benefits.    Parent agrees that all employees of the Acquired Corporations who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time ("Continuing Employees") shall be eligible to continue to participate in the Surviving Corporation's health, vacation and other non-equity based employee benefit plans; provided, however, that (a) nothing in this Section 5.5 or elsewhere in this Agreement shall limit the right of Parent or the Surviving Corporation to amend or terminate any such health, vacation or other employee benefit plans at any time, and (b) if Parent or the Surviving Corporation terminates any such health, vacation or other employee benefit plan, then, subject to any necessary transition period, the Continuing Employees shall be eligible to participate in Parent's health, vacation and other non-equity based employee benefit plans (or those of a Subsidiary of Parent), to substantially the same extent as employees of Parent (or a Subsidiary, if applicable) in similar positions and at similar grade levels. For all purposes under the employee benefit plans of the Parent or any Subsidiary (other than such plans providing for retiree medical benefits) providing benefits to any Continuing Employee after the Closing (the "New Plans"), each Continuing Employee shall be credited with his or her periods of service with the Company before the Closing for purposes of participation, vesting and benefits levels where length of service is relevant to benefit levels, but not for benefit accrual under any defined benefit plan or any accrual that would result in any duplication of benefits. In addition, and without limiting the generality of the preceding sentence: (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plans replaces coverage under a comparable Plan (such Plans, collectively, the "Old Plans") and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, the Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan that did not apply to the Old Plan to be waived for such Continuing Employee and his or her covered dependents and shall cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents under any Old Plan to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents as though such amounts had been paid in accordance with such New Plan. Notwithstanding the foregoing, for purposes of any New Plan which provides a type of coverage not afforded to Continuing Employees under any of the Old Plans, or any Plan of Parent or a Subsidiary of Parent which provides either post-retirement or supplemental retirement benefits, the Continuing Employees shall not be eligible to participate, or shall participate at Parent's sole discretion with no credit for his or her periods of service with the Company prior to Closing. Nothing in this Section 5.5 or elsewhere in this Agreement shall be construed to create a right in any employee to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent and, subject to any other binding agreement between an employee and Parent, the Surviving Corporation or any other Subsidiary of Parent, the employment of each Continuing Employee shall be "at will" employment.

        5.6    Indemnification of Officers and Directors.

  (a)
  From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, each of Parent and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any of its subsidiaries (the "Covered Parties"), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Covered Party is or was an officer or director of the Company or any of its subsidiaries (including the taking of any action or the failure to take any action as a director or officer of any Acquired Corporation in connection with the Contemplated Transactions), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL for officers and directors of Delaware corporations. Each Covered Party will be entitled, subject to applicable Legal Requirements, to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Parent and the Surviving Corporation within ten business days of receipt by Parent or the Surviving Corporation from the Covered Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

  (b)
  The certificate of incorporation and by-laws of the Surviving Corporation shall contain, and Parent shall cause the certificate of incorporation and by-laws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its subsidiaries than are presently set forth in the certificate of incorporation and by-laws of the Company.

  (c)
  Subject to the next sentence, the Surviving Corporation shall maintain, and Parent shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the Effective Time (such 200%, the "Maximum Premium"). If the Company's existing insurance expires, is terminated or canceled during such six-year period or exceeds the Maximum Premium, the Surviving Corporation shall obtain, and Parent shall cause the Surviving Corporation to obtain, as much directors' and officers' liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the Covered Parties than the Company's existing directors' and officers' liability insurance.

  (d)
  Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Covered Party, on or prior to the sixth anniversary of the Effective Time, the provisions of

    Section 5.6(a) shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

  (e)
  In the event that Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 5.6.

        5.7    Disclosure.    Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other Contemplated Transactions. Without limiting the generality of the foregoing, neither Parent nor the Company shall, and shall not permit any of its Representatives to, make any disclosure regarding the Merger or any of the other Contemplated Transactions unless (a) the other shall have approved such disclosure or (b) such party shall have determined in good faith that such disclosure is required by applicable Legal Requirements. Notwithstanding the foregoing, each party to the transaction (and each employee or other Representative of each such party) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the Merger and the other Contemplated Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to the party relating to such tax treatment and tax structure; provided, however, that the foregoing permission to disclose the tax treatment and tax structure does not permit the disclosure of any information that is not relevant to understanding the tax treatment or tax structure of the Merger and the other Contemplated Transactions; provided, further, however, that the tax treatment and tax structure shall be kept confidential to the extent necessary to comply with federal or state securities laws. In addition, no party is subject to any restriction concerning its consulting with its tax advisers regarding the tax treatment or tax structure of the Merger or the other Contemplated Transactions at any time.

        5.8    Resignation of Officers and Directors.    The Company shall use all reasonable efforts to obtain and deliver to Parent prior to the Closing (to be effective as of the Effective Time) the resignation of each officer and director of each of the Acquired Corporations whose resignation shall have been requested by Parent not less than 10 business days before the Closing Date.

        5.9    Section 16b-3.    Parent, Merger Sub, and the Company shall take all such steps as may be required and within its control to cause the Contemplated Transactions and any other dispositions of equity securities of the Company (including derivative securities) in connection therewith by each individual who is a director or officer of the Company hereunder to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        5.10    Affiliate Agreements.    The Company shall use all reasonable efforts to cause each Person who is or becomes (or may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company to execute and deliver to Parent, prior to the Closing Date, an Affiliate Agreement in the form of Exhibit D (each, an "Affiliate Agreement").

        5.11    Listing.    Parent shall use all reasonable efforts to cause the Parent Subordinate Voting Shares to be issued in connection with the Merger pursuant to this Agreement to be approved for listing (subject to notice of issuance) on The New York Stock Exchange and the Toronto Stock Exchange.

        5.12    Officers' Tax Certificates.

  (a)
  At or prior to the filing of the Form F-4 Registration Statement, Parent, Merger Sub and the Company shall execute and deliver to Kaye Scholer LLP, counsel to Parent, and to Hale and Dorr LLP, counsel to the Company, tax representation letters that are customary for transactions of this type and are in form and substance satisfactory to such counsel. Parent, Merger Sub and the Company shall execute and deliver to Kaye Scholer LLP and to Hale and Dorr LLP tax representation letters substantially identical to the tax representation letters delivered pursuant to the immediately preceding sentence dated as of the Closing Date, and modified to reflect changes in Legal Requirements, if any, and such other matters as Kaye Scholer LLP and Hale and Dorr LLP may reasonably request. Following delivery of the tax representation letters contemplated pursuant to the first sentence of this Section 5.12(a), each of Parent and the Company shall use its reasonable efforts to cause Kaye Scholer LLP to deliver to Parent, and Hale and Dorr LLP to deliver to the Company, a tax opinion with respect to matters as are appropriate for description, and inclusion as exhibits, in the Form F-4 Registration Statement and the Proxy Statement, such opinions to be substantially similar in substance. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.12(a).

  (b)
  None of Parent, Merger Sub or the Company will take any action that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code, or fail to take any action the omission of which would reasonably by expected to cause the Merger to fail to so qualify.

  (c)
  At or prior to the Closing, the Company shall deliver to Parent certificates, either (i) duly completed and executed pursuant to Section 1.1445-2(b)(2) of the Treasury Regulations, certifying that each stockholder of the Company who owned more than 5% of its outstanding stock is not a "foreign person" within the meaning of Section 1445 of the Code, or (ii) duly completed and executed pursuant to Sections 1.897-2(h) and 1.1445-2(c) of the Treasury Regulations, issued by the Company certifying that the shares of the Company are not United States real property interests.

SECTION 6:    Conditions Precedent to Obligations of Each Party.

        The obligation of each party to effect the Merger and otherwise consummate the Contemplated Transactions is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

        6.1    Effectiveness of Form F-4 Registration Statement.    The Form F-4 Registration Statement shall have been declared effective by the SEC in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Form F-4 Registration Statement shall have been issued by the SEC, and no proceeding for that purpose shall have been initiated or threatened by the SEC.

        6.2    Listing.    The Parent Subordinate Voting Shares to be issued in connection with the Merger pursuant to this Agreement shall have been approved for listing (subject to official notice of issuance) on The New York Stock Exchange and the Toronto Stock Exchange.

        6.3    Stockholder Approval.    This Agreement shall have been duly adopted by the Required Company Stockholder Vote.

        6.4    HSR Act.    The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        6.5    No Restraints.    No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or any other Governmental Body of a Relevant Jurisdiction and shall remain in effect, and there shall not be any Legal Requirement of a Relevant Jurisdiction enacted, adopted or deemed applicable to the Merger that makes consummation of the Merger illegal or otherwise prohibits consummation of the Merger.

        6.6    Foreign Antitrust Laws.    The waiting period applicable to the consummation of the Merger under any applicable Antitrust Law of a Relevant Jurisdiction shall have expired or been terminated; and any Consent required under any applicable Antitrust Law of a Relevant Jurisdiction shall have been obtained.

SECTION 7:    Conditions Precedent to Obligations of Parent and Merger Sub.

        The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the Contemplated Transactions are subject to the satisfaction, at or prior to the Closing of each of the following conditions:

        7.1    Accuracy of Representations.    The representations and warranties of the Company set forth in this Agreement shall be true and correct (i) as of the date of this Agreement (except in the case of this clause (i), (a) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and (b) where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect on the Acquired Corporations) and (ii) as of the Closing Date as though made on and as of the Closing Date (except in the case of this clause (ii), (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (y) for changes contemplated by this Agreement, and (z) where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect on the Acquired Corporations), it being understood that, in each case, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

        7.2    Capitalization.    The representations and warranties of the Company set forth in Section 2.3 of this Agreement shall be accurate in all material respects as of the date of this Agreement and the Company shall have complied in all material respects with its covenants in clauses (i), (ii) and (iii) of Section 4.2(b).

        7.3    Relevant Jurisdictions.    The representations and warranties of the Company set forth in this Agreement, as they relate to the business or operations of the Acquired Corporations in Spain, the United States, or any state, province or other political subdivision of such jurisdictions, shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (without regard to any materiality or Material Adverse Effect qualifications contained therein), except where the failure so to be accurate, individually or in the aggregate, has not and is not reasonably likely to result in a material adverse effect on the ability of the Acquired Corporations to conduct their business in Spain, the United States, or any state, province or other political subdivision of such jurisdictions.

        7.4    Customer Notices.    Senior Management shall not have received any written notice, or have knowledge of any other communication, from authorized Representatives of one or more customers from which it can reasonably be concluded that it is reasonably likely that (a) the consolidated net sales of the Company in fiscal year 2004 will be less than 90% of the consolidated net sales included in the Projections or (b) the Direct Profit Margin Dollars for fiscal year 2004 will be less than 90% of the Direct Profit Margin Dollars reflected in the Projections; provided, however, that any loss of net sales or Direct Profit Margin Dollars from any customer of the Acquired Corporations resulting directly from Parent's breach of Section 4.2(c)(ii) shall be subtracted from the net sales or Direct Profit Margin

Dollars, as the case may be, reflected in the Projections for the purposes of the calculations required in this Section 7.4.

        7.5    No Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Acquired Corporations that remains in effect as of the Closing and no event shall have occurred or circumstance shall exist as of the Closing that, in combination with any other events or circumstances as of the Closing is reasonably likely to have a Material Adverse Effect on the Acquired Corporations.

        7.6    Performance of Covenants.    Each of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with or performed in all material respects.

        7.7    Consents.    Except as set forth in Part 7.7 of the Company Disclosure Schedule, all Required Consents shall have been obtained, made or given and shall be in full force and effect.

        7.8    Agreements and Documents.    There shall have been delivered to Parent and effective as of the Closing, a certificate, executed on behalf of the Company by an executive officer of the Company, confirming that the conditions set forth in Sections 7.1, 7.2, 7.3, 7.4, 7.6 and 7.7 have been duly satisfied.

        7.9    No Litigation.    There shall not be any pending Legal Proceeding instituted by a Governmental Body in a Relevant Jurisdiction, or any Legal Proceeding threatened by a Governmental Body of a Relevant Jurisdiction: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Contemplated Transactions; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries any damages that, if adversely determined, would reasonably be likely to be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation or its Subsidiaries; (d) which would materially and adversely affect the right of the Surviving Corporation to own the assets or operate the business of the Acquired Corporations; (e) seeking to compel Parent or the Company or any Subsidiary of Parent or the Company to dispose of or hold separate any material assets, as a result of the Merger or any of the other Contemplated Transactions; or (f) which, if adversely determined, would reasonably be likely to have a Material Adverse Effect on the Acquired Corporations or Parent.

        7.10    Tax Opinion.    Parent and Merger Sub shall have received an opinion of Kaye Scholer LLP, in form and substance reasonably satisfactory to Parent and Merger Sub, dated as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code; provided that if Kaye Scholer LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Hale and Dorr LLP renders such opinion (it being agreed that Parent, Merger Sub and the Company shall each provide reasonable cooperation, including making customary representations for a transaction of this type, to Hale and Dorr LLP to enable them to render such opinion). In rendering such opinion, Kaye Scholer LLP (or Hale and Dorr LLP, if applicable) shall receive and may rely upon representations contained in certificates of the Company, Parent and Merger Sub.

SECTION 8:    Conditions Precedent to Obligation of the Company.

        The obligation of the Company to effect the Merger and otherwise consummate the Contemplated Transactions is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

        8.1    Accuracy of Representations.    The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (i) as of the date of this Agreement (except in the case of this clause (i), (a) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and (b) where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect on Parent) and (ii) as of the Closing Date as though made on and as of the Closing Date (except in the case of this clause (ii), (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (y) for changes contemplated by this Agreement and (z) where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect on Parent).

        8.2    Performance of Covenants.    Each of the covenants and obligations that Parent or Merger Sub is required to comply with or to perform at or prior to the Closing shall have been complied with or performed in all material respects.

        8.3    Documents.    A certificate executed on behalf of Parent by an executive officer of Parent, confirming that the conditions set forth in Sections 8.1 and 8.2 shall have been duly satisfied, shall have been delivered to the Company.

        8.4    Tax Opinion.    The Company shall have received an opinion of Hale and Dorr LLP, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code; provided that if Hale and Dorr LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Kaye Scholer LLP renders such opinion (it being agreed that Parent, Merger Sub and the Company shall each provide reasonable cooperation, including making customary representations for a transaction of this type, to Kaye Scholer LLP to enable them to render such opinion). In rendering such opinion, Hale and Dorr LLP (or Kaye Scholer, LLP, if applicable) shall receive and may rely upon representations contained in certificates of the Company, Parent and Merger Sub.

        8.5    No Litigation.    There shall not be any pending Legal Proceeding instituted by a Governmental Body in a Relevant Jurisdiction, or any Legal Proceeding threatened by a Governmental Body of a Relevant Jurisdiction, seeking a remedy against any officers or directors of an Acquired Corporation: (a) in connection with a Legal Proceeding challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Contemplated Transactions or (b) otherwise relating to the Merger or the other Contemplated Transactions.

SECTION 9:    Termination.

        9.1    Termination.    This Agreement may be terminated prior to the Effective Time (whether before or after adoption of this Agreement by the Company's stockholders):

  (a)
  by mutual written consent of Parent and the Company;

  (b)
  by either Parent or the Company by notice to the other if the Merger shall not have been consummated by May 31, 2004 (unless the failure to consummate the Merger results from a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

  (c)
  by either Parent or the Company by notice to the other if a court of competent jurisdiction or other Governmental Body of a Relevant Jurisdiction shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

  (d)
  by either Parent or the Company by notice to the other if (i) the Company Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company's stockholders shall have voted on a proposal to adopt this Agreement, and (ii) this Agreement shall not have been adopted at such meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Vote; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 9.1(d) if the failure to obtain such stockholder approval results from a failure on the part of such party to perform any material obligation required to be performed by such party at or prior to the Effective Time;

  (e)
  by Parent by notice to the Company (at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote) if a Company Triggering Event shall have occurred;

  (f)
  by the Company by notice to Parent if (i) the Company has complied with Section 4.3 in all material respects; (ii) the Board of Directors of the Company shall have authorized the Company, subject to complying with the terms of this Agreement, to enter into a written agreement for a transaction that constitutes a Superior Proposal and the Company shall have notified Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice; and (iii) Parent does not make, within 72 hours after receiving the Company's written notice of its intention to enter into a binding agreement for a Superior Proposal, an offer from Parent that the Board of Directors of the Company, in its good faith judgment, after consultation with its financial and legal advisors, determines is at least as favorable to the stockholders of the Company as the Superior Proposal, provided that the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(f) unless the Company shall have made the payment required to be made to Parent pursuant to Section 9.3(c);

  (g)
  by Parent by notice to the Company (i) if (A) any of the Company's representations and warranties shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1 would not be satisfied and (B) such inaccuracy is not capable of being cured, or (ii) any of the Company's covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 7.6 is not capable of being satisfied; or

  (h)
  by the Company by notice to Parent (i) if (A) any of Parent's representations and warranties shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 8.1 would not be satisfied and (B) such inaccuracy is not capable of being cured, or (ii) if any of Parent's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 8.2 is not capable of being satisfied.

        9.2    Effect of Termination.

  (a)
  In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 9.2, Section 9.3 and Section 10 shall survive the termination of this Agreement and shall remain in full force and effect and (ii) the termination of this Agreement shall not relieve any party from any liability for the making of any representation or warranty by a party that such party knew or would have known, with the exercise of reasonable diligence under the circumstances, was materially inaccurate as of the date of this Agreement or any willful breach of any covenant or other provision contained in this Agreement.

  (b)
  The Company shall not adopt or permit to remain in effect any stockholder rights plan, "poison pill" or other arrangement that would permit other stockholders to acquire any securities of the Company if Parent or Merger Sub acquires Company Common Stock pursuant to the Stockholder Agreements, or, following the exercise of the Stockholder Options, in any manner, or that is designed to make any such acquisition by Parent or Merger Sub less advantageous, or otherwise take any action that would cause the representation and warranty in Section 2.22 to be inaccurate as of any date; provided that Parent and Merger Sub have not materially breached this Agreement or the Stockholder Agreements. If Parent or Merger Sub acquires Company Common Stock pursuant to an exercise of the Stockholder Options, (i) Parent shall not, and shall not permit any of its Subsidiaries to, commence any tender offer or exchange offer for Company Common Stock or, during the time when any Superior Proposal has been made, publicly announced and is not withdrawn, acquire any additional capital stock of the Company without the prior written approval of the Board of Directors of the Company and (ii) Parent shall not, and shall not permit any of its Subsidiaries to, exercise and each hereby irrevocably waives to the fullest extent permissible, any appraisal rights to which any of them may be entitled with respect to the consummation of any Superior Proposal approved by the Board of Directors of the Company. The agreements in this Section 9.2(b) shall survive until six months after termination of this Agreement.

        9.3    Expenses; Termination Fees.

  (a)
  Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that:

  (i)
  Parent and the Company shall share equally all fees and expenses, other than attorneys' and accountant's fees, incurred in connection with (A) the filing, printing and mailing of the Form F-4 Registration Statement and the Proxy Statement and any amendments or supplements thereto and (B) the filing by the parties hereto of the premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable foreign Antitrust Law; and

  (ii)
  if this Agreement is terminated by Parent or the Company pursuant to Section 9.1(b) or Section 9.1(d) and, at or prior to the time of the termination of this Agreement, an Acquisition Proposal shall have been publicly disclosed, announced, commenced, submitted or made (which shall not have been withdrawn prior to termination of this Agreement by the Company or Parent), then (without limiting any obligation of the Company to pay any fee payable pursuant to Section 9.3(c)) the Company shall make a nonrefundable cash payment to Parent, at the time specified in Section 9.3(c), in an amount equal to the aggregate amount of all fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees, filing fees and printing and mailing expenses) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and each Stockholder Agreement and otherwise in connection with the Contemplated Transactions or its consideration of the Contemplated Transactions; provided that the aggregate amount of such fees and expenses shall not exceed $2,000,000 and such amounts shall be credited against any fees payable to Parent pursuant to Sections 9.3(b) and 9.3(c).

  (b)
  If (i) a Material Adverse Effect occurs in relation to the Acquired Corporations, (ii) such Material Adverse Effect is not cured and (iii) this Agreement is subsequently terminated pursuant to Section 9.1(b) and, at the date of termination, such Material Adverse Effect has not been cured, then the Company shall make a nonrefundable cash payment to Parent, within two business days after such termination, in an amount equal to the aggregate amount of all fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees, filing fees and printing and mailing expenses) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and each Stockholder Agreement and otherwise in connection with the Contemplated Transactions or its consideration of the Contemplated Transactions that were incurred during that period commencing on the date of the occurrence of the Material Adverse Effect and ending on the date of termination of this Agreement; provided that the aggregate amount of such fees and expenses shall not exceed $2,000,000 and such amounts shall be credited against any fees payable to Parent pursuant to Sections 9.3(a)(ii) and 9.3(c).

  (c)
  If:

    (i)
    (x)  this Agreement is terminated by Parent or the Company pursuant to Section 9.1(d) or by the Company pursuant to Section 9.1(b), or

    (y)
    this Agreement is terminated by Parent pursuant to Section 9.1(b), unless

    (A)
    the Merger has not been consummated due to the failure of either party to obtain a Required Consent or Governmental Authorization, and

    (B)
    the Company has offered to extend the termination date set forth in Section 9.1 (b) and Parent has declined to extend such termination date,

    and,
    in the case of either clause (x) or (y) above,

    (1)
    at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been publicly disclosed, announced, commenced, submitted or made (which shall not have been withdrawn prior to such termination) and

    (2)
    within one year after the termination of this Agreement an Acquisition Proposal is consummated or the Company shall have entered into an agreement relating to the consummation of an Acquisition Proposal and that Acquisition Proposal or a different Acquisition Proposal is consummated within two years after the termination of this Agreement,

      or

      (ii)
      this Agreement is terminated by Parent pursuant to Section 9.1(e) or by the Company pursuant to Section 9.1(f);

      then, in the case of either clause (i) or (ii) above, the Company shall pay to Parent, in cash at the time specified in the next sentence (against which any amounts payable pursuant to Section 9.3(a) and 9.3(b) shall be credited), a nonrefundable fee in the amount equal to $10,000,000. In the case of termination of this Agreement by the Company pursuant to Section 9.1(f), the fee referred to in the preceding sentence shall be paid by the Company prior to the time of, and as a condition to the effectiveness of, such termination; in the case of termination of this Agreement by Parent pursuant to Section 9.1(e), the fee referred to in the preceding sentence shall be paid by the Company within two business days after such termination; and in the case of a termination of this Agreement pursuant to Section 9.1(b) or Section 9.1(d) as described in clause (i) of the first sentence of this Section 9.3(c), the fee referred to in the preceding sentence shall be paid by the Company upon consummation of the Acquisition Proposal.

  (d)
  If the Company fails to pay when due any amount payable under this Section 9.3, then, in addition to any such amounts, (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 9.3, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to 1% over the "prime rate" (as announced by Bank of America, N.A.) in effect on the date such overdue amount was originally required to be paid.

SECTION 10:    Miscellaneous Provisions.

        10.1    Amendment.    This Agreement may be amended only by an instrument in writing signed by the Company, Merger Sub and Parent at any time (whether before or after adoption of this Agreement by the stockholders of the Company); provided, however, that (i) each amendment shall have been duly authorized by the respective Boards of Directors of the Company and Merger Sub and (ii) after adoption of this Agreement by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders.

        10.2    Waiver; Remedies Cumulative.

  (a)
  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

  (b)
  At any time prior to the Effective Time, Parent (with respect to the Company) and the Company (with respect to Parent and Merger Sub), may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of such party to this Agreement, (ii) waive any inaccuracies in the representation and warranties contained in this Agreement or any document delivered pursuant to this Agreement and (iii) waive compliance with any covenants, obligations or conditions contained in this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

        10.3    No Survival.    None of the representations and warranties, or any covenant to be performed prior to the Effective Time, contained in this Agreement shall survive the Effective Time.

        10.4    Entire Agreement.

  (a)
  This Agreement (including the documents relating to the Merger referred to in this Agreement) and the Mutual Nondisclosure Agreement constitute the entire agreement among the parties to this Agreement with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect thereto.

  (b)
  If there is any conflict between the provisions of this Agreement and the Mutual Nondisclosure Agreement, the provisions of this Agreement shall supersede the provisions of the Mutual Nondisclosure Agreement. Without limiting the foregoing:

  (i)
  The provisions of Section 5.7 of this Agreement supersede the provisions of Section 6(a) of the Mutual Nondisclosure Agreement; and

  (ii)
  Effective on the date of this Agreement, the provisions of Section 11 of the Mutual Nondisclosure Agreement shall terminate.

        10.5    Execution of Agreement; Counterparts; Electronic Signatures.

  (a)
  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart.

  (b)
  Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et seq.), the Uniform Electronic Transactions Act, or any other Legal Requirement relating to or enabling the creation, execution, delivery or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the parties, no party shall be deemed to have executed this Agreement or any other document contemplated by this Agreement (including any amendment or other change thereto) unless and until such party shall have executed this Agreement or such document on paper by a handwritten original signature or any other symbol executed or adopted by a party with current intention to authenticate this Agreement or such other document contemplated.

        10.6    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Nothing in this Agreement shall affect the choice of law applicable to any Acquired Corporation Contract, and each such contract shall continue to be governed by the Legal Requirements specified therein or otherwise applicable thereto in the absence of this Agreement.

        10.7    Consent to Jurisdiction; Venue.    In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware, and (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in such courts. For purposes of implementing the foregoing, Parent does hereby appoint CT Corporation as agent to accept service of process in the State of Delaware in connection with this Agreement.

        10.8    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE CONTEMPLATED TRANSACTIONS.

        10.9    Disclosure Schedules.

  (a)
  The Company Disclosure Schedule and the Parent Disclosure Schedule shall be arranged in separate Parts corresponding to the numbered and lettered sections contained in Section 2 and Section 3, respectively. The information disclosed in any numbered or lettered Part shall be deemed to relate to and to qualify the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2 or Section 3, as the case may be, and such other representations and warranties set forth in Section 2 or Section 3, as the case may be, whether or not such representations and warranties are qualified by reference to the

    Company Disclosure Schedule or Parent Disclosure Schedule or any part thereof, as applicable, to the extent that it is reasonably apparent from reading such information in the Disclosure Schedules that such information would also apply to such representations or warranties.

  (b)
  Except as specifically provided in Part 7.7 of the Company Disclosure Schedule, if there is any inconsistency between the provision of this Agreement and statements in the Company Disclosure Statement or the Parent Company Disclosure Schedule purporting to modify, amend or otherwise change such provisions (other than setting forth an exception to a representation, warranty or covenant in the Company Disclosure Statement or the Parent Company Disclosure Schedule), the provision of in this Agreement will control.

  (c)
  Except as specifically provided in Part 7.7 of the Company Disclosure Schedule, every statement other than lists or exceptions expressly called for in this Agreement that is made in the Company Disclosure Schedule shall be deemed to be a representation of the Company in this Agreement as if set forth in Section 2. Every statement other than lists or exceptions expressly called for in this Agreement that is made in the Parent Disclosure Schedule shall be deemed to be a representation of Parent in this Agreement as if set forth in Section 3.

        10.10    Assignments and Successors.    This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the Company's rights hereunder may be assigned by the Company without the prior written consent of Parent. Any attempted assignment of this Agreement or of any such rights by the Company without such consent shall be void and of no effect.

        10.11    No Third Party Rights.    Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that after the Effective Time, the Covered Parties shall be third party beneficiaries of, and entitled to enforce, Section 5.6.

        10.12    Notices.    All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties), provided, that any communication delivered or sent on a day that is not a business day or after 5:00 p.m. (local time) on a business day shall be deemed to have been delivered or sent on the next following business day; provided further, that the immediately preceding proviso shall not apply to any notification provisions herein set forth in terms of hours, which notifications shall be deemed to have been delivered or sent when actually delivered or sent:

        Company (before the Closing):

    Manufacturers' Services Limited
    300 Baker Avenue
    Suite 106
    Concord, MA 01742

    Attention: Chief Financial Officer and General Counsel
    Fax No.: (978) 318-2603
    Confirmation No.: (978) 318-2608

        with a copy to:

    Hale and Dorr LLP
    60 State Street
    Boston, MA 02109

    Attention: John Burgess and Jay Bothwick
    Fax No.: (617) 526-5000
    Confirmation No.: (617) 526-6000

        Parent and Merger Sub:

    Celestica Inc.
    1150 Eglinton Avenue East
    Toronto, ON M3C 1H7
    Canada

    Attention: Senior Vice President, Corporate Development
    Fax No.: (416) 448-5444
    Confirmation No.: (416) 448-4577

        with copies to:

    Celestica Inc.
    1150 Eglinton Avenue East
    Toronto, ON M3C 1H7
    Canada

    Attention: Chief Legal Officer
    Fax No.: (416) 448-2817
    Confirmation No.: (416) 448-4620

    and

    Kaye Scholer LLP
    425 Park Avenue
    New York, NY 10022

    Attention: Joel I. Greenberg and Lynn Toby Fisher
    Fax No.: (212) 836-8689
    Confirmation No.: (212) 836-8000

        10.13    Cooperation.    Subject to the terms and conditions of this Agreement, the Company agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

        10.14    Construction; Usage.

  (a)
  Interpretation.    In this Agreement, unless a clear contrary intention appears:

  (i)
  the singular number includes the plural number and vice versa;

  (ii)
  reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

  (iii)
  reference to any gender includes each other gender;

    (iv)
    reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

    (v)
    reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

    (vi)
    "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

    (vii)
    "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

    (viii)
    delivery of a "copy" or "copies" of any Contract, agreement, document or instrument means delivery of a true, complete and correct copy of such Contract, agreement, document or instrument;

    (ix)
    "or" is used in the inclusive sense of "and/or";

    (x)
    with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding";

    (xi)
    "dollars" and "$" means the currency of the United States of America; and

    (xii)
    references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

  (b)
  Legal Representation of the Parties.    This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

  (c)
  Headings.    The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        10.15    Enforcement of Agreement.    The parties acknowledge and agree that the parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by any party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which any party may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

        10.16    Severability.    If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        10.17    Time of Essence.    With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

CELESTICA INC.
By:	/s/ RAHUL SURI Name: Rahul Suri Its: Senior Vice President, Corporate Development
MSL ACQUISITION SUB INC.
By:	/s/ RAHUL SURI Name: Rahul Suri Its: Vice President
MANUFACTURERS' SERVICES LIMITED
By:	/s/ ROBERT C. BRADSHAW Name: Robert C. Bradshaw Its: Chairman, President and Chief Executive Officer

EXHIBIT A

CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        "Acquired Corporation Contract" means any Contract other than this Agreement or any of the Stockholder Agreements: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

        "Acquired Corporation" refers to each of the Company and each Subsidiary of the Company, and "Acquired Corporations" means the Company and the Subsidiaries of the Company, collectively.

        "Acquisition Proposal" means any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Parent) contemplating or otherwise relating to any Acquisition Transaction.

        "Acquisition Transaction" means any transaction or series of transactions involving:

  (a)
  any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired Corporations issues or sells securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations; or

  (b)
  any sale (other than sales of Inventory in the ordinary course of business), lease (other than in the ordinary course of business), exchange, transfer (other than sales of Inventory in the ordinary course of business), license (other than nonexclusive licenses in the ordinary course of business), acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of the Acquired Corporations.

        "Affiliate Agreement" has the meaning ascribed to it in Section 5.10 of the Agreement.

        "Agreement" means the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

        "Antitrust Laws" means the HSR Act and any other antitrust, unfair competition, merger or acquisition notification, or merger or acquisition control Legal Requirements under any applicable jurisdiction, whether federal, state, local or foreign.

        "Balance Sheet" means the balance sheet of the Company dated June 30, 2003 as filed with the Company's Quarterly Report on Form 10-Q filed with the SEC for the period ended June 30, 2003.

        "Bankruptcy and Equity Exception" has the meaning ascribed to it in Section 2.2(a) of the Agreement.

        "Blue Sky Laws" has the meaning ascribed to it in Section 2.2(c) of the Agreement.

        "Certificate of Merger" has the meaning ascribed to it in Section 1.3 of the Agreement.

        "CERCLA" means the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., as amended.

        "Certifications" has the meaning ascribed to it in Sections 2.4 and 3.4 of the Agreement.

        "Cleanup" has the meaning ascribed to it in clause (c) of the definition to the term Environmental Health and Safety Liability.

        "Closing" has the meaning ascribed to it in Section 1.3 of the Agreement.

        "Closing Agreement" has the meaning ascribed to it in Section 2.11(i) of the Agreement.

        "Closing Date" has the meaning ascribed to it in Section 1.3 of the Agreement.

        "Code" has the meaning ascribed to it in the recitals of the Agreement.

        "Company" has the meaning ascribed to it in the opening paragraph of the Agreement.

        "Company Board Recommendation" has the meaning ascribed to it in Section 5.2(b) of the Agreement.

        "Company Common Stock" means the Common Stock, $0.001 par value per share, of the Company.

        "Company Disclosure Schedule" means the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 10.9 and that has been delivered by the Company to Parent on the date of the Agreement.

        "Company SEC Reports" has the meaning ascribed to it in Section 2.4 of the Agreement.

        "Company Stock Certificate" has the meaning ascribed to it in Section 1.6 of the Agreement.

        "Company Stock Options" has the meaning ascribed to it in Section 2.3 of the Agreement.

        "Company Stockholders' Meeting" has the meaning ascribed to it in Section 5.2(a) of the Agreement.

        "Company Triggering Event" means: (i) the failure of the Board of Directors of the Company to recommend that the Company's stockholders vote to adopt this Agreement, or the withdrawal or modification of the Company Board Recommendation in a manner adverse to Parent, or the Board of Directors of the Company or the Company, in any written material filed with the SEC, mailed to Company stockholders or otherwise made publicly available, or in any stockholder or analyst call, press conference or similar public forum, shall have made any statements which can reasonably be interpreted to indicate that the Board of Directors of the Company does not believe that the Merger is in the best interests of the Company's stockholders; (ii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation or a statement to the effect that the Board of Directors of the Company has determined and believes that the Merger is in the best interests of the Company's stockholders; (iii) the Board of Directors of the Company fails to reaffirm, without qualification, the Company Board Recommendation following the Company's receipt of an Acquisition Proposal, or fails to publicly state, without qualification, that the Merger is in the best interests of the Company's stockholders following a public statement by a Person questioning the advisability of the Merger for Company stockholders, within ten calendar days after Parent reasonably requests in writing that such action be taken; (iv) the Board of Directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (v) the Company shall have failed to comply with Section 5.2(a) or 5.2(b); (vi) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Board of Directors recommends rejection of such tender or exchange offer; or (vii) any of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have breached Section 4.3(a), (c) or (d) or shall have breached Section 4.3(b) other than inadvertent and insubstantial breaches of Section 4.3(b).

        "Consent" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        "Contemplated Transactions" has the meaning ascribed to it in Section 2.2(a) of the Agreement.

        "Continuing Employees" has the meaning ascribed to it in Section 5.5 of the Agreement.

        "Contract" means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

        "Controlled Group Liability" has the meaning ascribed to it in Section 2.12(c) of the Agreement.

        "Costs" has the meaning ascribed to it in Section 5.6(a) of the Agreement.

        "Covered Parties" has the meaning ascribed to it in Section 5.6(a) of the Agreement.

        "CSFB" has the meaning ascribed to it in Section 2.24 of the Agreement.

        "Direct Profit Margin Dollars" means net sales of the Acquired Corporations less direct materials costs related to such net sales of the Acquired Corporations less direct labor costs related to such net sales of the Acquired Corporations.

        "Dissenting Stockholder" has the meaning ascribed to it in Section 1.8 of the Agreement.

        "Dissenting Shares" has the meaning ascribed to it in Section 1.8 of the Agreement.

        "DGCL" means the General Corporation Law of the State of Delaware.

        "EDGAR" has the meaning ascribed to it in Section 2.4 of the Agreement.

        "Effective Time" has the meaning ascribed to it in Section 1.3 of the Agreement.

        "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

        "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air, plant and animal life, and any other environmental medium or natural resource.

        "Environmental Health and Safety Liabilities" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

  (a)
  any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

  (b)
  fines, penalties, judgments, awards, settlements, legal or administrative Legal Proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

  (c)
  financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

  (d)
  any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

        The terms "removal," "remedial," and "response action," include the types of activities covered by CERCLA.

        "Environmental Law" means any Legal Requirement that requires or relates to:

  (a)
  advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

  (b)
  preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

  (c)
  reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes;

  (d)
  assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

  (e)
  protecting natural resources, species, or ecological amenities;

  (f)
  reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

  (g)
  cleaning up pollutants that have been released into the Environment, preventing the threat of any such release, or paying the costs of such clean up or prevention; or

  (h)
  making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

        "ERISA" has the meaning ascribed to it in Section 2.12 of the Agreement.

        "ERISA Affiliate" has the meaning ascribed to it in Section 2.12 of the Agreement.

        "ESPP" has the meaning ascribed to it in Section 2.16(c) of the Agreement.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Exchange Agent" has the meaning ascribed to it in Section 1.7(a) of the Agreement.

        "Facilities" means any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Corporation and any buildings, plants, structures or equipment (including motor vehicles, tank cars and rolling stock) currently or formerly owned or operated by any Acquired Corporation.

        "Filed Company SEC Reports" has the meaning ascribed to it in Section 2.4 of the Agreement.

        "Form F-4 Registration Statement" means the Registration Statement on Form F-4 to be filed with the SEC by Parent in connection with the issuance of Parent Subordinate Voting Shares in connection with the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

        "Governmental Authorization" means any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        "Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

        "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about or from the Facilities or any part thereof into the Environment, and any other act, business, operation or thing relating to Hazardous Materials that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Facilities, or would reasonably be likely to adversely affect the value of the Facilities or the Acquired Corporations.

        "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic under or pursuant to any Environmental Law, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Inventory" means all of the inventory of the Acquired Corporations, including the raw material, work-in-process and finished goods inventory thereof and all inventory subject to purchase orders of any Acquired Corporation or that any Acquired Corporation otherwise has committed or commits to purchase.

        The phrase "knowledge" of the Company, for purposes of this Agreement, means the actual knowledge of the personnel of the Acquired Corporations who were involved in the negotiations concerning the Agreement or the preparation of the Company Disclosure Schedule. The phrase "knowledge" of Senior Management, for the purposes of the Agreement, means the actual knowledge of any member of Senior Management after due inquiry.

        "Legal Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        "Legal Requirement" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of The New York Stock Exchange, the Toronto Stock Exchange or any other stock exchange, if applicable), but does not include any Environmental Law.

        "LYONs" has the meaning ascribed to it in Section 3.3 of the Agreement.

        "Material Adverse Effect": An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) has, had or would reasonably be likely to have a material adverse effect on (a) the business, condition, capitalization, assets, liabilities, results of operations or financial condition of the Acquired Corporations taken as a whole, provided, however, that (i) a decline in Company's stock price shall not, in and of itself, be deemed to constitute a Material Adverse Effect on the Acquired Corporations and (ii) there shall not be taken into account, in determining whether a Material Adverse Effect on the Acquired Corporations has occurred, the direct and foreseeable effect of any action taken by Parent following the public announcement of this Agreement, including any unreasonable refusal by Parent to consent to any reasonable request by the Company to take any action otherwise prohibited by clauses (iv) through (xviii) Section 4.2(b) or any breach by Parent of Section 4.2(c)(ii), (b) the ability of the Company to consummate the Merger or any of the other Contemplated Transactions or the Stockholder Agreements or to perform any of its obligations under the Agreement or the Stockholder Agreements, or (c) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) has, had or would reasonably be likely to have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, results of operations or financial condition of Parent and its Subsidiaries taken as a whole; provided, however, that a decline in Parent's stock price shall not, in and of itself, be deemed to constitute a Material Adverse Effect on Parent, or (ii) the ability of Parent to consummate the Merger or any of the other Contemplated Transactions or to perform any of its obligations under the Agreement.

        "Material Contract" has the meaning ascribed to it in Section 2.17(a) of the Agreement.

        "Material Customer" has the meaning ascribed to it in Section 2.7(b) of the Agreement.

        "Merger" has the meaning ascribed to it in the recitals to the Agreement.

        "Merger Sub" has the meaning ascribed to it in the opening paragraph of the Agreement.

        "Multiemployer Plan" has the meaning ascribed to it in Section 2.12(h) of the Agreement.

        "Mutual Nondisclosure Agreement" has the meaning ascribed to it in Section 4.3(a) of the Agreement.

        "New Material Customer" has the meaning set forth in Section 2.5(c) of the Agreement.

        "New Plans" has the meaning ascribed to it in Section 5.5 of the Agreement.

        "Non-US Plans" has the meaning ascribed to it in Section 2.12(m) of the Agreement.

        "NYSE" means The New York Stock Exchange.

        "Occupational Safety and Health Law" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards and designed to provide safe and healthful working conditions.

        "Old Plans" has the meaning ascribed to it in Section 5.5 of the Agreement.

        "Options" has the meaning ascribed to it in Section 2.3 of the Agreement.

        "Organizational Documents" has the meaning ascribed to it in Section 2.1(b) of the Agreement.

        "Other Non-US Plans" has the meaning ascribed to it in Section 2.12(m) of the Agreement.

        "Parent" has the meaning ascribed to it in the opening paragraph of the Agreement.

        "Parent Disclosure Schedule" means the disclosure schedule that has been prepared by Parent in accordance with the requirements of Section 10.9 and that has been delivered by Parent to the Company on the date of the Agreement.

        "Parent Plans" has the meaning ascribed to it in Section 3.3 of the Agreement.

        "Parent SEC Reports" has the meaning ascribed to it in Section 3.4 of the Agreement.

        "Parent Subordinate Voting Share(s)" means the subordinate voting shares in the capital of Parent.

        "Parent Weighted Average Closing Price" means the quotient obtained by dividing (x) the sum of, for each of the 20 consecutive trading days on the NYSE ending on the third Business Day immediately preceding the Effective Time, the product of (i) the closing price of a Parent Subordinate Voting Share on the NYSE on that trading day and (ii) the number of Parent Subordinate Voting Shares traded on the NYSE on that trading day, divided by (y) the sum of the amounts taken into account in clause (x)(ii) of this definition.

        "Part" means a part or section of the Company Disclosure Schedule or the Parent Disclosure Schedule.

        "Person" means any individual, Entity or Governmental Body.

        "Plans" has the meaning ascribed to it in Section 2.12(a) of the Agreement.

        "Pre-Closing Period" has the meaning ascribed to it in Section 4.1 of the Agreement.

        "Preferred Governing Documents" has the meaning ascribed to it in Section 5.4(h) of the Agreement.

        "Projections" has the meaning ascribed to it in Section 2.5 of the Agreement.

        "Proprietary Asset" means industrial and intellectual property under the Legal Requirements of any jurisdiction, including all:

  (a)
  trade secrets, confidential information and confidential know-how, including all unpatented inventions, customer and supplier lists, formulae systems, methodologies, processes, documents, works, designs, prototypes, materials, technologies, inventor's notes, unpublished studies and data, research designs, research results and notes, prototypes, drawings, design and construction specifications, production, operating and quality control manuals, marketing strategies, and current or proposed business opportunities;

  (b)
  copyrights and all waivers of moral rights associated with copyrights, including all copyrights and moral rights in software and world wide web pages, and also rights to graphic design and user interface elements and "look and feel", and databases;

  (c)
  industrial designs, design patents and other designs;

  (d)
  mask works and integrated circuit topographies;

  (e)
  patents;

  (f)
  registered and unregistered trade-marks, service marks, sound marks, trade names, brand names, trade dress, indicia, distinguishing guises, logos, designs, business names, domain names, Internet protocol addresses and classes of Internet protocol addresses, any other source of business identifiers and fictitious characters, and all goodwill associated with the foregoing; and

  (g)
  all rights to take legal action in respect of past infringement of the property described in (a) to (f) above,

and all registrations, applications for registration, reissues, extensions, renewals, divisions, continuations, continuations-in-part, proprietary information, documentation, licenses, registered user agreements and other agreements relating to the foregoing.

        "Proxy Statement" means the proxy statement to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting.

        "Qualified Acquisition Proposal" means a written Acquisition Proposal to acquire all of the outstanding Company Common Stock and specifying a valuation that if entered into would be on terms that the Board of Directors determines in good faith to be more favorable to the Company's Stockholders than of the Merger.

        "Qualified Plans" has the meaning ascribed to it in Section 2.12(e) of the Agreement.

        "Relevant Jurisdiction" means the United States of America, Canada, the United Mexican States, Malaysia, the Republic of Singapore, the European Union, each member state of the European Union and any state, province or other political subdivision of any of the foregoing.

        "Representatives" means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        "Required Company Stockholder Vote" has the meaning ascribed to it in Section 2.2(a) of the Agreement.

        "Required Consents" means all consents referred to in Part 7.7 of the Company Disclosure Schedule.

        "SEC" means the United States Securities and Exchange Commission.

        "Secretary of State" has the meaning ascribed to it in Section 1.3 of the Agreement.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Senior Management" means the Chief Executive Officer, Chief Financial Officer and Chief Operating Office of the Company.

        "Series A Preferred" has the meaning ascribed to it in Section 2.3 of the Agreement.

        "Series B Preferred" has the meaning ascribed to it in Section 2.3 of the Agreement.

        "Share Exchange Ratio" means:

  (i)
  if the Parent Weighted Average Closing Price is less than or equal to $16.00, the quotient of $6.00 divided by the Parent Weighted Average Closing Price (expressed to four decimal places with amounts less than 0.00005 being rounded down and amounts equal to or greater than 0.00005 being rounded up in each case to the nearest one ten-thousandth);

  (ii)
  if the Parent Weighted Average Closing Price is greater than or equal to $19.33, the quotient of $7.25 divided by the Parent Weighted Average Closing Price (expressed to four decimal places with amounts less than 0.00005 being rounded down and amounts equal to or greater than 0.00005 being rounded up in each case to the nearest one ten-thousandth); and

  (iii)
  in all other circumstances, 0.375.

        "Sonenshine" has the meaning ascribed to it in Section 2.24 of the Agreement.

        "Stock Election" means an election made in writing by a holder of Series A Preferred and/or Series B Preferred to receive, in lieu of cash, the number of Parent Subordinate Voting Shares that would have been distributed to such holder as a result of the Merger if such holder's shares of Series A Preferred and/or Series B Preferred had been converted into shares of Company Common Stock immediately prior to such distribution, all in accordance with the terms of the applicable Preferred Governing Documents, provided, that to be valid, such election must actually be received by the Company prior to the Effective Time and in the form provided by the Company.

        "Stockholders" has the meaning ascribed to it in the recitals of the Agreement.

        "Stockholder Agreements" has the meaning ascribed to it in the recitals of the Agreement.

        "Stockholder Options" has the meaning ascribed to it in the recitals of the Agreement.

        "Subsidiary": An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's Board of Directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

        "Superior Proposal" means an unsolicited, bona fide written offer made by a third party to purchase all of the outstanding Company Common Stock on terms that the Board of Directors of the Company determines, in its good faith judgment, after consultation with an independent financial advisor of nationally recognized reputation, to be more favorable to the Company's stockholders than the terms of the Merger and is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed and is not, in the good faith judgment of the Board of Directors of the Company, reasonably capable of being obtained by such third party.

        "Surviving Corporation" has the meaning ascribed to it in Section 1.1 of the Agreement.

        "Tax" means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Taxing Authority.

        "Tax Return" means any return (including any information return), report, statement, estimate, schedule, notice, notification, form, election, certificate or other document filed with, or required to be filed with, any Taxing Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        "Tax Ruling" has the meaning ascribed to it in Section 2.11(i) of the Agreement.

        "Taxing Authority" means a Governmental Body responsible for the imposition, administration or collection of any Tax.

        "Treasury Regulations" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time. References to specific provisions of the Treasury

Regulations shall be deemed to include the corresponding provisions of succeeding provisions of the Treasury Regulations.

        "US GAAP" means the generally accepted accounting principles in the United States of America.

        "USRPHC" has the meaning ascribed to it in Section 2.11(t) of the Agreement.

EXHIBITS B-1 and B-2

(See Annex B-1 and B-2 for
final forms of Stockholder Agreements)

EXHIBIT C

MANUFACTURERS' SERVICES LIMITED

SECOND RESTATED CERTIFICATE OF INCORPORATION

        Pursuant to Section 245 of the General Corporation Law of the State of Delaware, Manufacturers' Services Limited has adopted this Second Restated Certificate of Incorporation restating and integrating, but not further amending, its Certificate of Incorporation (originally filed December 1, 1994), as heretofore amended and restated, which Second Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of said Section 245. There is no discrepancy between the provisions of this Second Restated Certificate of Incorporation and the Certificate of Incorporation, as heretofore amended and restated.

ARTICLE I

        The name of this corporation is Manufacturers' Services Limited (hereinafter referred to as the "Corporation").

ARTICLE II

        The registered office of this Corporation in the State of Delaware is located 2711 Centerville Road, Suite 400, New Castle County, Wilmington. The registered agent at that address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

        The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

        The total number of shares of all classes of stock which the Corporation shall have authority to issue is 155,000,000 shares, consisting of (i) 150,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock").

        The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

1.    Common Stock.

  A.
  General.    Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law and this Article, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of the corporation and each share of Common Stock shall be entitled to one vote. Except as otherwise provided by the Delaware General Corporation Law or this Certificate of Incorporation, the holders of record of Common Stock shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of this Corporation whether now or hereafter authorized.

  B.
  Voting.    The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders. There shall be no cumulative voting. Notwithstanding the foregoing, the 2,450,846, 1,098,049 and 957,465 shares of Common Stock issued to DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V. and DLJ Merchant Banking Funding, Inc. respectively, pursuant to the Securities Purchase Agreement dated as of June 11, 1997 among such entities, the Corporation and certain other parties will not be entitled to be voted by any such entity at any time unless, and except to the extent that, at such time, such entity has, if applicable, complied with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the acquisition of such shares as voting securities, provided that the foregoing shall not limit the right of any other party to acquire or vote any shares of Common Stock.

  C.
  Number.    The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b) (2) of the General Corporation Law of the State of Delaware.

  D.
  Dividends.    Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

  E.
  Liquidation.    Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

2.    Preferred Stock.

        Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

        Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights. and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights. conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

        Two million shares of the Preferred Stock of the Corporation shall be designated as Senior Exchangeable Preferred Stock Due 2006 (the "Senior Preferred Stock"). The powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the Senior Preferred Stock is as set forth on Annex I attached hereto.

ARTICLE V

        The Corporation shall have a perpetual existence.

ARTICLE VI

        Unless and except to the extent that the By-Laws of this Corporation shall so require, the election of directors need not be by written ballot.

ARTICLE VII

        In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal the By-Laws adopted or amended by the Board of Directors; provided, however, that, notwithstanding the fact that a lesser percentage may be specified by law, the By-Laws shall not be altered, amended or repealed by the stockholders of the Corporation except by the affirmative vote of holders of not less than seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

ARTICLE VIII

        Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE IX

1.    Indemnification.    The Corporation shall, to the maximum extent permitted under the General Corporation Law of the State of Delaware and except as set forth below, indemnify, hold harmless and, upon request, advance expenses to each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (any such person being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

2.    Advance of Expenses.    Notwithstanding any other provisions, this Certificate of Incorporation, the By-Laws of the Corporation, or any agreement, vote of stockholder or disinterested directors, or arrangement to the contrary, the Corporation shall advance payment of expenses incurred by an Indemnitee in advance of the final disposition of any matter only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

3.    Subsequent Amendment.    No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

4.    Other Rights.    The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

5.    Reliance.    Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

6.    Merger or Consolidation.    If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

7.    Insurance.    The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was, or has agreed to become, a director, officer, employee or agent of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, against all expenses (including attorney's fees) judgments, fines or amounts paid in settlement incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such expenses under the General Corporation Law of the State of Delaware.

8.    Savings Clause.    If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE X

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XI

        This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1.    Number of Directors.    The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation.

2.    Classes of Directors.    The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III, and if such fraction is two-thirds, one of the extra directors shall be a member of Class III and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

3.    Election of Directors.    Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

4.    Terms of Office.    Except as provided in Section 6 of this Article XI, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting in 2001; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 2002; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 2003; and provided, further, that the term of each director shall be subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

5.    Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors.    In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

6.    Removal.    The directors of the Corporation may not be removed without cause and may be removed for cause only by the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose, notwithstanding the fact that a lesser percentage may be specified by law.

7.    Vacancies.    Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

8.    Stockholder Nominations and Introduction of Business, Etc.    Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before either an annual or special meeting of stockholders shall be given in the manner provided by the By-Laws of this Corporation.

9.    Amendment to Article.    Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of least seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article XI.

ARTICLE XII

1.    Dividends.    The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said board may deem to be in the interest of the Corporation; and said Board shall likewise have power to determine in its discretion, except as herein otherwise provided, what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

2.    Issuance of Stock.    The shares of all classes of stock of the Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of the Corporation, provided that shares of stock having a par value shall not be issued for a consideration less than such par value, as determined by the Board. At any time, or from time to time, the Corporation may grant rights or options to purchase from the Corporation any shares of its stock of any class or classes to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board of Directors may determine. The Board of Directors shall have authority, as provided by law, to determine that only apart of the consideration which shall be received by the Corporation for the shares of its stock which it shall issue from time to time, shall be capital; provided, however, that, if all the shares issued shall be shares having a par value, the amount of the part of such consideration so determined to be capital shall be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the Corporation over the amount so determined to be capital, as aforesaid, shall be surplus. All classes of stock of the Corporation shall be and remain at all times nonassessable.

        The Board of Directors is hereby expressly authorized, in its discretion, in connection with the issuance of any obligations or stock of the Corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase stock of the Corporation of any class upon such terms and during such period as the Board of Directors shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

3.    Inspection of Books and Records.    The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

4.    Location of Meetings, Books and Records.    Except as otherwise provided in the By-laws, the stockholders of the Corporation and the Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors or by the By-laws of this Corporation.

ARTICLE XIII

        At any time during which a class of capital stock of this Corporation is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statute, stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article XIII.

ARTICLE XIV

        Special meetings of stockholders may be called at any time by only the Chairman of the Board of Directors, the Chief Executive Officer (or if there is no Chief Executive Officer, the President), or by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article XIV.

ARTICLE XV

        The Board of Directors of this Corporation, when evaluating any offer of another party to make a tender or exchange offer for any equity security of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including without limitation: (i) the interests of the stockholders of the Corporation; (ii) whether the proposed transaction might violate federal or state laws; (iii) not only the consideration being offered in the proposed transaction, in relation of the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

(iv) the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its business.

        In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

ARTICLE XVI

        The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law. Notwithstanding the terms of Section 203 of the Delaware General Corporation Law, Donaldson, Lufkin & Jenrette, Inc. and its affiliates (the "DLJ Entities") shall not be deemed at any time and without regard to the percentage of voting stock of the Corporation owned by the DLJ Entities to be an "interested stockholder" as such term is defined in Section 203(c) (5) of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, the undersigned, for the purpose of restating the Certificate of Incorporation of the Corporation, as heretofore amended and restated, pursuant to the General Corporation Laws of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and accordingly has hereunto executed this Second Restated Certificate of Incorporation on this 20th day of February, 2001.

/s/ ALAN CORMIER Name: Alan Cormier Title: Vice President, General Counsel and Secretary

ANNEX I

        (1)    Number and Designation.    Two million shares of the Preferred Stock of the Corporation shall be designated as Senior Exchangeable Preferred Stock Due 2006 (the "Senior Preferred Stock").

        (2)    Rank.    The Senior Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank prior to all classes of or series of common stock of the Corporation, including the Corporation's common stock, par value $0.001 per share ("Common Stock"), and each other class of capital stock of the Corporation, the terms of which provide that such class shall rank junior to the Senior Preferred Stock or the terms of which do not specify any rank relative to the Senior Preferred Stock. All equity securities of the Corporation to which the Senior Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the "Junior Securities." All equity securities of the Corporation with which the Senior Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution or winding up) are collectively referred to herein as the "Parity Securities." The respective definitions of Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case may be. The Senior Preferred Stock shall be subject to the creation of Junior Securities.

        (3)    Dividends.    (a) (i) The holders of shares of Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends (subject to Sections 3(a) (ii) and (iii) hereof) at a rate equal to (A) through the fourth Dividend Payment Date (as defined below), 14% per annum, and (B) thereafter, 15% per annum (each of the preceding (A) and (B) shall be computed on the basis of a 360 day year and shall be referred to herein as the applicable "Dividend Rate"). In the event the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Senior Preferred Stock pursuant to paragraph 5(b) or 5(c) hereof, the Dividend Rate as provided above shall increase by .50% per quarter (each, a "Default Dividend") for each quarter or portion thereof following the date on which such redemption was required to be made until cured, provided that the aggregate increase shall not exceed 10%. Such dividends shall be payable in the manner set forth below in Sections 3(a) (ii) and (iii) quarterly on February 26, May 26, August 26, and November 26 of each year (unless such day is not a business day, in which event on the next succeeding business day) (each of such dates being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"). Such dividends shall be cumulative from the date of issue, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends.

    (ii)
    Prior to and including the fourth Dividend Payment Date (the "Accretion Date"), each such dividend shall be payable in cash on the Liquidation Value per share of the Senior Preferred Stock, in equal quarterly amounts (to which the Default Dividend, if any, shall be added), to the holders of record of shares of the Senior Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

    (iii)
    After the Accretion Date, dividends shall not be payable in cash to holders of shares of Senior Preferred Stock but shall, subject to Section 3(b) hereof, accrete to the Liquidation Value in accordance with Section 4(a) hereof.

  (b)
  After the Accretion Date, upon the written request of the holders of a majority of the shares of Senior Preferred Stock, the Corporation shall, commencing on the first Dividend Payment Date after such request, be required to pay all dividends on shares of Senior Preferred Stock by the issuance of additional shares of Senior Preferred Stock ("Additional Shares"). The Additional Shares shall be identical to all other shares of Senior Preferred Stock, except as set forth in Section 4. For the purposes of determining the number of Additional Shares to be issued as dividends pursuant to this Paragraph (b), such Additional Shares shall be valued at their Applicable Liquidation Value as provided in Section 4(c).

  (c)
  Holders of shares of Senior Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the cumulative dividends, as herein provided, on the Senior Preferred Stock. Except as provided in this Section 3, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Senior Preferred Stock that may be in arrears.

  (d)
  So long as any shares of the Senior Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment or other distribution declared or made upon Parity Securities, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly, unless, in each case (to the extent such dividends are payable in cash), full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on, or the acquisition of, as applicable, such class or series of Parity Securities. When (to the extent such dividends are payable in cash) dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Senior Preferred Stock and all dividends declared upon any other class or series of Parity Securities shall (in each case, to the extent payable in cash) be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Senior Preferred Stock and accumulated and unpaid on such Parity Securities.

  (e)
  So long as any shares of the Senior Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "Junior Securities Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Senior Preferred Stock and any other Parity Securities shall (to the extent payable in cash) have been paid or set apart for payment for all past Dividend Periods with respect to the Senior Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) (to the extent payable in cash) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Senior Preferred Stock and the current dividend period with respect to such Parity Securities.

        (4)    Liquidation Preference.    (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the

Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Senior Preferred Stock shall be entitled to receive an amount equal to the Liquidation Value of such share plus any accrued and unpaid cash dividends to the date of distribution. "Liquidation Value" on any date means, with respect to (x) any share of Senior Preferred Stock other than any Additional Shares, the sum of (1) $25.00 per share and (2) the aggregate of all dividends accreted on such share until the most recent Dividend Payment Date upon which an accretion to Liquidation Value has occurred (or if such date is a Dividend Payment Date upon which an accretion to Liquidation Value has occurred, such date), provided that in the event of an actual liquidation, dissolution or winding up of the Corporation or the redemption of any shares of Senior Preferred Stock pursuant to Section 5 hereunder, the amount referred to in (2) shall be calculated by including dividends accreting to the actual date of such liquidation, dissolution or winding up or the redemption date, as the case may be, rather than the Dividend Payment Date referred to above, and provided further that in no event will dividends accrete beyond the most recent Dividend Payment Date prior to the Dividend Payment Date on which dividends on the Senior Preferred Stock are payable in Additional Shares, and (y) any Additional Share, the Applicable Liquidation Value. All accretions to Liquidation Value will be calculated using compounding on a quarterly basis. Except as provided in the preceding sentences, holders of shares of Senior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Senior Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Senior Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Senior Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (4), (i) a consolidation or merger of the Corporation with one or more corporations or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

  (b)
  Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Senior Preferred Stock, as provided in this paragraph (4), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Senior Preferred Stock shall not be entitled to share therein.

  (c)
  The Applicable Liquidation Value of any Additional Shares shall be the Liquidation Value of Senior Preferred Stock outstanding immediately prior to the first Dividend Payment Date occurring after a request for payment in Additional Shares has been made in accordance with Section 3(b).

        (5)    Redemption.

        "Stockholders Agreement" means the Stockholders Agreement dated as of January 20, 1995, among DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., The Kevin C. Melia 1995 Irrevocable Trust, The Robert J. Graham 1995 Irrevocable Trust, The Julie Kent 1995 Irrevocable Trust, Kevin C. Melia, Robert J. Graham, Julie Kent, the Company, and the other parties thereto, as amended from time to time.

  (a)
  Redemption At the Option of the Corporation.    At any time, provided that the Corporation has funds legally available for such payment, the Corporation may, at its option, redeem all but not less than all shares of Senior Preferred Stock at redemption prices per share in cash set forth in the table below, together with accrued and unpaid cash dividends thereon to the date fixed for redemption, without interest:

Year Beginning	Percentage of Liquidation Value
November 26, 1999	114.0%
November 26, 2000 and thereafter	115.0%
  (b)
  Redemption In the Event of a Change of Control.    In the event of a Change of Control, to the extent that the Corporation shall have funds available for such payment, the Corporation shall be required to offer to redeem all of the shares of Senior Preferred Stock then outstanding and shall be required to redeem the shares of Senior Preferred Stock of any holder of such shares that shall consent to such redemption, upon a date no later than five days following the Change in Control and at a redemption price per share equal to 107.50% of the Liquidation Value, in cash, together with accrued and unpaid cash dividends thereon to the date fixed for redemption, without interest.

        "Change of Control" means such time as, (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d) (2) of the Securities Exchange Act of 1934, as amended), other than any person or group comprised solely of the 1999 Investors, has become the beneficial owner, by way of merger, consolidation or otherwise, of 30% or more of the voting power of all classes of voting securities of the Corporation, and such person or group has become the beneficial owner of a greater percentage of the voting power of all classes of voting securities of the Corporation than that beneficially owned by the 1999 Investors; or (b) a sale or transfer of all or substantially all of the assets of the Corporation to any person or group (other than any group consisting solely of the 1999 Investors or their affiliates) has been consummated; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election was approved by a vote of a majority of the directors then still in office, who either were directors at the beginning of such period or whose election or nomination for the election was previously so approved) cease for any reason to constitute a majority of the directors of the Corporation, then in office.

        "1999 Investors" means the Stockholders (determined as of the date of initial issuance of the Senior Preferred Stock) and their Permitted Transferees, each as defined in the Stockholders Agreement.

  (c)
  Mandatory Redemption.    To the extent the Corporation shall have funds legally available for such payment, on November 26, 2006, if any shares of the Senior Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Senior Preferred Stock, at a redemption price equal to the aggregate Liquidation Value, in cash, together with any accrued and unpaid cash dividends thereon to the date fixed for redemption, without interest.

  (d)
  Status of Redeemed Shares.    Shares of Senior Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock, provided that no such issued and reacquired shares of Senior Preferred Stock shall be reissued or sold as Senior Preferred Stock.

  (e)
  Failure to Redeem.    If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Senior Preferred Stock pursuant to paragraph (5) (b) or 5(c) (each, a "Mandatory Redemption Obligation"), such Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Senior Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Senior Preferred Stock) or (ii) in accordance with paragraph 3(e), declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

  (f)
  Failure to Pay Dividends.    Notwithstanding the foregoing provisions of this paragraph (5), unless full cumulative cash dividends (whether or not declared) on all outstanding shares of Senior Preferred Stock shall have been paid or contemporaneously are declared and paid or set apart for payment for all dividend periods terminating on or prior to the applicable redemption date, none of the shares of Senior Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of Senior Preferred Stock are redeemed pro rata.

        (6)    Procedure for Redemption.    (a) In the event the Corporation shall redeem shares of Senior Preferred Stock pursuant to Section 5(a) or (c), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation, provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Senior Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state, (i) the redemption date; (ii) the number of shares of Senior Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

  (b)
  In the case of any redemption pursuant to Section 5(a) or (c) hereof, notice having been mailed as provided in Section 6(a) hereof, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Senior Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

  (c)
  In the case of a redemption pursuant to Section 5(b) hereof, notice of such redemption shall be given by first class mail, postage prepaid, mailed not more than 20 days prior to the occurrence of the Change of Control and not less than 5 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation, provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Senior Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) that a Change of Control has occurred; (ii) the redemption date; (iii) the redemption price; (iv) that such holder may elect to cause the Corporation to redeem all or any of the shares of Senior Preferred Stock held by such holder; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (vi) that dividends on the shares the holder elects to cause the Corporation to redeem will cease to accrue on such redemption date.

        Upon receipt of such notice, the holder shall, within 20 days of receipt thereof, return such notice to the Corporation indicating the number of shares of Senior Preferred Stock such holder shall elect to cause the Corporation to redeem, if any.

  (d)
  In the case of a redemption pursuant to Section 5(b) hereof, notice having been mailed as provided in Section 6(c) hereof, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on such shares of Senior Preferred Stock as the holder elects to cause the Corporation to redeem shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the redemption price aforesaid.

        (7)    Exchange.    (a) Subject to the provisions of this paragraph (7) the Corporation may, at its option, at any time and from time to time on any Dividend Payment Date exchange, to the extent it is legally permitted to do so, all, but not less than all, outstanding shares (and fractional shares) of Senior Preferred Stock, for Exchange Debentures, provided that (i) on or prior to the date of exchange the Corporation shall have paid to or declared and set aside for payment to the holders of outstanding shares of Senior Preferred Stock all accrued and unpaid cash dividends on shares of Senior Preferred Stock through the exchange date in accordance with the next succeeding paragraph; (ii) no event of default under the indenture (as defined in such indenture) governing the Exchange Debentures shall have occurred and be continuing; and (iii) no shares of Senior Preferred Stock are held on such date by the Mezzanine Holders (as defined in the Stockholders Agreement) or any of their Affiliates. The principal amount of Exchange Debentures deliverable upon exchange of a share of Senior Preferred Stock, adjusted as hereinafter provided, shall be determined in accordance with the Exchange Ratio (as defined below).

        Cash dividends on any shares of Senior Preferred Stock exchanged for Exchange Debentures which have accrued but have not been paid as of the date of exchange shall be paid in cash. In no event shall the Corporation issue Exchange Debentures in denominations other than $1,000 or in an integral multiple thereof. Cash will be paid in lieu of any such fraction of an Exchange Debenture which would otherwise have been issued (which shall be determined with respect to the aggregate principal amount of Exchange Debentures to be issued to a holder upon any such exchange). Interest will accrue on the Exchange Debentures from the date of exchange.

        Prior to effecting any exchange hereunder, the Corporation shall appoint a trustee to serve in the capacity contemplated by an indenture between the Corporation and such trustee, containing customary terms and conditions.

        The Exchange Ratio shall be, as of any Dividend Payment Date, $1.00 (or fraction thereof) of principal amount of Exchange Debenture for each $1.00 of (i) Liquidation Value plus (ii) accrued and unpaid dividends, if any, per share of Senior Preferred Stock held by a holder on the applicable exchange date.

        "Affiliates" shall have the meaning ascribed to such term in the Stockholders Agreement.

        "Exchange Debentures" means the Subordinated Exchange Debentures due 2006 of the Corporation, to be issued pursuant to an indenture between the Corporation and a trustee, containing customary terms and conditions, in accordance with the Term Sheet attached as Exhibit A hereto.

  (b)
  Procedure for Exchange. (i) In the event the Corporation shall exchange shares of Senior Preferred Stock, notice of such exchange shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the exchange date, to each holder of record of the shares to be exchanged at such holder's address as the same appears on the stock register of the Corporation, provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the exchange of any share of Senior Preferred Stock to be exchanged except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (A) the exchange date; (B) the number of shares of Senior Preferred Stock to be exchanged and, if fewer than all the shares held by such holder are to be exchanged, the number of shares to be exchanged from such holder; (C) the Exchange Ratio; (D) the place or places where certificates for such shares are to be exchanged for notes evidencing the Exchange Debentures to be received by the exchanging holder; and (E) that dividends on the shares to be exchanged will cease to accrue on such exchange date.

  (ii)
  Prior to giving notice of intention to exchange, the Corporation shall execute and deliver with a bank or trust company selected by the Corporation an indenture containing customary terms and conditions. The Corporation will cause the Exchange Debentures to be authenticated on the Dividend Payment Date on which the exchange is effective, and will pay interest on the Exchange Debentures at the rate and on the dates specified in such indenture from the exchange date.

      The Corporation will not give notice of its intention to exchange under paragraph 6(b) (i) hereof unless it shall file at the place or places (including a place in the Borough of Manhattan, The City of New York) maintained for such purpose an opinion of counsel (who may be an employee of the Corporation) to the effect that (i) the indenture has been duly authorized, executed and delivered by the Corporation, has been duly qualified under the Trust Indenture Act of 1939 (or that such qualification is not necessary) and constitutes a valid and binding instrument enforceable against the Corporation in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and subject to such other qualifications as are then customarily contained in opinions of counsel experienced in such matters), (ii) the Exchange Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the indenture and delivered in exchange for the shares of Preferred Stock, will constitute valid and binding obligations of the Corporation entitled to the benefits of the indenture (subject as aforesaid), (iii) neither the execution nor delivery of the indenture or the Exchange Debentures nor compliance with the terms, conditions or provisions of such instruments will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or agreement or instrument, known to such counsel, to which the Corporation or any of its subsidiaries is a party or by which it or any of them is bound, or any decree, judgment, order, rule or regulation, known to such counsel, of any court or governmental agency or body having jurisdiction over the Corporation and such subsidiaries or any of their properties, (iv) the Exchange Debentures have been duly registered for such exchange with the Securities and Exchange Commission under a registration statement that has become effective under the Securities Act of 1933 (the "Act") or that the exchange of the Exchange Debentures for the shares of Senior Preferred Stock is exempt from registration under the Act, and (v) the Corporation has sufficient legally available funds for such exchange such that such exchange is permitted under applicable law.

    (iii)
    Notice having been mailed as aforesaid, from and after the exchange date (unless default shall be made by the Corporation in issuing Exchange Debentures in exchange for the shares called for exchange), dividends on the shares of Senior Preferred Stock so called for exchange shall cease to accrue, and all rights of the holders thereof as stockholders of the Corpcration (except the right to receive from the Corporation the Exchange Debentures and any rights such holder, upon the exchange, may have as a holder of the Exchange Debenture) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so exchanged (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be exchanged by the Corporation for the Exchange Debentures at the Exchange Ratio. In case fewer than all the shares represented by any such certificate are exchanged, a new certificate shall be issued representing the unexchanged shares without cost to the holder thereof.

    (iv)
    Each exchange shall be deemed to have been effected immediately after the close of business on the relevant Dividend Payment Date, and the person in whose name or names any Exchange Debentures shall be issuable upon such exchange shall be deemed to have become the holder of record of the Exchange Debentures represented thereby at such time on such Dividend Payment Date.

    (v)
    Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon exchange of the Senior Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

  (c)
  The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of notes evidencing Exchange Debentures on exchange of the Senior Preferred Stock pursuant hereto, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Exchange Debentures in a name other than that of the holder of the Senior Preferred Stock to be exchanged and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

        (8)    Voting Rights.    (a) The holders of record of shares of Senior Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (8), as otherwise provided by law or as provided in the Stockholders Agreement.

  (b)
  If and whenever (i) four consecutive cash dividends payable on the Senior Preferred Stock have not been paid in full, (ii) for any reason (including the reason that funds are not legally available for a redemption), the Corporation shall have failed to discharge any Mandatory Redemption Obligation, (iii) the Corporation shall have failed to provide the notice required by Section 6(c) hereof within the time period specified in such section or (iv) the Corporation shall have failed to comply with Sections 3(d), 3(e) or 8(c) hereof, the number of directors then constituting the Board of Directors shall be increased by two and the holders of a majority of the outstanding shares of Senior Preferred Stock shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Senior Preferred Stock called as hereinafter provided.

  (c)
  Whenever (i) all arrears in cash dividends on the Senior Preferred Stock then outstanding shall have been paid and cash dividends thereon for the Current quarterly dividend period shall have been paid or declared and set apart for payment, (ii) the Corporation shall have fulfilled its Mandatory Redemption Obligation, (iii) the Corporation shall have fulfilled its obligation to provide notice as specified in subsection (b) (iii) hereof, or (iv) the Corporation shall have complied with Sections 3(d), 3(e) and 8(c) hereof, as the case may be, then the right of the holders of the Senior Preferred Stock to elect such additional directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future (i) arrearage in four consecutive quarterly cash dividends, (ii) failure to fulfill any Mandatory Redemption Obligation, (iii) failure to fulfill the obligation to provide the notice required by Section 6(c) hereof within the time period specified in such section or (iv) failure to comply with Sections 3(d), 3(e) or 8(c)), the terms of office of the persons elected as directors by the holders of the Senior Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Senior Preferred Stock, the secretary of the Corporation may, and upon the written request of any holder of Senior Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Senior Preferred Stock for the election of the directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Senior Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur with respect to the directors elected by the holders of the Senior Preferred Stock, a successor shall be elected in accordance with the procedures of Section 8(b) to serve until the next annual meeting of the stockholders or special meeting held in place thereof, if such office shall not have previously terminated as provided above.

  (d)
  Without the written consent of 66% of the outstanding shares of Senior Preferred Stock or the vote of holders of 66% of the outstanding shares of Senior Preferred Stock at a meeting of the holders of Senior Preferred Stock called for such purpose, the Corporation will not (i) amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the Senior Preferred Stock, provided that any such amendment that decreases the dividend payable on or the Liquidation Value of the Senior Preferred Stock shall require the affirmative vote of holders of each share of Senior Preferred Stock at a meeting of holders of Senior Preferred Stock called for such purpose or written consent of the holder of each share of Senior Preferred Stock; (ii) create, authorize or issue any class or series of stock ranking prior to, or on a parity with, the Senior Preferred Stock with respect to dividends or upon liquidation, dissolution, winding up or otherwise, or increase the authorized number of shares of any such class or series, or reclassify any authorized stock of the Corporation into any such prior or parity shares or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such prior or parity shares, except that the Corporation may, without such approval, create, authorize and issue Parity Securities for the purpose of utilizing the proceeds from the issuance of such Parity Securities for the redemption or repurchase of all outstanding shares of Senior Preferred Stock in accordance with the terms hereof; (iii) merge or consolidate, or sell, exchange or convey all or substantially all of the assets, property or business of the Corporation unless, in the case of a merger or consolidation, (A) if the

    Corporation is not the surviving corporation, the seniority, rights, powers and preferences of the Senior Preferred Stock continue unimpaired and on identical terms after such transaction or (B) the surviving corporation has a Consolidated Net Worth (immediately following any such transaction) at least equal to that of the Corporation immediately prior to such transaction or (iv) issue any additional shares of Senior Preferred Stock, other than the issuance of Additional Shares in accordance with Section 3(b) hereof.

    "Consolidated Net Worth" means at any date and with respect to any Person, the consolidated stockholders' equity of such Person and its consolidated subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to November 26, 1999 in the book value of any asset owned by such Person or a consolidated subsidiary, (ii) all investments in unconsolidated subsidiaries and all equity investments in Persons which are not subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

  (e)
  In exercising the voting rights set forth in this paragraph (8), each share of Senior Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Senior Preferred Stock as a single class on any matter, then the Senior Preferred Stock and such other series shall have with respect to such matters one vote per $25.00 of Liquidation Value or other liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of Senior Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

        (9)    Reports.    So long as any of the Senior Preferred Stock is outstanding, the Corporation will furnish the holders thereof with the quarterly and annual financial reports that the Corporation is required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or, in the event the Corporation is not required to file such reports, reports containing the same information as would be required in such reports.

        (10)    General Provisions.    (a) The term "Person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

  (b)
  The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

  (c)
  The headings of the paragraphs, subparagraphs, clauses and subclauses used herein are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

  (d)
  Each holder of Senior Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and exchange, redemption and repurchase of, such securities by the Corporation are subject to restrictions on the Corporation contained in certain credit and financing agreements.

EXHIBIT A

SUMMARY OF TERMS
OF INDENTURE FOR
SUBORDINATED EXCHANGE DEBENTURES

Parties:	Manufacturers' Services Limited (the "Corporation") and [ ], as trustee.
Issue:
Subordinated Exchange Debentures (the "Exchange Debentures") to be issued by the Corporation, at its option, in exchange for any or all the outstanding shares of Senior Exchangeable Preferred Stock due 2006 (the "Senior Preferred Stock") issued on or about November 26, 1999.
Maturity:	November 26, 2006.
Interest:
Annual rate, payable quarterly, equal to 14% through November 26, 2000 and 15% thereafter. After the Accretion Date (as defined in the Certificate of Designation of the Senior Preferred Stock of the Corporation (the "Certificate of Designation")), quarterly interest will be paid by the issuance of additional Exchange Debentures; until then interest will be payable in cash.
Ranking:	The Exchange Debentures will rank senior to all other subordinated debt, preferred stock and common equity of the Corporation.
Optional Redemption:	The Exchange Debentures will be redeemable at the option of the Corporation, in whole but not in part, at the same redemption prices set forth in the Certificate of Designation.
Change of Control Repurchase Right:
In the event of a Change of Control, each holder of the Exchange Debentures will have the right to require the Corporation to repurchase all or any part of such holder's Exchange Debentures, upon a date no later than 30 days following the Change of Control, at a repurchase price calculated in accordance with the procedures set forth in Section 5(b) of the Certificate of Designations for calculating the redemption price of the Senior Preferred Stock in the event of a Change of Control, except that, in so calculating the repurchase price, the aggregate principal amount of the Exchange Debentures shall be substituted for "Liquidation Value", as such term is used in such Section 5(b).
Covenants:
The Debentures will contain covenants that are substantially the same as the covenants contained in the senior credit facility of the Corporation, as amended, and will limit, among other things, the ability of the Corporation and its subsidiaries (i) to incur additional indebtedness, (ii) to pay dividends and make other distributions on its capital stock, (iii) to repurchase its capital stock or warrants, options or other rights to acquire shares of its capital stock or any Indebtedness subordinated to the Exchange Debentures, (iv) to make certain other Restricted Payments, (v) to make certain investments or asset sales, (vi) to engage in transactions with affiliates, (vii) to create liens, (viii) to permit "layering" of indebtedness and (ix) to merge or consolidate or transfer all or substantially all of its assets.

CERTIFICATE OF DESIGNATIONS

OF

5.25% SERIES A CONVERTIBLE PREFERRED STOCK

OF

MANUFACTURERS' SERVICES LIMITED

        Manufacturers' Services Limited, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as that pursuant to authority conferred upon the Board of Directors of the Corporation by the Second Restated Certificate of Incorporation of the Corporation and pursuant to the Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors at a meeting duly held adopted the following resolution on March 12, 2002:

        RESOLVED, that the Corporation is authorized to issue 1,030,000 shares of 5.25% Series A Convertible Preferred Stock, par value $0.001 per share ("Series A Preferred Stock"), with the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions as set forth on Annex II.

ANNEX II

        Section 1.    Ranking.    Each share (a "Share") of Series A Preferred Stock shall have preferences, limitations and relative rights identical with each other, and all Shares of Series A Preferred Stock shall have such preferences and relative rights expressly provided in this Annex II. The Series A Preferred Stock shall rank prior to the Senior Preferred Stock of the Corporation.

        Section 2.    Designation of the Number of Shares.    There shall be a series of Preferred Stock consisting of 1,030,000 shares that shall be designated as "5.25% Series A Convertible Preferred Stock". The Series A Preferred Stock shall be entitled to dividends when, as and if declared pursuant to Section 3 hereof, shall be entitled to a preference in liquidation as provided in Section 4 hereof, shall be redeemable as provided in Section 5, shall be convertible as provided in Section 6 hereof, and shall be entitled to vote as provided in Section 7 hereof.

        Section 3.    Dividends.

  (a)
  To the extent permitted under the Delaware General Corporation Law, the Corporation will pay preferential dividends to the holders of the Series A Preferred Stock as provided in this Section 3. Except as otherwise provided herein, dividends on each Share will accrue at a rate of 5.25% per annum (the "Dividend Rate") of the Liquidation Value (as defined) thereof from and including the Date of Issuance (as defined) of such Share to and including the date on which the Liquidation Value (plus all accrued and unpaid dividends thereon) of such Share is paid in full. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Such dividends shall accrue on a daily basis and shall be computed on the basis of a 360 day year comprised on twelve 30-day months. The date on which the Corporation initially issues any Share shall be deemed to be its "Date of Issuance" regardless of the number of times a transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

  (b)
  All accrued and unpaid dividends on each Share shall be paid on each Dividend Reference Date (as defined), and shall be paid, at the election of the Corporation, in cash or in shares of the common stock, par value $.001 per share, of the Corporation (the "Common Stock") and except to the extent paid in cash or shares of Common Stock, such dividends will accumulate on each such Dividend Reference Date. The Corporation shall only have the right to elect to pay a dividend in shares of Common Stock if, on the applicable Dividend Reference Date, (i) the sale of the shares of Common Stock issuable in connection with such payment by the holders is covered by an effective registration statement or such shares may be sold pursuant to Rule 144(k) under the Securities Act and (ii) the shares of Common Stock to be issued in connection with such payment have been approved for listing, subject to official notice of issuance, on a national securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. If the Corporation elects to pay a dividend in shares of Common Stock, each share of Common Stock will be valued at 95% of Market Value (as defined) as of the Dividend Reference Date for purposes of determining the number of shares of Common Stock issuable in connection with such payment. If the Corporation elects to pay a dividend in shares of Common Stock, the Corporation shall mail written notice of such election to the record holders of Series A Preferred Stock at least 20 business days prior to each Dividend Reference Date. Notwithstanding the foregoing, the Company may elect not to pay a quarterly dividend due under this Section 3, no more than two times in any 24 month period and such dividends will accumulate instead. If and whenever, at any time or times, dividends on the outstanding Shares shall not have been paid in an aggregate amount equal to two full quarterly dividends thereon in accordance with the provisions of Section 3(a) the Corporation shall pay such accumulated dividends in shares of Common Stock, and each share of Common Stock will be valued at 95% of Market Value as of the Dividend Reference Date for the third such quarterly dividend. No fractional shares of Common Stock shall be issued upon payment of a dividend in shares of Common Stock, and in lieu of any fractional shares to which the holder would otherwise be entitled, such fraction shall be rounded up or down to the nearest whole share. The Corporation covenants that all shares of Common Stock that may be issued upon payment of a dividend on the Series A Preferred Stock will upon issue be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof. As used herein, "Market Value" as of any date means the average closing price of the Common Stock for the ten consecutive trading days ending two business days prior to such date on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not so listed or admitted to trading, the average of the per share closing bid price and per share closing asked price for the ten trading days preceding such date as quoted on the National Association of Securities Dealers Automated Quotation System, including without limitation the OTC Bulletin Board ("NASDAQ"), or such other market in which such prices are regularly quoted, or, if the Common Stock is not then quoted by NASDAQ, the Market Price shall be determined by agreement between the Corporation and holders of Series A Preferred Stock outstanding at the time of such determination representing more than 50% of the number of shares of Common Stock into which each share of Series A Preferred Stock is then convertible in accordance with Section 6.

  (c)
  Dividend Reference Date.    The accrued dividends will by payable March 31, June 30, September 30 and December 31 of each year commencing on September 30, 2002 (the "Dividend Reference Dates") to the record holders of Series A Preferred Stock at the close of business on the date that is 10 business days immediately preceding the applicable Dividend Reference Dates of each year. To the extent all accrued dividends are not paid on the Dividend Reference Dates, all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date will be accumulated and shall remain accumulated dividends with respect to such Share until paid.

  (d)
  If at any time the Corporation elects to pay less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment will be distributed among the holders of the Series A Preferred Stock based upon the aggregate accrued but unpaid dividends on the Share of Series A Preferred Stock held by each such holder, and any amounts of such dividends remaining thereafter shall be accumulated and shall remain accumulated dividends with respect to such Share until paid.

        Section 4.    Liquidation Preference.

  (a)
  In the event of a dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary), but before any distribution to the holders of Common Stock or any other class or series of the Corporation's then outstanding capital stock ranking in any such event junior to the Series A Preferred Stock, the holders of the Series A Preferred Stock then outstanding shall be entitled to receive, and the Corporation shall pay, the following amounts out of assets of the Corporation legally available for distribution to the stockholders, whether such assets are capital, surplus or earnings:

    The holders of the Series A Preferred Stock shall receive an amount per Share equal to the Liquidation Value (plus all accrued and unpaid dividends thereon, it being understood that such amount shall be calculated by including dividends accruing to the actual date of such dissolution, liquidation or winding up, as the case may be, rather than the most recent Dividend Reference Date); provided however, that if the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full Liquidation Value (plus all such accrued and unpaid dividends thereon), then all of the assets of the Corporation to be distributed to the holders of the Series A Preferred Stock shall be distributed ratably to the holders of the Series A Preferred Stock.

    As used herein, the term "Liquidation Value" means an amount initially equal to $50.00 per Share, subject to appropriate adjustment for any stock dividend, stock split, recapitalization or consolidation of or on the Series A Preferred Stock.

  (b)
  Notwithstanding the foregoing, each holder of Series A Preferred Stock may elect to receive, in the event of a dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary), in lieu of the amount described in Section 4(a) above, the amount that would be distributed to such holder if such holder's Shares had been converted into shares of Common Stock in accordance with Section 6 immediately prior to such distribution.

  (c)
  After the payment of the amounts required to be paid to the holders of Series A Preferred Stock upon the liquidation, dissolution or winding up of the Corporation pursuant to this Section 4, the outstanding Shares shall be deemed to have been redeemed and shall be cancelled and shall no longer be deemed to be issued and outstanding and the holders of the Series A Preferred Stock shall not be entitled to any further right or claim.

  (d)
  A Change in Control (as defined) of the Corporation will be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4 and in the event there is a Change of Control on or before March 14, 2004, the amount to which a holder would be entitled under Section 4(a) above shall be deemed to be an amount equal to (i) 105% of the Liquidation Value plus (ii) all accrued and unpaid dividends thereon, it being understood that such amount shall be calculated by including dividends accruing to the actual date of such dissolution, liquidation or winding up, as the case may be, rather than the most recent Dividend Reference Date. As used herein, "Change in Control" means (A) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation (other than to a wholly-owned subsidiary as a result of which the Company becomes a holding company) or (B) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation of the Corporation with any other person (other than a wholly-owned subsidiary of the Corporation)) unless the Corporation's stockholders of record immediately prior to such transaction will immediately after such transaction hold at least 50% of the voting power of the Corporation.

        Section 5.    Redemption.

  (a)
  On March 14, 2007 (the "Scheduled Redemption Date") the Corporation will redeem all issued and outstanding Shares, at a price per Share equal to the Liquidation Value thereof plus all accrued and unpaid dividends thereon, including dividends accruing to the Scheduled Redemption Date (the "Redemption Price"), which amount shall be payable, at the election of the Corporation, in cash or shares of Common Stock. The Corporation shall only have the right to elect to pay the Redemption Price in shares of Common Stock if, on the Scheduled Redemption Date, (i) the sale of the shares of Common Stock issuable in connection with such redemption by the holders is covered by an effective registration statement or such shares may be sold pursuant to Rule 144(k) under the Securities Act and (ii) the shares of Common Stock to be issued in connection with such redemption have been approved for listing, subject to official notice of issuance, on a national securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. If the Corporation elects to pay the Redemption Price in shares of Common Stock, each share of Common Stock will be valued at 95% of Market Value as of the Scheduled Redemption Date for purposes of determining the number of shares issuable in connection with such payment. If the Corporation elects to pay the Redemption Price in shares of Common Stock, the Corporation shall mail written notice of such election to the record holders of Series A Preferred Stock at least 20 business days prior to the Scheduled Reference Date. No fractional shares of Common Stock shall be issued upon payment of the Redemption Price, and in lieu of any fractional shares to which the holder would otherwise be entitled, such fraction shall be rounded up or down to the nearest whole share. The Corporation covenants that all shares of Common Stock that may be issued upon a redemption of the Series A Preferred Stock will upon issue be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof.

  (b)
  No Share is entitled to any dividends accruing after the date on which the Redemption Price of such Share is paid in full (the "Redemption Date"). On such Redemption Date all rights of the holder of such Share as a holder will cease, and such Share will be cancelled and will not be reissued, sold or transferred.

        Section 6.    Conversion.

  (a)
  Each Share shall be convertible into Common Stock, at the then applicable Conversion Price (as herein defined), at any time and from time to time, at the option of the holder thereof in accordance with this Section 6(a) without the need for the payment of any additional cash consideration. Before any holder of Series A Preferred Stock shall be entitled to convert such stock into shares of Common Stock, the holder thereof shall surrender the certificate or certificates therefor (or in the case of any lost, stolen or destroyed certificate or certificates the delivery of an affidavit to that effect accompanied by any indemnity bond, in each case, reasonably required by the Corporation), duly endorsed, to the Corporation and shall give written notice, duly executed, to the Corporation of such election to convert the same and shall state the number of shares of Series A Preferred Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing the Shares to be converted, and the holder of such Shares shall be treated for all purposes as the record holder of such shares of Common Stock on such date (such date, the "Conversion Date"). If a holder of Series A Preferred Stock elects to convert any of such holder's Shares into Common Stock on or before December 14, 2002, such holder shall also be entitled to receive, and the Corporation shall pay, upon conversion of such holder's Shares, an amount equal to three quarterly dividends to be paid pursuant to Section 3 per Share, less the amount of any dividends actually paid per Share prior to the Conversion Date (the "Optional Make Whole Payment"). The Optional Make Whole Payment may be paid, at the Corporation's election, in cash or shares of Common Stock. The Corporation shall only have the right to elect to pay the Optional Make Whole Payment in shares of Common Stock if, on the Conversion Date, (i) the sale of the shares of Common Stock issuable in connection with such Optional Make Whole Payment by the holders is covered by an effective registration statement or such shares may be sold pursuant to Rule 144(k) under the Securities Act and (ii) the shares of Common Stock to be issued in connection with such Optional Make Whole Payment have been approved for listing, subject to official notice of issuance, on a national securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. If the Corporation elects to pay the Optional Make Whole Payment in shares of Common Stock, each share of Common Stock will be valued at 95% of Market Value as of the Notice Date for purposes of determining the number of shares issuable in connection with such payment. The Corporation shall deliver a notice within five (5) business days of receiving written notice from such holder of Series A Preferred Stock of its election to convert such Shares specifying whether the Optional Make Whole Payment, if any, is to be paid in cash or in shares of Common Stock.

  (b)
  The price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred Stock is referred to herein as the "Conversion Price", and shall be determined in accordance with this Section 6. Each Share shall be convertible into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the "Original Price" of each Share by the Conversion Price applicable to such series in effect at the time of conversion without the payment of additional cash consideration. The "Original Price" of each Share shall be $50.00. The initial Conversion Price for each Share shall be $6.4350, subject to adjustment as set forth at Section 6(d) below.

  (c)
  No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock, payment of the Optional Make Whole Payment, if any, or payment of the Make Whole Payment (as defined), if any, if such payment is made in shares of Common Stock, and in lieu of any fractional shares to which the holder would otherwise be entitled, such fraction shall be rounded up or down to the nearest whole share.

  (d)
  The Conversion Price shall be subject to adjustment at any time or from time to time as provided herein:

  (i)
  In case the Corporation shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined) fixed for such determination and (B) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction in the Conversion Price to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 6(d)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

    (ii)
    In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

    (iii)
    In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which (A) the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which (B) the denominator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Corporation's Board of Directors.

    (iv)
    In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 6(d)(i) hereof applies) or evidences of its indebtedness or other assets (including securities, but excluding (A) any rights or warrants referred to in Section 6(d)(iii) hereof and (B) dividends and distributions paid exclusively in cash (except as set forth in Section 6(d)(v) and (vi) hereof, (the foregoing hereinafter in this Section 6(d)(iv) called the "Additional Securities")), unless the Corporation elects to reserve such Additional Securities for distribution to the holders of Series A Preferred Stock upon conversion thereof so that any such holder converting shares of Series A Preferred Stock will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Additional Securities which such holder would have received if such holder had converted its shares of Series A Preferred Stock into Common Stock immediately prior to the Record Date for such distribution, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which (x) the numerator shall be the Current Market Price on such date less the fair market value (as determined in good faith by the Corporation's Board of Directors, whose determination shall be conclusive) on such date of the portion of the Additional Securities so distributed applicable to one share of Common Stock and (y) the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Additional Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series A Preferred Stock shall have the right to receive upon conversion of a share of Series A Preferred Stock, the amount of Common Stock such holder would have received had such holder converted such share immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Corporation's Board of Directors determines the fair market value of any distribution for purposes of this Section 6(d)(iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 6(d)(vi) hereof to the extent possible, unless the Corporation's Board of Directors determines in good faith that consideration of the fair market value during the Reference Period would not be in the best interest of the holders of Series A Preferred Stock.

    In the event that the Corporation implements a new shareholder rights plan, such rights plan shall provide that, upon conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (as if the holder had converted the Series A Preferred Stock prior to implementing the rights plan and notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 6(d)(iv).

    Rights or warrant distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6(d)(iv) (and no adjustment to the Conversion Price under this Section 6(d)(iv) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 6(d)(iv), (x) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (y) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

    For purposes of this Section 6(d)(iv) and Sections 6(d)(i) and (iii) hereof, any dividend or distribution to which this Section 6(d)(iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Sections 6(d)(i) or 6(d)(iii) hereof applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 6(d)(iii) hereof applies (and any Conversion Price reduction required by this Section 6(d)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 6(d)(i) and (iii) hereof with respect to such dividend or distribution shall then be made, except (x) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 6(d)(i) hereof and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 6(d)(iii) hereof and (y) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 6(d)(i) hereof.

    (v)
    In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 6(e) hereof applies or as part of a distribution referred to in Section 6(d)(iv) hereof), in an aggregate amount that, combined together with (A) the aggregate amount of any other such distributions to all holders of its Common Stock made in cash within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 6(d)(v) has been made, and (B) the aggregate of any cash plus the fair market value (as determined by the Corporation's Board of Directors, whose determination shall be conclusive) of consideration payable in respect of any tender offer by the Corporation or any of its Subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution exceeds ten percent (10%) of the product of the Current Market Price (determined as provided in Section 6(d)(iv) hereof) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction of which (x) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (1) such combined amount and (2) the number of shares of Common Stock outstanding on the Record Date and (y) the denominator of which shall be equal to the Current Market Price on such date; provided, however, that in the event the portion of the cash so distributed applicable to one (1) share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon conversion of a share of Series A Preferred Stock, the amount of cash such holder would have received had such holder converted such share immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

    (vi)
    For purposes of this Section 6(d), the following terms shall have the meaning indicated:

      "Closing Sale Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in cash no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such National Market or Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, whose determination shall be conclusive.

      "Current Market Price" shall mean the average of the daily Closing Sale Prices per share of Common Stock for the ten (10) consecutive trading days immediately prior to the date in question; provided, however, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6(d)(i), (ii), (iii), (iv) or (v) hereof occurs during such ten (10) consecutive trading days, the Closing Sale Price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6(d)(i), (ii), (iii), (iv) or (v) hereof occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Sale Price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the Closing Sale Price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Corporation's Board of Directors in a manner consistent with any determination of such value for purposes of Section 6(d)(iv) hereof, whose determinations shall be conclusive) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. The "ex" date shall be the first trading date following the event for which an adjustment to the Conversion Price is required pursuant to Section 6(d).

      "Fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

      "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchange for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

    (vii)
    No adjustment in the Conversion Price shall be required unless such adjustment would require a decrease of at least one percent (1%) in such price (and no adjustment shall increase the Conversion Price except in the case of reverse stock splits or other transactions involving a combination of shares of Common Stock); provided, that any adjustments which by reason of this Section 6(d)(vii) are not required to be made shall be carried forward and then taken into account in any subsequent adjustment; provided, further, that adjustment in the Conversion Price shall be required and made in accordance with the provisions of this Certificate of Designations, other than this Section 6(d)(vii), not later than such time as may be required in order to preserve the tax-free nature of a distribution (within the meaning of Section 305 of the United States Internal Revenue Code of 1986, as amended) to the holders of Series A Preferred Stock and/or Common Stock. All calculations under this Section 6 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

    (viii)
    Anything in this Section 6 to the contrary notwithstanding, the Corporation shall be entitled (but shall not be required) to make such reductions in the Conversion Price, in addition to those required by this Section 6, as the Corporation, in its discretion, shall determine in good faith to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable.

    (ix)
    To the extent permitted by applicable law, the Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Corporation, which determination shall be conclusive and described in a resolution of the Board of Directors. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to each record holder of Series A Preferred Stock a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

    (x)
    In any case in which this Section 6(d) provides that an adjustment shall become effective immediately after a Record Date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any shares of Series A Preferred Stock converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 6(c) hereof.

  (e)
  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transactions, in each case ((i) which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock and (ii) is not a Change in Control, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding) to insure that each of the holders of Series A Preferred Stock shall thereafter have the right to acquire and receive, such shares of stock, securities or other assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred Stock immediately prior to such Organic Change. In each such case where the Series A Preferred Stock would remain outstanding after the Organic Change, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding) to insure that the provisions of Section 6(d) hereof shall thereafter be applicable to the Series A Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from the consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or other assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. The provisions of this Section 6(e) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or sales.

  (f)
  The Corporation may elect to convert some or all of the Shares as follows:

  (i)
  If at any time prior to the Scheduled Redemption Date, the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading, NASDAQ, if the Common Stock is then listed or admitted to trading on any national securities exchange or in such market system, or such other market in which such prices are regularly quoted, exceeds 150% of the then effective Conversion Price (as defined) for any 15 out of 20 consecutive trading days, and a shelf registration statement covering resales of the Common Stock issuable upon conversion of the Series A Preferred Stock is effective and available for use at all times during the period beginning thirty (30) days prior to the Notice Date (as defined below) and ending on the Required Conversion Date (as defined below), and is expected to remain effective and available for use until at least the earlier of thirty (30) days following the Required Conversion Date or the last date on which the shelf registration statement is required to be kept effective under the terms of the Registration Rights Agreement (as defined below) or such shares may be sold pursuant to Rule 144(k) under the Securities Act, then the Corporation may elect to convert some or all of the then issued and outstanding Shares at the then applicable Conversion Price. If the Corporation elects to convert less than all of the then issued and outstanding Shares, a pro rata portion of the Shares held by each record holder of the Series A Preferred Stock shall be converted based upon the number of Shares held by such holder and the number of Shares the Corporation has elected to convert. The "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of March 12, 2002, among the Corporation, Robertson Stephens, Inc. and certain of the initial purchasers of the Series A Preferred Stock as such agreement may be amended, supplemented and modified from time to time.

    (ii)
    The Corporation will mail written notice of each conversion of Series A Preferred Stock pursuant to Section 6(f)(i) to each record holder at least 20 business days prior to the date on which such conversion is to be made (the "Required Conversion Date"). The date on which such notice is mailed is the "Notice Date." The Notice Date must be a date within ten days of the last day of the 20 consecutive trading day period referred to in Section 6(f)(i).

    (iii)
    If a Required Conversion Date occurs prior to September 14, 2003, the Corporation will make an additional payment with respect to the Shares converted in an amount equal to six quarterly dividends to be paid pursuant to Section 3 per Share, less the amount of any dividends actually paid per Share prior to the Required Conversion Date (such payment, the "Make Whole Payment"). The Make Whole Payment may be paid, at the Corporation's election, in cash or shares of Common Stock. The Corporation shall only have the right to elect to pay the Make Whole Payment in shares of Common Stock if, on the Required Conversion Date, (i) the sale of the shares of Common Stock issuable in connection with such Make Whole Payment by the holders is covered by an effective registration statement or such shares may be sold pursuant to Rule 144(k) under the Securities Act and (ii) the shares of Common Stock to be issued in connection with such Make Whole Payment have been approved for listing, subject to official notice of issuance, on a national securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. If the Corporation elects to pay the Make Whole Payment in shares of Common Stock, each share of Common Stock will be valued at 95% of Market Value as of the Notice Date for purposes of determining the number of shares issuable in connection with such payment. The notice delivered by the Corporation pursuant to Section 6(f)(ii) shall specify whether the Make Whole Payment, if any, is to be paid in cash or in shares of Common Stock.

  (g)
  If any date shall be fixed by the Corporation as the date as of which holders of Common Stock (i) shall be entitled to receive any dividend or any distribution upon the Common Stock of the Corporation, (ii) shall be offered any subscription or other rights, or (iii) shall be entitled to participate in any capital reorganization, reclassification of Common Stock, consolidation, or merger, or in any liquidation, dissolution or winding up of the Corporation, the Corporation shall cause notice thereof (specifying such date) to be mailed to the holders of the Series A Preferred Stock, at the address or such holder as appears on the Corporation's stock transfer ledger of receiving notice, at least 30 days prior to the date of consummation of the transaction described in the notice.

  (h)
  The issuance of stock certificates representing shares of Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to the exercising holder of Series A Preferred Stock for any tax for the issuance thereof. The Corporation shall not, however, be required to pay any tax that may be payable on any transfer involved in the issue and delivery of stock in any name other than that of the registered holders of Series A Preferred Stock, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

  (i)
  The Corporation shall at all times reserve and keep available out of its authorized but unissued stock for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Series A Preferred Stock at the Conversion Price then in effect, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for this purpose.

  (j)
  The Corporation covenants that all shares of Common Stock that may be issued upon conversion of the Series A Preferred Stock will upon issue be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof.

  (k)
  In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock, the Corporation shall compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred Stock at the address last provided by such holder as it appears on the Corporation's stock transfer ledger. The certificate shall set forth such adjustment or readjustment showing in detail the facts upon which such adjustment or readjustment is based including a statement of:

  (i)
  The adjusted or readjusted Conversion Price for the Series A Preferred Stock; and

  (ii)
  The number of additional shares of Common Stock and the type and amount, if any, of other property which would be received upon conversion of the adjusted or readjusted Conversion Price for the Series A Preferred Stock.

  (l)
  Except with the consent of the holders of two-thirds of the then outstanding shares of Series A Preferred Stock, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of all or substantially all of its assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 6 by the Corporation, but the Corporation will at all times and in good faith assist in the carrying out of all of the provisions of this Section 6.

  (m)
  If a holder of Series A Preferred Stock elects to convert any of such holder's Shares into Common Stock after such holder has received notice from the Corporation of the Corporation's election to convert some or all of such holder's Series A Preferred Stock pursuant to Section 6(f)(i), such holder shall also be entitled to receive, and the Corporation shall pay, upon conversion of such holder's Shares, the Make Whole Payment, if any, that the Corporation would have been required to pay such holder in connection with such conversion.

  (n)
  As soon as possible after a conversion has been effected pursuant to this Section 6 (but in any event within 5 business days after the applicable Conversion Date), the Corporation shall deliver to the converting holder:

  (i)
  a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified, or, at the holder's request, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with the Depositary Trust Company ("DTC") through its Deposit Withdrawal Agent Commission system;

    (ii)
    payment in cash or Common Stock of an amount equal to all accrued dividends with respect to each Share converted which have not been paid thereto;

    (iii)
    a certificate representing any shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted; and

    (iv)
    the Optional Make Whole Payment, if any, required pursuant to Section 6(a);

    (v)
    the Make Whole Payment, if any, required pursuant to Section 6(f)(iii).

  (o)
  If the Corporation shall fail for any reason to deliver to the holder any or all of the item(s) described in Section 6(n) above within 5 business days after the Conversion Date (such 5th business day, the "Delivery Date"), the Corporation shall, in addition to any other remedies under the Securities Purchase Agreement (as defined below) or otherwise available to such holder, including any indemnification under Section 8 of the Securities Purchase Agreement, pay as additional damages in cash to such holder on each day after the Delivery Date such item(s) are not delivered in an amount equal to one-half percent (0.5%) per month multiplied by the product of (i) the sum of the number of shares of Common Stock into which the Shares converted were converted and (ii) the Closing Sale Price (as defined in Section 6(d)(vi) of the Common Stock on the Delivery Date. The "Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated as of March 12, 2002, among the Corporation, Robertson Stephens, Inc. and the initial purchasers of the Series A Preferred Stock as such agreement may be amended, supplemented and modified from time to time.

        Section 7.    Voting.    Except as otherwise expressly provided herein or as required by law, the holder of each Share shall be entitled to vote on all matters as shall be submitted to a vote of the holders of the Common Stock and shall be entitled to such number of votes as is equal to the largest number of full shares of Common Stock into which such holder's Shares are then convertible. Except as required by law or otherwise expressly provided herein, the Series A Preferred Stock and the Common Stock and shares of all other classes or series of stock entitled to vote with the Common Stock shall be voted together as a single class and not as separate classes.

        Section 8.    Restrictions and Limitations.    (a) Except as otherwise required by law, so long as any Share is outstanding, the vote or written consent by the holders of at least a majority of the outstanding Shares, voting or consenting as a separate class, shall be required for the Corporation to:

    (i)
    authorize or issue any other class or series of Preferred Stock ranking senior to the Series A Preferred Stock as to the priority of payment of amounts distributable upon dissolution, liquidation or winding up of the Corporation, or increase the number of authorized shares of Series A Preferred Stock. Nothing herein shall prevent the Corporation from (A) authorizing or issuing a new or existing series of Preferred Stock that ranks junior to or pari passu with the Series A Preferred Stock as to the priority of payment of amounts distributable upon dissolution, liquidation or winding up of the Corporation or (B) from issuing shares of Series A Preferred Stock pursuant to the Securities Purchase Agreement; or

    (ii)
    pay or declare any dividend or distribution on any shares of Common Stock or of any security ranking junior to the Series A Preferred Stock as to payment of dividends other than a distribution or other payment made upon dissolution, liquidation or winding up of the Corporation in accordance with the provisions of Section 4 hereof and other than dividends payable solely in shares of Common Stock; or

    (iii)
    reclassify any Common Stock or other class or series of capital stock of the Corporation into shares having any preference or priority, or ranking senior to the Series A Preferred Stock, as to the payment of amounts distributable upon dissolution, liquidation or winding up of the Corporation.

  (b)
  Except as otherwise required by law, so long as any Share is outstanding, the vote or written consent by holders of two-thirds of the outstanding Shares, voting or consenting as a separate class, shall be required for the Corporation to amend or repeal (by merger, consolidation or otherwise) any provision of, or add any provision to, the Corporation's Certificate of Incorporation, including this Certificate of Designations, in a manner which would adversely affect the preferences, special rights or other powers of the Series A Preferred Stock; provided, however, that the vote or written consent of holders of all the outstanding Shares, voting or consenting as a separate class, shall be required for the Corporation to amend or repeal (by merger, consolidation or otherwise) any provision of the Corporation's Certificate of Incorporation, including this Certificate of Designations, with respect to the Dividend Rate, Liquidation Preference, Redemption Price, Scheduled Redemption Date, Conversion Price or Make Whole Payment in a manner which would adversely affect the preferences, special rights or other powers of the Series A Preferred Stock set forth in such provisions, or reduce the aforesaid percentage of outstanding Shares, the holders of which are required to consent to any amendment or repeal of the Corporation's Certificate of Incorporation.

  (c)
  The Corporation will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

        IN WITNESS WHEREOF, Manufacturers' Services Limited has caused this Certificate of Designations to be duly executed on March 14, 2002.

MANUFACTURERS' SERVICES LIMITED
By:	/s/ ALBERT A. NOTINI Name: Albert A. Notini Title: Chief Financial Officer and Executive Vice President

CERTIFICATE OF DESIGNATIONS
OF
4.5% SERIES B CONVERTIBLE PREFERRED STOCK
OF
MANUFACTURERS' SERVICES LIMITED

****

        Manufacturers' Services Limited, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as that pursuant to authority conferred upon the Board of Directors of the Corporation by the Second Restated Certificate of Incorporation of the Corporation and pursuant to the Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors at a meeting duly held adopted the following resolution on July 1, 2003:

        RESOLVED, that the Corporation is authorized to issue 500,000 shares of 4.5% Series B Convertible Preferred Stock, par value $0.001 per share ("Series B Preferred Stock"), with the powers designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions as set forth on Annex II.

ANNEX II

        Section 1.    Ranking.    Each share (a "Share") of Series B Preferred Stock shall have preferences, limitations and relative rights identical with each other; and all Shares of Series B Preferred Stock shall have such preferences and relative rights expressly provided in this Annex II. The Series B Preferred Stock shall rank pari passu with the 5.25% Series A Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the "Series A Preferred Stock") and prior to the Senior Preferred Stock of the Corporation.

        Section 2.    Designation of the Number of Shares.    There shall be a series of Preferred Stock consisting of 500,000 shares that shall be designated as "4.5% Series B Convertible Preferred Stock". The Series B Preferred Stock shall be entitled to dividends when, as and if declared pursuant to Section 3 hereof, shall be entitled to a preference in liquidation as provided in Section 4 hereof, shall be redeemable as provided in Section 5, shall be convertible as provided in Section 6 hereof, and shall be entitled to vote as provided in Section 7 hereof.

        Section 3.    Dividends.

  (a)
  To the extent permitted under the Delaware General Corporation Law, the Corporation will pay preferential dividends to the holders of the Series B Preferred Stock, pari passu with the Series A Preferred Stock, as provided in this Section 3. Except as otherwise provided herein, dividends on each Share will accrue at a rate of 4.5% per annum (the "Dividend Rate") of the Liquidation Value (as defined) thereof from and including the Date of Issuance (as defined) of such Share to and including the date on which the Liquidation Value (plus all accrued and unpaid dividends there) of such Share is paid in full. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Such dividends shall accrue on a daily basis and shall be computed on the basis of a 360 day year comprised on twelve 30-day months. The date on which the Corporation initially issues any share shall be deemed to be its "Date of Issuance" regardless of the number of times a transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

  (b)
  All accrued and unpaid dividends on each Share shall be paid on each Dividend Reference Date (as defined), and shall be paid, at the election of the Corporation, in cash or in shares of the common stock, par value $.001 per share, of the Corporation (the "Common Stock") and except to the extent paid in cash or shares of Common Stock, such dividends will accumulate on each such Dividend Reference Date. The Corporation shall only have the right to elect to pay a dividend in shares of Common Stock if, on the applicable Dividend Reference Date, (i) the sale of the shares of Common Stock issuable in connection with such payment by the holders is covered by an effective registration statement or such shares may be sold pursuant to Rule 144(k) under the Securities Act and (ii) the shares of Common Stock to be issued in connection with such payment have been approved for listing, subject to official notice of issuance, on a national securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. If the Corporation elects to pay a dividend in shares of Common Stock, each share of Common Stock will be valued at 95% of Market Value (as defined) as of the Dividend Reference Date for purposes of determining the number of shares of Common Stock issuable in connection with such payment. If the Corporation elects to pay a dividend in shares of Common Stock, the Corporation shall mail written notice of such election to the record holders of Series B Preferred Stock at least 20 business days prior to each Dividend Reference Date. Notwithstanding the foregoing, the Company may elect not to pay a quarterly dividend due under this Section 3, no more than two times in any 24 month period and such dividends will accumulate instead. If and whenever, at any time or times, dividends on the outstanding shares shall not have been paid in an aggregate amount equal to two full quarterly dividends thereon in accordance with the provisions of Section 3(a) the Corporation shall pay such accumulated dividends in shares of Common Stock, and each share of Common Stock will be valued at 95% of Market Value as of the Dividend Reference Date for the third such quarterly dividend. No fractional shares of Common Stock shall be issued upon payment of a dividend in shares of Common Stock, and in lieu of any fractional shares to which the holder would otherwise be entitled, such fraction shall be rounded up or down to the nearest whole share. The Corporation covenants that all shares of Common Stock that may be issued upon payment of a dividend on the Series B Preferred Stock will upon issue be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof. As used herein, "Market Value" as of any date means the average closing price of the Common Stock for the ten consecutive trading days ending two business days prior to such date on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not so listed or admitted to trading, the average of the per share closing bid price and per share closing asked rice for the ten trading days preceding such date as quoted on the National Association of Securities Dealers Automated Quotation System, including without limitation the OTC Bulletin Board ("NASDAQ"), or such other market in which such priced are regularly quoted, or, if the Common Stock is not then quoted by NASDAQ, the Market Price shall be determined by agreement between the Corporation and holders of Series B Preferred Stock outstanding at the time of such determination representing more than 50% of the number of shares of Common Stock into which each share of Series B Preferred Stock is then convertible in accordance with Section 6.

  (c)
  Dividend Reference Date.    The accrued dividends will be payable March 31, June 30, September 30 and December 31 of each year commencing on September 30, 2003 (the "Dividend Reference Dates") to the record holders of Series B Preferred Stock at the close of business on the date that is 10 business days immediately preceding the applicable Dividend Reference Dates of each year. To the extent all accrued dividends are not paid on the Dividend Reference Dates, all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date)

    ending upon each such Dividend Reference Date will be accumulated and shall remain accumulated dividends with respect to such Share until paid.

  (d)
  If at any time the Corporation elects to pay less than the total amount of dividends then accrued with respect to the Series A Preferred Stock and the Series B Preferred Stock, such payment will be distributed among the holders of the Series A Preferred Stock and the Series B Preferred Stock based upon the aggregate accrued but unpaid dividends on the Share of Series A Preferred Stock or the Series B Preferred Stock held by each such holder, and any amounts of such dividends remaining thereafter shall be accumulated and shall remain accumulated dividends with respect to such Share until paid.

        Section 4.    Liquidation Preference.

  (a)
  In the event of a dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary), but before any distribution to the holders of Common Stock or any other class or series of the Corporation's then outstanding capital stock ranking in any such event junior to the Series B Preferred Stock, the holders of the Series B Preferred Stock then outstanding shall be entitled to receive, pari passu with the holders of the Series A Preferred Stock, and the Corporation shall pay, the following amounts out of assets of the Corporation legally available for distribution to the stockholders, whether such assets are capital, surplus or earnings:

    The holders of the Series B Preferred Stock shall receive an amount per Share equal to the Liquidation value (plus all accrued and unpaid dividends thereon, it being understood that such amount shall be calculated by including dividends accruing to the actual date of such dissolution, liquidation or winding up, as the case may be, rather than the most recent Dividend Reference Date); provided however, that if the assets to be distributed to the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full Liquidation Value (plus all such accrued and unpaid dividends thereon), then all of the assets of the Corporation to be distributed to the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be distributed ratably to the holders of the Series A Preferred Stock and the Series B Preferred Stock.

    As used herein, the term "Liquidation Value" means an amount initially equal to $50.00 per Share, subject to appropriate adjustment for any stock dividend, stock split, recapitalization or consolidation of or on the Series B Preferred Stock.

  (b)
  Notwithstanding the foregoing, each holder of Series B Preferred Stock may elect to receive, in the event of a dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary), in lieu of the amount described in Section 4(a) above, the amount that would be distributed to such holder if such holder's Shares had been converted into shares of Common Stock in accordance with Section 6 immediately prior to such distribution.

  (c)
  After the payment of the amounts required to be paid to the holders of Series B Preferred Stock upon the liquidation, dissolution or winding up of the Corporation pursuant to this Section 4, the outstanding Shares shall be deemed to have been redeemed and shall be cancelled and shall no longer be deemed to be issued and outstanding and the holders of the Series B Preferred Stock shall not be entitled to any further right or claim.

  (d)
  A Change in Control (as defined) of the Corporation will be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4 and in the event there is a Change of Control on or before July 3, 2005, the amount to which a holder would be entitled under Section 4(a) above shall be deemed to be an amount equal to (i) 105% of the Liquidation Value plus (ii) all accrued and unpaid dividends thereon, it being understood that such amount shall be calculated by including dividends accruing to the actual date of such dissolution, liquidation or winding up, as the case may be, rather than the most recent Dividend Reference Date. As used herein, "Change in Control" means (A) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation (other than to a wholly-owned subsidiary as a result of which the Company becomes a holding company) or (B) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation of the Corporation with any other person (other than a wholly-owned subsidiary of the Corporation)) unless the Corporation's stockholders of record immediately prior to such transaction will immediately after such transaction hold at least 50% of the voting power of the Corporation.

        Section 5.    Redemption.

  (a)
  On July 3, 2008 (the "Scheduled Redemption Date") the Corporation will redeem all issued and outstanding Shares, at a price per Share equal to the Liquidation Value thereof plus all accrued and unpaid dividends thereon, including dividends accruing to the Scheduled Redemption Date (the "Redemption Price"), which amount shall be payable, at the election of the Corporation, in cash or shares of Common Stock. The Corporation shall only have the right to elect to pay the Redemption Price in shares of Common Stock if, on the Scheduled Redemption Date, (i) the sale of the shares of Common Stock issuable in connection with such redemption by the holders is covered by an effective registration statement or such shares may be sold pursuant to Rule 144(k) under the Securities Act and (ii) the shares of Common Stock to be issued in connection with such redemption have been approved for listing, subject to official notice of issuance, on a national securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. If the Corporation elects to pay the Redemption Price in shares of Common Stock, each share of Common Stock will be valued at 95% of Market Value as of the Scheduled Redemption Date for purposes of determining the number of shares issuable in connection with such payment. If the Corporation elects to pay the Redemption Price in shares of Common Stock, the Corporation shall mail written notice of such election to the record holders of Series B Preferred Stock at least 20 business days prior to the Scheduled Reference Date. No fractional shares of Common Stock shall be issued upon payment of the Redemption Price, and in lieu of any fractional shares to which the holder would otherwise be entitled, such fraction shall be rounded up or down to the nearest whole share. The Corporation covenants that all shares of Common Stock that may be issued upon a redemption of the Series B Preferred Stock will upon issue by fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof.

  (b)
  If at any time after July 3, 2006 and prior to the Scheduled Redemption Date, (i) a shelf registration statement covering resales of the Common Stock issuable upon conversion of the Series B Preferred Stock is effective and available for use at all times during the period beginning on the Early Redemption Notice Date (as defined below) and ending on the Early Redemption Date (as defined below), and is expected to remain effective and available for use until at least the earlier of thirty (30) days following the Early Redemption Date or the last date on which the shelf registration statement is required to be kept effective under the terms of the Registration Rights Agreement (as defined below) or (ii) such shares may be sold pursuant to Rule 144(k) under the Securities Act, then the Corporation my elect to redeem some or all of the then issued and outstanding Shares at the Redemption Price. If the Corporation elects to redeem less than all of the then issued and outstanding Shares, a pro rata portion of the Shares held by each record holder of the Series B Preferred Stock shall be redeemed based upon the number of Shares held by such holder and the number of Shares the Corporation has elected to redeem. The "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of July 1, 2003, among the Corporation, U.S.

    Bancorp Piper Jaffray, RBC Dain Rauscher, Inc. and the initial purchasers of the Series B Preferred Stock as such agreement may be amended, supplemented and modified from time to time.

  (c)
  The Corporation will mail written notice of each redemption of Series B Preferred Stock pursuant to Section 5(b) to each record holder at least 30 days prior to the date on which such redemption is to be made (the "Early Redemption Date"). The date on which such notice is mailed is the "Early Redemption Notice Date." Each such notice of redemption shall specify the number of Shares to be redeemed, the date fixed for redemption, the place or places of payment, that payment will be made upon presentation and surrender of such Shares and the current Conversion Price. If fewer than all the outstanding Shares are to be redeemed, the notice of redemption shall identify the number of Shares to be redeemed. Each Share shall be convertible into Common Stock at the option of the holder thereof in accordance with the provisions of Section 6 at any time prior to the Early Redemption Date.

  (d)
  No Share is entitled to any dividends accruing after the date on which the Redemption Price of such Share is paid in full (the "Redemption Date"). On such Redemption Date all rights of the holder of such Share as a holder will cease (including the conversion rights set forth in Section 6), and such Share will be concealed and will not be reissued, sold or transferred.

        Section 6.    Conversion.

  (a)
  Each share shall be convertible into Common Stock, at the then applicable Conversion Price (as hereinafter defined), at any time and from time to time, at the option of the holder thereof in accordance with this Section 6(a) without the need for the payment of any additional cash consideration. Before any holder of Series B Preferred Stock shall be entitled to convert such stock into shares of Common Stock, the holder thereof shall surrender the certificate or certificates therefor (or in the case of any lost, stolen or destroyed certificate or certificates the delivery of an affidavit to that effect accompanied by any indemnity bond, in each case, reasonably required by the Corporation), duly endorsed, to the Corporation and shall give written notice, duly executed, to the Corporation of such election to convert the same and shall state the number of shares of Series B Preferred Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing the Shares to be converted, and the holder of such Shares shall be treated for all purposes as the record holder of such shares of Common Stock on such date (such date, the "Conversion Date"). If a holder of Series B Preferred Stock elects to convert any of such holder's Shares into Common Stock on or before July 3, 2005, such holder shall also be entitled to receive, and the Corporation shall pay, upon conversion of such holder's Shares, an amount equal to four quarterly dividends to be paid pursuant to Section 3 per Share (the "Optional Make Whole Payment"). The Optional Make Whole Payment may be paid, at the Corporation's election, in cash or shares of Common Stock. The Corporation shall only have the right to elect to pay the Optional Make Whole Payment in shares of Common Stock if, on the Conversion Date, (i) the sale of the shares of Common Stock issuable in connection with such Optional Make Whole Payment by the holders is covered by an effective registration statement or such shares may be sold pursuant to Rule 144(k) under the Securities Act and (ii) the shares of Common Stock to be issued in connection with such Optional Make Whole Payment have been approved for listing, subject to official notice of issuance, on a national securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. If the Corporation elects to pay the Optional Make Whole Payment in shares of Common Stock, each share of Common Stock will be valued at 95% of Market Value as of the Notice Date for purposes of determining the number of shares issuable in connection with such payment. The Corporation shall deliver a notice within five (5) business days of receiving written notice from such holder of Series B Preferred stock of its election to convert such Shares specifying whether the Optional Make Whole Payment, if any, is to be paid in cash or in shares of Common Stock.

  (b)
  The price at which shares of Common Stock shall be deliverable upon conversion of the Series B Preferred Stock is referred to herein as the "Conversion Price," and shall be determined in accordance with this Section 6. Each Share shall be convertible into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the "Original Price" of each Share by the Conversion Price applicable to such series in effect at the time of conversion without the payment of additional cash consideration. The "Original Price" of each share shall be $50.00. The initial Conversion Price for each Share shall be $5.90, subject to adjustment as set forth at Section 6(d) below.

  (c)
  No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock or payment of the Optional Make Whole Payment, if any, and in lieu of any fractional shares to which the holder would otherwise be entitled, such fraction shall be rounded up or down to the nearest whole share.

  (d)
  The Conversion Price shall be subject to adjustment at any time or from time to time as provided herein:

  (i)
  In case the Corporation shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion Price by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined) fixed for such determination and (B) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction in the Conversion Price to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 6(d)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the conversion Price which would then be in effect if such dividend or distribution had not been declared.

  (ii)
  In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

  (iii)
  In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which (A) the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which (B) the denominator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration, if other than cash, to be determined in good faith by the Corporation's Board of Directors.

    (iv)
    In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 6(d)(i) hereof applies) or evidences of its indebtedness or other assets (including securities, but excluding (A) any rights or warrants referred to in Section 6(d)(iii) hereof and (B) dividends and distributions paid exclusively in cash (except as set forth in Section 6(d)(v) and (vi) hereof, (the foregoing hereinafter in this Section 6(d)(iv) called the "Additional Securities")), unless the Corporation elects to reserve such Additional Securities for distribution to the holders of Series B Preferred Stock upon conversion thereof so that any such holder converting shares of Series B Preferred Stock will receive upon such conversion, in addition to the shares of Common Stock to which such holder would have received if such holder had converted its shares of Series B Preferred Stock into Common Stock immediately prior to the Record Date for such distribution, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which (x) the numerator shall be the Current Market Price on such date less the fair market value (as determined in good faith by the Corporation's Board of Directors, whose determination shall be conclusive) on such date of the portion of the Additional Securities so distributed applicable to one share of Common Stock and (y) the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Additional Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series B Preferred Stock shall have the right to receive upon conversion of a share of Series B Preferred Stock, the amount of Common Stock such holder would have received had such holder converted such share immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Corporation's Board of Directors determines the fair market value of any distribution for purposes of this Section 6(d)(iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 6(d)(iv) hereof to the extent possible, unless the Corporation's Board of Directors determines in good faith that consideration of the fair market value during the Reference Period would not be in the best interest of the holders of Series B Preferred Stock.

    In the event that the Corporation implements a new shareholder rights plan, such rights plan shall provide that, upon conversion of the Series B Preferred Stock, the holders of Series B Preferred Stock will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (as if the holder had converted the Series B Preferred Stock prior to implementing the rights plan and notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of the Section 6(d)(iv).

    Rights or warrants distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6(d)(iv) (and no adjustment to the Conversion Price under this Section 6(d)(iv) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 6(d)(iv), (x) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (y) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

    For purposes of the Section 6(d)(iv) and Sections 6(d)(i) and (iii) hereof, any dividend or distribution to which this Section 6(d)(iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Sections 6(d)(i) or 6(d)(iii) hereof applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 6(d)(iii) hereof applies (and any Conversion Price reduction required by this Section 6(d)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 6(d)(i) and (iii) hereof with respect to such dividend or distribution shall then be made, except (x) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution," "Record Date fixed for such determination" and "Record Date" within the meaning of Section 6(d)(i) hereof and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants," "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 6(d)(iii) hereof and (y) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 6(d)(i) hereof.

    (v)
    In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 6(e) hereof applies or as part of a distribution referred to in Section 6(d)(iv) hereof), in an aggregate amount that, combined together with (A) the aggregate amount of any other such distributions to all holders of its Common Stock made in cash within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 6(d)(v) has been made, and (B) the aggregate of any cash plus the fair market value (as determined by the Corporation's Board of Directors, whose determination shall be conclusive) of consideration payable in respect of any tender offer by the Corporation or any of its Subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution exceeds ten percent (10%) of the product of the Current Market Price (determined as provided in Section 6(d)(vi) hereof) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction of which (x) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (1) such combined amount and (2) the number of shares of Common Stock outstanding on the Record Date and (y) the denominator of which shall be equal to the Current Market Price on such date; provided, however, that in the event the portion of the cash so distributed applicable to one (1) share of the Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon conversion of a share of Series B Preferred Stock, the amount of cash such holder would have received had such holder converted such share immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

    (vi)
    For purposes of this Section 6(d), the following terms shall have the meaning indicated:

      "Closing Sale Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such National Market or Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, whose determination shall be conclusive.

      "Current Market Price" shall mean the average of the daily Closing Sale Prices per share of Common Stock for the ten (10) consecutive trading days immediately prior to the date in question; provided, however, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6(d)(i), (ii), (iii), (iv) or (v) hereof occurs during such ten (10) consecutive trading days, the Closing Sale Price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6(d)(i), (ii), (iii), (iv) or (v) hereof occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Sale Price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the Closing Sale Price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Corporation's Board of Directors in a manner consistent with any determination of such value for purposes of Section6(d)(iv) hereof, whose determination shall be conclusive) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. The "ex" date shall be the first trading date following the event for which an adjustment to the Conversion Price is required pursuant to Section 6(d).

      "Fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

      "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

    (vii)
    No adjustment in the Conversion Price shall be required unless such adjustment would require a decrease of at least one percent (1%) in such price (and no adjustment shall increase the Conversion Price except in the case of reverse stock splits or other transactions involving a combination of shares of Common Stock); provided, that any adjustments which by reason of this Section 6(d)(vii) are not required to be made shall be carried forward and then taken into account in any subsequent adjustment; provided, further, that adjustment in the Conversion Price shall be required and made in accordance with the provisions of this Certificate of Designations, other than this Section 6(d)(vii), not later than such time as may be required in order to preserve the tax-free nature of a distribution (within the meaning of Section 305 of the United States Internal Revenue Code of 1986, as amended) to the holders of Series B Preferred Stock and/or Common Stock. All calculations under this Section 6 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

    (viii)
    Anything in this Section 6 to the contrary notwithstanding, the Corporation shall be entitled (but shall not be required) to make such reductions in the Conversion Price, in addition to those required by this Section 6, as the Corporation, in its discretion, shall determine in good faith to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable.

    (ix)
    To the extent permitted by applicable law, the Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Corporation, which determination shall be conclusive and described in a resolution of the Board of Directors. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to each record holder of Series B Preferred Stock a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

    (x)
    In any case in which this Section 6(d) provides that an adjustment shall become effective immediately after a Record Date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any shares of Series B Preferred Stock converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 6(c) hereof.

  (e)
  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transactions, in each case ((i) which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock and (ii) is not a Change in Control, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that each of the holders of Series B Preferred Stock shall thereafter have the right to acquire and receive, such shares of stock, securities or other assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred Stock immediately prior to such Organic Change. In each such case where the Series B Preferred Stock would remain outstanding after the Organic Change, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that the provisions of Section 6(d) hereof shall thereafter be applicable to the Series B Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from the consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or other assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. The provisions of this Section 6(e) shall similarly apply to successive reorganizations reclassifications, mergers, consolidations or sales.

  (f)
  If any date shall be fixed by the Corporation as the date as of which holders of Common Stock (i) shall be entitled to receive any dividend or any distribution upon the Common Stock of the Corporation, (ii) shall be offered any subscription or other rights, or (iii) shall be entitled to participate in any capital reorganization, reclassification of Common Stock, consolidation, or merger, or in any liquidation, dissolution or winding up of the Corporation, the Corporation shall cause notice thereof (specifying such date) to be mailed to the holders of the Series B Preferred Stock, at the address or such holder as appears on the Corporations stock transfer ledger of receiving notice, at least 30 days prior to the date of consummation of the transaction described in the notice.

  (g)
  The issuance of stock certificates representing shares of Common Stock upon conversion of the Series B Preferred Stock shall be made without charge to the exercising holder of Series B Preferred Stock for any tax for the issuance thereof. The Corporation shall not, however, be required to pay any tax that may be payable on any transfer involved in the issue and delivery of stock in any name other than that of the registered holders of Series B Preferred Stock, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

  (h)
  The Corporation shall at all times reserve and keep available out of its authorized but unissued stock for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Series B Preferred Stock at the Conversion Price then in effect, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for this purpose.

  (i)
  The Corporation covenants that all shares of Common Stock that may be issued upon conversion of the Series B Preferred Stock will upon issue be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof.

  (j)
  In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series B Preferred Stock, the Corporation shall compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of

    Series B Preferred Stock at the address last provided by such holder as it appears on the Corporation's stock transfer ledger. The certificate shall set forth such adjustment or readjustment showing in detail the facts upon which such adjustment or readjustment is based including a statement of:

    (i)
    The adjusted or readjusted Conversion Price for the Series B Preferred Stock; and

    (ii)
    The number of additional shares of Common Stock and the type and amount, if any, of other property which would be received upon conversion of the adjusted or readjusted Conversion Price for the Series B Preferred Stock.

  (k)
  Except with the consent of the holders of two-thirds of the then outstanding shares of Series B Preferred Stock, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of all or substantially all of its assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 6 by the Corporation, but the Corporation will at all times and in good faith assist in the carrying out of all of the provisions of this Section 6.

  (l)
  As soon as possible after a conversion has been effected pursuant to this Section 6 (but in any event within 5 business days after the applicable Conversion Date), the Corporation shall deliver to the converting holder:

  (i)
  a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified, or, at the holder's request, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with the Depositary Trust Company ("DTC") through its Deposit Withdrawal Agent Commission system;

  (ii)
  payment in cash or Common Stock of an amount equal to all accrued dividends with respect to each Share converted which have not been paid thereto;

  (iii)
  a certificate representing any Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted; and

  (iv)
  the Optional Make Whole Payment, if any, required pursuant to Section 6(a).

  (m)
  If the Corporation shall fail for any reason to deliver to the holder any or all of the item(s) described in Section 6(l) above within 5 business days after the Conversion Date (such 5th business day, the "Delivery Date"), the Corporation shall, in addition to any other remedies under the Securities Purchase Agreement (as defined below) or otherwise available to such holder, including any indemnification under Section 8 of the Securities Purchase Agreement, pay as additional damages in cash to such holder on each day after the Delivery Date such item(s) are not delivered in an amount equal to one-half percent (0.5%) per month multiplied by the product of (i) the sum of the number of shares of Common Stock into which the Shares converted were converted and (ii) the Closing Sale Price (as defined in Section 6(d)(vi) of the Common Stock on the Delivery Date. The "Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated as of July 1, 2003, among the Corporation, U.S. Bancorp Piper Jaffray and the initial purchasers of the Series B Preferred Stock as such agreement may be amended, supplemented and modified from time to time.

        Section 7.    Voting.    Except as otherwise expressly provided herein or as required by law, the holder of each Share shall be entitled to vote on all matters as shall be submitted to a vote of the holders of the Common Stock and shall be entitled to such number of votes as is equal to the largest number of full shares of Common Stock into which such holder's Shares are then convertible. Except as required by law or otherwise expressly provided herein, the Series B Preferred Stock and the Common Stock and shares of all other classes or series of stock entitled to vote with the Common Stock shall be voted together as a single class and not as separate classes.

        Section 8.    Restrictions and Limitations.    (a) Except as otherwise required by law, so long as any Share is outstanding, the vote or written consent by the holders of at least a majority of the outstanding Shares, voting or consenting as a separate class, shall be required for the Corporation to:

    (i)
    authorize or issue any other class or series of Preferred Stock ranking senior to the Series B Preferred Stock as to the priority of payment of amounts distributable upon dissolution, liquidation or winding up of the Corporation, or increase the number of authorized shares of Series B Preferred Stock. Nothing herein shall prevent the Corporation from (A) authorizing or issuing a new or existing series of Preferred Stock that ranks junior to or pari passu with the Series B Preferred Stock as to the priority of payment of amounts distributable upon dissolution, liquidation or winding up of the Corporation or (B) from issuing shares of Series B Preferred Stock pursuant to the Securities Purchase Agreement; or

    (ii)
    pay or declare any dividend or distribution on any shares of Common Stock or of any security ranking junior to the Series B Preferred Stock as to payment of dividends other than a distribution or other payment made upon dissolution, liquidation or winding up of the Corporation in accordance with the provisions of Section 4 hereof and other than dividends payable solely in shares of Common Stock; or

    (iii)
    reclassify any Common Stock or other class or series of capital stock of the Corporation into shares having any preference or priority, or ranking senior to the Series B Preferred Stock, as to the payment of amounts distributable upon dissolution, liquidation or winding up of the Corporation.

  (b)
  Except as otherwise required by law, so long as any Share is outstanding, the vote or written consent by holders of two-thirds of the outstanding Shares, voting or consenting as a separate class, shall be required for the Corporation to amend or repeal (by merger, consolidation or otherwise) any provision of, or add any provision to, the Corporation's Certificate of Incorporation, including this Certificate of Designations, in a manner which would adversely affect the preferences, special rights or other powers of the Series B Preferred Stock; provided, however, that the vote or written consent of holders of all the outstanding Shares, voting or consenting as a separate class, shall be required for the Corporation to amend or repeal (by merger, consolidation or otherwise) any provision of the Corporation's Certificate of Incorporation, including this Certificate of Designations, with respect to the Dividend Rate, Liquidation Preference, Redemption Price, Scheduled Redemption Date, Conversion Price or Optional Make Whole Payment in a manner which would adversely affect the preferences, special rights or other powers of the Series B Preferred Stock set forth in such provisions, or reduce the aforesaid percentage of outstanding Shares, the holders of which are required to consent to any amendment or repeal of the Corporation's Certificate of Incorporation.

  (c)
  The Corporation will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

        IN WITNESS WHEREOF, Manufacturers' Services Limited has caused this Certificate of Designations to be duly executed on July 2, 2003.

MANUFACTURERS' SERVICES LIMITED
By:	/s/ ALAN R. CORMIER Name: Alan R. Cormier Title: Vice President & General Counsel

EXHIBIT D

FORM OF AFFILIATE AGREEMENT

Ladies and Gentlemen:

        The undersigned, a holder of shares of                         , par value $             per share ("MSL Shares"), of Manufacturers' Services Limited, a Delaware corporation (the "Company"), is entitled to receive in connection with the merger (the "Merger") of the Company with MSL Acquisition Sub Inc., a Delaware corporation ("Merger Sub"), Subordinate Voting Shares (the "Subordinate Shares") of Celestica Inc., a corporation organized under the laws of the Province of Ontario, Canada (the "Parent"). The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), although nothing contained here should be construed as an admission of such fact.

        If the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Subordinate Shares received by the undersigned in exchange for any MSL Shares pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions including information with respect to the applicability to the sale of such securities pursuant to Rules 144 and 145(d) promulgated under the Act.

        The undersigned hereby represents to and covenants with the Company, Merger Sub and Parent that the undersigned will not sell, assign or transfer any of the Subordinate Shares received by the undersigned in exchange for MSL Shares pursuant to the merger except (i) pursuant to an effective registration statement under the Act or (ii) in conformity with Rule 145, or (iii) in a transaction which, in the opinion of the general counsel of Parent or other independent counsel reasonably satisfactory to Parent (including, without limitation, Davis Polk & Wardwell) or as described in a "no-action" or interpretative letter from Staff of the Securities and Exchange Commission (the "SEC"), is not required to be registered under the Act.

        In the event of a sale or other disposition by the undersigned of Subordinate Shares pursuant to Rule 145 prior to the one year anniversary of the Effective Time, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto or in such other form reasonably acceptable to Parent. The undersigned understands that Parent may instruct its transfer agent not to effect the transfer of any Subordinate Shares disposed of by the undersigned prior to the one year anniversary of the Effective Time, but that upon receipt of such evidence of compliance Parent shall cause the transfer agent to effectuate the prompt transfer of the Subordinate Shares sold as indicated in such letter.

        The undersigned acknowledges and agrees that the following legend will be placed on certificates representing Subordinate Shares received by the undersigned in the merger, which legends will be removed by delivery of substitute certificates upon the earlier of (i) the one year anniversary of the Effective Time or (ii) receipt of (x) an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Act or (y) with respect to Subordinate Shares sold or otherwise disposed of by the undersigned pursuant to Rule 145, a letter in the form of Annex I or in such other form reasonably acceptable to Parent.

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE REOFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

        The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Subordinate Shares and (ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligations to consummate the Merger.

Dated:

Very truly yours,

ANNEX I
TO EXHIBIT D

[NAME]                                      [DATE]

        On                          the undersigned sold the Subordinate Voting Shares of Celestica Inc. ("Parent") described below in the space provided for that purpose (the "Subordinate Shares'). The Subordinate Shares were received by the undersigned in connection with the merger of Manufacturers' Services Limited with and into MSL Acquisition Sub Inc., a subsidiary of Parent.

        Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Subordinate Shares sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

        The undersigned hereby represents that the Subordinate Shares were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Subordinate Shares, and that the undersigned has not made any payment in connection with the offer or sale of the Subordinate Shares to any person other than to the broker who executed the order in respect of such sale.

Very truly yours,
[Space to be provided for description of securities]

ANNEX B-1

STOCKHOLDER AGREEMENT

                          STOCKHOLDER AGREEMENT, dated as of October 14, 2003 (this "Agreement") among CELESTICA INC., a corporation organized under the laws of the Province of Ontario, Canada ("Parent"), MSL ACQUISITION SUB INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and each entity listed in Exhibit I hereto (each, a "Stockholder" and together, the "Stockholders").

RECITALS

                          Parent, Merger Sub and Manufacturers' Services Limited (the "Company") propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented as permitted by Section 5(b), the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement as entered into on the date hereof) providing for the merger of the Company with and into Merger Sub (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement.

                          As of the date hereof, each Stockholder is the record owner of the number of shares of Company Common Stock, shares of Series A Preferred and shares of Series B Preferred listed next to such Stockholder's name in Exhibit I (collectively as to such Stockholder, such Stockholder's "Existing Shares" and, together with any shares of Company Common Stock, Series A Preferred, Series B Preferred and/or any other voting securities of the Company acquired by such Stockholder after the date hereof, whether upon the exercise of warrants, options or other rights, the conversion or exchange of any such Existing Shares or convertible or exchangeable securities or by means of purchase, dividend, distribution or otherwise, such Stockholder's "Shares").

                          As an inducement and a condition to entering into the Merger Agreement, Parent has required that each Stockholder, severally and not jointly, agree, and each Stockholder has agreed, severally and not jointly, to enter into this Agreement.

                          Each Stockholder and Parent desire to set forth their agreement with respect to the voting of the Shares in connection with the Merger and each Stockholder desires to grant to Merger Sub an option to acquire certain of its Shares, in each case upon the terms and subject to the conditions set forth herein.

AGREEMENT

                          To implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

                          1.          Voting, Proxies, Etc.

                                        (a)    Agreement to Vote.    Each Stockholder hereby agrees, severally and not jointly, that, from and after the date hereof and until this Agreement shall have been terminated in accordance with Section 7:

        (i)        At any meeting of the stockholders of the Company called for purposes that include approval of the Merger and the Merger Agreement, however called, or at any adjournment thereof, or in connection with any written consent of the stockholders of the Company or in any other circumstances in which such Stockholder is entitled to vote, consent or give any other approval with respect to the Merger and the Merger Agreement, such Stockholder shall vote (or cause to be voted) such Stockholder's Shares (to the extent such Shares are entitled to be voted and are not so voted pursuant to the proxy granted in

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    Section 1(b)) in favor of adoption of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement.

                                        (ii)         At any meeting of the stockholders of the Company, however called, or at any adjournment thereof, or in connection with any written consent of the stockholders of the Company, or in any other circumstances in which such Stockholder is entitled to vote, consent or give any other approval, such Stockholder shall vote (or cause to be voted) such Stockholder's Shares (to the extent such Shares are entitled to be voted) against the following actions:

                                                 (1)        any proposal that would result in a breach by the Company of the Merger Agreement or by the Stockholder hereunder; or

                                                 (2)        any action or agreement that is intended to, or would be reasonably likely to, impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (A) the adoption by the Company of any Acquisition Transaction; (B) any amendment of the Company's certificate of incorporation, certificates of designation or by-laws; (C) any material change in the present capitalization or dividend policy of the Company; or (D) any other material change in the Company's corporate structure or business.

                                        (b)    Proxies.    As security for the agreements of the Stockholder provided for herein, each Stockholder hereby grants to Merger Sub a proxy for the term of this Agreement to vote such Stockholder's Shares as indicated in Section 1(a) above. Such Stockholder agrees that this proxy shall be irrevocable during the term of this Agreement and coupled with an interest and each of the Stockholder and Merger Sub will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and such Stockholder hereby revokes any proxy previously granted by such Stockholder with respect to such Stockholder's Shares.

                                        (c)    Transfer Restrictions.    Each Stockholder agrees not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of or hypothecate (including by gift or by contribution or distribution to any trust or similar instrument (collectively, "Transfer")), or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any of such Stockholder's Shares other than pursuant to the terms hereof and the Merger Agreement, (ii) enter into any voting arrangement or understanding with respect to such Stockholder's Shares (other than this Agreement), whether by proxy, voting agreement or otherwise, or (iii) take any action that could make any of its representations or warranties contained herein untrue or incorrect in any material respect or would have the effect of preventing or disabling such Stockholder from performing any of its obligations hereunder. For the avoidance of doubt, (i) nothing herein shall be construed to prohibit the conversion by any stockholder of such Shareholder's Series A Preferred into Company Common Stock or exercise by any Stockholder of warrants to acquire any Company Common Stock, Series A Preferred or Series B Preferred and (ii) any shares of Company Common Stock, Series A Preferred or Series B Preferred obtained by a Stockholder upon such conversion or exercise shall be included in such Stockholder's Shares.

                                        (d)    Appraisal Rights.    Each Stockholder hereby irrevocably waives any and all rights which it may have as to appraisal, dissent or any similar or related matter with respect to the Merger.

                                        (e)    No Solicitation.    Each Stockholder will not (and DLJ Merchant Banking, Inc. will not directly or indirectly) take any action that if taken by the Company would be a breach of Section 4.3(a) of the Merger Agreement (disregarding for this purpose the proviso to the first sentence of such Section 4.3(a), but subject to the last sentence of this Section 1(e)). Each

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Stockholder shall promptly advise Parent and Merger Sub orally and in writing of the receipt by it of any Acquisition Proposal or any inquiry from any Person other than Parent regarding a potential acquisition of the Shares, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the Person making any such Acquisition Proposal or inquiry. Such Stockholder (or DLJ Merchant Banking, Inc.) will keep Parent and Merger Sub informed on a current basis with respect to material developments relating to any such Acquisition Proposal or inquiry or any material modification or proposed modification thereto. Nothing in this Section shall restrict the activities of any individual (whether or not an affiliate of any Stockholder (or DLJ Merchant Banking, Inc.)) in his or her capacity as a director or officer of the Company. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Qualified Acquisition Proposal made by any Person or Persons is reasonably likely to result in a Superior Proposal, each Stockholder (and DLJ Merchant Banking, Inc.) shall be permitted to engage in discussions and negotiations with, and furnish nonpublic information regarding the Acquired Corporations to, such Person or Persons if the Board of Directors of the Company has concluded in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable Legal Requirements and the other requirements of the proviso to the first sentence of Section 4.3(a) of the Merger Agreement have been satisfied.

                          2.          Option.

                                        (a)    Each Stockholder hereby grants to Merger Sub an irrevocable option to purchase that number of shares of Company Common Stock as is set forth under the column "Option Shares" on Exhibit I (as to such Stockholder, such Stockholders' "Option Shares"), on the terms and subject to the conditions set forth herein (the "Option").

                                        (b)    The Option may be exercised by Merger Sub, as a whole and not in part, at any time during the period commencing upon (x) the termination of the Merger Agreement pursuant to Section 9.1(f) thereof and (y) ending 96 hours after such termination.

                                        (c)    If Merger Sub wishes to exercise the Option, Merger Sub shall send a written notice to each Stockholder of its intention to exercise the Option, specifying the place, and, if then known, the time and the date (the "Option Closing Date") of the closing (the "Option Closing") of the purchase. The Option Closing Date shall occur on the fifth business day (or such longer period as may be required by applicable Legal Requirements) after the later of (i) the date on which such notice is delivered and (ii) the satisfaction of the conditions set forth in Section 2(f).

                                        (d)    At the Option Closing, each Stockholder shall deliver to Merger Sub (or its designee) all of the Option Shares by delivery of a certificate or certificates evidencing its Option Shares in the denominations designated by Merger Sub in its exercise notice delivered pursuant to Section 2(c), duly endorsed to Merger Sub or accompanied by stock powers duly executed in favor of Merger Sub, with all necessary stock transfer stamps affixed.

                                        (e)    At the Option Closing, Merger Sub shall deliver, and Parent shall cause Merger Sub to deliver to each Stockholder in respect of each Stockholder's Option Shares the purchase price per Option Share, as defined in the next sentence. The purchase price per Option Share shall be, in respect of each share of Company Common Stock constituting an Option Share, $6.5992 per share (the "Option Shares Purchase Price").

                                        (f)     The Option Closing shall be subject to the satisfaction of (or, in the case of subparagraph (iii), the waiver by Merger Sub of) each of the following conditions:

        (i)        No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the purchase and sale of the Shares pursuant to the exercise of the Option shall have been issued by any court of competent

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    jurisdiction or any other Governmental Body of a Relevant Jurisdiction and shall remain in effect, and there shall not be any Legal Requirement of a Relevant Jurisdiction enacted, adopted or deemed applicable to the consummation of the purchase and sale of the Shares pursuant to the exercise of the Option that makes such consummation illegal or otherwise prohibits consummation of the Option;

                                        (ii)         any waiting period applicable to the consummation of the purchase and sale of the Shares pursuant to the exercise of the Option under any applicable Antitrust Laws or other Legal Requirements of a Relevant Jurisdiction shall have expired or been terminated; and

                                       (iii)         the purchase and sale of each Stockholder's Option Shares shall occur concurrently.

    If the Option Closing shall not occur within 90 days after the exercise of the Option then, unless such failure results from a Stockholder's failure to comply with this Agreement, the Option and this Agreement shall terminate and be of no further force or effect.

                                        (g)    If, after purchasing the Option Shares pursuant to the Option, (x) Merger Sub or any of its affiliates has not acquired, or consummated a tender or exchange offer for, the remaining Company Common Stock or consummated a merger or consolidation with the Company and (y) Merger Sub or any of its affiliates receives any cash or non-cash consideration in respect of some or all of the Option Shares (the "Transferred Shares") in connection with (or during the pendency of) a Third Party Business Combination (as defined below) during the period commencing on the date of the Option Closing and ending on the six month anniversary thereof, Merger Sub shall promptly pay over to the Stockholders (to be allocated among them pro rata), in cash as an addition to the aggregate Option Shares Purchase Price for all Option Shares, 50% of the excess, if any, of the value of such consideration received over the aggregate Option Shares Purchase Price paid for the Transferred Shares; provided that, (i) with respect to any of the consideration received by Merger Sub or such affiliates for the Transferred Shares consisting of securities listed on a national securities exchange or traded on the Nasdaq National Market, the per share value of such consideration shall be equal to the closing price per share of such securities listed on such national securities exchange or the Nasdaq National Market on the date such transaction is consummated, and (ii) with respect to any consideration received by Merger Sub or such affiliates for the Transferred Shares in a form other than securities so listed, the per share value shall be determined in good faith as of the date such transaction is consummated by Merger Sub and the Stockholders, or, if Merger Sub and the Stockholders cannot reach agreement, by a nationally recognized investment banking firm reasonably acceptable to the parties. The term "Third Party Business Combination" means the occurrence of any of the following events: (A) the Company, or more than 50% of the outstanding shares of the Company Common Stock, is acquired by merger or otherwise by any Person other than Parent, Merger Sub, Stockholder or their respective affiliates (a "Third Party"); or (B) a Third Party acquires all or substantially all of the assets of the Company and its subsidiaries, taken as a whole; provided, however, that in no event will any transaction in which shares of the Company Common Stock or any of its assets are sold or transferred directly or indirectly in connection with or as a part of a sale or other transaction involving a sale, merger or other similar transaction of Parent or any of its material assets or business constitute a Third Party Business Combination, and in no event will a sale of any division, line of business or similar unit of the Company and its subsidiaries (other than a sale of all or substantially all of the assets of the Company and its subsidiaries) constitute a Third Party Business Combination.

                                        (h)    If, within six months after purchasing the Option Shares pursuant to the Option, Merger Sub or any of its affiliates consummates a tender or exchange offer for the remaining Company Common Stock or consummates a merger or consolidation with the Company, in either case

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at a price per share of Company Common Stock in excess of the Option Shares Purchase Price, Merger Sub shall pay over to the Stockholders (to be allocated among them pro rata) promptly after the consummation of the first such tender offer, exchange offer, merger or consolidation to occur, as an addition to the aggregate Option Shares Purchase Price for all Option Shares, an amount in cash equal to 50% of the product of (i) the number of Option Shares sold to Merger Sub by all Stockholders pursuant to the Option and (ii) the excess, if any, of the price per share of Company Common Stock paid in such transaction over the Option Shares Purchase Price (for purposes of calculating the price per share paid in such transaction with respect to (i) any such consideration consisting of securities listed on a national securities exchange or traded on the Nasdaq National Market, the per share value of such consideration shall be equal to the closing price per share of such securities listed on such national securities exchange or the Nasdaq National Market on the date such transaction is consummated, and (ii) any consideration other than securities so listed, the per share value shall be determined in good faith as of the date such transaction is consummated by Merger Sub and the Stockholder, or, if Merger Sub and the Stockholders cannot reach agreement, by a nationally recognized investment banking firm reasonably acceptable to the parties).

                                        (i)     If, after the Option expires unexercised, (x) the Stockholders or any of their respective affiliates have not acquired, or consummated a tender or exchange offer for, the remaining Company Common Stock or consummated a merger or consolidation with the Company and (y) a Stockholder receives any cash or non-cash consideration in respect of some or (subject to the final sentence of this Section 2(i)) all of its Company Common Stock (the "Transferred Stock") in connection with (or during the pendency of) a Third Party Business Combination during the period commencing on the expiration of the period specified in Section 2(b) and ending on the six month anniversary thereof, such Stockholder shall promptly pay over to Merger Sub an amount in cash equal to 50% of the excess, if any, of the value of such consideration received over the product of (A) the Option Shares Purchase Price and (B) the number of shares of Transferred Stock sold by it; provided that, (i) with respect to consideration received by the Stockholder for the Transferred Stock consisting of securities listed on a national securities exchange or traded on the Nasdaq National Market, the per share value of such consideration shall be equal to the closing price per share of such securities listed on such national securities exchange or the Nasdaq National Market on the date such transaction is consummated, and (ii) with respect to consideration received by the Stockholder for the Transferred Stock consisting of a form other than securities so listed, the per share value shall be determined in good faith as of the date such transaction is consummated by Merger Sub and the Stockholder, or, if Merger Sub and the Stockholder cannot reach agreement, by a nationally recognized investment banking firm reasonably acceptable to the parties. For purposes of calculating the consideration payable to Merger Sub pursuant to this Section 2(i), the number of shares of Transferred Stock sold by any Stockholder shall not exceed the number of such Stockholder's Option Shares and, if the Stockholder sells a greater number of shares of Company Common Stock under the circumstances contemplated by clause (y) of the preceding sentence, such sales shall be taken into account in the order in which they occur until the number of shares of Company Common Stock subject to those sales equals the number of such Stockholder's Option Shares and then no further sharing under this Section 2(i) shall be required.

                                        (j)     If, after the date hereof, the Company Common Stock or the Parent Subordinated Voting Shares are combined into a smaller number of shares or split or subdivided into a greater number of shares, the determinations in this Section 2 shall be proportionately adjusted so that the economic consequences of the transactions contemplated hereby are not affected by such action.

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                          3.          Representations and Warranties of the Stockholder.    Each Stockholder hereby represents and warrants to Parent and Merger Sub as of the date hereof as to itself as follows:

                                        (a)    Organization.    Such Stockholder is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

                                        (b)    Authorization; Validity of Agreement; Necessary Action .    Such Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action and no other proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

                                        (c)    No Violations; Consents and Approvals.

        (i)        Except for filings, permits, authorizations, Consents and approvals as may be required under, and other applicable requirements of, any applicable Antitrust Laws, neither the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the provisions hereof will directly or indirectly (with or without notice or lapse of time or both): (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of such Stockholder, or (B) any resolution adopted by the board of directors or the stockholders of such Stockholder or any of its Subsidiaries; or (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any order, injunction, writ or decree to which such Stockholder or any of its Subsidiaries, or any of the assets owned or used by such Stockholder or any of its Subsidiaries, may be subject, or (iii) require a Consent from any Person; except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or impair the ability of the such Stockholder from consummating the transactions contemplated hereby in any material respect, or otherwise prevent Parent or Merger Sub from exercising their respective rights under this Agreement or as a stockholder of the Company in any material respect.

                                        (ii)         The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, require any Consent of, or filing with or notification to, any Governmental Body, except (i) for the pre-merger notification requirements of applicable Antitrust Laws, and (ii) where failure to obtain such Consents, or to make such filings or notifications, would not prevent or impair the ability of such Stockholder from consummating the transactions contemplated hereby in any material respect, or otherwise prevent Parent or Merger Sub from exercising their respective rights under this Agreement or as a stockholder of the Company in any material respect.

                                        (d)    Shares.    Such Stockholder's Existing Shares are, and the Option Shares on the Option Closing Date will be, owned of record by such Stockholder. Such Stockholder's Existing

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Shares constitute all of the voting securities of the Company owned of record by the Stockholder. Except as set forth in Exhibit I, all of the Stockholder's Existing Shares are issued and outstanding and such Stockholder does not own, of record or beneficially, any warrants, options or other rights to acquire any other voting securities of the Company. Such Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Sections 1 and 2 hereof, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder's Existing Shares or Option Shares, as the case may be, and will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Sections 1 and 2 hereof, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, with respect to all of such Stockholder's Shares on the Option Closing Date or the Closing Date, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Such Stockholder has good and valid title to its Existing Shares and at all times during the term hereof and on the Option Closing Date or the Closing Date will have good and valid title to its Option Shares, free and clear of all liens, claims, security interests or other charges or encumbrances (it being understood that the Stockholders are party to that certain Amended and Restated Stockholders Agreement dated as of June 22, 2000 by and among the Company, the DLJMB Entities (as defined therein), the Mezzanine Holders (as defined therein), certain Trusts, Kevin C. Melia, Robert J. Graham, Julie Kent and certain other persons listed on the signature pages thereto, which is not contravened by the transactions contemplated hereby), and, upon delivery of such Stockholder's Option Shares to Merger Sub against delivery of the consideration therefor pursuant to this Agreement, good and valid title thereto, free and clear of all liens, claims, security interests or other charges or encumbrances (other than any arising as a result of actions taken or omitted by Parent or Merger Sub or any arising under this Agreement), will pass to Merger Sub.

                                        (e)    No Broker's Fees.    Except as disclosed in the Merger Agreement, no broker, finder, investment banker or other Person is entitled to any broker's, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

                          4.          Representations and Warranties of Parent and Merger Sub.    Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Stockholder as of the date hereof as follows:

                                        (a)    Organization.    Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                                        (b)    Corporate Authorization; Validity of Agreement; Necessary Action.    Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by them of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Parent or Merger Sub are necessary to authorize the execution and delivery by them of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and constitutes the legal, valid and binding obligation of Parent and Merger, enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

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                                        (c)    No Violations; Consents and Approvals.

        (i)        Except for filings, permits, authorizations, Consents and approvals as may be required under, and other applicable requirements of, any applicable Antitrust Laws, neither the execution, delivery or performance of this Agreement by Parent or Merger Sub nor the consummation by them of the transactions contemplated hereby nor compliance by them with any of the provisions hereof will directly or indirectly (with or without notice or lapse of time or both): (i) contravene, conflict with or result in a violation of (A) any provision of the Organizational Documents of Parent or Merger Sub, or (B) any resolution adopted by the board of directors or the stockholders of Parent or Merger Sub; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any order, injunction, writ or decree to which Parent or Merger Sub, or any of the respective assets owned or used by each of them, may be subject, or (iii) require a Consent from any Person; except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or impair the ability of Parent or Merger Sub from consummating the transactions contemplated hereby in any material respect, or otherwise prevent Parent or Merger Sub from exercising their respective rights under this Agreement in any material respect.

                                        (ii)         The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, require any Consent of, or filing with or notification to, any Governmental Body, except (i) for the pre-merger notification requirements of applicable Antitrust Laws, and (ii) where failure to obtain such Consents, or to make such filings or notifications, would not prevent or impair the ability of Parent or Merger Sub from consummating the transactions contemplated hereby in any material respect, or otherwise prevent Parent or Merger Sub from exercising their respective rights under this Agreement in any material respect.

                          5.          Further Agreements.

                                        (a)    Further Agreement of the Stockholder.    Each Stockholder hereby authorizes and requests the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of such Stockholder's Shares (and that this Agreement places limits on the voting of such Stockholder's Shares). Such Stockholder agrees with, and covenants to, Parent that the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in any of such Stockholder's Shares by reason of any stock dividend or distribution, or any change in any of such Stockholder's Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged and the Option Shares Purchase Price shall be accordingly adjusted.

                                        (b)    Further Agreement of each of Parent and Merger Sub.    Each of Parent and Merger Sub agrees that it will not agree to any material amendment to the Merger Agreement without the prior written consent of each of the Stockholders.

                          6.          Further Assurances.    From time to time prior to the Closing, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions

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contemplated by this Agreement. Without limiting the generality of the foregoing, each party hereto shall cooperate with the other parties hereto in preparing and filing any notifications required under any applicable Antitrust Laws in connection with the transactions contemplated hereby.

                          7.          Termination.     The obligations of the Stockholder under Sections 1(a), (b), (d) and (e) shall terminate upon the earlier of the Effective Time or the termination of the Merger Agreement. Subject to the following sentences, all other provisions of this Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect upon the earliest to occur of (a) the Effective Time, (b) the expiration of the period specified in Section 2(b) without exercise of the Option, (c) the Option Closing, (d) as set forth in the final paragraph of Section 2(f) or (e) termination of the Merger Agreement other than pursuant to Section 9.1(f) thereof. Unless the Effective Time shall have occurred, Sections 2(g), (h), (i) and (j) shall survive termination of this Agreement. Nothing in this Section 7 shall relieve any party of liability for failure to perform its covenants under this Agreement.

                          8.          Costs and Expenses.    All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

                          9.          Amendment and Modification.    This Agreement may be amended, modified and supplemented in any and all respects only by written agreement of the parties hereto.

                          10.        Notices.     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as it may specify by like notice):

(i)	if to Parent or Merger Sub, to:
Celestica Inc. 1150 Eglinton Avenue East Toronto, Ontario M3C 1H7 Canada
Attention: Senior Vice President, Corporate Development Fax No.: (416) 448-5444 Confirmation No.: (416) 448-4577
with copies to:
Celestica Inc. 1150 Eglinton Avenue East Toronto, Ontario M3C 1H7 Canada
Attention: Chief Legal Officer Fax No.: (416) 448-2817 Confirmation No.: (416) 448-4620

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and
Kaye Scholer LLP 425 Park Avenue New York, NY 10022
Joel I. Greenberg and Lynn Toby Fisher Fax No.: (212) 836-8689 Confirmation No.: (212) 836-8000
(ii)	if to a Stockholder, to:
[Name of Stockholder] 11 Madison Avenue 16th Floor New York, NY 10010 Attention: General Counsel Fax No.: (212) 325-8256 Confirmation No.: (212) 538-3948
with a copy to:
Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 att.: George R. Bason, Jr. Fax No.: (212) 450-4800 Confirmation No.: (212) 450-4177

                          11.        Interpretation.     When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 14, 2003.

                          12.        Counterparts.     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                          13.        Entire Agreement; No Third Party Beneficiaries.    This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                          14.        Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

                          All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

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                          15.        Governing Law.    This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                          16.        Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder, except as specifically provided herein with respect to Merger Sub's rights under the Option, shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent and Merger Sub may assign, in Parent's sole discretion, any or all of their respective rights, interests and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent; provided, however, that no such assignment shall relieve Parent from any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors (including the Company as successor to Merger Sub pursuant to the Merger), heirs, agents, representatives, trust beneficiaries, attorneys, affiliates and associates and all of their respective predecessors, successors, permitted assigns, heirs, executors and administrators.

                          17.        Consent to Jurisdiction; Waiver of Jury Trial; Specific Performance.

                                        (a)    In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware, and (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in such courts. For purposes of implementing the foregoing, each Stockholder does hereby appoint Corporation Services Company, and Parent and Merger Sub do hereby appoint CT Corporation, as agent to service of process in the State of Delaware in connection with this Agreement.

                                        (b)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                                        (c)    The parties acknowledge and agree that Parent, Merger Sub and the Stockholder would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Parent, Merger Sub or the Stockholder may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

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                          IN WITNESS WHEREOF, Parent, Merger Sub and each Stockholder have caused this Agreement to be signed by their respective officers or other authorized person thereunto duly authorized as of the date first written above.

DLJ MERCHANT BANKING FUNDING, INC.
By:	/s/ ROBIN S. ESTERSON Name: Robin S. Esterson Title: Attorney-in-fact
DLJ MERCHANT BANKING PARTNERS, L.P.
By:	DLJ Merchant Banking, Inc., its Managing General Partner
By:	/s/ ROBIN S. ESTERSON Name: Robin S. Esterson Title: Attorney-in-fact
DLJ INTERNATIONAL BANKING PARTNERS, C.V.
By:	DLJ Merchant Banking, Inc., its Advisory General Partner
By:	/s/ ROBIN S. ESTERSON Name: Robin S. Esterson Title: Attorney-in-fact

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DLJ OFFSHORE PARTNERS, C.V.
By:	DLJ Merchant Banking, Inc., its Advisory General Partner
By:	/s/ ROBIN S. ESTERSON Name: Robin S. Esterson Title: Attorney-in-fact
DLJ FIRST ESC L.P.
By:	DLJ LBO Plans Management Corporation, its General Partner
By:	/s/ ROBIN S. ESTERSON Name: Robin S. Esterson Title: Attorney-in-fact
DLJ ESC II L.P.
By:	DLJ LBO Plans Management Corporation, its General Partner
By:	/s/ ROBIN S. ESTERSON Name: Robin S. Esterson Title: Attorney-in-fact

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CREDIT SUISSE FIRST BOSTON LLC, AS
NOMINEE FOR:
EMA 2001 PLAN, L.P.
DLJ FIRST ESC. L.P.
DOCKLANDS 2001 PLAN, L.P.
PARADEPLATZ PLAN 2001 PLAN, L.P.
CREDIT SUISSE FIRST BOSTON
PRIVATE EQUITY, INC.
CSFB 2001 INVESTORS, L.P.
By:	Credit Suisse First Boston (USA) Inc., its sole member
By:	/s/ ROBIN S. ESTERSON Name: Robin S. Esterson Title: Attorney-in-fact
DLJ MERCHANT BANKING, INC., Solely for purposes of Section 1(e) of this Agreement
By:	/s/ ROBIN S. ESTERSON Name: Robin S. Esterson Title: Attorney-in-fact
CELESTICA INC.
By:	/s/ RAHUL SURI Name: Rahul Suri Title: Senior Vice President Corporate Development
MSL ACQUISITION SUB INC.
By:	/s/ RAHUL SURI Name: Rahul Suri Title: Vice President

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EXHIBIT I

	Shares of Company Common Stock	Series A Preferred Stock	Series B Preferred Stock	Common Underlying Warrants	Option Shares Company Common Stock

DLJ Merchant Banking Partners, LP	7,683,054	128,471	0	249,555	6,354,162
DLJ International Partners, CV	3,452,918	68,408	0	132,883	2,855,687
DLJ Offshore Partners CV	199,998	3,762	0	7,308	165,406
DLJ Merchant Banking Funding Inc.	3,027,236	0	0	0	2,503,633
DLJ First ESC LP	1,882,440	0	0	0	1,556,845
DLJ ESC II, LP	10,417	0	0	0	8,615
CSFB LLC as nominee for 2001 Plan Investors	97,916	99,359	0	193,005	80,980

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ANNEX B-2

STOCKHOLDER AGREEMENT

                           STOCKHOLDER AGREEMENT, dated as of October 14, 2003 (this "Agreement") among CELESTICA INC., a corporation organized under the laws of the Province of Ontario, Canada ("Parent"), MSL ACQUISITION SUB INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and                                * (the "Stockholder").

RECITALS

                           Parent, Merger Sub and MANUFACTURERS' SERVICES LIMITED, a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement as entered into on the date hereof) providing for the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement.

                           Stockholder is an employee of the Company or one of the other Acquired Corporations and anticipates continuing his or her employment with Parent or one of its Subsidiaries following the consummation of the Merger.

                           As of the date hereof, the Stockholder is the record owner (individually or, if applicable, jointly with the Stockholder's spouse) of the number of shares of Company Common Stock set forth on Schedule A hereto (the "Existing Shares" and, together with any shares of Company Common Stock, Series A Preferred, Series B Preferred and/or any other voting securities of the Company acquired by the Stockholder (individually or, if applicable, jointly by the Stockholder and his or her spouse) after the date hereof, whether upon the exercise of warrants, options or other rights, the conversion or exchange of any such Existing Shares or convertible or exchangeable securities or by means of purchase, dividend, distribution or otherwise, the "Shares").

                           As an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

                           The Stockholder and Parent desire to set forth their agreement with respect to the voting of the Shares in connection with the Merger upon the terms and subject to the conditions set forth herein.

AGREEMENT

                           To implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

                           1.           Voting, Proxies, Etc.

                                          (a)   Agreement to Vote.    The Stockholder hereby agrees that, from and after the date hereof and until this Agreement shall have been terminated in accordance with Section 7:

                                          (i)         At any meeting of the stockholders of the Company called for purposes that include approval of the Merger and the Merger Agreement, however called, or at any adjournment thereof, or in connection with any written consent of the stockholders of the Company or in any other circumstances in which the Stockholder is entitled to vote, consent or give any other approval with respect to the Merger and the Merger Agreement, the Stockholder shall vote (or cause to be voted) the Stockholder's Shares (to the extent such Shares are entitled to be voted and are not so voted pursuant to the proxy granted in Section 1(b)) in favor of adoption of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement.

*
On October 14, 2003 the following executives of MSL executed this form of stockholder agreement: John Boucher, Robert C. Bradshaw, Gerald Campenella, Alan R. Cormier, Richard Gaynor, Sean Lannan, Bruce Leasure, Albert A. Notini, Santosh Rao and Dewayne Rideout.

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                                        (ii)         At any meeting of the stockholders of the Company, however called, or at any adjournment thereof, or in connection with any written consent of the stockholders of the Company, or in any other circumstances in which the Stockholder is entitled to vote, consent or give any other approval, the Stockholder shall vote (or cause to be voted) the Stockholder's Shares (to the extent such Shares are entitled to be voted) against the following actions:

                                                 (1)        any proposal that would result in a breach by the Company of the Merger Agreement or by the Stockholder hereunder; or

                                                 (2)        any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (A) the adoption by the Company of any Acquisition Transaction; (B) any amendment of the Company's certificate of incorporation, certificates of designation or by-laws; (C) any material change in the present capitalization or dividend policy of the Company; or (D) any other material change in the Company's corporate structure or business.

                                        (b)    Proxies.    As security for the agreements of the Stockholder provided for herein, the Stockholder hereby grants to Merger Sub a proxy for the term of this Agreement to vote the Shares as indicated in Section 1(a) above. The Stockholder agrees that this proxy shall be irrevocable during the term of this Agreement and coupled with an interest and each of the Stockholder and Merger Sub will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to the Shares.

                                        (c)    Transfer Restrictions.

        (i)        The Stockholder agrees not to (A) sell, transfer, pledge, encumber, assign or otherwise dispose of or hypothecate (including by gift or by contribution or distribution to any trust or similar instrument (collectively, "Transfer")), or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any of the Shares other than pursuant to the terms hereof and the Merger Agreement, (B) enter into any voting arrangement or understanding with respect to the Shares (other than this Agreement), whether by proxy, voting agreement or otherwise, or (C) take any action that could make any of its representations or warranties contained herein untrue or incorrect in any material respect or would have the effect of preventing or disabling the Stockholder from performing any of its obligations hereunder.

                                        (ii)         If the Merger is consummated, the Stockholder agrees:

                                                 (A)       during the period commencing at the Effective Time and ending on the earlier of (x) the day after the Stockholder ceases to be employed by Parent or any of its Subsidiaries and (y) the second anniversary of the Effective Time, not to Transfer, or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any Parent Subordinate Voting Shares owned or held by him or her as a result of the Merger or the exercise of Company Stock Options (whether before or after the Merger); and

                                                 (B)       without limiting the restrictions set forth in paragraph (A) above, for so long as the Stockholder is employed by Parent or any of its Subsidiaries and until the day after the Stockholder ceases to be employed by Parent or one of its Subsidiaries, not to Transfer, or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to

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      the Transfer of, any Parent Subordinate Voting Shares owned or held by him or her, except in compliance with the policies and procedures for Transfers of Parent Subordinate Voting Shares applicable to officers of Parent and its Subsidiaries from time to time, provided, that Parent has provided written notice of such policies and procedures to the Stockholder.

                                       (iii)         For the avoidance of doubt, (A) nothing herein shall be construed to prohibit the exercise by the Stockholder of any Company Stock Option (whether before or after the Merger) and (B) any shares of Company Common Stock or Parent Subordinate Voting Shares acquired by the Stockholder upon such exercise shall be subject to clauses (i) and (ii) above, as applicable.

                                        (d)    Appraisal Rights.    The Stockholder hereby irrevocably waives any and all rights which it may have as to appraisal, dissent or any similar or related matter with respect to the Merger.

                                        (e)    No Solicitation.    The Stockholder acknowledges and agrees that he or she will be deemed a Representative of the Acquired Corporations for purposes of Section 4.3 of the Merger Agreement and agrees to be bound by and to comply with the provisions of Section 4.3 of the Merger Agreement as if he or she was a party to the Merger Agreement. Nothing in this Section shall restrict the activities of any Stockholder in his or her capacity as a director or officer of the Company.

                          2.          Representations and Warranties of the Stockholder.    The Stockholder hereby represents and warrants to Parent and Merger Sub as of the date hereof as follows:

                                        (a)    Authorization; Validity of Agreement; Necessary Action.    The Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

                                        (b)    No Violations; Consents and Approvals.

        (i)        Except for filings, permits, authorizations, Consents and approvals as may be required under, and other applicable requirements of, applicable Antitrust laws, neither the execution, delivery or performance of this Agreement by the Stockholder nor the consummation by him or her of the transactions contemplated hereby nor compliance by him or her with any of the provisions hereof will directly or indirectly (with or without notice or lapse of time or both): (A) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any order, injunction, writ or decree to which the Stockholder or any of the Stockholder's assets may be subject, or (B) require a Consent from any Person; except, in the case of clause (A), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or impair the ability of the Stockholder from consummating the transactions contemplated hereby in any material respect, or otherwise prevent Parent or Merger Sub from exercising their respective rights under this Agreement in any material respect.

                                        (ii)         The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement and the consummation of the

B-2-3

    transactions contemplated hereby will not, require any Consent of, or filing with or notification to, any Governmental Body, except (A) for the pre-merger notification requirements of applicable Antitrust laws and (B) where failure to obtain such Consents, or to make such filings or notifications, would not prevent or impair the ability of the Stockholder from consummating the transactions contemplated hereby in any material respect, or otherwise prevent Parent or Merger Sub from exercising their respective rights under this Agreement in any material respect.

                                        (c)    Shares.    The Existing Shares are, and the Shares on the Closing Date will be, owned of record by the Stockholder (individually or, if applicable, jointly with the Stockholder's spouse). The Existing Shares constitute all of the voting securities of the Company owned of record by the Stockholder (individually and, if applicable, jointly with the Stockholder's spouse). All of the Existing Shares are issued and outstanding and, other than as set forth on Schedule A hereto, the Stockholder does not own, of record or beneficially (individually or, if applicable, jointly with the Stockholder's spouse), any warrants, options or other rights to acquire any other voting securities of the Company. The Stockholder (individually or, if applicable, jointly with the Stockholder's spouse) has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 1 hereof, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares and will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 1 hereof, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, with respect to all of the Shares on the Closing Date, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. The Stockholder has (individually or, if applicable, jointly with the Stockholder's spouse) good and valid title to the Existing Shares and at all times during the term hereof and on the Closing Date will have good and valid title to the Shares, free and clear of all liens, claims, security interests or other charges or encumbrances (other than any arising as a result of actions taken or omitted by Parent or Merger Sub or any arising under this Agreement).

                                        (d)    No Broker's Fees.    Except as disclosed in the Merger Agreement, no broker, finder, investment banker or other Person is entitled to any broker's, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

                          3.          Representations and Warranties of Parent and Merger Sub.    Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Stockholder as of the date hereof as follows:

                                        (a)    Organization.    Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                                        (b)    Corporate Authorization; Validity of Agreement; Necessary Action.    Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by them of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Parent or Merger Sub are necessary to authorize the execution and delivery by them of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and constitutes the legal, valid and binding obligation of Parent and Merger, enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency,

B-2-4

reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

                                        (c)    No Violations; Consents and Approvals.

        (i)        Except for filings, permits, authorizations, Consents and approvals as may be required under, and other applicable requirements of, applicable Antitrust laws, neither the execution, delivery or performance of this Agreement by Parent or Merger Sub nor the consummation by them of the transactions contemplated hereby nor compliance by them with any of the provisions hereof will directly or indirectly (with or without notice or lapse of time or both): (i) contravene, conflict with or result in a violation of (A) any provision of the Organizational Documents of Parent or Merger Sub, or (B) any resolution adopted by the board of directors or the stockholders of Parent or Merger Sub; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any order, injunction, writ or decree to which Parent or Merger Sub, or any of the respective assets owned or used by each of them, may be subject, or (iii) require a Consent from any Person; except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or impair the ability of Parent or Merger Sub from consummating the transactions contemplated hereby in any material respect, or otherwise prevent Parent or Merger Sub from exercising their respective rights under this Agreement in any material respect.

                                        (ii)         The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, require any Consent of, or filing with or notification to, any Governmental Body, except (i) for the pre-merger notification requirements of applicable Antitrust laws, and (ii) where failure to obtain such Consents, or to make such filings or notifications, would not prevent or impair the ability of Parent or Merger Sub from consummating the transactions contemplated hereby in any material respect, or otherwise prevent Parent or Merger Sub from exercising their respective rights under this Agreement in any material respect.

                          4.          Further Agreement of the Stockholder.    The Stockholder hereby authorizes and requests the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting of the Shares). The Stockholder agrees with, and covenants to, Parent that the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in any Shares by reason of any stock dividend or distribution, or any change in any Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

                          5.          Further Assurances.    From time to time prior to the Closing, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

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                          6.          Termination.     This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect upon the earlier to occur of (a) the Effective Time (except that the provisions of Section 1(c)(ii) of this Agreement shall survive for the periods specified in such Section), or (b) the termination of the Merger Agreement. Nothing in this Section 6 shall relieve any party of liability for breach of this Agreement.

                          7.          Costs and Expenses.    All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

                          8.          Amendment and Modification.    This Agreement may be amended, modified and supplemented in any and all respects only by written agreement of the parties hereto.

                          9.          Notices.     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) provided, that any communication delivered or sent on a day that is not a business day or after 5:00 p.m. (local time) on a business day shall be deemed to have been delivered or sent on the next following business day:

(i)	if to Parent or Merger Sub, to:
Celestica Inc. 1150 Eglinton Avenue East Toronto, Ontario M3C 1H7 Canada
Attention: Senior Vice President, Corporate Development Fax No.: (416) 448-5444 Confirmation No.: (416) 448-4577
with mandatory copies to:
Celestica Inc. 1150 Eglinton Avenue East Toronto, Ontario M3C 1H7 Canada
Attention: Chief Legal Officer Fax No.: (416) 448-2817 Confirmation No.: (416) 448-4620
and
Kaye Scholer LLP 425 Park Avenue New York, NY 10022
Attention: Joel I. Greenberg and Lynn Toby Fisher Fax No.: (212) 836-8689 Confirmation No.: (212) 836-8000
(ii)	if to the Stockholder, to the address(es) set forth on Schedule A hereto.

                          10.        Interpretation.     When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words

B-2-6

"include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 14, 2003.

                          11.        Counterparts.     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                          12.        Entire Agreement; No Third Party Beneficiaries.    This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                          13.        Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

                          All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                          14.        Governing Law.    This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                          15.        Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent and Merger Sub may assign, in Parent's sole discretion, any or all of their respective rights, interests and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent; provided, however, that no such assignment shall relieve Parent from any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors (including the Company as successor to Merger Sub pursuant to the Merger), heirs, agents, representatives, trust beneficiaries, attorneys, affiliates and associates and all of their respective predecessors, successors, permitted assigns, heirs, executors and administrators.

                          16.        Consent to Jurisdiction; Waiver of Jury Trial; Specific Performance.

                                        (a)    In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware, and (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in such courts. For purposes of implementing the foregoing, the Stockholder, Parent and Merger Sub does hereby appoint Ct Corporation as agent to service of process in the State of Delaware in connection with this Agreement.

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                                        (b)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                                        (c)    The parties acknowledge and agree that Parent and Merger Sub would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Company could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Parent or Merger Sub may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

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                          IN WITNESS WHEREOF, Parent, Merger Sub and the Stockholder have caused this Agreement to be executed as of the date first written above.

STOCKHOLDER
By:	Name:
CELESTICA, INC.
By:	Name: Title:
MSL ACQUISITION SUB INC.
By:	Name: Title:

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Schedule A

Number of Existing Shares:	shares of Company Common Stock

Description of any warrants, options or other rights to purchase voting securities of the Company:

Address(es) for notices and other communications pursuant to Section 10 of the Agreement:

Attention: Telephone No.: Telecopy No.:
with a copy to:

Attention: Telephone No.: Telecopy No.:

B-2-10

ANNEX C

[LETTERHEAD OF CREDIT SUISSE FIRST BOSTON LLC]

October 14, 2003

Board of Directors
Manufacturers' Services Limited
300 Baker Avenue
Suite 106
Concord, Massachusetts 01742

Members of the Board:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of shares of the common stock, par value $0.001 per share ("MSL Common Stock"), of Manufacturers' Services Limited ("MSL") (other than the Private Equity Funds (as defined below) and those holders (the "Selected Stockholders") who have entered into stockholder agreements in connection with the Merger (as defined below) and their respective affiliates) of the Share Exchange Ratio (as defined below) to be received by the holders of MSL Common Stock pursuant to the terms of the Agreement and Plan of Merger, dated as of October 14, 2003 (the "Agreement") by and among Celestica Inc. ("Celestica"), MSL Acquisition Sub Inc., a wholly owned subsidiary of Celestica ("Merger Sub") and MSL. The Agreement provides for, among other things, the merger of MSL with and into the Merger Sub (the "Merger") and each outstanding share of MSL Common Stock will be converted into the right to receive (i) if the Parent Weighted Average Closing Price (as defined in the Agreement) is $16.00 or less, that number of Celestica subordinate voting shares ("Celestica Subordinate Voting Shares") equal to the quotient of $6.00 divided by the Parent Weighted Average Closing Price, (ii) if the Parent Weighted Average Closing Price is $19.33 or more, that number of Celestica Subordinate Voting Shares equal to the quotient of $7.25 divided by the Parent Weighted Average Closing Price or (iii) in all other circumstances, 0.375 of a Celestica Subordinate Voting Share (as applicable, the "Share Exchange Ratio").

In arriving at our opinion, we have reviewed the Agreement and certain related documents, as well as certain publicly available business and financial information relating to MSL and Celestica. We also have reviewed certain other information relating to MSL and Celestica, including internal financial forecasts of MSL and publicly available financial forecasts of Celestica, provided to or discussed with us by the managements of MSL and Celestica, and have met with the managements of MSL and Celestica to discuss the businesses and prospects of MSL and Celestica, respectively. We have considered certain financial and stock market data of MSL and Celestica and have compared that data with similar data for other publicly held companies in businesses we deemed similar to MSL and Celestica, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and transactions which have been announced or effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

Board of Directors
Manufacturers' Services Limited
October 14, 2003

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts relating to MSL referred to above, we have been advised, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of MSL as to the future financial performance of MSL. With respect to the publicly available financial forecasts relating to Celestica referred to above, we have reviewed and discussed such publicly available forecasts with the management of Celestica and have been advised, and have assumed, that such forecasts represent reasonable estimates as to the future financial performance of Celestica. You also have informed us, and we have assumed, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. We further have assumed, with your consent, that the Merger will be consummated as set forth in the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof and that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no limitations, restrictions or conditions will be imposed that would have an adverse effect on MSL, Celestica or the contemplated benefits of the Merger. We have not been requested to make, and we have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of MSL or Celestica, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us as of the date hereof, and financial, economic, market and other conditions as they exist and can be evaluated as of the date hereof. We are not expressing any opinion as to the actual value of Celestica Subordinate Voting Shares when issued to the holders of MSL Common Stock pursuant to the Merger or the prices at which Celestica Subordinate Voting Shares will trade at any time. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in acquiring all or any part of MSL. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to MSL, nor does it address the underlying business decision of MSL to proceed with the Merger.

We have acted as financial advisor to MSL in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee for rendering this opinion. Certain private equity funds affiliated or associated with Credit Suisse First Boston LLC (the "Private Equity Funds") own approximately 47.5% of the outstanding shares of MSL Common Stock, as well as shares of Series A Preferred Stock of MSL. In addition, we and our affiliates in the past have provided, currently are providing and may in the future provide financial and investment banking services to MSL and Celestica unrelated to the proposed Merger, for which services we and our affiliates have received, and would expect to receive, compensation. In the ordinary course of our business, we and our affiliates may actively trade securities of MSL and Celestica for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of MSL in connection with its evaluation of the Merger and does not constitute a recommendation to

Board of Directors
Manufacturers' Services Limited
October 14, 2003

any stockholder as to how such stockholder should vote or act with respect to any matters relating to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Share Exchange Ratio is fair, from a financial point of view, to the holders of MSL Common Stock (other than the Private Equity Funds and the Selected Shareholders and their respective affiliates).

Very truly yours,
CREDIT SUISSE FIRST BOSTON LLC

        ANNEX D

[Letterhead of Sonenshine Pastor
Advisors LLC]

October 14, 2003

Board of Directors
Manufacturers' Services Limited
300 Baker Avenue
Suite 106
Concord, Massachusetts 01742

Gentlemen:

Sonenshine Pastor Advisors LLC (together with its wholly-owned broker dealer, Sonenshine Pastor & Co. LLC, "SP") has acted as financial advisor to Manufacturers' Services Limited ("MSL" or "Client") in connection with the proposed acquisition by stock merger (the "Transaction") of Client by Celestica Inc. ("Buyer") in accordance with the Agreement and Plan of Merger, dated as of October 14, 2003, by and among Client and Buyer (the "Merger Agreement"). As set forth more fully in the Merger Agreement, as a result of the Transaction, each share of the Common Stock, par value $0.001 per share, of Client ("Client Common Stock") not owned directly or indirectly by Buyer or Client will be converted into the right to receive 0.375 per share in Buyer fully-registered subordinated voting shares ("Buyer Stock") subject to a minimum consideration of US $6.00 per share of Client Common Stock and a maximum consideration of US $7.25 per share of Client Common Stock (the "Exchange Ratio"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

You have requested SP's opinion, as investment bankers, as to the fairness, from a financial point of view, to Client's common shareholders of the Exchange Ratio.

In connection with SP's role as financial advisor to Client, and in arriving at its opinion, SP has reviewed certain publicly available financial and other information concerning Client and Buyer and certain internal analyses and other information furnished to it by Client. SP has also held discussions with members of the senior management of Client regarding the businesses and prospects of Client, including certain strategic and financial challenges that Client currently faces. In addition, SP has:

  (i)
  reviewed the reported prices and trading activity for Client Common Stock and Buyer Stock;

  (ii)
  prepared a Discounted Cash Flow analysis ("DCF") of the financial projections made available by Client's management;

  (iii)
  compared certain financial and stock market information for Client and Buyer with similar information for certain other companies whose securities are publicly traded and whose business are comparable thereto;

  (iv)
  reviewed the financial terms of certain recent corporate mergers and acquisitions which it deemed relevant in whole or in part;

  (v)
  reviewed the terms of the Merger Agreement and certain related documents; and

  (vi)
  performed such other financial studies and analyses and considered such other factors as it deemed appropriate and feasible.

SP has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning Client or Buyer, including,

D-1

without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, SP has assumed and relied upon the accuracy and completeness of all such information. In addition, SP has not conducted a physical inspection of any of the properties or assets and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of Client or Buyer. In the case of information concerning Client, with respect to financial estimates and projections made available by Client to SP and used in its analyses, SP has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Client as to the matters covered thereby. In rendering its opinion, SP expresses no view as to the reasonableness of such analyses, forecasts and projections, or the assumptions on which they are based. In addition, in the case of information concerning Buyer, SP has been asked to rely and has relied solely on certain publicly available information and certain additional information provided orally by Client or certain representatives of senior management of Buyer, all without independent verification by SP or any other party. SP's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

For purposes of rendering its opinion, SP has assumed that, in all respects material to its analysis, the representations and warranties of Client and Buyer contained in the Merger Agreement are true and correct, Client and Buyer will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligations of each of Client and Buyer to consummate the Transaction will be satisfied without any waiver thereof. SP has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which any of Client or Buyer is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Client or Buyer or materially reduce the contemplated benefits of the Transaction to Client.

This opinion is addressed to, and for the use and benefit of, the Board of Directors of Client and is not a recommendation to the stockholders of Client as to how to vote with respect to the Transaction. This opinion is limited to the fairness, from a financial point of view, to Client's common shareholders of the Exchange Ratio. SP expresses no opinion as to the merits of the underlying decision by Client to engage in the Transaction.

SP will be paid a fee for its services as financial advisor to Client in connection herewith, a significant portion of which is contingent upon the delivery of an opinion or the consummation of the Transaction.

Based upon and subject to the foregoing, it is SP's opinion as investment bankers that the Exchange Ratio is fair, from a financial point of view, to Client's common shareholders.

Very truly yours,
SONENSHINE PASTOR ADVISORS LLC

D-2

ANNEX E

Section 262 of the Delaware General Corporation Law

(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2)
Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

(a)
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

(b)
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

(c)
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

    (d)
    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

  (3)
  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)
After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Celestica's bylaws provide that Celestica shall indemnify its officers and directors to the extent permitted by the Business Corporations Act (Ontario).

        Under the Business Corporations Act (Ontario), a corporation may indemnify a present or former director or officer or a person who acts or acted at the corporation's request as a director or officer of another body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is a party by reason of being or having been a director or officer of such corporation or body corporate, and provided that the director or officer acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the corporation as a matter of right if he or she was substantially successful on the merits and fulfilled the conditions set forth above.

        The directors and officers of the registrant are covered by directors' and officers' insurance policies.

Item 21.    Exhibits and Financial Statement Schedules

(a)   Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 14, 2003, by and among Celestica Inc., MSL Acquisition Sub Inc. and Manufacturers' Services Limited included as Annex A to the Proxy Statement/Prospectus.(1)
3.1	Restated Articles of Incorporation effective November 20, 2001.(2)
3.2	Bylaw No. 1.(2)
3.3	Bylaw No. 2.(3)
4.1	See Articles of Incorporation and Bylaws identified in Exhibits 3.1 through 3.3.
4.2	Form of Subordinate Voting Share Certificate.(4)
4.3	Indenture, dated as of August 1, 2000, between Celestica Inc. and The Chase Manhattan Bank, as Trustee. (5)
4.4	Second Amended and Restated Revolving Term Credit Agreement, dated as of December 17, 2002, among Celestica Inc., the subsidiaries of Celestica Inc., specified therein as Designated Subsidiaries, The Bank of Nova Scotia, as Administrative Agent, CIBC World Markets, as Joint Lead Arranger and Syndication Agent, RBC Capital Markets, as Joint Lead Arranger and Co-Documentation Agent, Banc of America Securities LLC, as Joint Lead Arranger and Co-Documentation Agent, and the financial institutions named in Schedule A as lenders.(6)
4.5	First Amendment to the Second Amended and Restated Revolving Term Credit Agreement, dated as of October 31, 2003, among Celestica Inc., the subsidiaries of Celestica Inc., specified therein as Designated Subsidiaries, The Bank of Nova Scotia, as Administrative Agent, and the financial institutions named in Schedule A as lenders.**

4.6	Amended and Restated Four Year Revolving Term Credit Agreement, dated as of December 17, 2002, among Celestica Inc. and Celestica International Inc., as Borrowers, The Bank of Nova Scotia, as Administrative Agent, and the financial institutions named therein, as Lenders.(6)
4.7	First Amendment to the Amended and Restated Four Year Revolving Term Credit Agreement, dated as of October 31, 2003, among Celestica Inc., Celestica International Inc., as Borrowers, The Bank of Nova Scotia, as Administrative Agent, and the financial institutions named therein, as Lenders.**
5.1	Opinion of Davies Ward Phillips & Vineberg LLP regarding the legality of the securities being registered.
8.1	Opinion of Kaye Scholer LLP as to certain tax consequences of the merger.
8.2	Opinion of Hale and Dorr LLP as to certain tax consequences of the merger.
9.1	Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and DLS Merchant Banking Funding Inc., DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners C.V., DLJ First ESC L.P., DLJ ESC II L.P., EMA 2001 Plan, L.P., Dockhards 2001 Plan, L.P., Paradeplatz 2001 Plan, L.P., LSFB 2001 Investors, L.P., Credit Suisse First Boston Private Equity, Inc. and DLJ Merchant Banking, Inc.(7)
9.2	Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and John Boucher.(7)
9.3	Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and Robert Bradshaw.(7)
9.4	Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and Alan Cormier.(7)
9.5	Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and Richard J Gaynor.(7)
9.6	Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and Sean Lannan.(7)
9.7	Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and Bruce Leasure.(7)
9.8	Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and Albert A. Notini.(7)
9.9	Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and Santosh Rao.(7)
9.10	Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and Dewayne Rideout.(7)
9.11	Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and Gerald Campenella.(7)
10.1	Amended and Restated Management Services Agreement, dated as of July 1, 2003, among Celestica Inc., Celestica International Inc. and Onex Corporation.**
10.2	Asset Purchase Agreement, dated as of February 19, 2001, by and between Avaya Inc. and Celestica Corporation.(2)*
10.3	Amendment No. 1 to the Asset Purchase Agreement, dated as of May 4, 2001, by and between Avaya Inc. and Celestica Corporation.(2)
10.4	Arrangement Agreement, dated as of May 31, 2001, between Celestica Inc. and Primetech Electronics Inc.(8)*

10.5	Merger Agreement, dated as of June 15, 2001, between Omni Industries Limited and Celestica Inc.(8)*
10.6	Asset Purchase Agreement, dated as of July 24, 2001, between Lucent Technologies Inc. and Celestica Corporation.(8)*
10.7	Asset Purchase Agreement, dated as of July 24, 2001, between Lucent Technologies Inc. and Celestica Corporation.(8)*
10.8	Asset Purchase Agreement, dated January 28, 2002, between NEC Corporation, NEC Miyagi, Ltd., NEC Yamanashi, Ltd., 1325091 Ontario Inc., and Celestica Inc.(6)*
10.9	Employment Agreement, dated as of October 22, 1996, by and between Celestica, Inc. and Eugene V. Polistuk.(3)
10.10	Employment Agreement, dated as of October 22, 1996, by and between Celestica, Inc. and Anthony P. Puppi.(3)
10.11	Employment Agreement, dated as of October 22, 1996, by and between Celestica, Inc. and Daniel P. Shea.(3)
10.12	Employment Agreement, dated as of June 30, 1998, by and between Celestica Inc. and R. Thomas Tropea.(9)
10.13	Amended and Restated D2D Employee Share Purchase and Option Plan (1997).(2)
10.14	Celestica 1997 U.K. Approved Share Option Scheme.(10)
10.15	Amended and Restated 1998 U.S. Executive Share Purchase and Option Plan.(6)
10.16	Amended and Restated Long-Term Incentive Plan.(11)
10.17	Primetech Electronics Inc. Stock Option Plan.(12)
10.18	International Manufacturing Services, Inc. 1996 Stock Option Plan.(13)
10.19	International Manufacturing Services, Inc. 1997 Stock Option Plan.(13)
10.20	International Manufacturing Services, Inc. 1997 Director Option Plan.(14)
21.1	List of subsidiaries of Celestica Inc.**
23.1	Consent of KPMG LLP.
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Davies Ward Phillips & Vineberg LLP (included in Exhibit 5.1).
23.4	Consent of Kaye Scholer LLP (included in Exhibit 8.1).
23.5	Consent of Hale and Dorr LLP (included in Exhibit 8.2).
24.1	Power of Attorney.**
99.1	Form of Proxy Card.
99.2	Form of Preferred Stock Election Form.(15)
99.3	Consent of Credit Suisse First Boston LLC.**
99.4	Consent of Sonenshine Pastor Advisors LLC.**

(1)
Included elsewhere in this Registration Statement.

(2)
Incorporated by reference to the Annual Report on Form 20-F of Celestica Inc. filed on May 22, 2001 (Registration No. 001-14832).

(3)
Incorporated by reference to the Registration Statement on Form F-1 of Celestica Inc. filed on April 29, 1998 (Registration No. 333-8700).

(4)
Incorporated by reference to Amendment No. 3 to the Registration Statement on Form F-1 of Celestica Inc. filed on June 25, 1998 (Registration No. 333-8700).

(5)
Incorporated by reference to the Registration Statement on Form F-3 of Celestica Inc. filed on November 17, 2000 (Registration No. 333-50240).

(6)
Incorporated by reference to the Annual Report on Form 20-F of Celestica Inc. filed on April 21, 2003 (Registration No. 001-14832).

(7)
Incorporated by reference to the General Statement of Acquisition of Beneficial Ownership on Schedule 13D of Celestica Inc. filed on October 24, 2003.

(8)
Incorporated by reference to the Annual Report on Form 20-F of Celestica Inc. filed on May 3, 2002. (Registration No. 001-14832)

(9)
Incorporated by reference to the Annual Report on Form 20-F of Celestica Inc. filed on May 18, 2000.

(10)
Incorporated by reference to the Registration Statement on Form S-8 of Celestica Inc. filed on June 15, 2001 (Registration No. 333-63112).

(11)
Incorporated by reference to the Registration Statement on Form S-8 of Celestica Inc. filed on May 14, 2002 (Registration No. 333-88210).

(12)
Incorporated by reference to the Registration Statement on Form S-8 of Celestica Inc. filed on August 3, 2001 (Registration No. 333-66726).

(13)
Incorporated by reference to the Registration Statement on Form S-8 of Celestica Inc. filed on December 23, 1998 (Registration No. 333-09780).

(14)
Incorporated by reference to the Registration Statement on Form S-8 of Celestica Inc. filed on January 19, 1999 (Registration No. 333-09822).

(15)
To be filed by amendment.

*
Request for confidential treatment granted. Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

**
Previously filed.

(b)   Financial Statement Schedules.

        Financial statement schedules have been omitted because they are inapplicable or the required information is shown in the consolidated financial statements of Celestica and the notes therein.

(c)   Report, Opinion or Appraisals.

        The Fairness Opinions of Credit Suisse First Boston LLC and Sonenshine Pastor Advisors LLC are included as Annexes C and D, respectively, to the Proxy Statement/Prospectus.

Item 22.    Undertakings

1.
The undersigned registrant hereby undertakes:

(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (b)
  That, for the purpose of determining any liability under the Securities Act of 1993, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (c)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

  (d)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph 1(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

4.
The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph 2 immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

6.
The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

7.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada on this 27th day of January, 2004.

CELESTICA INC.
/s/ ELIZABETH DELBIANCO Name: Elizabeth DelBianco Title: Chief Legal Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the indicated capacities held as of January 27, 2004.

Signature	Title
* Eugene V. Polistuk	Chairman of the Board and Chief Executive Officer
* Anthony P. Puppi	Executive Vice President, Chief Financial Officer and General Manager, Global Services
* Peter J. Bar	Vice President and Corporate Controller
* J. Marvin MaGee	President and Chief Operating Officer
* Robert L. Crandall	Director
* William A. Etherington	Director
* Richard S. Love	Director
* Anthony R. Melman	Director
* Gerald W. Schwartz	Director
* Charles W. Szuluk	Director
* Don Tapscott	Director
* By	/s/ ELIZABETH DELBIANCO Elizabeth DelBianco Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative if Celestica Inc. in the United States of America on the 27th day of January, 2004.

CELESTICA (U.S.) INC. (Authorized U.S. Representative)
* Name: J. Marvin MaGee Title: President and Chief Operating Officer
* By	/s/ ELIZABETH DELBIANCO Elizabeth DelBianco Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of October 14, 2003, by and among Celestica Inc., MSL Acquisition Sub Inc. and Manufacturers' Services Limited included as Annex A to the Proxy Statement/Prospectus. (1)
3.1	Restated Articles of Incorporation effective November 20, 2001. (2)
3.2	Bylaw No. 1. (2)
3.3	Bylaw No. 2. (3)
4.1	See Articles of Incorporation and Bylaws identified in Exhibits 3.1 through 3.3.
4.2	Form of Subordinate Voting Share Certificate. (4)
4.3	Indenture, dated as of August 1, 2000, between Celestica Inc. and The Chase Manhattan Bank, as Trustee. (5)
4.4
Second Amended and Restated Revolving Term Credit Agreement, dated as of December 17, 2002, among Celestica Inc., the subsidiaries of Celestica Inc., specified therein as Designated Subsidiaries, The Bank of Nova Scotia, as Administrative Agent, CIBC World Markets, as Joint Lead Arranger and Syndication Agent, RBC Capital Markets, as Joint Lead Arranger and Co-Documentation Agent, Banc of America Securities LLC, as Joint Lead Arranger and Co-Documentation Agent, and the financial institutions named in Schedule A as lenders. (6)
4.5
First Amendment to the Second Amended and Restated Revolving Term Credit Agreement, dated as of October 31, 2003, among Celestica Inc., the subsidiaries of Celestica Inc., specified therein as Designated Subsidiaries, The Bank of Nova Scotia, as Administrative Agent, and the financial institutions named in Schedule A as lenders.**
4.6
Amended and Restated Four Year Revolving Term Credit Agreement, dated as of December 17, 2002, among Celestica Inc. and Celestica International Inc., as Borrowers, The Bank of Nova Scotia, as Administrative Agent, and the financial institutions named therein, as Lenders. (6)
4.7
First Amendment to the Amended and Restated Four Year Revolving Term Credit Agreement, dated as of October 31, 2003, among Celestica Inc., Celestica International Inc., as Borrowers, The Bank of Nova Scotia, as Administrative Agent, and the financial institutions named therein, as Lenders.**
5.1	Opinion of Davies Ward Phillips & Vineberg LLP regarding the legality of the securities being registered.
8.1	Opinion of Kaye Scholer LLP as to certain tax consequences of the merger.
8.2	Opinion of Hale and Dorr LLP as to certain tax consequences of the merger.
9.1
Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and DLS Merchant Banking Funding Inc., DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners C.V., DLJ First ESC L.P., DLJ ESC II L.P., EMA 2001 Plan, L.P., Dockhards 2001 Plan, L.P., Paradeplatz 2001 Plan, L.P., LSFB 2001 Investors, L.P., Credit Suisse First Boston Private Equity, Inc. and DLJ Merchant Banking, Inc. (7)
9.2	Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and John Boucher. (7)

9.3	Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and Robert Bradshaw. (7)
9.4	Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and Alan Cormier. (7)
9.5	Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and Richard J Gaynor. (7)
9.6	Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and Sean Lannan. (7)
9.7	Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and Bruce Leasure. (7)
9.8	Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and Albert A. Notini. (7)
9.9	Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and Santosh Rao. (7)
9.10	Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and Dewayne Rideout. (7)
9.11	Stockholder Agreement, dated as of October 14, 2003, among Celestica Inc., MSL Acquisition Sub Inc. and Gerald Campenella. (7)
10.1	Amended and Restated Management Services Agreement, dated as of July 1, 2003, among Celestica Inc., Celestica International Inc. and Onex Corporation.**
10.2	Asset Purchase Agreement, dated as of February 19, 2001, by and between Avaya Inc. and Celestica Corporation. (2)*
10.3	Amendment No. 1 to the Asset Purchase Agreement, dated as of May 4, 2001, by and between Avaya Inc. and Celestica Corporation. (2)
10.4	Arrangement Agreement, dated as of May 31, 2001, between Celestica Inc. and Primetech Electronics Inc. (8)*
10.5	Merger Agreement, dated as of June 15, 2001, between Omni Industries Limited and Celestica Inc. (8)*
10.6	Asset Purchase Agreement, dated as of July 24, 2001, between Lucent Technologies Inc. and Celestica Corporation. (8)*
10.7	Asset Purchase Agreement, dated as of July 24, 2001, between Lucent Technologies Inc. and Celestica Corporation. (8)*
10.8	Asset Purchase Agreement, dated January 28, 2002, between NEC Corporation, NEC Miyagi, Ltd., NEC Yamanashi, Ltd., 1325091 Ontario Inc., and Celestica Inc. (6)*
10.9	Employment Agreement, dated as of October 22, 1996, by and between Celestica, Inc. and Eugene V. Polistuk. (3)
10.10	Employment Agreement, dated as of October 22, 1996, by and between Celestica, Inc. and Anthony P. Puppi. (3)
10.11	Employment Agreement, dated as of October 22, 1996, by and between Celestica, Inc. and Daniel P. Shea. (3)
10.12	Employment Agreement, dated as of June 30, 1998, by and between Celestica Inc. and R. Thomas Tropea. (9)

10.13	Amended and Restated D2D Employee Share Purchase and Option Plan (1997). (2)
10.14	Celestica 1997 U.K. Approved Share Option Scheme. (10)
10.15	Amended and Restated 1998 U.S. Executive Share Purchase and Option Plan. (6)
10.16	Amended and Restated Long-Term Incentive Plan. (11)
10.17	Primetech Electronics Inc. Stock Option Plan. (12)
10.18	International Manufacturing Services, Inc. 1996 Stock Option Plan. (13)
10.19	International Manufacturing Services, Inc. 1997 Stock Option Plan. (13)
10.20	International Manufacturing Services, Inc. 1997 Director Option Plan. (14)
21.1	List of subsidiaries of Celestica Inc.**
23.1	Consent of KPMG LLP.
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Davies Ward Phillips & Vineberg LLP (included in Exhibit 5.1).
23.4	Consent of Kaye Scholer LLP (included in Exhibit 8.1).
23.5	Consent of Hale and Dorr LLP (included in Exhibit 8.2).
24.1	Power of Attorney.**
99.1	Form of Proxy Card.
99.2	Form of Preferred Stock Election Form. (15)
99.3	Consent of Credit Suisse First Boston LLC.**
99.4	Consent of Sonenshine Pastor Advisors LLC.**

(1)
Included elsewhere in this Registration Statement.

(2)
Incorporated by reference to the Annual Report on Form 20-F of Celestica Inc. filed on May 22, 2001 (Registration No. 001-14832).

(3)
Incorporated by reference to the Registration Statement on Form F-1 of Celestica Inc. filed on April 29, 1998 (Registration No. 333-8700).

(4)
Incorporated by reference to Amendment No. 3 to the Registration Statement on Form F-1 of Celestica Inc. filed on June 25, 1998 (Registration No. 333-8700).

(5)
Incorporated by reference to the Registration Statement on Form F-3 of Celestica Inc. filed on November 17, 2000 (Registration No. 333-50240).

(6)
Incorporated by reference to the Annual Report on Form 20-F of Celestica Inc. filed on April 21, 2003 (Registration No. 001-14832).

(7)
Incorporated by reference to the General Statement of Acquisition of Beneficial Ownership on Schedule 13D of Celestica Inc. filed on October 24, 2003.

(8)
Incorporated by reference to the Annual Report on Form 20-F of Celestica Inc. filed on May 3, 2002. (Registration No. 001-14832)

(9)
Incorporated by reference to the Annual Report on Form 20-F of Celestica Inc. filed on May 18, 2000.

(10)
Incorporated by reference to the Registration Statement on Form S-8 of Celestica Inc. filed on June 15, 2001 (Registration No. 333-63112).

(11)
Incorporated by reference to the Registration Statement on Form S-8 of Celestica Inc. filed on May 14, 2002 (Registration No. 333-88210).

(12)
Incorporated by reference to the Registration Statement on Form S-8 of Celestica Inc. filed on August 3, 2001 (Registration No. 333-66726).

(13)
Incorporated by reference to the Registration Statement on Form S-8 of Celestica Inc. filed on December 23, 1998 (Registration No. 333-09780).

(14)
Incorporated by reference to the Registration Statement on Form S-8 of Celestica Inc. filed on January 19, 1999 (Registration No. 333-09822).

(15)
To be filed by amendment.

*
Request for confidential treatment granted. Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

**
Previously filed.

QuickLinks

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
QUESTIONS AND ANSWERS REGARDING THE MERGER
General Questions and Answers
Questions and Answers About the MSL Special Meeting
SUMMARY
RISK FACTORS
Risks Related to the Merger
Risks Related to Receiving Celestica Subordinate Voting Shares
Risks Related to the Business of Celestica
ENFORCEABILITY OF CIVIL LIABILITIES
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF CELESTICA
SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF MSL
COMPARATIVE HISTORICAL AND PRO FORMA DATA
Celestica (U.S. GAAP)
MSL (U.S. GAAP)
Celestica and MSL (U.S. GAAP)
COMPARATIVE PER SHARE MARKET PRICE DATA
THE SPECIAL MEETING OF MSL STOCKHOLDERS
THE MERGER
THE MERGER AGREEMENT
THE STOCKHOLDER AGREEMENTS
COMPARISON OF CELESTICA AND MSL STOCKHOLDERS' RIGHTS
APPRAISAL RIGHTS FOR MSL PREFERRED STOCK
FUTURE MSL STOCKHOLDER PROPOSALS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
TABLE OF CONTENTS
EXHIBITS
AGREEMENT AND PLAN OF MERGER
RECITALS
AGREEMENT
EXHIBIT A
CERTAIN DEFINITIONS
EXHIBITS B-1 and B-2
EXHIBIT C MANUFACTURERS' SERVICES LIMITED SECOND RESTATED CERTIFICATE OF INCORPORATION
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII
ARTICLE VIII
ARTICLE IX
ARTICLE X
ARTICLE XI
ARTICLE XII
ARTICLE XIII
ARTICLE XIV
ARTICLE XV
ARTICLE XVI
EXHIBIT A SUMMARY OF TERMS OF INDENTURE FOR SUBORDINATED EXCHANGE DEBENTURES
CERTIFICATE OF DESIGNATIONS OF 5.25% SERIES A CONVERTIBLE PREFERRED STOCK OF MANUFACTURERS' SERVICES LIMITED
ANNEX II
CERTIFICATE OF DESIGNATIONS OF 4.5% SERIES B CONVERTIBLE PREFERRED STOCK OF MANUFACTURERS' SERVICES LIMITED
ANNEX II
EXHIBIT D FORM OF AFFILIATE AGREEMENT
ANNEX I TO EXHIBIT D
STOCKHOLDER AGREEMENT
RECITALS
AGREEMENT
STOCKHOLDER AGREEMENT
RECITALS
AGREEMENT
Schedule A
[LETTERHEAD OF CREDIT SUISSE FIRST BOSTON LLC]
Section 262 of the Delaware General Corporation Law
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX